    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1999

                                             REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                    TRANSCONTINENTAL REALTY INVESTORS, INC.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

        NEVADA                  6513                  94-656585
       (STATE OF          (PRIMARY STANDARD       (I.R.S. EMPLOYER
    INCORPORATION)           INDUSTRIAL          IDENTIFICATION NO.)
                         CLASSIFICATION CODE
                               NUMBER)

                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ROBERT A. WALDMAN, ESQ.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ---------------

                                    COPY TO:
                           J. GREGORY HOLLOWAY, ESQ.
                             ANDREWS & KURTH L.L.P.
                          1717 MAIN STREET, SUITE 3700
                              DALLAS, TEXAS 75201
                                 (214) 659-4400

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Assuming stockholders approve the proposed Incorporation Procedure and Merger, as soon as practicable after the date of the Special Meeting of Shareholders of Continental Mortgage and Equity Trust and the Special Meeting of Stockholders of Transcontinental Realty Investors, Inc.

                                ---------------

   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
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                                                  PROPOSED MAXIMUM
     TITLE OF EACH CLASS          AMOUNT TO BE   AGGREGATE OFFERING    AMOUNT OF
OF SECURITIES TO BE REGISTERED     REGISTERED         PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------
 Common Stock, $0.01 par
  value....................     4,744,254 shares   $61,261,537.50      $17,030.71
------------------------------------------------------------------------------------
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(1) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the Shares of the Trust to be cancelled in the Merger and is based upon $15.25, the average of the high and low sales prices of the Shares of the Trust on the National Association of Securities Dealers Automated Quotation system on January 8, 1999.

                                ---------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

   The Board of Directors of Transcontinental Realty Investors, Inc. ("TCI") and the Board of Trustees of Continental Mortgage and Equity Trust (the "Trust") have agreed on a merger designed to create a more efficient, cost-effective and profitable company. The combined company will be named Transcontinental Realty Investors, Inc.

   If the merger is completed, shareholders of the Trust will receive 1.181 shares of TCI common stock for each share of beneficial interest in the Trust that they own. Stockholders of TCI will continue to own their existing shares after the merger. The shares of common stock of TCI are listed on the New York Stock Exchange and are traded under the symbol "TCI".

   We estimate that approximately 4,744,254 shares of common stock of TCI, par value $0.01 per share, will be issued to the Trust's shareholders, representing approximately 55% of the outstanding common stock of TCI after the merger. The shares of common stock of TCI held by stockholders of TCI prior to the merger will represent approximately 45% of the outstanding common stock of TCI after the merger.

   The merger cannot be completed unless the stockholders of both entities approve it. Both TCI and the Trust have scheduled special meetings for its stockholders to vote on the merger. YOUR VOTE IS VERY IMPORTANT.

   Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote and you are a shareholder of the Trust, your proxy will be counted as a vote against the merger, and if you are a stockholder of TCI, your proxy will be counted as a vote for the merger. If you fail to return your card, the effect in most cases will be a vote against the merger.

   The dates, times and places of the meetings are as follows:

FOR SHAREHOLDERS OF CONTINENTAL MORTGAGE AND EQUITY TRUST:

     , 1999, 10:00 a.m.
Offices of Continental Mortgage and Equity Trust
10670 North Central Expressway, Suite 300
Dallas, Texas

FOR STOCKHOLDERS OF TRANSCONTINENTAL REALTY INVESTORS, INC.:

     , 1999, 10:00 a.m.
Offices of Transcontinental Realty Investors, Inc.
10670 North Central Expressway, Suite 300
Dallas, Texas

   THIS DOCUMENT PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE PROPOSED MERGER AND INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANIES THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO YOU UPON WRITTEN OR ORAL REQUEST, BY WRITING TO THE PRINCIPAL OFFICES LISTED ABOVE OR BY CALLING (214) 692-4800 (INVESTOR RELATIONS). TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE
INFORMATION NO LATER THAN     , 1999. IN ADDITION, YOU MAY OBTAIN INFORMATION
ABOUT OUR COMPANIES FROM DOCUMENTS THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC").

   WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE RISK FACTORS BEGINNING ON PAGE .

       /s/ Randall M. Paulson
________________________________________________________________________________
Randall M. Paulson
President
Transcontinental Realty Investors, Inc.


       /s/ Randall M. Paulson
________________________________________________________________________________
Randall M. Paulson
President
Continental Mortgage and Equity Trust

 Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of the shares of Transcontinental Realty Investors, Inc. common stock to be issued under this Joint Proxy Statement/Prospectus or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
  Joint Proxy Statement/Prospectus dated January  , 1999, and first mailed to stockholders on January  , 1999.

                               TABLE OF CONTENTS

SUMMARY....................................................................   2
RISK FACTORS...............................................................  15
  General; Forward-Looking Statements......................................  15
  Elimination of Certain Protections of the Declaration of Trust...........  15
  Certain Anti-Takeover Effects............................................  16
  Consummation of the Merger Could Trigger Defaults........................  17
  Authorization to Issue Preferred Stock...................................  17
  Effect of Certain Majority and Super- Majority Voting Provisions of TCI..  18
  Market Price of TCI Common Stock.........................................  19
  Tax Risks................................................................  19
  Dilutive Effect of the Incorporation Procedure and the Merger............  20
  Potential Adverse Effects of Combining TCI and the Trust.................  20
  Other Potential Conflicts of Interest....................................  21
GENERAL SHAREHOLDER INFORMATION............................................  22
  Shareholders of the Trust................................................  22
  Stockholders of TCI......................................................  23
PROPOSED INCORPORATION PROCEDURE AND MERGER................................  25
  Introduction.............................................................  25
  Background of the Incorporation Procedure and Merger.....................  25
  Overview of Incorporation Procedure and Merger...........................  26
  Principal Reasons for the Incorporation Procedure and the Merger;
   Recommendations of the Boards...........................................  28
  TCI......................................................................  28
  Opinions of Financial Advisors...........................................  34
  Possible Negative Considerations.........................................  39
  Certain Potential Conflicts of Interest..................................  40
  The Conversion of Shares.................................................  42
  Comparison of Principal Differences Between the Trust and TCI............  42
  Management After Incorporation Procedure and Merger......................  43
  Liability of Certain Persons.............................................  48
  Business Activities after Incorporation Procedure and Merger.............  51
  Comparison of the Securities of TCI and the Trust........................  56
  Stockholder-Management Relations.........................................  60

  Establishment of Subsidiaries...........................................  65
  Amendment Provisions....................................................  65
  Material Federal Income Tax Consequences................................  66
  Certain Foreign, State and Local Taxes..................................  68
GENERAL PROVISIONS OF THE MERGER AGREEMENT................................  68
  Conditions to Consummation of the Incorporation Procedure and the
   Merger.................................................................  68
  No Solicitation.........................................................  69
  Termination.............................................................  70
  Conduct of the Business Pending the Merger..............................  70
  Amendment and Waiver....................................................  71
  Expenses................................................................  71
  Representations and Warranties..........................................  71
MARKET PRICES OF THE SHARES; DIVIDENDS; COMPARATIVE PER SHARE MARKET
 PRICE....................................................................  72
BUSINESS AND PROPERTIES OF TCI............................................  74
  General.................................................................  74
  Business Plan and Investment Policies...................................  75
  TCI Assets..............................................................  75
  Certain Factors Associated with Real Estate and Related Investments.....  92
  Method of Operating and Financing.......................................  92
  Officers................................................................  92
  The TCI Advisor.........................................................  93
  Property Management.....................................................  93
  Real Estate Brokerage...................................................  93
  The TCI Advisory Agreement..............................................  94
  Involvement in Certain Legal Proceedings................................  96
  Certain Business Relationships and Related Party Transactions...........  97
  Security Ownership of Certain Beneficial Owners and Management..........  99
BUSINESS AND PROPERTIES OF THE TRUST...................................... 100
  General................................................................. 100
  Business Plan and Investment Policies................................... 100
  Trust Assets............................................................ 100
  Certain Factors Associated with Real Estate and Related Investments..... 117
  Method of Operating and Financing....................................... 117
  Officers................................................................ 118
  The Trust Advisor....................................................... 118

  Property Management..................................................... 119
  Real Estate Brokerage................................................... 119
  The Trust Advisory Agreement............................................ 119
  Involvement in Certain Legal Proceedings................................ 121
  Certain Business Relationships and Related Party Transactions........... 121
  Security Ownership of Certain Beneficial Owners And Management.......... 122
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION.................... 123
TRUST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS................................................... 128
  Introduction............................................................ 128
  Liquidity and Capital Resources......................................... 128
  Results of Operations................................................... 130
  Environmental Matters................................................... 134
  Inflation............................................................... 135
  Tax Matters............................................................. 135
  Year 2000............................................................... 135
TCI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS................................................... 136
  Introduction............................................................ 136

  Liquidity and Capital Resources........................................... 136
  Results of Operations..................................................... 138
  Environmental Matters..................................................... 142
  Inflation................................................................. 142
  Tax Matters............................................................... 142
  Year 2000................................................................. 142
LEGAL MATTERS............................................................... 144
EXPERTS..................................................................... 144
AVAILABLE INFORMATION....................................................... 144
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................. 144
SOLICITATION OF PROXIES..................................................... 146
SOLICITATION OF PROXIES..................................................... 147

Appendix A:  Index of Principal Defined Terms A-1
Appendix B:  Agreement and Plan of Merger     B-1
Appendix C:  Fairness Opinion of Wedbush
             Morgan Securities                C-1
Appendix D:  Fairness Opinion of Sutro & Co.  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: This merger means that you will have a stake in a company that expects to have greater access to capital and lower operating costs than either had prior to the merger. Both TCI and the Trust are real estate investment trusts investing in real estate, real estate partnerships and mortgage loans on real estate. By merging the businesses of both companies, the combined company will be better positioned to attract capital and will benefit from the economies of scale which will result from operating as a single company.

Q: WHAT DO I NEED TO DO NOW?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meetings. The
Transcontinental Realty Investors, Inc. meeting will take place on      , 1999.
The Continental Mortgage and Equity Trust meeting will take place on      ,
1999. The Board of Directors of TCI and the Board of Trustees of the Trust unanimously recommend voting in favor of the proposed merger.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send shareholders of the Trust written instructions for exchanging their share certificates. Shareholders of the Trust should not return their share certificates at this time. The stockholders of TCI will keep their certificates.

Q: PLEASE EXPLAIN THE EXCHANGE RATIO.

A: The total number of shares of TCI common stock to be distributed to shareholders of the Trust was determined in conjunction with the opinions rendered by the financial advisors hired by both TCI and the Trust to evaluate the companies. Shareholders of the Trust will receive 1.181 shares of TCI common stock for each Trust share. We will not issue fractional shares. Shareholders of the Trust who would otherwise be entitled to receive a fractional share instead will receive cash based on the market value of the fractional share of TCI common stock.

Example: If you currently own 100 shares in the Trust, then after the merger you will be entitled to receive 118 shares of TCI common stock and a check for the market value of the .1 fractional share. If you currently own 100 shares of TCI common stock, then you will continue to hold those 100 shares after the merger.

Q: WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: We expect no changes in our current dividend policies prior to the merger. After the merger, we expect the initial annualized dividend rate to be $0.60 per share of TCI common stock, reflecting our desire to provide you with competitive dividends. The annualized rate of $0.60 per share is the historic dividend rate paid to shareholders of the Trust.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We hope to
complete the merger by    , 1999.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS?

A: The exchange of shares by shareholders of the Trust will be tax-free to shareholders of the Trust for federal income tax purposes, except for taxes on cash received for a fractional share. The merger will be tax-free to stockholders of TCI for federal income tax purposes. To review the tax consequences in greater detail, see page 66.

Q: WHO CAN HELP ANSWER OTHER QUESTIONS I MAY HAVE REGARDING THE MERGER?

A: If you have more questions about the merger you should contact: Investor Relations, phone number (214) 692-4800.

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we have referred you to. See "Available Information," on page 144.

   An index of principal defined terms appears in Appendix A of this document.

                                 THE COMPANIES
                                   (PAGE 74)

TRANSCONTINENTAL REALTY INVESTORS, INC.
10670 North Central Expressway, Suite 300
Dallas, Texas 75231
(214) 692-4700

   Transcontinental Realty Investors, Inc. is a real estate investment trust, or "REIT", that invests in (1) real estate, (2) real estate partnerships and
(3) mortgage loans on real estate.

CONTINENTAL MORTGAGE AND EQUITY TRUST
10670 North Central Expressway, Suite 300
Dallas, Texas 75231
(214) 692-4700

   Continental Mortgage and Equity Trust is a REIT that also invests in (1) real estate, (2) real estate partnerships and (3) mortgage loans on real estate.

CONTINENTAL MORTGAGE AND EQUITY CORPORATION
10670 North Central Expressway, Suite 300
Dallas, Texas 75231
(214) 692-4700

   Continental Mortgage and Equity Corporation ("CME Corporation") will be the successor in interest to the Trust when the Trust converts into CME Corporation immediately prior to the merger of CME Corporation and TCI. At the time of the merger, CME Corporation will have conducted no business other than in connection with the Agreement and Plan of Merger (the "Merger Agreement") between TCI and the Trust. After the merger, CME Corporation will no longer exist. The conversion of the Trust into CME Corporation is referred to as the "Incorporation Procedure" and the merger of CME Corporation with TCI is referred to as the "Merger".

                        PRINCIPAL REASONS FOR THE MERGER
                                   (PAGE 28)

   By combining the companies, we believe that we will be able to increase our revenues, reduce our costs and attract greater capital for investment. As a single company, we will build on our common strengths and we expect to provide our stockholders with added value.

   The Trust's Board of Trustees also believes the Merger will be beneficial because it will be more difficult for the business of TCI to be acquired. In addition, TCI has greater legal certainty in matters of corporate governance and indemnification as a corporation than does the Trust as a California business trust. Also, TCI's status as a Nevada corporation is favorable because, among other things, the Trust's Board of Trustees believe the laws that govern TCI will better meet the business needs of the Trust's business once the Incorporation Procedure and the Merger are completed.

                      OUR RECOMMENDATIONS TO STOCKHOLDERS
                                   (PAGE 28)

TO TRANSCONTINENTAL REALTY INVESTORS, INC. STOCKHOLDERS:

   The Board of Directors of TCI believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to:

   (a) approve the Merger and the Merger Agreement; and

   (b) to approve the issuance of shares of TCI common stock to shareholders of the Trust in the Merger.

TO CONTINENTAL MORTGAGE AND EQUITY TRUST SHAREHOLDERS:

   The Board of Trustees of the Trust believes that the Merger is in your best interest and unanimously recommends that you vote FOR the proposal to:

   (a) approve the Incorporation Procedure; and

   (b) approve the Merger and the Merger Agreement.

              THE INCORPORATION PROCEDURE AND THE MERGER (PAGE 25)

The Merger Agreement is attached as Appendix B to this document. We encourage you to read carefully the Merger Agreement, which is the legal document that governs the Incorporation Procedure and the Merger.

General Discussion.

   The Incorporation Procedure and the Merger, if approved, will result in a significant change in the nature of the investment made by shareholders of the Trust. TCI, like the Trust, has elected to be treated as a REIT, for federal income tax purposes. However, TCI is not restricted from changing that election at any time, although at present its Board of Directors has no intention of doing so.

   Other than TCI's present intention of continuing to conduct its business as a REIT, TCI is not subject to restrictions on its investments except to the extent any investment activity involves related party transactions. Those transactions require the approval of a majority of the independent Directors of TCI.

Procedure.

   The Incorporation Procedure and the Merger would be accomplished as follows:

   (i) the Trust will convert from a California business trust into a California corporation, CME Corporation;

   (ii) immediately thereafter, CME Corporation will be merged into TCI pursuant to the Merger Agreement; and

   (iii) TCI and CME Corporation will file articles of merger with the Secretary of State of the State of Nevada and the Secretary of State of the State of California to effect the Merger.

   The Merger Agreement provides for, among other things, (a) the tax-free merger of CME Corporation with and into TCI such that CME Corporation will cease to exist and TCI will be the surviving corporation, (b) the conversion of each share of CME Corporation's common stock then held into 1.181 shares of TCI common stock, par value $0.01 per share, and (c) the cancellation of all shares of CME Corporation's common stock then held.

   What Shareholders of the Trust will Receive after the Incorporation Procedure and the Merger.

   As a result of the Incorporation Procedure and the Merger, each shareholder of the Trust will receive 1.181 shares of TCI's common stock for each share of beneficial interest of the Trust held by the shareholder, except that TCI will pay cash for fractional shares that it would otherwise issue. The shareholders of the Trust will become shareholders of TCI, holding, in the aggregate, approximately 55% of all of the issued and outstanding shares of TCI common stock.

Ownership of TCI Following the Merger.

   We anticipate that TCI will issue approximately 4,744,254 shares of TCI common stock to shareholders of the Trust in the Merger. The shares of TCI common stock issued to shareholders of the Trust in the Merger will constitute approximately 55% of the outstanding shares of common stock of TCI after the Merger.

The Board of Directors and Management of TCI Following the Merger.

   The current members of the TCI Board of Directors and its management are the same as the current members of the Board of Trustees of the Trust and the Trust's management. If the Merger is completed, the Board of Directors and management of TCI will remain the same.

Surrender of Trust Share Certificates.

   Although shareholders of the Trust will be required to surrender their Trust share certificates in exchange for TCI common stock certificates if the Incorporation Procedure and the Merger are approved, shareholders of the Trust should not return their Trust share certificates with their proxies at this time.

                                  RISK FACTORS
                                   (PAGE 15)

   In evaluating the proposed Merger, shareholders of the Trust and stockholders of TCI should consider, among other things, risk factors such as:

   (1) TCI is not subject to the Trust's charter provisions that require (a) a limit on annual operating expenses and (b) stockholder approval of renewals of advisory agreements;

   (2) The acquisition safeguards provided by the Nevada corporate structure of TCI could discourage future attempts to acquire TCI;

   (3) The Merger could trigger events of default under certain mortgage loans held by TCI and the Trust, requiring that the companies obtain consents from certain lenders or, alternatively, refinance or repay the mortgage loans before or after finalization of the Merger;

   (4) The ability of TCI to issue preferred stock could, in the future, discourage parties from acquiring TCI and/or dilute the ownership of TCI stockholders;

   (5) Following the Merger, the Board of Directors of TCI, executive officers of TCI and entities they are affiliated with, including Basic Capital Management, Inc. ("BCM"), will collectively own a majority of the outstanding shares of TCI. Even if such holdings were reduced below 50%, those entities would still be able to, effectively, veto certain corporate actions of TCI due to the existence of certain super-majority voting provisions in the charter of TCI;

   (6) The Board of Directors of TCI have greater discretion than the Board of Trustees of the Trust with respect to transactions with related parties and, accordingly, TCI could engage in more related party transactions than the Trust currently is allowed;

   (7) There can be no assurance that the market price of the common stock of TCI after the Merger will be equal to that of such shares prior to the Merger;

   (8) The charter documents of TCI do not require that TCI be qualified as a REIT. In the future, the Board of Directors of TCI could elect not to have TCI qualify as a REIT, resulting in TCI being taxed as a corporation for federal income tax purposes. If that were to occur, the amount of cash available for distributions to stockholders of TCI could be reduced, among other things;

   (9) The Merger may adversely affect holders of shares of TCI common stock prior to the Merger by possibly resulting in a dilutive effect on net income per share in the future and on the voting rights of those holders;

   (10) There can be no assurance that costs or other factors associated with the merger of TCI and the Trust would not adversely affect future combined results of operations or the benefits of expected costs savings; and

   (11) The executive officers and Trustees of the Trust (as well as the executive officers and Directors of TCI), as representatives of other real estate-related companies (including other affiliates of BCM), may be subject to certain conflicts of interests in selling and buying properties for TCI.

                        GENERAL STOCKHOLDER INFORMATION
                                   (PAGE 22)

General.

   The Trust is a California business trust that invests in real estate, mortgage loans and equity interests in real estate. TCI is a Nevada corporation that invests in real estate, mortgage loans and equity interests in real estate. The principal executive offices of the Trust and TCI are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231, telephone number (214) 692-4700.

Special Meetings; Voting; Dissenters' Rights.

   A special meeting of the Trust's shareholders will be held at 10:00 a.m., Dallas time, on

 , 1999, at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. At the Trust special meeting, shareholders will be asked to consider and vote upon the proposed Incorporation Procedure and the Merger. Only holders of record of issued and outstanding shares of beneficial interest of the Trust at the close
of business on the record date,      , 1999, will be entitled to vote at the
Trust special meeting.

   As of November 30, 1998, there were 4,017,150 Trust shares outstanding and entitled to one vote each. The affirmative vote of the holders of a majority of the outstanding Trust shares (i.e., at least 2,008,576 Trust shares) will be required to approve the proposed Incorporation Procedure and the Merger. Shareholders of the Trust will not have any dissenters' rights of appraisal with respect to the Incorporation Procedure and the Merger except under limited circumstances.

   A special meeting of TCI's stockholders will be held at 10:00 a.m., Dallas
time, on      , 1999, at 10670 North Central Expressway, Suite 300, Dallas,
Texas 75231. At the TCI special meeting, stockholders will be asked to consider and vote upon the proposed Merger and the issuance of TCI common stock. Only holders of record of issued and outstanding shares of TCI common stock at the
close of business on the record date,      , 1999, will be entitled to vote at
the TCI special meeting.

   As of November 30, 1998, there were 3,875,944 shares of TCI common stock outstanding and entitled to one vote each. The affirmative vote of the holders of 66 2/3% of the outstanding shares of TCI common stock (i.e., at least 2,583,963 shares of TCI common stock) will be required to approve the proposed Merger. Stockholders of TCI will not have any dissenters' rights of appraisal with respect to the Merger.

                    BUSINESS ACTIVITIES AFTER INCORPORATION
                              PROCEDURE AND MERGER
                                   (PAGE 43)

   The Incorporation Procedure and the Merger will not significantly change the nature or conduct of the Trust's business as merged with TCI, or its assets, operations, location of executive office, liabilities, financial status, except to the extent TCI may issue preferred stock in the future. The affairs and the rights of stockholders of TCI are governed by Nevada corporate law and articles of incorporation and bylaws rather than by California law and the Declaration of Trust and the Trustees' Regulations.

   In addition, the Declaration of Trust includes certain restrictions on the investment activities of the Trust. The governing documents of TCI provide for no restrictions on the investment activities of TCI.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES
                                   (PAGE 66)

   We have structured the Incorporation Procedure and the Merger so that neither the Trust, TCI nor any stockholders or shareholders will recognize any gain or loss for federal income tax purposes in connection with the Incorporation Procedure and the Merger (except for tax payable because of cash received instead of fractional shares by the Trust shareholders). We have conditioned the Incorporation Procedure and the Merger on our receipt of legal opinions that such is the case.

   Stockholders should note, however, that even if we receive the legal opinions outlined above, those opinions are not binding on the Internal Revenue Service or the courts.

   ALL STOCKHOLDERS SHOULD CAREFULLY READ THE DISCUSSION UNDER "PROPOSED INCORPORATION PROCEDURE AND MERGER -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES" AND SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE INCORPORATION PROCEDURE AND THE MERGER ON THEIR INDIVIDUAL TAX LIABILITY UNDER APPLICABLE U.S. FEDERAL, FOREIGN, STATE OR LOCAL INCOME TAX LAWS.

                     MARKET PRICES OF THE SHARES; DIVIDENDS
                                   (PAGE 72)

   The shares of the Trust are traded on the NASDAQ Stock Market ("NASDAQ") using the symbol "CMETS". As of the close of business on November 30, 1998, there were 4,017,150 Trust shares outstanding. The range of high and low bid quotations per Trust share as reported by NASDAQ: (i) during the nine months ending September 30, 1998, were $23.00 and $14.75, respectively, (ii) during the 1997 fiscal year were $21.50 and $11.00, respectively, (iii) during the 1996 fiscal year were $12.25 and $9.625, respectively, and (iv) during the 1995 fiscal year were $10.6875 and $9.6875, respectively (as restated for the three-for-two forward share split effected February 15, 1996, as applicable). Distributions on the Trust shares are declared and paid quarterly.

   The shares of TCI common stock are traded on the New York Stock Exchange ("NYSE") using the symbol "TCI". As of the close of business on November 30, 1998, there were 3,875,944 shares of TCI common stock outstanding. The range of high and low bid quotations per share of TCI common stock as reported on the
NYSE: (i) during the nine months ending September 30, 1998, were $18.25 and $12.50, respectively, (ii) during the 1997 fiscal year were $21.375 and $10.75, respectively, (iv) during the 1996 fiscal year were $11.50 and $9.25, respectively, and (iii) during the 1995 fiscal year were $11.00 and $9.625, respectively (as restated for the three-for-two forward common stock split effected February 15, 1996, as applicable). Distributions on the shares of TCI common stock are declared and paid quarterly.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                              OF TCI AND THE TRUST

   The following unaudited pro forma combined financial information of TCI and the Trust presents the historical consolidated balance sheets and statements of operations of TCI and the Trust after giving effect to the Merger. The unaudited pro forma combined balance sheet data at September 30, 1998 gives effect to the Merger as if it had occurred on September 30, 1998. The unaudited pro forma combined statements of operations for the nine months ended September 30, 1998 and the fiscal year ended December 31, 1997 gives effect to the Merger as if it had occurred on January 1, 1997. These statements have been prepared on the basis of accounting for the Merger as a purchase and are based on the assumptions set forth in the notes thereto.

   The following unaudited pro forma combined financial information has been prepared from, and should be read in conjunction with, the consolidated financial statements and related notes thereto of TCI and the consolidated financial statements and related notes thereto of the Trust, both of which are incorporated by reference in this Joint Proxy Statement/Prospectus. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date as of which, or at the beginning of the periods for which, the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               HISTORICAL
                           ----------------------    PROFORMA       PROFORMA
         ASSETS               TCI        TRUST     ADJUSTMENTS      COMBINED
         ------            ----------  ----------  --------------   -----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Notes and interest
 receivable                $    2,416  $    4,899                   $    7,315
Less - allowance for
 estimated losses                (891)     (1,456)                      (2,347)
                           ----------  ----------                   ----------
                                1,525       3,443                        4,968
Foreclosed real estate
 held for sale, net of
 accumulated depreciation       3,867       5,022                        8,889
Real estate under con-
 tract for sale, net of
 accumulated depreciation       6,524           -                        6,524
Real estate held for
 investment, net of
 accumulated depreciation     309,039     288,814     $(25,047)(B)     572,806
Investment in real estate
 entities                       3,877           -                        3,877
Investment in marketable
 securities of
 affiliates, at market              -      13,571       (1,054)(C)      12,517
Cash and cash equivalents      19,657       4,397                       24,054
Other assets                   15,614      15,778                       31,392
                           ----------  ----------   ----------      ----------
                           $  360,103  $  331,025   $  (26,101)       $665,027
                           ==========  ==========   ==========      ==========

                               SEPTEMBER 30, 1998

                                          HISTORICAL
                                      --------------------   PROFORMA        PROFORMA
LIABILITIES AND STOCKHOLDERS' EQUITY     TCI       TRUST    ADJUSTMENTS      COMBINED
------------------------------------  ---------  ---------  -----------     ----------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Liabilities
  Notes and interest payable          $ 258,782  $ 234,744                  $  493,526
  Other liabilities                       8,738      8,966                      17,704
                                      ---------  ---------                  ----------
                                        267,520    243,710                     511,230
Stockholders' Equity
TCI
  Common Stock $.01 par value,
   authorized 10,000,000 shares;
   issued and outstanding
   3,889,220 shares                          39              ${     (1)(C)}         85
                                                              {     47 (A)}
  Paid in capital                       217,431               { 62,221 (A)}    278,599
                                                              { (1,053)(C)}
  Accumulated distributions in
   excess of accumulated
   earnings                            (124,887)                             (124,887)
Trust
  Shares of Beneficial interest,
   no par value; authorized
   shares unlimited; issued and
   outstanding 4,017,150 shares                      8,045      (8,045)(A)           -
  Paid in capital                                  257,042    (257,042)(A)           -
  Accumulated distributions in
   excess of accumulated
   earnings                                       (189,986)    189,986 (A)           -
  Net unrealized gains on
   marketable equity securities
   of affiliates                                    12,214     (12,214)(A)           -
                                      ---------  ---------   ---------      ----------
                                         92,583     87,315     (26,101)        153,797
                                      ---------  ---------   ---------      ----------
                                      $ 360,103  $ 331,025   $ (26,101)      $ 665,027
                                      =========  =========   =========      ==========

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

Note A. To record the purchase price of the Trust at its estimated fair value. Estimated fair value of 4,744,254 shares of TCI common stock at $13.125 per share (the closing price on September 30, 1998) issued at the exchange rate of
1.181 share of TCI common stock for each of the 4,017,150 outstanding Trust shares of beneficial interest or $62,268.

Note B. To record allocation of purchase price to assets and liabilities acquired as follows:

       Notes and interest receivable                             $   3,443
       Foreclosed real estate held for sale                          5,022
       Real estate held for investment                             263,767
       Investment in marketable equity securities of affiliates     13,571
       Cash and cash equivalents                                     4,397
       Other assets                                                 15,778
       Notes and interest payable                                 (234,744)
       Other liabilities                                            (8,966)
                                                                 ---------
                                                                 $  62,268
                                                                 =========

     The adjustment to "Real estate held for investment" resulting from the above allocation is due to the application of purchase accounting, and is not indicative of the appraised value of such real estate.

Note C. To record retirement of 80,268 shares of TCI common stock included in the acquired Trust assets at the Trust's carrying value (September 30, 1998 market value) of $1,054.

            UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS FOR

                    THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                     HISTORICAL
                                 --------------------   PROFORMA    PROFORMA
                                    TCI       TRUST    ADJUSTMENTS  COMBINED
                                 ---------  ---------  -----------  ---------
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Income
  Rent                           $  51,414  $  47,287               $  98,701
  Interest                             593        539     $ (36)(C)     1,096
                                 ---------  ---------     -----     ---------
                                    52,007     47,826      (36)        99,797
Expense
  Property operations               27,355     27,421                  54,776
  Interest                          16,865     16,149                  33,014
  Depreciation                       7,882      6,074      (626)(A)    13,330
  Advisory fee                       1,927      1,838      (188)(B)     3,577
  Net income fee                       651         58        58 (D)       767
  General and administrative         1,649      1,643                   3,292
                                 ---------  ---------     -----     ---------
                                    56,329     53,183      (756)      108,756
(Loss) from operations              (4,322)    (5,357)      720        (8,959)
Equity in income of investees          342        108                     450
Gain on sale of real estate         12,015      5,916                  17,931
                                 ---------  ---------     -----     ---------
Net income                       $   8,035  $     667     $ 720     $   9,422
                                 =========  =========     =====     =========
Earnings per share Net income    $    2.07  $     .17               $    1.10
                                 =========  =========               =========
Weighted average shares used in
 computing earnings per share    3,876,505  4,011,072               8,540,491

                 NOTES TO UNAUDITED PROFORMA COMBINED STATEMENT
                                 OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

Note A. To adjust depreciation for the $25,047 write down of the acquired real estate held for investment, amortized over such asset's 30 year estimated average remaining useful life.

Note B. To adjust the .75% per annum advisory fee for the $25,047 write down of the acquired real estate held for investment.

Note C. To eliminate the divided income on the 80,268 shares of TCI common stock acquired with the Trust assets and retired.

Note D. To adjust the 7.5% net income fee for the effects of the items described in Notes A, B and C above.

              UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                     HISTORICAL
                                 --------------------   PROFORMA    PROFORMA
                                    TCI       TRUST    ADJUSTMENTS  COMBINED
                                 ---------  ---------  -----------  ---------
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Income
Rent                             $  54,462  $  55,180               $ 109,642
Interest                             1,499      1,295     $(103)(C)     2,691
                                 ---------  ---------     -----     ---------
                                    55,961     56,475      (103)      112,333
Expense
  Property operations               32,424     32,041                  64,465
  Interest                          16,765     17,142                  33,907
  Depreciation                       9,578      6,236      (835)(A)    14,979
  Advisory fee                       1,807      1,496      (188)(B)     3,115
  Net income fee                     1,022      1,005        69 (D)     2,096
  General and administrative         2,645      2,727                   5,372
  Provision for losses               1,337        --                    1,337
                                 ---------  ---------     -----     ---------
                                    65,578     60,647      (954)      125,271
(Loss) from operations              (9,617)    (4,172)      851       (12,938)
Equity in income of investees          812         99                     911
Gain on sale of real estate         21,404      8,249                  29,653
                                 ---------  ---------     -----     ---------
Net income                       $  12,599  $   4,176     $ 851     $  17,626
                                 =========  =========     =====     =========
Earnings per share Net income    $    3.22  $    1.04               $    2.06
                                 =========  =========               =========
Weighted average shares used in
 computing earnings per share    3,907,221  4,025,794               8,571,207
                                 =========  =========               =========

         NOTES TO UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

Note A. To adjust depreciation for the $25,047 write down of the acquired real estate held for investment, amortized over such asset's 30 year estimated average remaining useful life.

Note B. To adjust the .75% per annum advisory fee for the $25,047 write down of the acquired real estate held for investment.

Note C. To eliminate the dividend income on the 80,268 shares of TCI common stock acquired with the Trust assets and retired.

Note D. To adjust the 7.5% net income fee for the effects of the items described in notes A, B and C, above.

                          COMPARATIVE PER SHARE DATA

   We have summarized below the per share information for our respective companies on a historical, pro forma combined and equivalent basis. The pro forma information gives effect to the Merger accounted for on a purchase basis. You should read this information in conjunction with our historical financial statements (and related notes) contained in the annual reports and other information that we have filed with the SEC. You should also read this information in connection with the pro forma financial information set forth on pages 8 through 14. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that we will experience after the Incorporation Procedure and the Merger.

                               TCI COMMON SHARES

                                      HISTORICAL PROFORMA COMBINED
                                      ---------- -----------------
Income per Common Share
Nine months ended September 30, 1998    $ 2.07        $ 1.10
Year ended December 31, 1997              3.22          2.06
Cash Dividends per Common Share
Nine months ended September 30, 1998      1.45          1.45
Year ended December 31, 1997               .28           .28
Book Value per Common Share
September 30, 1998                       23.91         17.98
December 31, 1997                        22.25         17.28

                      TRUST SHARES OF BENEFICIAL INTEREST

                                      HISTORICAL PROFORMA COMBINED
                                      ---------- -----------------
Income per Share
Nine months ended September 30, 1998    $  .17        $ 1.10
Year ended December 31, 1997              1.04          2.06
Cash Dividends per Share
Nine months ended September 30, 1998       .45           .53
Year ended December 31, 1997               .52           .61
Book Value per Share
September 30, 1998                       21.74         21.23
December 31, 1997                        21.89         20.41

                                  RISK FACTORS

   In addition to the other information contained in this document, you should consider the following risk factors before you decide whether or not you wish to approve the Incorporation Procedure and the Merger.

GENERAL; FORWARD-LOOKING STATEMENTS

   This document contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include the information concerning future results of operations, economic benefits of participation in TCI and expanded business opportunities relating to the Trust after the Incorporation Procedure and the Merger. These statements are set forth in the letter to stockholders accompanying this document and under "Summary", "Proposed Incorporation Procedure and Merger", "Market Prices of the Shares; Dividends", "Business and Properties of TCI", "Business and Properties of the Trust", "TCI Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Trust Management's Discussion and Analysis of Financial Condition and Results of Operations". These statements are usually preceded by, followed by or otherwise include the words "believes", "expects", "anticipates", "intends", "estimates" or similar expressions.

   For those statements, TCI and the Trust claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, in addition to those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents which are incorporated by reference, could affect future results. These factors could cause those results to differ materially from those expressed in the forward-looking statements:

    .  the declaration or payment of distributions by TCI;

    .  the completion of the Incorporation Procedure and the Merger;

    . the policies of TCI regarding investments, acquisitions, dispositions, financings, conflicts of interest and other matters;

    .  risks associated with the real estate markets in general;

    .  the availability of equity and debt financing;

    .  interest rates;

    .  general economic conditions;

    . trends affecting TCI's financial condition or results of operations; and

    .  the risks described below.

   You should be aware that forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained in this document, including the information set forth below, identifies important facts that could cause such differences.

ELIMINATION OF CERTAIN PROTECTIONS OF THE DECLARATION OF TRUST

   Upon completion of the Incorporation Procedure and the Merger, the Trust will cease to exist. Consequently, the shareholders of the Trust will no longer have certain protections of the organizational documents of the Trust since they will be, at that time, stockholders of TCI. TCI is governed by Articles of Incorporation and Bylaws containing provisions that are distinct from those contained in the Declaration of Trust.

   Under certain provisions of the Declaration of Trust, the Operating Expenses of the Trust (as defined in the Declaration of Trust and discussed more fully under "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger") for any fiscal year must not exceed the lesser of

  (a) 1.5% of the average of the Book Values of Invested Assets (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of the fiscal year, or

  (b) the greater of 1.5% of the average of the Net Asset Value (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year or 25% of the Trust's Net Income (as defined in the Declaration of Trust).

   The Declaration of Trust also provides that any advisory agreement must specifically provide for a refund to the Trust of the amount, if any, by which the Operating Expenses exceed the applicable amount. However, the maximum amount of such refund cannot exceed the amount of the advisory fees paid to the advisor for that fiscal year. The limitation required the advisor to refund $606,000, $589,000 and $250,000 of the annual advisory fee for 1997, 1996 and
1995, respectively.

   In accordance with these provisions, the current advisory agreement between the Trust and BCM dated October 15, 1998 (the "Trust Advisory Agreement") specifically provides for a refund to the Trust of the amount by which the Operating Expenses of the Trust for any fiscal year exceed the limitation set forth in the provisions of the Declaration of Trust, "or any similar limitation (if contained) in a successor Declaration of Trust or [Articles] of Incorporation . . . ."

   The Articles of Incorporation of TCI place no similar limits on TCI's operating expenses. Although a limitation on operating expenses is included in the current advisory agreement between TCI and BCM dated October 15, 1998 (the "TCI Advisory Agreement"), there is no guarantee that future advisory agreements will include any limitation. If the limitation on operating expenses is eliminated from future advisory agreements, there is a risk to stockholders that, to the extent additional sums are paid to the advisor, less money will be available for distributions to stockholders. See "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger".

   The Trust's Declaration of Trust provides that any contract with an advisor must provide for annual renewal or extension after an initial term of no more than two years, subject to approval by shareholders of the Trust. The Articles of Incorporation of TCI contain no such requirement. Although the current Directors of TCI intend to continue to submit the TCI Advisory Agreement to stockholders for approval each year following the Merger, this practice could be discontinued at any time in the future. If this practice is discontinued, stockholders will not have the opportunity to review and approve future advisory agreements.

   The various fees payable to BCM under the current Trust Advisory Agreement and the means by which such fees are calculated are discussed in detail below under "Business and Properties of the Trust -- The Trust Advisory Agreement".

CERTAIN ANTI-TAKEOVER EFFECTS

   Stockholders should recognize that the acquisition safeguards discussed more fully below under "Proposed Incorporation Procedure and Merger -- Principal Reasons for the Incorporation Procedure and the Merger -- Acquisition Safeguards" could have the effect of rendering difficult or discouraging a future attempt to acquire control of TCI without the approval of the Board of Directors. This would be the case even if stockholders of TCI might desire such a change in control and even if such a change in control would be beneficial to the stockholders generally. As a result, stockholders might be deprived of an opportunity to receive a premium for their shares over prevailing market prices. The Incorporation Procedure and the Merger, therefore, may be viewed as limiting stockholders' rights. See "Proposed Incorporation Procedure and Merger".

   The safeguards against acquisition of TCI include the following:

    (i) The requirement of an 80% vote to make, adopt, alter, amend, change or repeal

      (a) TCI's Bylaws and

      (b) certain key provisions of TCI's Articles of Incorporation that require, among other things, a two-thirds super-majority vote (see below)

    (ii) The requirement of a two-thirds super-majority vote for

      (a) the removal of a director from the Board of Directors and

      (b) the undertaking of Business Combinations (as defined in the Articles of Incorporation) and

    (iii) The inability generally of stockholders to call meetings of stockholders.

   If the Incorporation Procedure and Merger are consummated, the following persons and entities will hold, collectively, approximately 51.7% of the outstanding shares of TCI and, therefore, they will effectively have veto power over those corporate actions requiring a super-majority vote of stockholders, as well as other corporate actions requiring only a majority vote of stockholders: the Board of Directors of TCI, the officers of TCI and certain affiliates of TCI (including BCM, currently the advisor to both the Trust and TCI). Accordingly, the Merger could entrench the present Board of Directors and will effectively give TCI's management the power to block certain corporate transactions, as discussed more fully below under "Proposed Incorporation Procedure and Merger -- Possible Negative Considerations," --"Comparison of Principal Differences Between the Trust and TCI".

CONSUMMATION OF THE MERGER COULD TRIGGER DEFAULTS

   Certain of the mortgage loans encumbering properties owned by TCI and the Trust require or may require that TCI and the Trust obtain consent from lenders prior to finalization of the Merger. In some instances, consummation of the Merger would constitute a default under the mortgage loans requiring that TCI and the Trust obtain a waiver from the lenders to avoid a possible default. If either TCI or the Trust is unable to obtain required consents or waivers, the affected loans may need to be refinanced or paid off, and the respective company could incur fees or other costs and expenses in connection with such refinancings, including the possibility that the substitute financing will be at a higher interest rate.

AUTHORIZATION TO ISSUE PREFERRED STOCK

   The Articles of Incorporation of TCI authorize the issuance of up to 1,000,000 shares of preferred stock by action of the Board of Directors without stockholder approval. The preferred stock may be issued in one or more series with such preferences, limitations and rights as shall be determined by the Board of Directors of TCI. See "Proposed Incorporation Procedure and Merger --
 Comparison of the Securities of TCI and the Trust-- Preferred Stock".

   The Board of Directors of TCI has authorized the creation and issuance of 6,000 shares of Series A Cumulative Convertible Preferred Stock, of which 5,829 shares were issued in connection with the acquisition of real property. See "Proposed Incorporation Procedure and Merger -- Comparison of the Securities of TCI and the Trust -- Preferred Stock". Any future issuance of preferred stock could dilute the stock ownership or voting power of current stockholders.

   Although no preferred stock has been issued or is being issued as part of the Incorporation Procedure and the Merger, and although the current Directors of TCI have no present intention of issuing any additional shares of preferred stock, preferred stock could be issued as a safeguard against acquisition of TCI by diluting the stock ownership and voting power of a person or entity seeking to acquire control of TCI. This could occur in at least one of two ways:

    (1) privately placing such preferred stock with purchasers not hostile to the TCI Board of Directors to oppose an unsolicited takeover bid; or

    (2) authorizing holders of a series of preferred stock to vote as a class, either separately or with the holders of shares of TCI common stock, on any merger, sale or exchange of assets or any other extraordinary corporate transaction involving TCI.

EFFECT OF CERTAIN MAJORITY AND SUPER-MAJORITY VOTING PROVISIONS OF TCI

   Following the Merger the Board of Directors and executive officers of TCI and entities with which TCI is affiliated, including BCM, will collectively own approximately 51.7% of the outstanding shares of TCI common stock. They will, therefore, have control over corporate actions requiring the vote of a majority of the stockholders.

   Even if such shareholdings were reduced below 50%, however, such entities could still have effective veto power over the following actions based on the super-majority voting provisions (i.e., provisions requiring more than a simple majority vote) included in the Articles of Incorporation of TCI:

    .  the removal of directors,

    . the amendment of the Bylaws and certain key provisions of the Articles of Incorporation of TCI, and

    . the consummation of Business Combinations (as defined in the Articles of Incorporation).

   Because of these significant holdings by affiliates of TCI, all other stockholders would effectively have to vote as a group to exercise veto power over the actions requiring a super-majority vote of stockholders. See "Proposed Incorporation Procedure and Merger -- Possible Negative Considerations," "-- Management after Incorporation Procedure and Merger -- The Director Removal Provision" and "--Amendment Provisions".

   The Trust has engaged, and TCI may continue to engage, in transactions with certain related parties, as discussed more fully below under "Business and Properties of the Trust -- Certain Business Relationships and Related Party Transactions". Currently, provisions of a settlement reached in litigation between stockholders and TCI and the Trust, among others, restrict these transactions.

   Specifically, the provisions of the Modification of Stipulation of Settlement (the "Olive Modification") dated April 28, 1994, with regard to a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. (the "Olive Litigation"), require that TCI's Board of Directors unanimously approve certain related party transactions. Additionally, under the Olive Modification related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by TCI's Board of Directors that (i) the transaction is in the best interest of TCI and (ii) no other opportunity exists that is as good as the opportunity presented.

   On January 27, 1997, the parties to the Olive Litigation entered into an Amendment to the Olive Modification (the "Olive Amendment") which the court approved. The Olive Amendment provided for the addition of four new unaffiliated members to the Board of Directors and set forth new requirements for the approval of any transactions with certain affiliates until April 28, 1999.

   Under the Olive Amendment, all TCI shares owned by Gene E. Phillips or any of his affiliates must be voted at all stockholder meetings of TCI held until April 28, 1999 in favor of all new members of the Board of Directors added under the Olive Amendment. The Olive Amendment also requires that, until April 28, 1999, all

TCI shares owned by Mr. Phillips or his affiliates in excess of forty percent (40%) of TCI's outstanding shares shall be voted in proportion to the votes cast by all non-affiliated stockholders of TCI.

   BCM, in its position as advisor to the Trust, and the officers and Trustees of the Trust are obligated to comply with the Olive Modification and discourage related party transactions in accordance with the Olive Modification and Olive Amendment.

   If the Incorporation Procedure and the Merger are adopted, the requirements under the Olive Modification and the Olive Amendment will continue to apply to TCI until April 28, 1999. Likewise, the Board of Directors will be required to discourage related party transactions. See "Business and Properties of the Trust --Involvement in Certain Legal Proceedings" for a more complete description of the Olive Litigation and the resulting Olive Modification and Olive Amendment. After April 28, 1999, however, the Board of Directors will have greater discretion as to related party transactions, subject to the limitations set forth in the Articles of Incorporation of TCI.

   TCI's Articles of Incorporation generally permit related party transactions if approved by a majority of the independent Directors. The existing Declaration of Trust absolutely prohibits certain transactions between the Trust and certain related parties, regardless of the fairness of the terms of such transactions or whether such transactions are authorized by a majority of unaffiliated Trustees or approved by the Trust's shareholders. These specific prohibitions and the general restrictions on transactions between the Trust and certain related parties are described under "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger --
 Restrictions on Related-Party Transactions". Because TCI's Articles of Incorporation contain no analogous prohibitions, the Merger will permit TCI greater flexibility to engage in a larger class of transactions with related parties than the Declaration of Trust currently permits between the Trust and certain related parties (but, for the reasons discussed above, only after April 28, 1999).

   There is a risk to stockholders that, following the Merger, related parties may benefit from a related party transaction to the detriment of stockholders if it is determined that the transaction was less beneficial to TCI than a similar transaction with an unrelated party would have been. However, the Board of Directors and officers of TCI will have a fiduciary duty to act in the best interests of TCI and its stockholders. See "Proposed Incorporation Procedure and Merger -- Comparison of Principal Differences Between the Trust and TCI".

   The Board of Trustees believes that the restrictions in TCI's Articles of Incorporation and those under Chapter 78 of the Nevada Revised Statutes, together with the oversight of related party transactions mandated by the Olive Modification (see "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger -- Restrictions on Related-Party Transactions"), will offer adequate protection to ensure the fairness and propriety of transactions between TCI and related parties.

MARKET PRICE OF TCI COMMON STOCK

   As part of the Merger, existing shareholders of the Trust would automatically become stockholders of TCI upon the conversion of all shares of CME Corporation into newly issued TCI common stock on the basis of the ratio of
1.181 shares of TCI common stock for each Trust share (the "Exchange Ratio"). However, there can be no assurance that the market price per share of the TCI common stock after the Merger will be equal to the market price per share of such shares before, or that the marketability of the TCI common stock will remain consistent with the marketability of such shares prior thereto. Prices for TCI common stock will be determined in the marketplace and may be influenced by many factors, including investor perception of the changes effected through the Merger.

TAX RISKS

   CONTINUED QUALIFICATION AS A REIT. TCI has elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). TCI has, in the opinion of TCI's management, qualified for federal taxation as a REIT for each year subsequent to December 31, 1983.

   Notwithstanding TCI's current qualification as a REIT, the Articles of Incorporation of TCI do not require that TCI remain qualified as a REIT. At present, the Board of Directors of TCI intends to continue electing REIT treatment. However, should the Board of Directors change that policy, TCI would be required to pay federal income tax on its taxable income at corporate rates. Unless entitled to relief under certain statutory provisions, TCI also would not be allowed to re-elect REIT status for the following four taxable years. This would reduce the net earnings of TCI available for distribution to stockholders because of the additional tax liability to TCI for the year or years involved unless TCI had loss carryforwards. TCI might be required to borrow funds or to sell certain of its investments to pay the tax due on any distributions made.

   AD VALOREM TAX REASSESSMENTS. A risk exists that consummation of the Merger will cause an ad valorem tax reassessment on the properties held by the Trust in some states.

DILUTIVE EFFECT OF THE INCORPORATION PROCEDURE AND THE MERGER

   As a result of the issuance of shares of TCI common stock to shareholders of the Trust, the Incorporation Procedure and the Merger may have a dilutive effect on net income per share in the future. In addition, the issuance of additional shares of TCI common stock to shareholders of the Trust will result in a reduction in the ownership and voting interests of holders of TCI common stock before the Merger. After the Merger, TCI shareholders will own approximately 45% of all outstanding shares of TCI common stock and shareholders of the Trust will own approximately 55% of all outstanding shares of TCI common stock. Neither group of holders will have separate approval rights with respect to any actions or decisions of TCI.

POTENTIAL ADVERSE EFFECTS OF COMBINING TCI AND THE TRUST

   TCI and the Trust are large enterprises with operations in a number of different states. There can be no assurance that costs or other factors associated with the integration of the two entities would not adversely affect future combined results of operations or the benefits of expected costs savings.

   Real property investments are subject to varying degrees of risk and are relatively illiquid. Income from real property investments and TCI's ability to make expected distributions to its stockholders may be adversely affected by the following:

    .  the general economic climate,

    . local conditions such as oversupply of rental properties or a reduction in demand for rental properties in the area,

    .  the attractiveness of the properties owned by TCI to tenants,

    .  zoning or other regulatory restrictions,

    . the ability of TCI to provide adequate maintenance and insurance, and

    . increased operating costs (including insurance premiums and real estate taxes).

   TCI would also be adversely affected if tenants were unable to pay rent or TCI were unable to rent its properties on favorable terms. If TCI were unable to promptly relet its rental properties or renew the leases for a significant number of its rental properties, or if the rental rates upon such renewal or reletting were significantly lower than expected rates, then TCI's funds from operations and its ability to make expected distributions to stockholders may be adversely affected. In addition, certain expenditures associated with each equity investment (such as real estate taxes and maintenance costs) generally are not reduced when there is a reduction in income from the investment.

OTHER POTENTIAL CONFLICTS OF INTEREST

   The real estate business is highly competitive, and both the Trust and TCI compete with numerous entities engaged in real estate activities. As described below under "Business and Properties of the Trust -- Certain Business Relationships and Related Party Transactions", the officers and Trustees of the Trust also serve as officers or directors of certain other entities, each of which is also advised by BCM, and each of which has business objectives similar to those of the Trust and TCI. Such Trustees and officers and BCM each owe a fiduciary duty to such other entities as well as to the Trust and TCI under applicable law.

   Additionally, the Trust and TCI also compete with other entities that are affiliates of BCM and that may have investment objectives similar to those of the Trust and TCI and that may compete with the Trust and TCI in leasing, selling and financing real estate and mortgage notes.

   In resolving any potential conflicts of interest which may arise, BCM has informed the Trust and TCI that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances.

                        GENERAL SHAREHOLDER INFORMATION

SHAREHOLDERS OF THE TRUST

   GENERAL. This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Trustees of the Trust of proxies to be used at the Trust special meeting for a vote upon a proposal to convert the Trust from a California business trust into a California corporation, CME Corporation, and to merge CME Corporation with and into TCI.

   The Trust special meeting will be held at 10:00 a.m., Dallas time, on      ,
1999, at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. The Trust's financial statements for the year ended December 31, 1997 were audited by BDO Seidman, LLP. A representative from BDO Seidman, LLP will be present at the Trust special meeting to respond to appropriate questions and such representative will have an opportunity to make a statement if such representative desires to do so. This Joint Proxy Statement/Prospectus and the accompanying Proxy are first being mailed to Trust shareholders on or about
 , 1999.

   If the Incorporation Procedure and Merger are approved at the Trust special meeting, holders of Trust shares will automatically become shareholders of CME Corporation (without any need to exchange share certificates or take any other action). At the Trust special meeting, holders of Trust shares will be voting on the Incorporation Procedure and the Merger as both shareholders of the Trust and as shareholders of CME Corporation.

   SHAREHOLDERS ENTITLED TO VOTE.  Only holders of record of issued and
outstanding Trust shares at the close of business on      , 1999 (the "Trust
Record Date"), are entitled to vote at the Trust special meeting and at any adjournments thereof. At the close of business on November 30, 1998, there were 4,017,150 Trust shares outstanding. Each holder is entitled to one vote for each Trust share held on the Trust Record Date.

   VOTING OF PROXIES. When the enclosed proxy card is properly executed and returned, the Trust shares represented thereby will be voted at the Trust special meeting in accordance with the instructions noted thereon. Shareholders may choose to vote for, against or abstain from voting on the Incorporation Procedure and the Merger proposal in its entirety.

   In the absence of other instructions, the Trust shares represented by a properly executed and submitted proxy card will be voted against the Incorporation Procedure and the Merger.

   When a signed proxy card is returned with choices specified with respect to voting matters, the Trust shares represented are voted by the proxies designated on the proxy card in accordance with the shareholder's instructions to the tabulator. A shareholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and to vote at the Trust special meeting. Proxy cards so marked should not be mailed directly to the Trust.

   VOTE REQUIRED FOR APPROVAL. Pursuant to Section 6.7 of the Declaration of Trust, a majority of the issued and outstanding Trust shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum at the Trust special meeting. For the purposes of determining the presence of a quorum at the Trust special meeting and the number of votes cast with respect to the Incorporation Procedure and the Merger, all votes cast for or against and abstentions will be included. Abstentions will have the same legal effect as a vote against the proposal. Broker nonvotes, if any, will be treated as not present and not entitled to vote for the proposal. If a quorum should not be present, the Trust special meeting may be adjourned from time to time until a quorum is obtained. Shareholders are, therefore, urged to sign the accompanying form of proxy and return it promptly.

   Although Section 3.5 of the Declaration of Trust requires the affirmative vote of only a majority of the votes cast at a meeting of shareholders to approve the Incorporation Procedure and the Merger, Section 200.5 of the California General Corporation Law requires an affirmative vote of the holders of a majority of the outstanding Trust shares to approve the Incorporation Procedure and the Merger. The provisions of the Declaration of Trust would only prevail over the California General Corporation Law if the Declaration of Trust required a greater proportion of the outstanding Trust shares to approve the Incorporation Procedure and the Merger. Because it does not, the California General Corporation Law controls, and the Incorporation Procedure and the Merger must be approved by the affirmative vote of the holders of a majority of the outstanding Trust shares.

   As of November 30, 1998, the Trustees, executive officers of the Trust and their affiliates collectively held approximately 56.0% of the outstanding Trust shares. Under the Olive Amendment, however, until April 28, 1999, all Trust shares owned by Gene E Phillips and affiliates of Mr. Phillips in excess of forty percent (40%) of the Trust's outstanding shares must be voted in proportion to the votes cast by all non-affiliated shareholders of the Trust. Therefore, the Trustees, executive officers of the Trust and their affiliates cannot necessarily approve the Incorporation Procedure and the Merger on their own.

   DISSENTERS' RIGHTS. Under California law, shareholders of the Trust will not have the right to dissent and obtain payment with respect to Merger unless demands for such payment are received from shareholders holding 5 percent or more of the outstanding Trust shares. As of November 30, 1998, there were 4,017,150 Trust shares outstanding. Consequently, no Trust shareholder will have the right to dissent and receive payment for Trust shares in lieu of shares of TCI common stock unless shareholders holding in the aggregate no less than 200,858 Trust shares file a demand that the Trust purchase those shares at their fair market value. See "Proposed Incorporation Procedure and Merger --
 Comparison of the Securities of TCI and the Trust --Dissenters' Rights to Dissent and Obtain Payment."

   REVOCATION OF PROXIES. A proxy card is enclosed. Any shareholder who executes and delivers the proxy card may revoke the authority granted under the proxy at any time before its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE TRUST SPECIAL MEETING.

STOCKHOLDERS OF TCI

   GENERAL. This Joint Proxy Statement/Prospectus is also furnished in connection with the solicitation by the Board of Directors of TCI of proxies to be used at the TCI special meeting for a vote upon a proposal to merge CME Corporation with and into TCI. The TCI special meeting will be held at 10:00
a.m., Dallas time, on      , 1999, at 10670 North Central Expressway, Suite
300, Dallas, Texas 75231. TCI's financial statements for the year ended December 31, 1997 were audited by BDO Seidman, LLP. A representative from BDO Seidman, LLP will be present at the TCI special meeting to respond to appropriate questions and such representative will have an opportunity to make a statement if such representative desires to do so. This Joint Proxy Statement/Prospectus and the accompanying Proxy are first being mailed to
stockholders on or about      , 1999.

   STOCKHOLDERS ENTITLED TO VOTE. Only holders of record of issued and outstanding shares TCI common stock at the close of business on , 1999 (the "TCI Record Date"), are entitled to vote at the TCI special meeting and at any adjournments thereof. At the close of business on November 30, 1998, there were 3,875,944 shares of TCI common stock outstanding. Each holder is entitled to one vote for each share of TCI common stock held on the TCI Record Date.

   VOTING OF PROXIES. When the enclosed proxy card is properly executed and returned, the shares of TCI common stock represented thereby will be voted at the TCI special meeting in accordance with the instructions noted thereon. Stockholders may choose to vote for, against or abstain from voting on the Merger proposal in its entirety.

   In the absence of other instructions, the shares of TCI common stock represented by a properly executed and submitted proxy card will be voted in favor of the Merger.

   When a signed proxy card is returned with choices specified with respect to voting matters, the shares of TCI common stock represented are voted by the proxies designated on the proxy card in accordance with the stockholder's instructions to the tabulator. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and to vote at the TCI special meeting. Proxy cards so marked should not be mailed directly to TCI.

   VOTE REQUIRED FOR APPROVAL. Pursuant to Section 2.06 of TCI's Bylaws, a majority of the issued and outstanding shares of TCI common stock entitled to vote at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at the TCI special meeting. For the purposes of determining the presence of a quorum at the TCI special meeting and the number of votes cast with respect to the Merger, all votes cast for or against and abstentions will be included. Abstentions will have the same legal effect as a vote against the proposal. Broker nonvotes, if any, will be treated as not present and not entitled to vote for the proposal. If a quorum should not be present, the TCI special meeting may be adjourned from time to time until a quorum is obtained. Stockholders are, therefore, urged to mark and sign the accompanying form of proxy and return it promptly.

   Article TENTH of TCI's Articles of Incorporation requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the shares of TCI common stock then outstanding, voting together as a single class, to approve the Merger.

   As of November 30, 1998, the Board of Directors, executive officers of TCI and their affiliates collectively held approximately 44.6% of the outstanding shares of TCI common stock. Under the Olive Amendment, until April 28, 1999, all shares of TCI common stock owned by Gene E Phillips affiliates of Mr. Phillips in excess of forty percent (40%) of TCI's outstanding shares must be voted in proportion to the votes cast by all non-affiliated shareholders of TCI. The Directors, executive officers of TCI and their affiliates cannot approve the Incorporation Procedure and the Merger on their own.

   DISSENTERS' RIGHTS. Under Nevada law, TCI's stockholders will not have the right to dissent and obtain payment with respect to any plan of merger or exchange upon which the stockholders may be entitled to vote for so long as TCI common stock is listed on the NYSE or is held of record by at least 2,000 persons. TCI common stock is listed on the NYSE.

   REVOCATION OF PROXIES. A proxy card is enclosed. Any stockholder who executes and delivers the proxy card may revoke the authority granted under the proxy at any time before its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE TCI SPECIAL MEETING.

                  PROPOSED INCORPORATION PROCEDURE AND MERGER

   The following description of the Incorporation Procedure and the Merger describes the material provisions of the Merger Agreement, but does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Joint Proxy Statement/Prospectus as Appendix B. Stockholders of TCI and shareholders of the Trust are urged to carefully review the Merger Agreement in its entirety.

INTRODUCTION

   TCI and the Trust have entered into the Merger Agreement providing for the Incorporation Procedure and the Merger. Pursuant to the Merger Agreement, the Trust shall file Articles of Incorporation with the Secretary of State of the State of California, pursuant to which each outstanding Trust share shall become, without any additional action of any stockholder of the Trust, one fully paid, nonassessable share of the common stock of CME Corporation, par value $0.01 per share. Immediately thereafter, at the time specified in the Merger Agreement (the "Effective Time"), CME Corporation will merge with and into TCI, with TCI to be the surviving corporation. As a result of the Incorporation Procedure and the Merger, each share of common stock of CME Corporation outstanding immediately prior to the Effective Time will be automatically converted into 1.181 shares of TCI common stock.

   At November 30, 1998, there were outstanding 4,017,150 Trust shares. At November 30, 1998, there were outstanding 3,875,944 shares of TCI common stock. At the Effective Time there will be no Trust shares (or CME Corporation shares) outstanding and there will be, in the aggregate, approximately 8,620,198 shares of TCI common stock outstanding. At the Effective Time, shareholders of the Trust will own approximately 55%, in the aggregate, of all of the issued and outstanding shares of TCI common stock, and stockholders of TCI will own approximately 45%, in the aggregate, of all issued and outstanding shares of TCI common stock.

   The total number of shares of TCI common stock to be distributed to shareholders of the Trust was determined in conjunction with the opinions rendered by the financial advisors hired by both TCI and the Trust to evaluate the companies. See "-- Opinions of Financial Advisors", below.

BACKGROUND OF THE INCORPORATION PROCEDURE AND MERGER

   The Board of Trustees of the Trust and the Board of Directors of TCI have unanimously approved the Incorporation Procedure and the Merger after conducting a thorough evaluation of strategic alternatives available to each of them.

   In June 1997, the Board of Trustees of the Trust and the Board of Directors of TCI directed that BCM study possible methods for long term growth of the companies including the possible consolidation of the companies with each other as well as other companies. The management of BCM commenced a review of alternative methods to restructure the portfolios and operations of the Trust and TCI. BCM management sought to determine a course of action which would result in one or more entities which would be more attractive to the investment community and be able to provide increased value to the stockholders.

   On September 9, 1997, BCM provided the Boards with long term business plan proposals for each of the companies. The proposals included the possibility of mergers with other unspecified REITS or spin-offs of real estate assets into new entities. The Boards met and reviewed these proposals and directed BCM to continue the review of such possible transactions. The Boards met again on December 11, 1997, and reviewed a new proposal for long term strategy for each of the Trust and TCI. BCM management recommended that the Trust be merged into TCI. The Boards decided to wait until after the four new Board members joined the Boards in January and February 1998 to consider this matter.

   The Boards met again on February 10, 1998, with the new board members in attendance. The board members directed BCM management to determine what would be involved in the proposed merger including the costs which would be incurred.

   On February 25, 1998, BCM provided the Boards with additional information on the proposed merger as well as the various steps which would need to be taken.

   On April 9, 1998, the Boards met and authorized BCM management to proceed with the engagement of investment banking firms and legal counsel to evaluate and advise the Boards on the proposed merger transaction.

   On May 14, 1998, the Board of Trustees of the Trust approved the engagement of Strategic Law Partners to serve as the California legal counsel to the Board of Trustees in connection with the merger transaction. On May 29, 1998, the Board of Trustees of the Trust approved the engagement of Sutro & Co. to provide investment banking services in connection with the merger transaction.

   On May 14, 1998, the Board of Directors of TCI approved the engagement of Kummer, Kaempfer, Bonner and Renshaw to serve as the Nevada legal counsel to TCI's Board of Directors in connection with the merger transaction. On May 12, 1998, the Board of Directors approved the engagement of Wedbush Morgan Securities to provide investment banking services in connection with the merger transaction.

   On June 2, 1998, representatives of Sutro & Co. and Wedbush Morgan Securities visited BCM's offices to interview key personnel of the Trust and TCI.

   On June 19, 1998, the Trust and TCI engaged Marshall & Stevens Incorporated to provide current valuations of the real property owned by the Trust and TCI. On August 13, 1998, the valuations were provided to the Trust and TCI.

   On August 4, 1998, representatives of Wedbush Morgan Securities met with the TCI Board of Directors and reviewed the methods being used to analyze the values of TCI and the Trust. Also on August 4, 1998, representatives of Sutro & Co. met with the Trust's Board of Trustees and reviewed the methods they were employing to determine the values of TCI and the Trust.

   On September 10, 1998, representatives of Wedbush Morgan Securities met with the Board of Trustees of the Trust. The Board of Trustees was provided with a review of the initial results of the various analyses performed by them.

   On September 10, 1998, representatives of Sutro & Co. met with the Board of Directors of TCI. The Board of Directors was provided with a review of the various analyses performed by them.

   On September 21, 1998, the Board of Trustees of the Trust and the Board of Directors of TCI were informed by their respective investment banking firms that they each recommended as fair an exchange ratio of 1.181 shares of TCI common stock for each share of the Trust. The Board of Trustees of the Trust and the Board of Directors of TCI each approved the recommended exchange ratio. On September 21, 1998, the Trust and TCI executed a Letter of intent and distributed a press release announcing the matter.

   On November 18, 1998, the Trust and TCI executed the Merger Agreement.

OVERVIEW OF INCORPORATION PROCEDURE AND MERGER

   Shareholders of the Trust should recognize that the Incorporation Procedure and the Merger will result in a change in the nature of their investment. Investors will own an equity interest in a Nevada corporation rather than a California business trust. In addition, the Incorporation Procedure and the Merger will have the following effects, each of which may be viewed as limiting stockholders' rights: (i) the Directors of TCI, unlike the Trustees of the Trust, are entitled to indemnification for liability arising from gross negligence and reckless disregard of duty; (ii) TCI has adopted certain anti-takeover defenses that have not been adopted by the Trust, which will have the effect of rendering more difficult or discouraging a future attempt to acquire control of TCI by a merger, tender offer, proxy contest or removal of incumbent management, even though certain stockholders of TCI might desire such a change in control; and (iii) certain protections available under California law will be eliminated.

   Stockholders of TCI should recognize that the Incorporation Procedure and the Merger will result in the dilution of their existing interests in TCI as a result of the shares of TCI common stock to be issued to the shareholders of the Trust. See "-- Principal Reasons for the Incorporation Procedure and the Merger -- Acquisition Safeguards," "-- Possible Negative Considerations," "--
 Certain Potential Conflicts of Interest" and "-- Comparison of Principal Differences Between the Trust and TCI".

   Because no explicit statutory authority permits a California business trust to merge directly with and into a Nevada corporation, the Incorporation Procedure and the Merger would be accomplished by converting the Trust into a California corporation (CME Corporation) and then merging CME Corporation (as successor to the Trust) with TCI. As of the time of the Merger, and because the conversion of the Trust into CME Corporation will occur immediately prior to the Merger, CME Corporation will have no significant business, assets or liabilities of any consequence and no operating history.

   The Incorporation Procedure and Merger will be accomplished pursuant to the terms of the proposed Merger Agreement, a form of which is attached as Appendix B to this Joint Proxy Statement/Prospectus, and which is incorporated herein by reference and made a part of this document. As a result of the Merger, (i) CME Corporation will cease to exist as a separate entity; (ii) TCI, by operation of law, will succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust including, without limitation, those under (a) Trust Advisory Agreement, (b) the current property management agreement with Carmel Realty Services Ltd. ("Carmel Ltd.") and (c) the current Brokerage Agreement (the "Brokerage Agreement") with Carmel Realty, Inc. ("Carmel Realty"); and (iii) existing shareholders of the Trust would automatically become stockholders of TCI by conversion of all shares of CME Corporation for newly issued shares of TCI common stock on the basis of a conversion ratio of 1.181 shares of TCI common stock for each Trust share.

   Shareholders of the Trust will be required to surrender their Trust share certificates in exchange for TCI common stock certificates, but should not do so at this time. Shareholders who do not surrender their Trust share certificates will accrue dividends, if declared, but will have their distribution checks, if any, held by American Stock Transfer and Trust Company until they surrender their old certificates. No interest will be paid on amounts so held.

   SHAREHOLDERS OF THE TRUST WILL NOT HAVE ANY DISSENTERS' RIGHTS WITH RESPECT TO THE INCORPORATION PROCEDURE AND THE MERGER EXCEPT UNDER LIMITED CIRCUMSTANCES. SEE "-- COMPARISON OF THE SECURITIES OF TCI AND THE TRUST --
 DISSENTERS' RIGHTS TO DISSENT AND OBTAIN PAYMENT".

   The discussion of the material terms of the Incorporation Procedure and the Merger contained in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement. THE PROPOSED INCORPORATION PROCEDURE AND THE MERGER ARE A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY THE SHAREHOLDERS OF THE TRUST AND STOCKHOLDERS OF TCI IN ITS ENTIRETY. If the Incorporation Procedure and the Merger are not approved, the Trust will not convert to a California corporation and the Merger with TCI and the attendant conversion of securities will not occur. The Trust would continue to operate as an unincorporated California business trust, subject to the Declaration of Trust.

   No change in TCI's continued qualification for taxation as a REIT under the Code is expected to result from the Incorporation Procedure and the Merger or TCI's operation of the Trust's business following the Incorporation Procedure and the Merger.

   Consummation of the Incorporation Procedure and the Merger is contingent upon stockholder approval. For shareholders of the Trust, pursuant to Section
3.5 of the Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding Trust shares represented at the Trust special meeting of shareholders will be required to approve the Incorporation Procedure and the Merger. In addition, Section 200.5 of the California General Corporation Law requires a vote of a majority of the outstanding Trust shares to approve the Incorporation Procedure and the Merger, which exceeds the voting requirement for aspects of the Incorporation Procedure and the Merger provided for in the Declaration of Trust.

   For stockholders of TCI, the affirmative vote of the holders of 66 2/3% of the outstanding shares of TCI common stock will be required to approve the Merger. Holders of shares of TCI preferred stock are not entitled to vote on the Merger.

   The Board of Trustees and the Board of Directors anticipate consummating the Incorporation Procedure and the Merger as promptly as practicable after approval by the shareholders of the Trust and stockholders of TCI.

PRINCIPAL REASONS FOR THE INCORPORATION PROCEDURE AND THE MERGER;
RECOMMENDATIONS OF THE BOARDS

   The Board of Directors of TCI and the Board of Trustees of the Trust have unanimously approved the Merger as in the best interest of TCI, the Trust and their respective stockholders. The following discussions identify the principal reasons underlying the unanimous approvals by both the Board of Directors of TCI and the Board of Trustees of the Trust.

TCI

   The Board of Directors of TCI has determined the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of the holders of shares of TCI common stock. In reaching this determination, the Board of Directors concluded that the Merger was likely to increase the value of each stockholder's investment in TCI over what that value would have been had TCI not agreed to the Merger and the opportunities created by the Merger to increase stockholder value more than offset the risk inherent in the Merger. In reaching this conclusion, the Board of Directors considered that the Merger would:

    (a) create a REIT with the same management team responsible for the performance to date continuing to operate the entity after the consolidation with future prospects for growth, income and asset values;

    (b) create a larger combined enterprise with total assets with book value in excess of $665 million with complimentary geographic real estate assets;

    (c) permit the realization of administrative and capital expense efficiencies in connection with the joint development of the assets of TCI and the Trust in the future to generate cash available for distribution reflective of the true value of the properties spreading the combined overhead over a greater number of assets; and

    (d) create an opportunity for the next several years for the combined entities' stockholders to achieve a substantial market premium without disrupting the operation of the properties of either entity.

   In addition, the Board of Directors considered BCM management's position with respect to the Merger. In BCM's view, TCI's best strategic alternative is to combine with another REIT to create an enterprise with the scale and scope of operations necessary to compete effectively in the industry. The Board of Directors considered BCM's conclusion that a combined company would have an improved cost structure which would allow it to better meet competitive challenges in an industry that is likely to experience further consolidation and substantially increased competition. In making its determination, the Board of Directors also considered the view expressed by BCM that entities with significant scale and scope will be likely to attract the most desirable investment and financing opportunities as the real estate industry continues to evolve. The Board of Directors further evaluated the conclusion of BCM that a significant alignment existed between the strategic prospective of TCI and the Trust which share the same management and similar business philosophies including mutual emphasis on real properties located in several different states.

   The Board of Directors weighed the advantages and opportunities against the following risks associated with the Merger:

    (a) The challenges inherent in the combination of two business enterprises the size of the Trust and TCI and the possible resulting diversion of management attention for an extended period of time (which risk is lessened by the fact of the common management of both entities); and

    (b) The risk associated with a greater concentration of assets in real estate and the risk incident to ownership and financing of that real estate and interests therein, including the general illiquidity of real estate investments.

   In reaching the determination that the terms of the Merger were fair to and in the best interests of TCI's stockholders, the Board of Directors also considered a number of additional factors, including its knowledge of the Trust's business and discussions with the Trust's management concerning the results of TCI's due diligence investigation of the Trust, the economic and regulatory environment for real estate, the strategic, operational and financial opportunities and risks associated with the Merger and the terms of the Merger Agreement, the historical and current market prices of the Trust shares and the opinion of TCI's financial advisor, Wedbush Morgan Securities, (which opinion was confirmed in writing on September 21, 1998), to the effect that as of September 21, 1998 the Exchange Ratio is fair to TCI and its stockholders from a financial point of view. A copy of Wedbush Morgan Securities' written opinion to the Board of Directors dated as of September 21, 1998 is attached as Appendix "C" to this Joint Proxy Statement/Prospectus.

   The foregoing discussion of the information and factors which were given weight by the Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Board of Directors. The Board of Directors did not assign specific weights to the foregoing factors and individual Directors may have given different weights to different factors. The Board of Directors, however, unanimously approved the Merger Agreement and all of the independent Directors recommend to the stockholders that they approve and adopt the Merger Agreement and approve the transactions contemplated thereby, including the issuance of shares of TCI common stock in the Merger.

   ALL OF THE INDEPENDENT DIRECTORS OF TCI RECOMMEND THAT TCI STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF SHARES OF TCI COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

 THE TRUST

   The Trust's Board of Trustees has determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Trust and its shareholders. In reaching this determination, the Board of Trustees gave significant consideration to a number of factors including, without limitation, the factors referred to below. In view of the wide variety of factors bearing on its decision, the Board of Trustees did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weight to the factors it considered in reaching its decision. The Board of Trustees received the advice of independent counsel throughout its consideration of the Merger Agreement.

   Such factors considered by the Board of Trustees included the following:

   OPPORTUNITY FOR MARKET PREMIUM. The Board of Trustees considered that the Merger would create an opportunity for the stockholders of the combined entity to achieve a substantial market premium without disrupting the operation of either entity. The Board of Trustees also believed that the combined entity would be able to attract greater attention from the financial markets that could, over time, increase investor interest in the combined entity's stock. As well, the Board of Trustees considered it beneficial that the shares of TCI common stock are listed for trading on the New York Stock Exchange.

   OPINION OF SUTRO & CO.; MARKET PREMIUM. The Board of Trustees viewed as favorable to its decision the opinion of Sutro & Co. to the effect that as of September 21, 1998 the Exchange Ratio is fair to holders of Trust shares from a financial point of view. The Board of Trustees also considered the oral and written presentations made to it by Sutro & Co. A copy of Sutro & Co.'s written opinion to the Board of Trustees dated as of September 21, 1998, is attached as Appendix "D" to this Joint Proxy Statement/Prospectus.

   The Board of Trustees reviewed the historical market prices and recent trading activities of the Trust shares and TCI common stock. The Board of Trustees considered as favorable to its decision that the per share value consideration to be received by the Trust's shareholders in the Merger represented a fair exchange for the per share value of the Trust shares.

   MANAGEMENT'S VIEW. The Board of Trustees considered BCM's view that the Trust's best strategic alternative is to combine with another REIT to create an enterprise with the scale and scope of operations necessary to compete effectively in the industry. The Board of Trustees evaluated BCM's conclusion that such combined company would have an improved cost structure which would allow it to better meet competitive challenges in an industry that is likely to experience further consolidation and substantially increased competition. In making its determination, the Board of Trustees also considered the view expressed by BCM that entities with significant scale and scope will be likely to attract the most desirable investment and financing opportunities as the real estate industry continues to evolve. The Board of Trustees also weighed the conclusion of BCM that a significant alignment existed between the strategic prospective of TCI and the Trust which share the same management and similar business philosophies including mutual emphasis on real properties located in several different states.

   THE TRUST'S BUSINESS, FINANCIAL CONDITION AND PROSPECTS. In evaluating the Merger, the Board of Trustees considered information with respect to the business, financial condition and results of operation of the Trust, as well as the Trust's prospects for growth in view of industry and market conditions. The Board of Trustees considered the constraints on the Trust's ability to raise additional capital to take advantage of attractive opportunities due to its trust structure.

   TCI'S BUSINESS, FINANCIAL CONDITION AND PROSPECTS. The Board of Trustees considered, among other things, information provided by BCM with respect to the business, financial condition and results of operation of TCI. Such consideration included, among other things, TCI's historically increasing earnings growth and prospects for continued growth, TCI's relatively strong borrowing capacity and lower capital costs, the strength and experience of the senior management team which is the same management team which will remain in place following the Merger, TCI's interests in real property operations and the markets in which it competes. The Board of Trustees also considered risks associated with the proposed Merger including, among other things, the possibility that the Merger will not be consummated, diversion of management attention from operational matters as a result of the proposed Merger, the impact of limitations in the Merger Agreement on the Trust's ability to undertake significant new initiatives prior to the Effective Time, the effect of rising levels of competition on the Trust's existing properties and the possibility that expected operating benefits from the Merger would be more difficult to achieve than expected.

   ALTERNATIVE TRANSACTIONS. The Board of Trustees considered strategic alternatives other than a combination with TCI, such as possible joint ventures or acquisitions, and concurred with BCM's view that none of the alternatives considered would offer as much value to the holders of Trust shares as a combination with TCI. The Board of Trustees also determined that, taking into account, among other things, the continued application of the Olive Litigation, preliminary inquiries of other possible combination candidates, the desire to continue the successful services of BCM and other legal considerations, that it was unlikely that the Trust would be able to negotiate a combination with another entity on terms as attractive to the proposed Merger with TCI.

   TERMS OF THE MERGER AGREEMENT. The Board of Trustees reviewed presentations from, and discussed the terms and conditions of the Merger Agreement with, BCM and representatives of its financial and legal advisors. Among other things, the Board of Trustees considered the fact that the Merger Agreement provides a fixed value of the consideration to be received by the holders of Trust shares and the potential advantages and disadvantages associated therewith. The Board of Trustees also gave consideration to the fact that the Merger would be a tax-free transaction to the holders of Trust shares (except with respect to any cash received for fractional shares) and the fact that the Merger Agreement would permit continued payment of dividends to the holders of Trust shares prior to the Effective Time of the Merger. The Board of Trustees also considered the possible effect of interim operating covenants and restrictions which would apply to the operations of the Trust and TCI during the period from the signing of the Merger Agreement to the Effective Time. The Board of Trustees also weighed and found reasonable the views of its management and advisors that the various provisions were not preclusive of any opportunities the Trust might encounter prior to the Effective Time.

   ACQUISITION SAFEGUARDS. Taking into account the negative considerations set forth below under "Possible Negative Considerations", the Board of Trustees also endorsed the Incorporation Procedure and the Merger because it will afford its investors certain safeguards against acquisition of TCI that, together with certain provisions of Nevada law, are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business and (b) encourage persons who may wish to make a bona fide offer to acquire TCI to negotiate in good faith and to submit a proposal that is fair and equitable to TCI and all its stockholders. See "--
 Management After Incorporation Procedure and Merger -- The Director Removal Provision", "-- Stockholder-Management Relations -- The Business Combination Provision", "-- Stockholder -- Management Relations -- The Evaluation Provision", and "-- Amendment Provisions".

   It has become common for third parties to accumulate substantial stock positions in public companies as a prelude to proposing a takeover, restructuring, sale of all or a substantial part of the target company or other similar extraordinary corporate action, or simply as a means to put the target company "in play". Such actions are often undertaken by the third party without advance notice to or consultation with management of the target company. In many cases, the purchaser seeks representation on the target company's board of directors or trustees in order to increase the likelihood that its proposal will be implemented by the company. If the target company resists the efforts of the purchaser to obtain representation on the company's board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. The purchaser may not be truly interested in taking over and running the target company, but rather in using the threat of a proxy fight or a bid to take over the company as a means of forcing it to repurchase the purchaser's equity position at a substantial premium over market price. This predatory practice has come to be known as "greenmail".

   The Board of Trustees believes that the imminent threat of removal of management in such situations would severely curtail management's ability to negotiate effectively with such purchasers and with any other third party interested in acquiring the Trust. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained. Furthermore, management could be faced with the following dilemma: either to pay greenmail or to allow the Trust's business and management to be disrupted, perhaps irreparably.

   In addition to pressuring the management of the target company, unsolicited tender offers and other non-negotiated acquisition proposals may involve terms and be structured in ways that may be less favorable to all the stockholders than those of a transaction negotiated and approved by the board of directors. Although such proposals may be made at a price substantially above prevailing market prices, they are sometimes made for less than all of the outstanding shares of a company. As a result, stockholders may be forced either to partially liquidate their investment under circumstances that may be disadvantageous to them or to retain their investment as minority stockholders in an enterprise that is controlled by persons whose objectives may be at odds with those of the remaining minority stockholders and former management.

   Unsolicited tender offers or other purchases of substantial blocks of outstanding shares may also be followed by non-negotiated mergers or similar transactions that involve the elimination of the remaining public stockholders of the target company. Such transactions may not assure fair treatment of the public stockholders remaining after the first step of the acquisition, because the controlling stockholder's influence dominates the negotiations.

   Such tender offers or purchase programs may also take the form of a two-tiered offer in which cash is offered for a portion of a company's outstanding shares, and, thereafter, securities that are or may be worth less than the cash portion are offered for the remaining shares. Thus, stockholders are pressured into selling as many of their shares as possible either to the purchaser or in the open market without having the opportunity to make a considered investment choice between remaining a stockholder of the company or disposing of their shares. Two-tiered pricing tactics, as well as certain other unsolicited proposals, may also be timed and designed to foreclose or minimize the possibility of more favorable competing bids, which in turn may result in stockholders losing the opportunity to consider alternative and possibly more attractive proposals. In addition, persons who accumulate large blocks of stock without negotiating with management through private or open market transactions may achieve a position of substantial influence and control without paying stockholders a fair control premium.

   The Trustees recognize that acquisition proposals that have not been negotiated with and approved by a company's board of directors do not always have the unfavorable consequences or effects described above. See "-- Possible Negative Considerations". However, it is the view of the Board of Trustees that the potential disadvantages of non-negotiated acquisition proposals are sufficiently great that it would be in the best interest of the Trust and its shareholders to encourage potential acquirors to negotiate directly with the Board of Directors of TCI and to submit proposals that are fair and equitable to TCI and all of its stockholders. In the judgment of the Board of Trustees, the proposed acquisition safeguards will help ensure that the Board of Directors of TCI, if confronted by a proposal from a third party that has acquired a significant block of shares of TCI common stock, will have sufficient opportunity to review and analyze the proposal and appropriate alternatives, and to act as it believes the best interest of all stockholders dictates. The Trustees also believe that the changes resulting from the Incorporation Procedure and the Merger should not prevent acquisition proposals at a price reflective of a true value that are fair and equitable to all stockholders. None of the proposed acquisition safeguards would prevent any person from making a tender offer to TCI's stockholders or prevent any stockholder from accepting such an offer.

   The Incorporation Procedure and the Merger do not reflect any present knowledge on the part of the Trustees of any pending, proposed or threatened takeover, tender offer, leveraged buyout, proxy contest, sale of assets or other similar transaction involving a change in control of the Trust. In addition to the reasons discussed above, the Board of Trustees believes that the acquisition safeguards are nonetheless necessary at this time because the effectiveness of the acquisition safeguards depends on their being implemented before an acquisition proposal is made. Otherwise, one of the purposes of the acquisition safeguards -- to encourage potential acquirors to negotiate directly with the Board of Trustees -- might be thwarted. In any event, it is unlikely that the Trust would be able to implement the full range of acquisition safeguards once a takeover attempt is already in progress. For these reasons, the Board of Trustees believes that it would be beneficial to move forward with the Incorporation Procedure and to merge with TCI which has already adopted the acquisition safeguards.

   GREATER LEGAL CERTAINTY. The Trustees urge shareholders to adopt the Incorporation Procedure and the Merger because it will merge the business of the Trust with TCI which has a more legally certain and predictable form of a Nevada corporation. For the purpose of carrying on a business enterprise, the business trust is an adaptation of the traditional common law trust. Business trusts are entities created by agreement or under a governing document, such as the Declaration of Trust, for which there is no prescribed form. Accordingly, the powers, rights and obligations of the Trustees and shareholders of the Trust are determined to a large extent by contractual interpretation, rather than by reference to powers or privileges under any statute.

   Unlike a corporation, many basic legal issues affecting a business trust are not determined by a body of statutory law, but must be spelled out in the declaration of trust. Subject to overriding principles of common law, the declaration of trust serves as a substitute for a corporate statute. Thus, management and stockholders of business trusts must look to the trust instrument or common law to determine questions which would usually be answered by a corporation statute if that form were selected. On the other hand, state corporation statutes generally provide detailed and comprehensive rules concerning corporate organization, the composition, election, and duties of boards of directors and corporate officers, the form and issuance of equity shares (including voting, dividend, and merger rights), rules on meetings, mergers, reorganizations, dissolutions, and derivative actions. Moreover, many matters not detailed in the statutes are usually covered by a well developed body of case law.

   Although the business trust form is regarded as legal and valid in California, the jurisdiction of organization of the Trust, no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and stockholders, and there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of California. For example, although the trustees of a business trust are clearly fiduciaries owing a duty as such to the trust and its shareholders, it might be asserted that their fiduciary duties are governed by principles of law and equity applicable to traditional common law trusts, rather than by the standards of care, loyalty and business judgment applied to the directors of a corporation and by the standards defined in the governing trust documents.

   By contrast, the status, rights, obligations and liabilities of the stockholders, officers and directors of a corporation are governed not only by a corporation's charter documents, but also by comprehensive statutes and a body of case law interpreting those statutes and their application to a corporation and its charter documents. The existence of a more well-defined body of law allows a corporation to plan the legal aspects of its future activities with more certainty and predictability than currently exists with respect to the Declaration of Trust and the less well-defined provisions of law currently applicable to the operations of a business trust. Additionally, state law governing qualification of an out-of-state business entity to transact business is generally clearer for corporations than for business trusts. Furthermore, corporations are far more numerous than business trusts and are more familiar to investors or persons doing or proposing to do business with a company.

   The Trustees have unanimously approved the Incorporation Procedure and the Merger with TCI, a Nevada corporation, because, among other reasons, the Trustees believe that the Nevada Revised Statutes, as amended ("NRS") set forth modern statutes that will meet the business needs of the Trust once the Incorporation Procedure and the Merger are effected. The NRS is regarded as an extensive and modern corporate statute. In adopting the NRS, the legislature in Nevada has demonstrated an ability and a willingness to act quickly and effectively to meet businesses' changing needs. For many years, Nevada has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern, flexible corporate statutes (very similar to those in effect in Delaware) that are periodically updated and reviewed to meet changing business needs. The Board of Trustees believes that the Articles of Incorporation of TCI, coupled with the existence of a growing body of Nevada corporate law, will allow the planning of future activities with more certainty and predictability than presently exists with respect to the Declaration of Trust and the less-well defined provisions of law currently applicable to the operations of a business trust. This certainty and predictability could be beneficial in attracting and retaining qualified management for TCI, in part because Nevada corporate law provides, among other things, for a greater degree (and greater clarity) of indemnification of directors and officers than is found with respect to California business trusts. The Trust will also avoid significant annual franchise taxes assessed in certain other states of incorporation. Further, TCI, as a corporation incorporated in Nevada, is not be required to pay annual franchise or income taxes. The only annual corporate fee in Nevada which TCI is required to pay is an $85.00 filing fee.

   ALL OF THE INDEPENDENT TRUSTEES OF THE TRUST RECOMMEND THAT THE TRUST STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE INCORPORATION PROCEDURE AND MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINIONS OF FINANCIAL ADVISORS

 TCI

   TCI has retained Wedbush Morgan Securities (the "TCI Financial Advisor") to act as its independent financial advisor with respect to the Merger. The TCI Financial Advisor delivered its written opinion to the Board of Directors to the effect that as of September 21, 1998 the Exchange Ratio is fair to TCI and the holders of shares of TCI common stock, from a financial point of view.

   A copy of the full text of the opinion of the TCI Financial Advisor, dated as of September 21, 1998, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix C and is incorporated herein by reference with the consent of the TCI Financial Advisor. This summary discussion of the opinion of the TCI Financial Advisor is qualified in its entirety by reference to the full text of the opinion. The engagement of the TCI Financial Advisor and its opinion are for the benefit of the Board of Directors of TCI and its opinion was rendered to the Board of Directors of TCI in connection with its consideration of the Merger. The TCI Financial Advisor opinion is directed only to the fairness of the Exchange Ratio from a financial point of view to TCI and the holders of shares of TCI common stock and does not address any other aspect of the Merger. The opinion is not intended to, and does not constitute, a recommendation to any holder of shares of TCI common stock as to whether such stockholder should vote for the Merger at the TCI special meeting.

   HOLDERS OF SHARES OF TCI COMMON STOCK ARE URGED TO READ THE OPINION OF THE TCI FINANCIAL ADVISOR IN ITS ENTIRETY.

   Analyses Conducted by the TCI Financial Advisor. In arriving at its opinion, the TCI Financial Advisor reviewed and analyzed, among other things: (1) a draft of the Merger Agreement and specific terms of the Merger, (2) certain publicly available business and financial information relating to TCI and the Trust which the TCI Financial Advisor deemed to be relevant, (3) certain historical and projected financial and operating information with respect to the business and operations of TCI and the Trust furnished to the TCI Financial Advisor by the management of TCI and the Trust, (4) appraisals of real estate assets of both TCI and CMET as prepared by the firm Marshall & Stevens Incorporated ("Marshall & Stevens"), (5) the market prices, trading history, and valuation multiples for the shares of TCI common stock and the Trust shares and a comparison of them relative to each other, as well as with those of certain publicly traded companies that the TCI Financial Advisor deemed to be relevant, (6) the proposed financial terms of the Merger and a comparison of them with the terms of certain other transactions which the TCI Financial Advisor deemed to be relevant, and (7) other such financial studies and analyses and such other financial, economic and market criteria as the TCI Financial Advisor deemed appropriate in arriving at its opinion. In addition, the TCI Financial Advisor had discussions with the management of TCI and the Trust concerning their respective businesses, operations, assets, liabilities, financial conditions and their assessment of the potential cost savings, operating synergies, revenue enhancements and strategic benefits of the Merger.

   The TCI Financial Advisor relied, without any independent evaluation or appraisal, on the Marshall & Stevens appraisals. The TCI Financial Advisor also accepted, without independent investigation, supplemental information and suggested adjustments recommended by TCI and the Trust. The TCI Financial Advisor understood that while Marshall & Stevens did not reissue its appraisals, Marshall & Stevens had been informed of this information and raised no objections to the adjustments.

   In arriving at its opinion, the TCI Financial Advisor assumed and relied upon the accuracy and completeness of all financial and other information and data used by the TCI Financial Advisor without assuming any responsibility for independent investigation and verification of such information. The TCI Financial Advisor further relied upon the assurances of the management of both TCI and the Trust that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of TCI and the Trust, the TCI Financial Advisor assumed that such projections had been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the respective management of TCI and the Trust regarding, among other items, management's assessment regarding the lack of projected cost savings, operating synergies, revenue enhancements expected to result from a combination of the businesses, and that TCI, the Trust and the combined company will perform substantially in accordance with such projections. The TCI Financial Advisor further assumed that all conditions of the Merger Agreement will be satisfied and not waived.

   The opinion of the TCI Financial Advisor relates to the relative values of TCI and the Trust. The TCI Financial Advisor did not express any opinion as to what the prices of the shares of TCI common stock will trade or otherwise be transferable subject to the Merger. The TCI Financial Advisor did not make any physical inspection of the prepared or assets of TCI or the Trust, or make any evaluations or appraisals of the assets or liabilities of TCI or the Trust. The TCI Financial Advisor was not requested to consider, and the opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for TCI or any other transaction in which TCI might engage. The TCI Financial Advisor did not express any opinion regarding the tax or accounting consequences of the Merger to TCI or the stockholders of TCI.

   The TCI Financial Advisor only participated in the negotiation of the Exchange Ratio and did not participate in any other aspect of the Merger. The TCI Financial Advisor and the Trust Financial Advisor together arrived at the Exchange Ratio of 1.181 shares of TCI common stock for each Trust share. The TCI Financial Advisor was not authorized to solicit, and did not solicit, interests from any third party.

   The opinion of the TCI Financial Advisor is based upon financial, economic, market and other conditions as in effect on, and the information made available to the TCI Financial Advisor as of, September 21, 1998. Events occurring after September 21, 1998 could materially affect the assumptions used in preparing the opinion. The TCI Financial Advisor did not update, reaffirm or revise the opinion or otherwise comment upon any events occurring after September 21, 1998.

   The TCI Financial Advisor was selected to render its opinion as to the fairness of the Exchange Ratio from a financial point of view based upon its qualifications, expertise and reputation. The TCI Financial Advisor is an investment banking firm and member of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and other transactions.

   Summary of Analyses of the TCI Financial Advisor. While the following summaries describe the principal elements of the analyses and examinations that the TCI Financial Advisor performed in arriving at its opinion, they are not a comprehensive description of all analyses and examinations actually conducted by the TCI Financial Advisor. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not susceptible to partial analysis or summary description. Each of the analyses conducted by the TCI Financial Advisor was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. The TCI Financial Advisor did not form a conclusion as to whether any individual analysis, considered alone, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, the TCI Financial Advisor considered the results of the analyses as a whole and did not place particular reliance or weight on any individual factor. Therefore, selecting portions of the analyses and the factors considered, without considering all such analyses and factors, would create an incomplete or misleading view of the valuation process underlying its opinion. The valuations resulting from any particular analysis described herein should not be taken to be the TCI Financial Advisor's view of the actual value or predicted future value of the shares of TCI common stock or the Trust shares.

   In performing its analyses, the TCI Financial Advisor made numerous assumptions with respect to industry performance and general business and economic conditions such as industry growth, inflation, interest rates and various other matters, many of which are beyond the control of TCI, the Trust and the TCI Financial Advisor. Any estimates contained in the TCI Financial Advisor's analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than indicated by such analyses. Such analyses were prepared solely as part of the TCI Financial Advisor's analysis of the fairness of the Exchange Ratio to TCI's stockholders. Additionally, estimates of the values of the business and securities do not purport to be appraisals of the assets or market values of TCI or the Trust, or their respective securities, nor do they necessarily reflect the prices at which such businesses securities may actually be sold.

   The following is a summary of the material financial analyses performed by the TCI Financial Advisor in connection with its opinion:

   Summary of the Proposed Transaction: The TCI Financial Advisor reviewed the terms of the Merger, including the Exchange Ratio and the implied aggregate and per share transaction value. Based on the Exchange Ratio and TCI's closing stock price of $13.25 on September 21, 1998, the TCI Financial Advisor calculated an implied aggregate transaction value of approximately $62.2 million, and an implied transaction value per share of TCI common stock of approximately $15.50.

   Historical Trading and Exchange Ratio Analysis. The TCI Financial Advisor analyzed the ratios of closing prices per share of the Trust shares to shares of TCI's common stock as reported on the NASDAQ National Market and the New York Stock Exchange respectively, during various periods. The TCI Financial Advisor observed that for the 30 trading day period ending September 21, 1998, the average ratio of closing stock prices of TCI to the Trust was 1.221. For the 50 day trading period ending September 21, 1998, the average ratio of closing stock prices of TCI to the Trust was 1.190. For the 90 day trading period ending September 21, 1998, the average ratio of closing stock prices of TCI to the Trust was 1.149.

   Analysis of Selected REIT Merger Transactions. The TCI Financial Advisor reviewed certain publicly available information regarding selected merger and acquisition transactions: (1) involving REITS concentrating in a diversified portfolio of properties and (2) with similar total asset values. The selection of the comparable transactions involved complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics that could affect the acquisition value of potentially comparable REITs. None of the REITs included in the analysis of selected merger transactions were identical to TCI and none of the transactions were identical to the Merger.

   The transactions deemed appropriate for comparison (the "Comparison Merger Transactions") involved the following sets of institutions (identified by acquirer/acquired): United Dominion Realty / South West Property Trust, Camden Property Trust / Paragon Group, Inc., Equity Residential Properties / Wellsford Residential Property, Post Properties, Inc. / Columbus Realty Trust, Equity Residential Properties / Evans Withycombe Residential, Apartment Investment / Ambassador Apartments, Inc., Camden Property Trust / Oasis Residential, Inc., Bay Apartment Communities / Avalon Properties, Inc., Security Capital Pacific Trust / Security Capital Atlantic, Inc.

   For each of the Comparison Merger Transactions, the TCI Financial Advisor analyzed the consideration paid relative to the book value of the stockholders' equity of the target and the last twelve months (LTM) Funds From Operations (FFO -- defined as net income, plus depreciation and amortization, minus any gains and losses from property sales and extraordinary items) of the target. The TCI Financial Advisor used this analysis to evaluate the consideration paid for the Trust relative to the book value of stockholders' equity and LTM FFO of the Trust.

   Discounted Cash Flow Analysis. The TCI Financial Advisor performed several variations of discounted future Funds Available for Distribution (FAD) valuation methods in its evaluation of the Exchange Ratio. Upon consideration of the historical FAD to the common stockholders for each of TCI and the Trust, the uncertainty involved in projecting the future FAD for each of these companies, and the lack of historical correlation between the public market valuations of each of these companies and their respective FAD, the TCI Financial Advisor deemed the discounted future FAD valuation methodology to be non-meaningful in the evaluation of the Exchange Ratio.

   Comparable REIT Analysis. Using publicly available information, the TCI Financial Advisor compared certain financial, operating and stock market data of TCI with similar data of selected publicly traded companies in the real estate industry of a size considered by the TCI Financial Advisor to be appropriate for comparison to TCI. Although such REITs were considered similar to TCI, none of them has the same management, make up, and assets as TCI.

   The TCI Financial Advisor considered the following REITs appropriate for comparison (the "Comparison REITs") to TCI: Banyan Strategic Realty Trust (BSRTS), BRT Realty Trust (BRT), Camden Property Trust (CPT), Colonial Properties Trust (CLP), Glenborough Realty Trust, Inc. (GLB), Mid-America Apartment Communities Inc. (MAA), National Income Realty (NIRTS), Pacific Gulf Properties Inc. (PAG), Sizeler Property Investors (SIZ), Town & Country Trust
(TCT), Walden Residential Properties, Inc. (WDN).

   For each of the Comparison REITs, the TCI Financial Advisor analyzed the market value of stockholders' equity relative to the book value of the stockholders' equity of the Comparison REIT and the LTM FFO of the REIT. The TCI Financial Advisor used this analysis to evaluate the consideration paid for the Trust relative to the book value of stockholders' equity and LTM FFO of the Trust.

   Pro Forma Merger Analysis/Contribution Analysis. Based on projections and various other assumptions provided by TCI and the Trust, including estimated cost savings and revenue enhancements expected to result from the Merger, the TCI Financial Advisor and analyzed the pro forma impact of the Merger on a variety of projected financial measures including, among others, the Trust's EPS, book value per share and tangible book value per share during the calendar years 1999 through 2000 relative to TCI's on a stand-alone basis.

   The TCI Financial Advisor also performed a pro forma sensitivity analysis by varying many of the underlying assumptions of the analysis including, among others, the cost savings, revenue enhancement, and growth estimates of TCI, the Trust and the combined company as part of the analysis of the estimated pro forma effect of the Merger.

   The TCI Financial Advisor examined the estimated relative contributions of the TCI and the Trust to the pro forma financial projections for the combined entity. Among the considerations were the relative contributions of each to the estimated total assets of the combined entity, the estimated net tangible book value of the combined entity, the estimated stockholders' equity of the combined entity, the estimated future FFO of the combined entity, and the estimated future FAD of the combined entity. The relative contribution of TCI and the Trust the pro forma financial projections of the combined entity relative to the percentage of the common equity of the combined entity that would be owned by the stockholders of TCI and the Trust, given the Exchange Ratio, was used by the TCI Financial Advisor in evaluating the fairness of the Exchange Ratio.

   Market Value Appraisal Analysis. The TCI Financial Advisor analyzed the respective market values of TCI and the Trust properties based on the report of the independent appraisal firm, Marshall & Stevens, who had been engaged by TCI. The TCI Financial Advisor also accepted, without independent investigation, supplemental information and suggested adjustments recommended by TCI and the Trust to the Marshall & Stevens appraisals. The TCI Financial Advisor understood that while Marshall & Stevens did not reissue its appraisals, Marshall & Stevens has been informed of this information and the suggested adjustments and has raised no objections. A net asset value was calculated by taking the appraised value of the respective properties of TCI and the Trust plus all other assets, less the respective liabilities of TCI and the Trust divided by the number of outstanding shares of each entity. The TCI Financial Advisor subsequently compared the Net Asset Value per share of TCI versus the Trust as a factor in evaluating the fairness of the Exchange Ratio. The TCI Financial Advisor did not undertake any obligation independently to verify the underlying assumptions made in connection with the Marshall & Stevens appraisals.

   TCI Financial Advisor Fee. Pursuant to the terms of the agreement between TCI and the TCI Financial Advisor, TCI has paid the TCI Financial Advisor a fee of $300,000, 12.5% of which was payable upon execution of the agreement between TCI and the TCI Financial Advisor and the remainder of which became payable at the time the TCI Financial Advisor notified TCI that it was prepared to deliver to the Board of Directors of TCI its opinion as to the fairness of the Exchange Ratio, without disclosing the conclusion reached therein. TCI has also agreed to reimburse the TCI Financial Advisor for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify the TCI Financial Advisor and its employees, agents, officers, attorneys and stockholders and any person who controls or is deemed to control the TCI Financial Advisor against certain liabilities, including liabilities under the federal securities laws. In the ordinary course of business, the TCI Financial Advisor and its affiliates may actively trade the equity securities of TCI and/or the Trust for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities. The TCI Financial Advisor has not been previously engaged to provide investment banking services to TCI or the Trust.

   Conclusion. The TCI Financial Advisor concluded that, as of September 21, 1998, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of TCI common stock.

 THE TRUST

   The Trust has retained Sutro & Co. (the "Trust Financial Advisor") to act as its independent financial advisor with respect to the Incorporation Procedure and the Merger. The Trust Financial Advisor delivered its written opinion to the Board of Trustees to the effect that as of September 21, 1998 the Exchange Ratio is fair to the Trust and the holders of Trust shares, from a financial point of view.

   A copy of the full text of the opinion of the Trust Financial Advisor, dated as of September 21, 1998, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix D and is incorporated herein by reference. This summary discussion of the opinion of the Trust Financial Advisor is qualified in its entirety by reference to the full text of the opinion. The engagement of the Trust Financial Advisor and its opinion are for the benefit of the Board of Trustees and its opinion was rendered to the Board of Trustees in connection with its consideration of the Incorporation Procedure and the Merger. The Trust Financial Advisor opinion is directed only to the fairness of the Exchange Ratio from a financial point of view to the Trust and the holders of Trust shares and does not address any other aspect of the Incorporation Procedure and the Merger. The opinion is not intended to, and does not constitute, a recommendation to any holder of Trust shares as to whether such stockholder should vote for the Incorporation Procedure and the Merger at the Trust special meeting.

   HOLDERS OF TRUST SHARES ARE URGED TO READ THE OPINION OF THE TRUST FINANCIAL ADVISOR IN ITS ENTIRETY.

   The Trust Financial Advisor was authorized to undertake studies to enable it to render its opinion, regardless of their effect on the outcome of the opinion. No limitations were imposed by the Trust with respect to the scope of the investigation made or procedures followed by the Trust Financial Advisor in rendering its opinion. In performing its evaluation and rendering its opinion, the Trust Financial Advisor relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, and did not attempt to independently verify such information. The Trust Financial Advisor also took into account its assessment of general economic, market and financial conditions as they existed and could be evaluated as of the date of its opinion, as well as its experience in similar transactions and securities valuation generally. The Trust Financial Advisor did not make any independent appraisals of the assets or liabilities of the Trust or TCI. The analysis was prepared with information available as of the date of the opinion. In general, historical financial information was analyzed for the periods ending no later than June 30, 1998.

   On August 4, 1998, representatives of the Trust Financial Advisor met with the Board of Trustees to review the methods employed to determine the values of TCI and the Trust. Thereafter, on September 10, 1998, the Trust Financial Advisor met with the Board of Directors of TCI to share with them their analyses of the respective values of both companies. On September 21, 1998, the Trust Financial Advisor informed the Board of Trustees that, in its opinion, an exchange ratio of 1.181 shares of TCI common stock for each Trust share was fair and that as of the date thereof, the Merger is fair to the Trust and the holders of Trust shares from a financial point of view. The Trust Financial Advisor and the TCI Financial Advisor together arrived at the Exchange Ratio of
1.181 shares of TCI common stock for each Trust share.

   Analyses Conducted by the Trust Financial Advisor. In conducting its analyses and in preparing the opinion that the Exchange Ratio is fair from a financial point of view to the Trust and the holders of the Trust shares, the Trust Financial Advisor, among other things, reviewed and analyzed (1) annual reports and reports on Form 10-K for the years ended December 31, 1996 and December 31, 1997 for the Trust and TCI, (2) quarterly reports on Form 10-Q for the six month period ended June 30, 1998 for the Trust and TCI, (3) certain internal information, primarily financial in nature (including analytical models, projections, forecasts, estimates and analyses) prepared by or on behalf of the management of the Trust and TCI, including financial projections covering the years 1998 through 2002 for both the Trust and TCI, (4) appraisals of the real properties of both the Trust and TCI prepared by Marshall & Stevens dated August 13, 1998 with a valuation date of July 1, 1998, (5) certain other publicly available business, financial and other information concerning the Trust and TCI and (6) such other information which the Trust Financial Advisor deemed to be relevant to provide the fairness opinion. In the course of the Trust Financial Advisor's engagement, the Trust Financial Advisor held discussions with the senior management of the Trust and TCI concerning the historical, current and projected future operations, business plans, financial conditions and results, and prospects of both the Trust and TCI. The Trust Financial Advisor has not, however, independently verified the accuracy or completeness of the appraisals prepared by Marshall & Stevens referenced herein or independently appraised any particular assets or conducted any inspection of the properties of the Trust or TCI.

   The Trust Financial Advisor is in the investment banking business and is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, firm commitment underwritings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. The Board of Trustees of the Trust selected the Trust Financial Advisor based on its review of these qualifications and advised the Trust Financial Advisor that in connection with the Merger shareholders of the Trust would receive 1.181 shares of TCI's common stock per share of the Trust's shares of beneficial interest. The Trust Financial Advisor has not been previously engaged to provide investment banking services to the Trust or TCI. The Trust Financial Advisor will receive a fee for delivering its fairness opinion. The Trust has agreed to indemnify the Trust Financial Advisor against certain liabilities arising out of or in connection with the services rendered by the Trust Financial Advisor under such engagement.

   Conclusion. The Trust Financial Advisor concluded that, as of September 21, 1998, the Exchange Ratio is fair, from a financial point of view, to the holders of Trust shares.

POSSIBLE NEGATIVE CONSIDERATIONS

   In addition to the risk factors discussed above under "Risk Factors", shareholders of the Trust should take into account the following possible negative considerations concerning the acquisition safeguards described above in evaluating the proposed Incorporation Procedure and the Merger as a whole. Notwithstanding the benefits of the Incorporation Procedure and the Merger anticipated by the Board of Trustees, shareholders should recognize that the acquisition safeguards could discourage a future attempt to acquire control of TCI that is not presented to and approved by the Board of Directors, but which some of TCI's stockholders might believe to be in their best interest or which might offer stockholders a premium for their shares over prevailing market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so, and the Incorporation Procedure and the Merger should therefore be viewed as limiting stockholders' rights. Furthermore, unsolicited proposals are not necessarily less advantageous than transactions negotiated with management.

   Consummation of the Incorporation Procedure and the Merger could have the effect of making it more difficult for holders of even a majority of the outstanding shares of TCI (i) to obtain control either directly by making a tender offer for the outstanding stock of TCI (see "-- Stockholder-Management Relations -- The Business Combination Provision") or by soliciting proxies or consents (see "-- Stockholder-Management Relations -- The Consent Provision") for use at a special or regular meeting of TCI's stockholders (see "--
 Stockholder-Management Relations -- The Stockholder Meeting Provision") or
(ii) to change the composition of the Board of Directors to remove incumbent management (see "-- Management after Incorporation Procedure and Merger -- The Director Removal Provision"). Accordingly, the Incorporation Procedure and the Merger, together with the protection afforded by the collective beneficial ownership of approximately 51.7% of the outstanding shares of TCI common stock (upon consummation of the Incorporation Procedure and the Merger) by entities with which TCI's executive officers are affiliated could entrench the TCI Board of Directors, even in circumstances where a majority of the stockholders who are not affiliated with management may be dissatisfied with the performance of the incumbent Directors or otherwise desire to make changes.

   With respect to (1) certain mergers and other related transactions and (2) certain amendments to TCI's Articles of Incorporation, the acquisition safeguards will also effectively give veto power to holders of more than one-third and one-fifth, respectively, of the outstanding voting shares of TCI, even if such mergers or amendments were desired by a majority of the stockholders. At present, the Trustees are aware of one shareholder, American Realty Trust, Inc. ("ART") (which is an affiliate of BCM), who holds approximately 40.9% of the outstanding shares of the Trust and would hold approximately 36.8% of the outstanding common stock of TCI if the Incorporation Procedure and the Merger are effected. As of November 30, 1998, ART owned approximately 40.9% of the outstanding shares of the Trust and approximately 31.0% of the outstanding shares of TCI.

   The cumulative effect of the various changes resulting from the Incorporation Procedure and the Merger might also discourage some persons from investing in or acquiring a large block of shares of TCI common stock by making it more difficult for a substantial stockholder to exercise control, to complete an acquisition of TCI or to negotiate a repurchase of such stockholder's shares by TCI. Stockholders may also have less opportunity to take advantage of temporary increases in the market price of TCI's shares that might be caused by takeover speculation.

   The Trustees have considered these potential disadvantages and differences and have concluded that the benefits of the acquisition safeguards included in the Incorporation Procedure and the Merger outweigh these possible disadvantages. Furthermore, the Trustees have considered the negotiated nature of the Incorporation Procedure and the Merger and are satisfied that the Incorporation Procedure and the Merger are in the best interests of its shareholders.

CERTAIN POTENTIAL CONFLICTS OF INTEREST

   The Board of Directors of TCI and the Board of Trustees of the Trust have both unanimously approved the Merger. While the Board of Trustees believes that the Merger is in the best interest of the Trust and its shareholders, certain members of BCM's management could benefit from the Incorporation Procedure and the Merger and, therefore, may be viewed as having a conflict of interest.

   Mr. Gene E. Phillips served as a Trustee of the Trust until December 31, 1992, and as a director of BCM until December 22, 1992 and as Chief Executive Officer of BCM until September 1, 1992. Although Mr. Phillips no longer serves as an officer or director of BCM or as a Trustee of the Trust, he serves as a representative of a trust established for the benefit of his children, which trust owns BCM, and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input regarding its performance of advisory services for the Trust and TCI. As such, Mr. Phillips or his children could benefit financially from shareholder approval of, and may be viewed as having a conflict of interest in connection with, the Incorporation Procedure and the Merger.

   If the Incorporation Procedure and the Merger are approved, advisory fees paid to BCM, as advisor, would not be subject to the operating expense limitation currently contained in the Declaration of Trust, although a substantially similar provision is included in the current TCI Advisory Agreement, as discussed under "Business and Properties of TCI -- The TCI Advisory Agreement" and "Proposed Incorporation Procedure and Merger --
 Business Activities After Incorporation Procedure and Merger". See also "Business and Properties of the Trust -- Certain Business Relationships and Related Party Transactions". Notwithstanding, the current Board of Directors of TCI does not intend to increase the compensation level of BCM from the level included in the current TCI Advisory Agreement.

   Additionally, in the future, BCM may benefit from the elimination of certain limitations on investments currently applicable to the Trust which would not exist upon consummation of the Incorporation Procedure and the Merger. The Articles of Incorporation of TCI permit it to engage in a larger class of transactions, including transactions with related parties, than is currently permitted by the Declaration of Trust. However, pursuant to the terms of court-approved settlements in the Olive Litigation, certain related party transactions prior to April 28, 1999, will require the unanimous approval of TCI's Board of Directors.

   More specifically, court-approved settlements in the Olive Litigation currently restrict the activities of the Board of Trustees of the Trust and similarly restrict the Board of Directors of TCI upon consummation of the Merger. Those settlements require that the Board of Trustees unanimously approve certain related party transactions. Additionally, related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Trustees that (i) the transaction is in the best interest of the Trust and (ii) no other opportunity exists that is as good as the opportunity presented. The Olive Amendment also provided for the addition of four new unaffiliated members to the Board of Trustees and requires that all Trust shares owned by Gene E. Phillips or any of his affiliates must be voted at all stockholder meetings of the Trust held until April 28, 1999 in favor of those four new unaffiliated members. The Olive Amendment also required that, until April 28, 1999, all Trust shares owned by Mr. Phillips or his affiliates in excess of forty percent (40%) of the Trust's outstanding shares shall be voted in proportion to the votes cast by all non-affiliated stockholders of the Trust.

   The foregoing requirements also apply to TCI until April 28, 1999, and will require the unanimous approval of the Board of Directors rather than the Board of Trustees. Likewise, the Board of Directors is required to discourage related party transactions. See "Business and Properties of the Trust -- Involvement in Certain Legal Proceedings" for a more complete description of the Olive Litigation and the resulting Olive Modification and Olive Amendment. After April 28, 1999, however, the Board of Directors will have greater discretion as to related party transactions, subject to the limitations set forth in the Articles of Incorporation of TCI. See "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger --
 Restrictions on Related-Party Transactions". The Articles of Incorporation of TCI would also limit the liability of Directors to a greater degree than the Declaration of Trust, as discussed more fully below under "Proposed Incorporation Procedure and Merger -- Liability of Certain Persons -- The Management Liability Provision".

THE CONVERSION OF SHARES

   As part of the Merger, existing shareholders of the Trust would automatically become stockholders of TCI by the conversion of all shares of CME Corporation for newly issued shares of TCI common stock on the basis of 1.181 shares of TCI common stock for each Trust share (the "Conversion"). For reasons discussed below under "Proposed Incorporation Procedure and Merger --
 Comparison of the Securities of TCI and the Trust --Common Equity", each new share of TCI common stock would have $0.01 par value, unlike each existing Trust share, which has no par value.

   The Conversion would result in the issuance by TCI of a number of shares of TCI common stock equal to 1.181 multiplied by the total number of Trust shares outstanding immediately before commencement of the Incorporation Procedure and the Merger. Based upon the 4,017,150 Trust shares outstanding on November 30, 1998, the Conversion would result in issuance of approximately 4,744,254 shares of TCI common stock.

   The Conversion will affect the proportionate equity interest of the Trust's shareholders and TCI's stockholders. Upon consummation of the Incorporation Procedure and the Merger, each outstanding share of TCI common stock will be entitled to one vote at each meeting of stockholders, as is the case with each currently outstanding Trust share. However, the aggregate number of shares to be issued to shareholders of the Trust upon Conversion is 4,744,254, or approximately 55% of the total number of issued and outstanding shares of TCI common stock. Similarly, the Conversion may have a dilutive effect on net income per share in the future.

   THERE CAN BE NO ASSURANCE THAT THE MARKET PRICE PER SHARE OF TCI COMMON STOCK AFTER THE CONVERSION WILL BE EQUAL TO THE MARKET PRICE PER SHARE OF SUCH STOCK BEFORE THE CONVERSION OR THAT THE MARKETABILITY OF TCI COMMON STOCK WILL REMAIN CONSISTENT WITH THE MARKETABILITY OF SUCH STOCK BEFORE THE CONVERSION.

   Prices for TCI common stock will be determined in the marketplace and may be influenced by many factors, including investor perception of the changes resulting from the Incorporation Procedure and the Merger.

   Assuming that the proposed Incorporation Procedure and the Merger are approved, the Trust's shareholders will be furnished with the necessary materials and instructions to exchange their certificates representing the existing Trust shares for new certificates representing shares of TCI common stock.

   ADOPTION AND APPROVAL OF THE INCORPORATION PROCEDURE AND THE MERGER WILL SIGNIFICANTLY AFFECT CERTAIN RIGHTS OF SHAREHOLDERS OF THE TRUST. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE JOINT PROXY
STATEMENT/PROSPECTUS AND THE APPENDICES HERETO AND TO CONSIDER CAREFULLY THE DIFFERENCES BETWEEN THEIR RIGHTS AS SHAREHOLDERS OF THE TRUST AND AS STOCKHOLDERS OF TCI BEFORE VOTING.

COMPARISON OF PRINCIPAL DIFFERENCES BETWEEN THE TRUST AND TCI

   If the proposed Incorporation Procedure and the Merger are approved and consummated, the business of the Trust will be conducted by TCI, a Nevada corporation, rather than by a business trust organized under the laws of the State of California. The rights and powers of the Trust and its shareholders and Trustees currently are governed primarily by the Declaration of Trust and the Trustees' Regulations and, to a lesser extent, by California business trust law, while those of TCI and its stockholders and Directors are be governed by its Articles of Incorporation and Bylaws and by Nevada corporate law. Set forth below is a comparison of the principal differences between those respective rights and powers. Although the Trustees believe that the following discussion sets forth the material differences between the rights of shareholders of the Trust and stockholders of TCI, the comparison does not purport to be a complete statement of all differences and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of TCI and the Declaration of Trust and the Trustees' Regulations. For further information, stockholders may refer to the full text of TCI's Articles of Incorporation and Bylaws, and compare them with the Declaration of Trust and the Trustees'

Regulations, each of which has been filed or incorporated by reference as an exhibit to the Registration Statement.

   For convenience and ease of reference, comparisons between the Trust and TCI are set forth as follows: "Management after Incorporation Procedure and Merger" discusses the role of TCI's advisor and the constitution of TCI's Board of Directors; "Liability of Certain Persons" addresses exculpation of trustees and directors, indemnification of trustees, directors and officers and shareholder liability; "Business Activities after Incorporation Procedure and Merger" compares business objectives and restrictions on certain activities and related party transactions; "Comparison of the Securities of TCI and the Trust", in addition to comparing the Trust shares with the TCI common stock, outlines dissenters' rights, preferred stock, listing with the NASDAQ and the NYSE, and the elimination of certain restrictions on ownership and transfer of shares; "Stockholder-Management Relations" describes the mechanics of stockholder voting and meetings; "The Business Combination Provision" discusses certain provisions of TCI's Articles of Incorporation relating to acquisition transactions with interested stockholders; "Stockholder-Management Relations --
 The Evaluation Provision" describes certain new provisions; and "Amendment Provisions" sketches the requirements for amending the governing documents of the Trust and TCI.

MANAGEMENT AFTER INCORPORATION PROCEDURE AND MERGER

   CONSTITUENCY OF THE BOARD. The Articles of Incorporation of TCI, as amended, sets the number of Directors at seven. Each member of the Board of Trustees of the Trust is also a member of the Board of Directors of TCI. The exact number of Directors may be fixed or changed by the affirmative vote of a majority of the entire Board of Directors, from time to time, within the limits set by the Articles of Incorporation, subject to the limitations mandated by the Olive Modification. By comparison, the Declaration of Trust provides that the number of Trustees shall be no less than five nor more than 15 as determined by the vote of the shareholders of the Trust or the Trustees.

   Notwithstanding any limitation on the maximum number of Directors in the Articles of Incorporation, whenever TCI issues preferred stock and gives its holders the right to elect a Director at an annual or special meeting of stockholders, then the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation or the resolution(s) adopted by the Board of Directors applicable thereto. See "Proposed Incorporation Procedure and Merger --
 Comparison of the Securities of TCI and the Trust -- Preferred Stock".

   Any vacancy on the Board of TCI will be filled by a vote of the majority of the Directors then in office or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. The Declaration of Trust provides for filling Board of Trustees vacancies by the remaining Trustees or by the vote or consent of a majority of the outstanding shares entitled to vote thereon.

   The Declaration of Trust requires that a majority of Trustees be persons who are not affiliates of Consolidated Capital Equities Corporation ("CCEC"), the original sponsor of the Trust and one of the Trust's former advisors, or any of CCEC's affiliates or successor entities. CCEC no longer has any relationship to the Trust. Under the Declaration of Trust, "Affiliate" is defined as follows:
"as to any Person any other Person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person". Under the Declaration of Trust, "Person" is defined to include "individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof". By contrast, Article

SIXTH of the Articles of Incorporation does not require that any of TCI's Directors be independent of the advisor or any other person. It should be noted, however, that each of the Trustees, all of which who are also Directors of TCI, are unaffiliated with BCM.

   DIRECTORS. The members of the Board of Directors and the executive officers of TCI will remain unchanged following the Merger. The current Directors of TCI are set forth below, together with their ages, terms of service, all positions and offices with TCI or its advisor, BCM, their principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director, means that the Director is an officer, director or employee of BCM or an officer of TCI. The designation "Independent", when used below with respect to a Director, means that the Director is neither an officer of TCI nor a director, officer of employee of BCM, although TCI may have certain business or professional relations with such Director, as discussed below in "Business and Properties of TCI -- Certain Business Relationships and Related Party Transactions".

  TED P. STOKELY: Age 65, Director (Independent) (since April 1990) and Chairman of the Board of Directors (since January 1995).

    General Manager (since January 1995) of ECF Senior Housing Corporation, a nonprofit corporation; General Manager (since January 1993) of Housing Assistance Foundation, Inc., a nonprofit corporation; Part-time unpaid consultant (since January 1993) and paid consultant (April 1992 to December
  1992) of Eldercare Housing Foundation ("Eldercare"), a nonprofit corporation; President (April 1992 to April 1994) of PSA Group; Executive Vice President (1987 to 1991) of Key Companies, Inc.; Trustee (since April
  1990) and Chairman of the Board (since January 1995) of the Trust; Director (since April 1990) and Chairman of the Board (since January 1995) of Income Opportunity Realty Investors, Inc. ("IORI"); and Trustee (April 1990 to August 1994) of National Income Realty Trust ("NIRT").

   RICHARD W. DOUGLAS: Age 51, Director (Independent) (since January 1998).

    President (since 1991) of Dallas Chamber of Commerce; President (1988 to
  1991) of North Texas Commission; President (1978 to 1981) of Las Colina Corporation and Southland Investment Properties, both affiliates of Southland Financial Corporation; Trustee (since January 1998) of the Trust; and Director (since January 1998) of IORI.

   LARRY E. HARLEY: Age 58, Director (Independent) (since January 1998).

    President (1993 to 1997) and Executive Vice President (1992 to 1993) of U.S. Operations, Executive Vice President (1989 to 1992) and Senior Vice President (1986 to 1989) of Distribution Operations, Director of Marketing (1984 to 1986), and Manager of North Central Distribution Center (1974 to
  1984) of Mary Kay Cosmetics; Trustee (since January 1988) of the Trust; and Director (since January 1998) of IORI.

   R. DOUGLAS LEONHARD: Age 62, Director (Independent) (since January 1998).

    Senior Vice President (1986 to 1997) of LaCantera Development Company, a wholly-owned subsidiary of USAA; Senior Vice president (1980 to 1985) of The Woodlands Development Corporation; Vice President (1973 to 1979) of Friendswood Development Company; Manager in various capacities (1960 to
  1973) of Exxon Corp.; Trustee (since January 1998) of the Trust; and Director (since January 1998) of IORI.

   MURRAY SHAW: Age 67, Director (Independent) (since February 1998).

    Chairman of the Board of Regents (since 1997) of Stephen F. Austin University; Vice President (1967 to 1996) of Tracor, Inc.; Trustee (since February 1998) of the Trust; and Director (since February 1998) of IORI.

   MARTIN L. WHITE: Age 59, Director (Independent) (since January 1995).

    Chief Executive Officer (since 1995) of Builders Emporium, Inc.; Chairman and Chief Executive Officer (since 1993) of North American Trading Company, Ltd.; President and Chief Operating Officer (since 1992) of Community Based Developers, Inc.; Development Officer and Loan Manager (1986 to 1992) of the City of San Jose, California; Vice President and Director of Programs (1967 to 1986) of Arpact, Inc., a government contractor for small business development and trade; Trustee (since January 1995) of the Trust; and Director (since January 1995) of IORI.

   EDWARD G. ZAMPA: Age 64, Director (Independent) (since January 1995).

    General Partner (since 1976) of Edward G. Zampa and Company; Trustee (since January 1995) of the Trust; and Director (since January 1995) of IORI.

   EXECUTIVE OFFICERS. The following persons currently serve as executive officers of TCI and will continue to serve as executive officers of TCI following the Merger. Their positions with TCI are not subject to a vote of TCI's stockholders. Their ages, terms of service, all positions and offices with TCI or BCM, other principal occupations, business experiences and directorships with other companies during the last five years or more are set forth below.

   RANDALL M. PAULSON: Age 52, President (since August 1995) and Executive Vice President (January 1995 to August 1995).

    President (since 1995) and Executive Vice President (January 1995 to August 1995) of the Trust, IORI and Syntek Asset Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"), which, until December 18, 1998, was the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), and (October 1994 to August 1995) of BCM; President (since January 1998) of NRLP Management Corp. ("NMC"), which has served as the general partner of NRLP and NOLP since December 18, 1998; Director (August 1995 to November 1998) of SAMI; Executive Vice President (since January 1995) of ART; Vice President (1993 to 1994) of GSSW, LP, a joint venture of Great Southern Life and Southwestern Life; Vice President (1990 to 1993) of Property Company of America Realty, Inc.; and President (1990) of Paulson Realty Group.

   KARL L. BLAHA: Age 51, Executive Vice President -- Commercial Asset Management (since July 1997).

    Executive Vice President -- Commercial Asset Management (since July 1997) and Executive Vice President and Director of Commercial Management (April 1992 to August 1995) of BCM, the Trust, IORI and SAMI; Director (since June
  1996), President (since October 1993) and Executive Vice President and Director of Commercial Management (April 1992 to October 1993) of ART; Director (since December 1998) and Executive Vice President (since January
  1998) of NMC; Executive Vice President (October 1992 to July 1997) of Carmel Realty, a company owned by First Equity Properties, Inc. ("First Equity"), which is 50% owned by BCM; Director (since November 1988) of SAMI; President and Director (since 1996) of First Equity; Executive Vice President and Director of Commercial Management (April 1992 to February
  1994) of NIRT and Vinland Property Trust ("VPT"); Partner -- Director of National Real Estate Operations of First Winthrop Corporation (August 1988 to March 1992); and Corporate Vice President of Southmark Corporation ("Southmark") (April 1984 to August 1988).

   BRUCE A. ENDENDYK: Age 50, Executive Vice President (since January 1995).

    President (since January 1995) of Carmel Realty; Executive Vice President (since January 1995) of BCM, SAMI, ART, the Trust and IORI and (since January 1998) of NMC; Management Consultant (November 1990 to December
  1994); Executive Vice President (January 1989 to November 1990) of Southmark; and President and Chief Executive Officer (March 1988 to January
  1989) of Southmark Equities Corporation.

   STEVEN K. JOHNSON; Age 41, Executive Vice President--Residential Asset Management (since August 1998).

     Executive Vice President -- Residential Asset Management (since August
  1998) and Vice President (August 1990 to August 1991) of BCM, SAMI, ART, IORI and the Trust; Executive Vice President --Residential Asset Management (since August 1998) of NMC; Chief Operating Officer (January 1993 to August
  1998) of Garden Capital, Inc.; Executive Vice President (December 1994 to August 1998) of Garden Capital Management, Inc.; Vice President (August 1991 to January 1993) of SHL Properties Realty Advisors, Inc. and SHL Acquisition Corporation II and III; and Vice President (August 1990 to August 1991) of NIRT and VPT.

   THOMAS A HOLLAND; Age 56, Executive Vice President and Chief Financial Officer (since August 1995); Secretary (since February 1997) and Senior Vice President and Chief Accounting Officer (July 1990 to August 1995).

     Executive Vice President and Chief Financial Officer (since August 1995) and Senior Vice President and Chief Accounting Officer (July 1990 to August
  1995) of SAMI, BCM, ART, IORI and the Trust; Secretary (since February
  1997) of IORI and the Trust; Executive Vice President and Chief Financial Officer (since January 1998) of NMC; and Senior Vice President and Chief Accounting Officer (July 1990 to February 1994) of NIRT and VPT.

   OFFICERS. Although not executive officers of TCI, the following persons currently serve as officers of TCI. Their positions with TCI are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices with TCI or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

   ROBERT A. WALDMAN; Age 46, Senior Vice President and General Counsel (since January 1995); Vice President (December 1990 to January 1995); and Secretary (December 1993 to February 1997).

     Senior Vice President and General Counsel (since January 1995), Vice President (December 1990 to January 1995) and Secretary (December 1993 to February 1997) of IORI and the Trust; Vice President (December 1990 to February 1994) and Secretary (December 1993 to February 1994) of NIRT and
  VPT: Senior Vice President and General Counsel (since January 1995), Vice President (January 1993 to January 1995) and Secretary (since December
  1989) of ART; Senior Vice President and General Counsel (since November
  1994), Vice President and Corporate Counsel (November 1989 to November
  1994) and Secretary (since November 1989) of BCM; Senior Vice President and General Counsel (since January 1995), Vice President (April 1990 to January
  1995) and Secretary (since December 1990) of SAMI; and Senior Vice President, General Counsel and Secretary (since January 1998) of NMC.

   DREW D. POTERA; Age 39, Vice President (since December 1996) and Treasurer (since December 1990).

     Vice President (since December 1996) and Treasurer (since December 1990) of IORI and the Trust; Treasurer (December 1990 to February 1994) of NIRT and VPT; Vice President (since December 1996) and Assistant Treasurer (December 1990 to August 1991) and Treasurer (since August 1991) of ART; Vice President, Treasurer and Securities Manager (since July 1990) of BCM; Vice President and Treasurer (since February 1992) of SAMI and (since January 1998) of NMC; and Financial Consultant with Merrill Lynch, Pierce, Fenner & Smith Incorporated (June 1985 to June 1990).

   EXECUTIVE COMPENSATION. TCI has no employees, payroll or benefit plans and pays no compensation to the executive officers of TCI. The executive officers of TCI who are also officers or employees of BCM are compensated by BCM. Such executive officers of TCI perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

   The only remuneration paid by TCI is to the Directors who are not officers or directors of BCM or its affiliated companies. The Independent Directors (1) review the investment policies of TCI to determine that they are in the best interest of TCI's stockholders, (2) review TCI's contract with its advisor, (3) supervise the performance of TCI's advisor and review the reasonableness of the compensation which TCI pays to its advisor in terms of the nature and quality of services performed, (4) review the reasonableness of the total fees and expenses of TCI and (5) select, when necessary, a qualified independent real estate appraiser to appraise properties purchased by TCI.

   Each Independent Director receives compensation in the amount of $15,000 per year plus reimbursement for expenses, and the Chairman of the Board receives an additional fee of $1,500 per year for serving in such position. In addition, each Independent Director receives $1,000 per day for any special services rendered by him to TCI outside of his ordinary duties as Director, plus reimbursement of expenses.

   During 1997, $78,250 was paid to the Independent Directors in total Directors' fees for all services, including the annual fee for service, during the period January 1, 1997 through December 1997, and 1997 special service fees as follows: Ted P. Stokely, $16,500; Edward L. Tixier, $15,000; Martin L. White, $15,000; and Edward G. Zampa, $31,750.

   THE DIRECTOR REMOVAL PROVISION. Under Article ELEVENTH of the Articles of Incorporation (the "Director Removal Provision"), each Director of the Board of Directors may be removed only by the affirmative vote of the holders of not less than 80% of the outstanding stock of TCI then entitled to vote for the election of such director. By contrast, under the Declaration of Trust, Trustees may be removed by vote or consent of the holders of a majority of the outstanding shares entitled to vote thereon, or by a majority of the remaining Trustees. The Director Removal Provision makes removal of a Director of TCI more difficult by requiring a super-majority vote.

   Stockholders should note that affiliates of TCI, BCM and ART, effectively will have veto power over the removal of Directors of TCI pursuant to the Director Removal Provision. BCM and ART will own approximately 13.3% and 36.8%, respectively, of the shares of TCI following the Incorporation Procedure and the Merger.

   The Director Removal Provision tends to ensure managerial continuity and to deter certain kinds of unsolicited takeovers while making changes in control somewhat more difficult. See "Proposed Incorporation Procedure and Merger --
 Possible Negative Considerations".

   TCI'S ADVISOR. The day-to-day operations of TCI are currently, and it is anticipated that they will continue to be, performed by BCM under the TCI Advisory Agreement described under "Business and Properties of TCI -- The TCI Advisory Agreement", subject to stockholder approval of the Incorporation Procedure and the Merger.

   The Declaration of Trust currently requires that all advisory agreements have an initial term of no more than two years and provide for annual renewal or extension thereafter, subject to shareholder approval. In contrast, Article THIRTEENTH of the Articles of Incorporation provides that the Board of Directors may authorize advisory agreements; however there is no requirement that the Board of Directors obtain stockholder approval prior to any renewal or modification of such advisory agreements (although the Board of Directors intends to continue this practice). Pursuant to the terms of the Olive Modification, which became effective on January 11, 1995, if BCM or any other entity affiliated with members of the Trust's management serves as advisor, advisory agreements are and will remain subject to the review and approval of two-thirds of the Board of Directors. See "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger --
 Restrictions on Related-Party Transactions".

   The Declaration of Trust also provides for termination of advisory agreements without penalty (i) by the advisor upon 120 days' written notice or
(ii) by the shareholders (by a vote of the majority of the outstanding shares) or (iii) by the Board of Trustees (by majority vote including a majority of unaffiliated Trustees) upon 60 days' written notice. The TCI Articles of Incorporation leave termination provisions regarding advisory agreements to the negotiation of the parties. See "Business and Properties of the Trust -- The Trust Advisor" for a discussion of the relationship between the Trust and BCM. Neither TCI's Articles of Incorporation nor the Declaration of Trust requires shareholder approval for the selection of the advisor per se.

   The Declaration of Trust requires that any advisory agreement entered into with a Trustee or an affiliate of a Trustee must be made, approved or ratified by a majority of the Trustees who are not so affiliated. Transactions of TCI with any advisor or affiliate thereof would be governed by the NRS and the unified related-party provisions contained in Article FOURTEENTH of the Articles of Incorporation together with the Olive Modification. As explained more fully in "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger -- Restrictions on Related-Party Transactions" and pursuant to the Olive Modification, until April 28, 1999, prior to entering certain related party transactions, with the exception of certain specified contracts including the TCI Advisory Agreement, the Board of Directors would be required to unanimously agree that the transaction is in the best interest of the corporation and that no other opportunity exists that is as good as the opportunity presented by such transaction. Direct contractual agreements for services, such as the TCI Advisory Agreement between TCI and BCM or one of its affiliates, would only require the prior approval of two-thirds of the Board of Directors.

   Section 4.3 of the Declaration of Trust requires the Trust's advisor to use its best efforts to present to the Trust a continuing and suitable investment program, consistent with the Trust's investment policies and objectives. However, consistent with the Declaration of Trust, neither the advisor nor any affiliate of the advisor is obligated to present any particular investment opportunity to the Trust. The advisor is, in fact, expressly authorized to take for its own account or recommend to others any particular investment opportunity. There is no comparable provision to such Section 4.3 in the Articles of Incorporation.

   The Articles of Incorporation impose fewer explicit restrictions on compensation of TCI's advisor than does the Declaration of Trust. Article THIRTEENTH of the Articles of Incorporation provides that the compensation payable under the TCI Advisory Agreement must be approved as "fair and equitable" by the Board of Directors, and the Restrictions on Related-Party Transactions Provision also applies to compensation of the advisor. See, however, the discussion of contractual limits on operating expenses below under "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger --Limitations on Operating Expenses".

LIABILITY OF CERTAIN PERSONS

   THE MANAGEMENT LIABILITY PROVISION. The corporate structure of TCI enables TCI to define the liability of corporate officers and Directors with greater precision. The Board of Trustees believes that limited liability will help continue to retain and attract the best possible officers and Directors. Currently, each of the Trustees has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law. Under the Management Liability Provision (Article NINTH of the Articles of Incorporation), the Directors will not have personal liability to TCI or its stockholders for monetary damages for any breach of their fiduciary duties as Directors (including, without limitation, any liability for gross negligence in the performance of their duties), except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of NRS 78.300. By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions in evaluating takeover proposals to acquire TCI, the Management Liability Provision supplements indemnification rights afforded under TCI's Articles of Incorporation and Bylaws which provide, in substance, that TCI shall indemnify its Directors, officers, employees and agents to the fullest extent permitted by the NRS and other applicable laws.

   The Articles of Incorporation provide that "shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect).... to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of [TCI]. . . ." Further, the Bylaws provide that "[e]ach officer, director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes and other applicable law." Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

   The Management Liability Provision contained in the Articles of Incorporation is analogous to Article VII of the Declaration of Trust. Article VII, however, explicitly exculpates Trustees, officers, employees and agents of the Trust while the Management Liability Provision explicitly exculpates only directors. Further, under the Declaration of Trust, a Trustee would not be indemnified for liability arising from gross negligence or reckless disregard of duty, whereas a Director of TCI may be indemnified for such liability under the Articles of Incorporation.

   The NRS and Nevada common law provide that a corporation's board of directors owes certain fiduciary duties to the corporation and its stockholders, including a duty of loyalty and a duty of care. The duty of care is generally considered to require directors to be sufficiently diligent and careful in informing themselves regarding, and in deciding whether to take or not to take, corporate action. The duty of care to which directors are bound is that which ordinarily prudent and diligent men would exercise under similar circumstances. The duty of loyalty is generally considered to require directors to act in what they determine in good faith, after appropriate consideration, to be in the best interest of the corporation and not to engage in self-dealing. With respect to limitations on the personal liability of Directors to TCI or its stockholders, the Management Liability Provision is more expansive than the provision in the Declaration of Trust that addresses the limitations on the personal liability of Trustees to the Trust or its shareholders. Consequently, the Management Liability Provision expands the current limitation on personal liability of members of management to cover, in addition, certain violations of their fiduciary duty of care rising to the level of gross negligence or reckless disregard of duty. The Management Liability Provision would not, however, insulate Directors of TCI from liability to TCI or its stockholders for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. The limitation of liability applies only to claims by TCI or its stockholders and does not preclude or limit recovery of damages by others, such as creditors. Furthermore, the limitation of liability applies prospectively only and would therefore not affect a Trustee's potential liability for acts or omissions in his capacity as a Trustee prior to the effective time of the Merger.

   The Management Liability Provision further provides that any repeal or modification of Article NINTH would not increase the personal liability of any Director of TCI for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a Director of TCI existing at the time of such repeal or modification. Moreover, the Management Liability Provision provides that if Nevada law is in the future amended to further eliminate or limit the liability of directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended.

   By protecting directors from assessments of monetary damages for breaches of the duty of care, the Management Liability Provision limits the remedies available to a stockholder seeking to challenge a Board decision protected by the Management Liability Provision, including, for example, decisions relating to acquisition proposals or similar transactions. However, it does not eliminate or change the duty of care. Accordingly, the Management Liability Provision does not limit the availability of equitable remedies, such as an injunction or rescission based on a director's breach of the duty of care, although, as a practical matter, particular equitable remedies may not be available (e.g., after a transaction has already been effected). Additionally, the Bylaws of TCI provide indemnification to each officer, Director and employee of TCI to the fullest extent permitted by Chapter 78 of the NRS and other applicable law.

   The Management Liability Provision also provides that TCI shall indemnify to the fullest extent permitted by law any person who is a party or is made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a Director, officer, employee or agent of TCI, or is or was serving at the request of TCI, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. The Management Liability Provision also provides that TCI shall advance expenses to the fullest extent permitted by law to such indemnitee. The Management Liability Provision further states that any amendment to or repeal of Article NINTH would not diminish such indemnification with respect to any acts or omissions occurring prior to such amendment or repeal.

   The Declaration of Trust provides that the Trust shall indemnify and reimburse any person made a party to any action, suit or proceeding or against whom any claim or liability is asserted because he, his testator or intestate was or is a Trustee, officer, employee or agent of the Trust for any judgments, fines, amounts paid on amount thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in defending against such claim, action, suit or proceeding, or alleged liability or in connection with any appeal therein, except where the claim, obligation or liability arose out of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The indemnity provisions of the Management Liability Provision and Section 78.751 of the NRS are comparable except that Section 78.751 of the NRS provides that a corporation shall make no indemnification in respect of any claim as to which a final adjudication establishes that the Director is liable to TCI or for amounts paid in settlement to TCI unless and only to the extent that the court in which the action was brought determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses.

   As herein described, Directors and officers of TCI are indemnified against certain liabilities under provisions of the Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling TCI pursuant to the foregoing provisions, TCI has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

   In addition, the Management Liability Provision provides, as permitted by the NRS, that TCI may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of TCI or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against such expense, liability or loss, whether or not TCI would have the power to indemnify such person against any such expense, liability or loss under the NRS. Section 7.4 of the Trust's Declaration of Trust is analogous to this portion of the Management Liability Provision. The Trust purchased such insurance for the benefit of its officers and Trustees in July 1996, and TCI has comparable insurance in place for its Board of Directors.

   The Trustees and officers of the Trust are indemnified under the Declaration of Trust against judgments, fines, amounts paid on account of and reasonable expenses (including attorneys' fees) incurred in connection with the defense of suits or proceedings in which a claim or liability against a person is asserted by reason of the fact that he is a Trustee or officer of the Trust, as the case may be. Currently, each of the Trustees of the Trust has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law.

   STOCKHOLDER LIABILITY. Limitations on the potential personal liability of stockholders for the acts and obligations applicable to TCI under Nevada law are comparable to the limitations under California law and the Declaration of Trust applicable to stockholders of the Trust with respect to the Trust's acts and obligations. Though the Articles of Incorporation do not expressly limit stockholder liability, pursuant to Article 8 Section 3 of the Nevada constitution and Section 78.225 of the NRS, stockholders are not personally liable for the payment of a corporation's debts, except to the extent a stockholder has not paid the consideration for which that shareholder's shares were authorized to be issued or which was specified in a written subscription agreement between the corporation and the shareholder. Similarly, the Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Trust and that every written undertaking made by the Trust shall contain a provision that such undertaking is not binding on any shareholders personally. Under Section 23001 of the California Corporations Code, no shareholder of a real estate investment trust like the Trust shall be personally liable for any liabilities, debts or obligations of, or claims against, such real estate investment trust. Section 23002 of the California Corporations Code further provides that Section 23001 applies to any real estate investment trust organized under the laws of California with respect to liabilities, debts, obligations and claims wherever arising. Under Section 23000 of the California Corporations Code, the Trust is classified as a "real estate investment trust" for purposes of the foregoing provisions of California law. Thus, it appears that the Incorporation Procedure and the Merger will not materially alter shareholder liability in California. It should be noted that the law regarding trusts in other states where the Trust does business might treat shareholders' liability in a different manner (i.e., impose liability) if a court in such state were not to apply California law to such issue.

BUSINESS ACTIVITIES AFTER INCORPORATION PROCEDURE AND MERGER

   Although no significant change in the nature of TCI's business (including the business of the Trust following the Incorporation Procedure and the Merger) is anticipated as a result of the Incorporation Procedure and the Merger, it should be noted that the Articles of Incorporation place fewer restrictions on the business activities of TCI and no limitations on TCI's operating expenses, as discussed below in "-- Limitations on Operating Expenses".

   RESTRICTIONS ON INVESTMENT ACTIVITIES. Section 5.3 of the Declaration of Trust includes certain restrictions on the investment activities of the Trust. Specifically, the Trustees are restricted from the following activities:

  (a) investing in any foreign currency, bullion or commodities;

  (b) investing in contracts of sale for real estate, except in conjunction with acquisition or sale of real property or when held as security for mortgages made or acquired by the Trust;

  (c) engaging in any short sale;

  (d) issuing warrants, options or rights to buy shares, except as part of a ratable issue to shareholders or as part of a public offering or as part of a financial arrangement with parties other than the advisor or directors, Trustees, officers or employees of the Trust or the advisor or as part of a ratable distribution to shareholders;

  (e) issuing equity securities of more than one class (other than convertible obligations, warrants, rights and options, and regular or residual interests in real estate mortgage investment conduits ("REMICS"));

  (f) making any loan to the sponsor of the Trust, CCEC, the advisor or any of their affiliates;

  (g) engaging in trading as compared with investment activities, or engaging in the business of underwriting or agency distribution of securities issued by others, but this prohibition shall not prevent the Trust from selling participations or interests in mortgage loans or real property or from selling or pledging a pool of notes receivable from property sales or selling interests in REMICS or collateralized mortgage obligations ("CMOs");

  (h) investing more than 10% of total Trust assets in junior mortgage loans, excluding wrap-around mortgage loans;

  (i) acquiring securities in any company holding investments or engaging in activities prohibited by the Declaration of Trust;

  (j) issuing "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940, "face-amount certificates of the installment type" as defined in Section 2(a)15 thereof and "periodic payment plan certificates" as defined in Section 2(a)(27) thereof;

  (k) purchasing insurance either through or from any affiliate;

  (l) (purchasing any real property on which the total real estate commission paid by the Trust to anyone exceeds 6% of the total purchase price, or sell any real property on which the total real estate commission paid by the Trust to anyone exceeds 5% of the total sales price;

  (m) purchasing, selling or leasing any real properties or mortgages to or from CCEC, the advisor or any of their Affiliates, including any investor program in which any of the foregoing may also be a general partner or sponsor; or

  (n) issuing convertible or non-convertible debt securities (other than interests in REMICS and CMOs) to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities.

   Subject to the foregoing restrictions and the restrictions on related-party transactions discussed below, the Trustees may change the investment policy of the Trust without shareholder approval if they determine that such change would be in the best interest of the Trust.

   Article THIRD of the Articles of Incorporation states that TCI may engage in any lawful activity, subject to the restrictions on related party transactions described below under "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger -- Restrictions on Related-Party Transactions". While, unlike the Declaration of Trust, the Articles of Incorporation neither dictate specific investment policies nor formally restrict particular activities of TCI, it is currently expected that the investment policies and activities of TCI will be substantially similar to the existing investment policies and activities of the Trust. Notwithstanding such expectation, TCI may avail itself of the greater flexibility permitted by the Articles of Incorporation to make certain investments that the Trust is not authorized to make. No assurance can be given that TCI's investment policies will not change if, in the opinion of the Board of Directors, circumstances so require, and certain investment policies may be changed without stockholder approval.

   To continue to qualify for taxation as a REIT under the Code, TCI will be required to, among other things, (i) hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash items at the close of each quarter of each taxable year, (ii) distribute 95% of its taxable income each year (excluding any net capital gain) as dividends, (iii) ensure that no more than 50% in value of its outstanding stock is held by five or fewer individuals or certain organizations at any time during the last half of each taxable year and (iv) ensure that no fewer than 100 persons are beneficial owners of stock of TCI during at least 335 days of each taxable year. Certain of the restrictions on investing activities of the Trust contained in the Declaration of Trust facilitate compliance with the REIT Code requirements.

   Provided TCI operates as a REIT, its investment policies will be limited by applicable Code provisions, and it is expected that TCI will conduct its future business activities in such a manner as to maintain its anticipated REIT status. Nevertheless, TCI would have substantially greater flexibility and fewer restrictions on its investment policy than the Trust currently has.

   LIMITATIONS ON OPERATING EXPENSES. Additionally, Section 4.4 of the Declaration of Trust places specific limits on the Trust's operating expenses (defined in Section 1.4(u) of the Declaration of Trust). For purposes of these limitations, operating expenses include (i) aggregate annual expenses constituting operating expenses under generally accepted accounting principles, (ii) the advisory fee payable to the Trust's advisor and (iii) the fees and expenses paid to the Trustees who are not employees or affiliates of the advisor. However, such operating expenses specifically exclude (i) the cost of money borrowed by the Trust, (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Trust, (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Trust's securities, (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers and other agents retained by or on behalf of the Trust, (v) expenses directly connected with the purchase, origination, ownership and disposition of real properties or mortgage loans, other than expenses with respect thereto (with the exception of legal services) of employees of the Trust's advisor,
(vi) the expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans, (vii) expenses connected with payments of dividends, interest or distributions by the Trust to shareholders, (viii) expenses connected with communicating to shareholders and maintaining shareholder relations, (ix) transfer agent's, registrar's and indenture trustee's fees and charges, and (x) reserves for depletion, depreciation and amortization and losses and provisions for losses. The following direct expenses of the advisor are excluded from the Trust's operating expenses and are borne by the advisor: (a) employment expenses of the advisor's personnel (including Trustees, officers and employees of the Trust who also serve as directors, officers, or employees of the Trust's advisor or affiliates of the advisor), (b) advertising and promotional expenses incurred in seeking investments for the Trust, (c) rent, telephone, utilities, office furnishings and other office expenses of the Trust's advisor (except those relating to a separate office, if any, maintained solely for the Trust) and (d) miscellaneous administrative expenses relating to performance by the advisor of its functions under the Trust Advisory Agreement.

   Under Section 4.4 of the Declaration of Trust, operating expenses of the Trust for any fiscal year may not exceed the lesser of (a) 1.5% of the average of the "Book Values of Invested Assets" (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year, or
(b) the greater of (i) 1.5% of the average of the "Net Asset Value" (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year and (ii) 25% of the Trust's "Taxable Income" (as defined in the Declaration of Trust). The Declaration of Trust further provides that any advisory agreement shall specifically provide for a refund to the Trust of the amount, if any, by which the operating expenses exceed the applicable amount, provided that the amount of such refund shall not exceed the aggregate of the advisory fees paid to the advisor under such contract with respect to such fiscal year.

   In accordance with this section, the Trust Advisory Agreement described under "Business and Properties of the Trust -- The Trust Advisory Agreement" specifically provides for a refund to the Trust of the amount by which the operating expenses of the Trust for any fiscal year exceed the limitation set forth in Section 4.4 of the Declaration of Trust, "or in any similar limitation (if contained) in a successor Declaration of Trust or [Articles] of
Incorporation . . . ." Although the Articles of Incorporation place no limitations on TCI's operating expenses, the limitation on operating expenses under the Declaration of Trust, assuming shareholders approve the Incorporation Procedure and the Merger, are included contractually in the TCI Advisory Agreement. See "Risk Factors -- Elimination of Certain Protections of the Declaration of Trust". The effect of this limitation was to require the advisor to refund to the Trust of $606,000, $589,000 and $250,000 of the annual advisory fee for 1997, 1996 and 1995, respectively.

   The TCI Advisory Agreement will not be amended in conjunction with the Incorporation Procedure and the Merger. The fees and commissions payable by TCI to the advisor will remain the same if the Incorporation Procedure and the Merger are approved as those currently paid by the Trust.

   RESTRICTIONS ON RELATED-PARTY TRANSACTIONS. Article FOURTEENTH of the Articles of Incorporation provides that TCI shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of TCI, (ii) any Director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of TCI or any person identified in the foregoing clauses (i) through (iii) unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to TCI and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of the independent Directors of TCI entitled to vote thereon. Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of TCI nor a director, officer or employee of TCI's advisor.

   Pursuant to the Olive Modification and Olive Amendment (as defined herein), prior to April 28, 1999, certain related party transactions require the unanimous approval of the Board of Trustees of the Trust and the unanimous approval of the Board of Directors of TCI. More specifically, related party transactions may only be entered into in exceptional circumstances and after a determination by the Board of Trustees (or the Board of Directors, as the case may be), that no other opportunity exists that is as good as the opportunity presented by such related-party transactions.

   If the Incorporation Procedure and the Merger are adopted, the Board of Directors of TCI will continue to be required to review such related party transactions to determine whether such transactions satisfy the criteria established by the Olive Modification and the Olive Amendment. While the Board of Directors will necessarily consider the permissibility of any related-party transaction under TCI's Articles of Incorporation, such Articles of Incorporation generally permit related-party transactions if approved by a majority of the independent Directors. None of the members of the Board of Directors is an officer, director or employee of TCI's advisor and none will be an officer or employee of TCI. Apart from the different standards applicable to related-party transactions under the Articles of Incorporation and Declaration of Trust, respectively, the proposed Incorporation Procedure and the Merger are not expected to affect the review and approval of related-party transactions.

   Shareholders should note that Article FOURTEENTH does not supplant Nevada law regarding related-party transactions; rather, Article FOURTEENTH provides additional protection against the possibility of related-party transactions unfavorable to TCI. Under the NRS, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is not void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, provided that one of the four requirements below is met:

  (i) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

  (ii) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

  (iii) The fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

  (iv) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

   The basic restriction on transactions between the Trust and related parties contained in the Declaration of Trust is similar to restrictions contained in TCI's Articles of Incorporation and the NRS. Section 7.6 of the

Declaration of Trust provides that absent fraud and except as otherwise prohibited by the Declaration of Trust, a contract, act or other transaction between the Trust and any other person, or in which the Trust is interested, shall be valid even though one or more of the Trustees or officers of the Trust
(i) are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or related officers of such other person or (ii) individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction. Further, no Trustee or officer shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction provided that (i) such interest or connection is disclosed or known to the Trustees and thereafter the non-interested Trustees vote to authorize such contract, act or other transaction; (ii) such interest or connection is disclosed or known to the stockholders and thereafter such contract, act or transaction is approved by the stockholders; and (iii) such contract, act or transaction is fair and reasonable to the Trust at the time it is authorized by the Trustees or by the shareholders.

   The Declaration of Trust also contains specific restrictions on certain transactions between the Trust and certain other persons. Although the standards and procedures by which such transactions are permissible under TCI's Articles of Incorporation and Nevada law, on the one hand, and the Declaration of Trust, on the other, are not dissimilar in the opinion of the Board of Trustees, the Declaration of Trust absolutely prohibits certain transactions between the Trust and certain related parties, as discussed below, regardless of the fairness of the terms of such transactions and whether such transactions are authorized by a majority of unaffiliated Trustees or approved by the shareholders. Because TCI's Articles of Incorporation contains no analogous prohibition, the Incorporation Procedure and the Merger will permit TCI greater flexibility to engage in a larger class of transactions with related parties than the more limited class of transactions between the Trust and certain related parties that is currently permitted by the Declaration of Trust. Nevertheless, the Board of Trustees believes that the restrictions in TCI's Articles of Incorporation and the restrictions mandated by the NRS, together with the oversight by the Board of Directors required through April 28, 1999, pursuant to the Olive Modification, will offer adequate protection to ensure the fairness and propriety of transactions between TCI and related parties. See "Business and Properties of the Trust -- Involvement in Certain Legal Proceedings".

   Section 7.6 of the Declaration of Trust states that the Trust "shall not purchase or lease, directly or indirectly, any [r]eal [p]roperty or purchase any [m]ortgage from the [a]dvisor or any affiliated Person or from any partnership in which any of the foregoing may also be a general partner." Further, the Trust shall not "sell or lease, directly or indirectly, any of its [r]eal [p]roperty or sell any [m]ortgage to any of the foregoing Persons." CCEC or the Trust's advisor may make mortgage loans, purchase real property and assume loans in connection therewith in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such real property or mortgage loans or the borrowing of money or obtaining of financing for the Trust, or for any other purpose related to the Trust's business, provided the price for which the Trust purchases such asset is no greater than the cost to CCEC or the Trust's advisor and there is no difference in the interest rates of the loans related thereto at the time acquired by CCEC or the Trust's advisor and the time acquired by the Trust, nor any other benefit to CCEC or the Trust's advisor arising out of such transaction apart from compensation otherwise permitted by the prospectus pursuant to which the Trust offered Trust shares to the public. As discussed under "-- Business Activities After Incorporation Procedure and Merger", Section 5.3 of the Declaration of Trust also prohibits the Trustees from (i) making any loan to CCEC, the Trust's advisor, or any of their affiliates and (ii) purchasing, selling or leasing any real properties or mortgages to or from CCEC, the Trust's advisor or any of their affiliates, including any investor program in which any of the foregoing may also be a general partner or sponsor. CCEC no longer has any relationship to the Trust.

   The Declaration of Trust further provides in Section 7.6 that:

    the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer or employee of the Trust or any director, officer or employee of the [a]dvisor, of [CCEC] or of any company or other organization of which any of the foregoing is an Affiliate, except for . . .
    (c) transactions with [CCEC] or the [a]dvisor or Affiliates thereof involving loans, real estate brokerage services, mortgage brokerage services, real property management services, the servicing of [m]ortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which non-affiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis with such Person; provided, however, that any transaction referred to in clause (c) may be entered into only upon approval by affirmative vote or consent of a majority of the Trustees who are not, other than as Trustees, interested in or Affiliates of any Person who is interested in the transaction.

COMPARISON OF THE SECURITIES OF TCI AND THE TRUST

   COMMON EQUITY. TCI is authorized by its Articles of Incorporation to issue up to 10,000,000 shares of common stock. By contrast, the Trust may issue an unlimited number of shares of beneficial interest, and such Trust shares have no par value per share. The Articles of Incorporation of TCI establish the par value of the shares of TCI common stock at $0.01 per share.

   With respect to conversion, preemptive rights, dividends, voting rights and, except to the extent TCI may issue additional shares of preferred stock in the future, the TCI common stock is comparable to the Trust shares. For a discussion of liquidation preferences, voting rights and other features of the TCI preferred stock, see the discussion on preferred stock below. As with the Trust shares, each holder of TCI common stock is be entitled to one vote for each share on all matters submitted to the stockholders. Similarly, there is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to either the TCI common stock or the Trust shares. The holder of TCI common stock will not have any preemptive rights to acquire additional shares of TCI common stock when issued. All outstanding shares of TCI issued in the Conversion will be fully paid and nonassessable.

   DISTRIBUTIONS. All shares of the common stock of TCI are entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors of TCI, and upon liquidation or dissolution of TCI, whether voluntary or involuntary, to share equally in the assets of TCI available for distribution to stockholders, subject to any rights of holders of preferred stock, as discussed below. Similarly, the Declaration of Trust provides that shareholders have no right to any dividend or distribution unless and until the Trustees declare such dividend or distribution. The Declaration of Trust imposes an additional requirement not contained in TCI's Articles of
Incorporation: the Trustees must furnish the shareholders with a statement in writing not later than 60 days after the close of each fiscal year in which a distribution is made identifying the source of the funds so distributed. There is no obligation on the part of TCI's Board of Directors to engage in this practice, and the Board does not currently intend to commence such a practice. In prior years, the Trust's distribution policy provided for an annual determination of distributions after the Trust's year end until such time as property operations stabilized at a level producing cash flow from property operations in excess of anticipated needs. In January 1993, the Trust's Board of Trustees approved the resumption of quarterly distributions. TCI intends to continue its policy of paying quarterly distributions. The minimum amount of distributions will be determined by the amount required to continue to qualify as a REIT under the Code, which is presently 95% of taxable income (excluding any net capital gain).

   The Declaration of Trust provides that cash distributions may be paid from any source, in the discretion of the Trustees. In contrast, under Nevada law, TCI may pay dividends from any source, but only if (i) TCI may continue to able to pay its debts as they become due in the usual course of business and (ii) TCI's total assets continue to equal or exceed the sum of its total liabilities plus the amount that would be needed, if TCI were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

   PREFERRED STOCK. Unlike the Declaration of Trust, the Articles of Incorporation of TCI authorize the issuance of up to 1,000,000 shares of preferred stock by action of the Board of Directors without stockholder approval, which may be issued in one or more series with such preferences, qualifications, limitation and rights as shall be determined by the Board of Directors of TCI. The Board of Directors may fix and determine, among other things, (i) the distinctive designation and number of shares comprising such series; (ii) the dividend rates payable with respect to such shares of preferred stock (including whether and in what manner such dividends shall be accumulated); (iii) the extent of the voting rights, if any, of such shares;
(iv) whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; (v) the rights and preferences given such shares in the event of voluntary or involuntary liquidation, dissolution or distribution of assets; (vi) the nature of any purchase, retirement or sinking fund provisions with respect to such shares; (vii) the nature of any conversion rights with respect to such shares; (viii) whether the issuance of additional shares of preferred stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series; (ix) the right of the shares of such series to the benefits of conditions and restrictions upon the creation of indebtedness of TCI or any subsidiary thereof; and (x) any other preferences, privileges and powers, in relative participating, optional or other special rights, and qualifications, limitations or restrictions of such shares, as the Board of Directors may deem advisable.

   On October 20, 1998, the Board of Directors of TCI designated and authorized the issuance of 6,000 shares of its Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") with a par value of $0.01 per share and a preference on liquidation of $100.00 per share plus payment of accrued and unpaid dividends. In December 1998, TCI issued 5,829 shares of the Series A Preferred Stock in connection with the acquisition of real property.

   TCI is not obligated to maintain a sinking fun with respect to the Series A Preferred Stock. The Series A Preferred Stock is non-voting except as provided by law.

   The Series A Preferred Stock is convertible at any time and from time to time, in whole or in part, after November 1, 2003 at the option of the holders thereof. The Series A Preferred Stock is convertible into that number of shares of TCI common stock obtained by dividing $100.00 (plus all accrued and unpaid dividends) by the simple average of the daily closing price of the TCI common stock for the 5 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such TCI common stock is then listed.

   The Series A Preferred Stock bears a cumulative, compounded dividend per share equal to $5.00 per annum, payable quarterly and commencing accrual upon issuance. Dividends on the Series A Preferred Stock are in preference to and with priority over dividends upon the TCI common stock. The Series A Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock which may be issued in the future by TCI.

   TCI may redeem all or any of the Series A Preferred Stock at any time and from time to time, at its option, for cash. The redemption price of the Series A Preferred Stock shall be $100.00 per share (plus all accrued and unpaid dividends to the date of redemption). As of December 30, 1998, 5,829 shares of the Series A Preferred Stock were issued and outstanding.

   Holders of shares of Series A Preferred Stock are not entitled to vote on the Merger.

   Although no preferred stock has been issued or is being issued as part of the Incorporation Procedure and the Merger, and the Board of Directors has no present intention of issuing any preferred stock, it is deemed advisable to have such shares available for issuance (i) for possible use to raise additional equity capital or to make acquisitions, (ii) as an acquisition safeguard to dilute the stock ownership and voting power of a person or entity seeking to obtain control of TCI by (a) privately placing such preferred stock with purchasers not hostile to the TCI Board of Directors to oppose an unsolicited takeover bid or (b) authorizing holders of a series of preferred stock to vote as a class, either separately or with the holders of TCI common stock, on any merger, sale or exchange of assets or any other extraordinary corporate transaction involving TCI or (iii) for such other uses as the Board of Directors of TCI may deem appropriate from time to time.

   In contrast, the Trust is not authorized to issue preferred shares. In addition, Section 5.3 of the Declaration of Trust prohibits the Trustees from issuing warrants, options or rights to buy shares, except as part of (i) a ratable issue or distribution to stockholders, (ii) a public offering or (iii) a financial arrangement with parties other than the Trust's advisor or Directors, Trustees, officers, or employees of the Trust or its advisor. The Trustees are also prohibited from issuing (a) equity securities of more than one class (other than convertible obligations, warrants, rights and options and regular or residual interests in REMICS); (b) "redeemable securities", as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, "face-amount certificates of the installment type", as defined in Section 2(a)(15) thereof, and "periodic payment plan certificates", as defined in
Section 2(a)(27) thereof; or (c) convertible or non-convertible debt securities to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities. The Articles of Incorporation impose no such explicit prohibitions on TCI's power to issue securities.

   DISSENTERS' RIGHTS TO DISSENT AND OBTAIN PAYMENT. Under Nevada law, TCI's stockholders will not have the right to dissent and obtain payment with respect to any plan of merger or exchange upon which the stockholders may be entitled to vote for so long as TCI common stock is listed on the NYSE or is held of record by at least 2,000 persons. TCI common stock is listed on the NYSE.

   Shareholders of the Trust will not have the right to dissent and obtain payment except under the limited circumstances described herein. Section 1300 of the California General Corporation Law ("CGCL") provides that a shareholder of a corporation who is entitled to vote on a merger may require the corporation to purchase for cash, at their fair market value, the shares owned by the shareholder but only if shareholders holding 5% or more of the corporation's common stock demand payment for such shares. While the Trust is not a corporation, Section 1300 of the CGCL will apply to the stockholders of the Trust once the Trust shares are converted into shares of common stock of CME Corporation immediately prior to the Merger between CME Corporation and the Trust.

   In order for the dissenters' rights outlined in Section 1300 of the CGCL to apply, shareholders of the Trust holding in the aggregate at least 200,855 shares of common stock of CME Corporation (which are the shares into which all Trust shares will be converted immediately prior to the Merger) must both (A) abstain from voting on the Merger or vote against the Merger and (B) demand that CME Corporation purchase such shares at their fair market value.

   To determine if shareholders holding 5% or more of CME Corporation's common stock are dissenting, the only shares which will be counted will be the shares of stockholders

  (1) who make written demand upon CME Corporation for the purchase of such shares and for payment to the shareholder in cash of the fair market value of such shares,

  (2) whose written demand is received by CME Corporation within 30 days following the date on which CME Corporation mails notice to all shareholders of the Trust that the Merger has been approved, and who send to CME Corporation within such 30 day period the shareholder's certificates representing the shares which the shareholder demands be purchased (with an endorsement thereon that such shares are dissenting shares) and

  (3) whose written demand states the number and class of the shares held of record by the shareholder which the shareholder demands that CME Corporation purchase, and a statement by the shareholder of what the shareholder claims to be the fair market value of those shares as of September 18, 1998.

   If the Merger is approved by shareholders of the Trust and TCI, then CME Corporation will send out to all shareholders of the Trust who did not vote in favor of the Merger, within 10 days after the date of approval, a notice that the Merger was approved and a statement of the price which CME Corporation has determined represents the fair market value of the dissenting shares as of September 18, 1998. In addition, the notice will include a brief description of the procedure to be followed if the shareholder desires to exercise its right to dissent.

   If it is determined by CME Corporation that shareholders holding 5% or more of the shares of common stock of CME Corporation are dissenting and if CME Corporation and any dissenting shareholder agree upon the price of the shares, such dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares must be made within 30 days after the parties agree on the fair market value or within 30 days after any conditions to the Merger are satisfied, whichever is later.

   If CME Corporation denies that shareholders holding 5% or more of the shares of common stock of CME Corporation are dissenting or if CME Corporation and any dissenting shareholder cannot agree on the fair market values of the shares, then the dissenting shareholder, CME Corporation or TCI may sue to determine whether the shares are dissenting or the fair market value of such shares, as the case may be.

   A dissenting shareholder will not be entitled to payment of the fair market value of their shares if (A) the Merger is not approved, (B) the shares of such dissenting shareholder are transferred prior to being sent to CME Corporation or are converted into shares of TCI common stock by such dissenting shareholder or (C) if the dissenting shareholder and CME Corporation cannot agree upon the status of the shares as dissenting shares or upon the purchase price of the shares and neither files suit within six months after the date on which CME Corporation mailed notice of approval of the Merger. In any of the foregoing cases, the dissenting shareholders' shares will be converted into shares of TCI common stock at the Exchange Ratio.

   WARRANTS. The Trust has no outstanding warrants for the purchase of shares. TCI has no outstanding warrants and does not currently anticipate issuing any warrants for the purchase of its capital stock.

   LISTING. The Trust shares have been listed on the NASDAQ since October 29, 1980. TCI common stock has been listed on the NYSE since September 10, 1986.

   NO RESTRICTIONS ON OWNERSHIP AND TRANSFER OF COMMON STOCK. Neither TCI's Articles of Incorporation nor its Bylaws contain any restriction on the transfer or percentage ownership of shares of TCI common stock.

   In the Trustees' view, concentration of ownership of shares of TCI common stock is unlikely to threaten TCI's continued qualification for taxation as a REIT under the Code. In the opinion of the Trustees, the carefully designed acquisition safeguards built into the Articles of Incorporation and Bylaws of TCI are sufficient to meet the needs of TCI. See "-- Principal Reasons for the Incorporation Procedure and the Merger -- Acquisition Safeguards". Accordingly, TCI's Articles of Incorporation and Bylaws do not contain restrictions on voting rights of "Excess Shares" of the TCI common stock, and the certificates representing shares of TCI common stock will contain no legend to that effect.

STOCKHOLDER-MANAGEMENT RELATIONS

   THE CONSENT PROVISION. The Consent Provision (Article EIGHTH of the
Articles of Incorporation) provides that stockholders of TCI may not act without a duly called annual or special meeting except by written consent setting forth the action to be taken and signed by all of the stockholders entitled to vote thereon. Under the NRS, unless otherwise provided in a corporation's articles of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting if a written consent setting forth the action to be taken is signed by stockholders holding at least a majority of the voting power, or of such greater proportion as is required for such action. Unlike the TCI Articles of Incorporation, the Declaration of Trust permits shareholders of the Trust to approve certain acts by written consent without a meeting if such consent sets forth the action so taken and is signed by holders of the majority of the outstanding Trust shares.

   For all practical purposes, the Consent Provision would allow stockholders to act only at an annual or special meeting. By effectively prohibiting stockholders from acting without a meeting, the Consent Provision ensures that all stockholders will have the opportunity to consider any matter that could affect their rights. However, such a limitation on a major stockholder's ability to act could conceivably adversely affect a potential major stockholder's decision to purchase voting securities of TCI.

   THE STOCKHOLDER MEETING PROVISION. The Stockholder Meeting Provision (also set forth in Article EIGHTH of the Articles of Incorporation) provides that subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or the President of TCI. Stockholders of TCI may not by themselves call a special meeting of stockholders. In contrast to the Stockholder Meeting Provision, the Declaration of Trust permits its shareholders to call special meetings upon the written request of shareholders holding not less than 10% of the outstanding shares of the Trust entitled to vote in the manner provided in the Trustees' Regulations. The Trustees' Regulations further provide that special meetings of shareholders may be called at any time by the President or the Trustees or by any two or more Trustees, or by one or more shareholders holding not less than two-thirds of the outstanding shares of the Trust.

   The Stockholder Meeting Provision would have the effect of inhibiting stockholder actions that require a meeting of stockholders unless the Board of Directors, the Chairman thereof or the President of TCI calls such a meeting. Such meetings can impose considerable expenses upon TCI. The Trustees believe that the Board of Directors are in the best position to determine those issues which are properly the subject of a special meeting of stockholders. In the view of the Board of Trustees, stockholders would have a full opportunity to make proper proposals at duly convened stockholder meetings and to request that any such proposal be presented for consideration to other stockholders in TCI's annual proxy statement.

   OTHER PROVISIONS REGARDING STOCKHOLDER-MANAGEMENT RELATIONS. TCI's Bylaws provide, among other things, that any stockholder entitled to vote in the election of Directors of TCI's Board of Directors generally may nominate one or more persons for election as Directors at a meeting only if such stockholder gives not fewer than 35 nor more than 60 days' prior written notice of intent to make such nomination or nominations to the Secretary of TCI (or, if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such notice or disclosure). Each such notice must set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (vi) the consent of each nominee to serve as a Director of TCI if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, which is referred to herein as the "Nomination Provision". Neither the Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Nomination Provision.

   Although the Nomination Provision does not give TCI's Board any power to approve or disapprove of stockholder nominations for the election of directors, the Nomination Procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of TCI, even if such attempt might be deemed by some stockholders to be beneficial to TCI and its stockholders. The Board of Trustees is currently unaware of any controlling judicial precedent addressing the validity of the Nomination Provision and therefore the matter is not entirely free from doubt. The Board of Trustees nevertheless believes that this provision is beneficial because it requires stockholders to give adequate notice to allow orderly and considered evaluation of nominees and fair elections.

   TCI's Bylaws also provide that, in addition to any other applicable requirements, for business not specified in the notice of meeting or brought by or at the direction of the Board of Directors of TCI to be properly introduced by a stockholder, the stockholder must give not fewer than 35 nor more than 60 days' prior notice to the Secretary of TCI (or if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such event). This provision (the "Stockholder Proposal Provision") does not preclude discussion by any stockholder of any business properly brought before any meeting. Each such notice must set forth
(i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the stockholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such stockholder meeting notice; and (iv) all other information that would be required to be included in a proxy statement filed with the Commission. Neither the Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Stockholder Proposal Provision.

   Although the Stockholder Proposal Provision does not give TCI's Board of Directors or the Chairman of the meeting any powers to approve or disapprove such matters, the Stockholder Proposal Provision may have the effect of precluding the consideration of matters at a particular meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some stockholders to be beneficial to TCI and its stockholders. TCI is presently unaware of any controlling judicial precedent addressing the validity of the Stockholder Proposal Provision and therefore the matter is not entirely free from doubt. As with the Nomination Provision, the Trustees believe that the Stockholder Proposal Provision is beneficial because it requires stockholders to give both management and other stockholders adequate notice of such proposals and time to consider and respond to such proposals.

   TCI's Bylaws also provide that annual meetings of stockholders shall be held within the first eight months of the calendar year, or as soon as practicable thereafter, beginning in 1997. Written or printed notice of annual and special meetings of stockholders shall be given to stockholders entitled to vote not fewer than 10 nor more than 60 days before the date of such meeting, unless stockholders are to vote upon a proposed merger, consolidation or disposition of substantially all of TCI's assets, in which case notice shall be given no later than 20 nor more than 60 days before the date of such meeting. The Declaration of Trust contains similar provisions except that pursuant to the Declaration of Trust annual meetings of shareholders are to be held in the first six months of the calendar year.

   A full and correct statement of the affairs of TCI is to be prepared annually and submitted at the annual meeting. Such annual reports will include a balance sheet and a statement of operations for the preceding fiscal year. TCI is subject to the information requirements of the Exchange Act and the balance sheet and statement of operations are required by the Exchange Act to be certified by independent certified public accountants, although the Bylaws do not impose such a requirement. The Declaration of Trust provides that the Trustees must mail an annual report not later than 120 days after the close of each fiscal year. The annual report must include a statement of assets and liabilities and a statement of income and expenses of the Trust, accompanied by the report of an independent certified public accountant. The Trustees are also required to send shareholders interim reports at least quarterly.

   THE BUSINESS COMBINATION PROVISION. Article TENTH of the Articles of Incorporation (the "Business Combination Provision" is designed to encourage companies interested in acquiring TCI to negotiate with the Board of Directors and to give greater assurance to the stockholders of TCI that they will receive fair and equitable treatment in the event of a "Business Combination" (as defined below) involving TCI or a subsidiary thereof with, or proposed by or on behalf of, an "Interested Stockholder" (as defined below) or certain related parties.

   Under Article TENTH of the Articles of Incorporation, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any affiliate or associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of any Interested Stockholder or any Person who thereafter would be an affiliate or associate of any Interested Stockholder would require approval by the affirmative vote of not less than sixty-six and two-thirds of the votes entitled to be cast on such transaction by the holders of all shares of voting stock of TCI then outstanding (the "Voting Stock"), voting together as a single class, excluding shares beneficially owned by such Interested Stockholders. However, the two-thirds affirmative vote of stockholders is not required if a majority of the members of the Board of Directors or, in the case of such Business Combination involving any affiliate of TCI, a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of TCI nor directors, officers or employees of TCI's advisor, approves the Business Combination prior to the date on which the Interested Stockholder became the beneficial owner of 20% or more of TCI's shares (the "Acquisition Date"). If such prior Board of Director's approval is obtained, the Business Combination will be subject to the applicable voting requirement under the NRS. Presently, for most types of Business Combination transactions on which a stockholder vote would be required, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter (including shares beneficially owned by the Interested Stockholder) is required. If the two-thirds vote required by the Business Combination Provision is obtained in connection with a particular proposed Business Combination, approval of a majority of TCI's Board of Directors is not be necessary. Under certain circumstances a business combination will be presumed to be proposed by or on behalf of an Interested Stockholder unless a majority of the members of the Board of Directors determines otherwise.

   An "Interested Stockholder" is defined in the Business Combination Provision to include any Person who (i) is or has announced or publicly disclosed a plan or intention to become, the Beneficial Owner of 20% or more of the Voting Stock or (ii) is an affiliate or associate of TCI and at any time within the two year period immediately prior to the date in question was the Beneficial Owner of 20% or more of the Voting Stock. A person is the "Beneficial Owner" of Voting Stock that such person and certain related parties, directly or indirectly, own or have the right to acquire, hold, vote or dispose of or has beneficial ownership of. TCI, any of its subsidiaries and certain profit-sharing and employee-benefit plans are among the entities specifically excepted from the definition of "Interested Stockholder."

   ART is currently considered an Interested Stockholder of TCI and will remain an Interested Stockholder following the Incorporation Procedure and the Merger. Currently the Board of Directors is not aware of any other stockholder or group of stockholders that is an Interested Stockholder or that would be an "Interested Stockholder" following the Incorporation Procedure and the Merger.

   A "Business Combination" includes the following transactions with, or proposed by or on behalf of, any Interested Stockholder or certain related parties: (i) a merger or consolidation of TCI or any subsidiary with an Interested Stockholder or certain related parties, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by TCI or a subsidiary of any assets or securities to an Interested Stockholder or certain related parties, or any other arrangement with or for the benefit of an Interested Stockholder or any such related party (including investments, loans, advances, guarantees, extensions of credit, security interests and joint venture participation) that (except in certain circumstances), together with all other such arrangements (including all contemplated future events), involve assets or securities having a value (or involving aggregate commitments) of $5 million or more or constitute more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5% of the stockholders equity (in the case of transactions in capital stock) of the entity in question, as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of TCI would be required to approve or authorize such transaction, (iii) the adoption of any plan or proposal for the liquidation or dissolution of TCI, (iv) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate share of the outstanding capital stock of TCI or a subsidiary or
(v) any agreement or arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).

   By providing that the two-thirds vote requirement would not be invoked if a majority of TCI's Board of Directors approves a Business Combination prior to the Acquisition Date, the Business Combination Provision is intended to encourage companies interested in acquiring TCI to negotiate in advance with TCI's Board of Directors. See "-- Principal Reasons for the Incorporation Procedure and the Merger -- Acquisition Safeguards". The Business Combination Provision may discourage attempts to take over TCI by a principal stockholder. By requiring a two-thirds vote of stockholders other than the relevant Interested Stockholder to approve a Business Combination not approved by TCI's Board of Directors, the Business Combination Provision may enable a minority of TCI's stockholders to prevent consummation of a Business Combination. To the extent that the Business Combination Provision discourages tender offers or the accumulation of Nevada Common Stock by a third party, stockholders may be deprived of higher market prices for their stock which may result from such events.

   Article TENTH effectively allows the Board of Directors to waive the requirement that any Business Combination with, or proposed by or on behalf of, any Interested Stockholder requires the approval of not less than two-thirds of the votes cast by the holders of all shares of Voting Stock (excluding Voting Stock owned by such Interested Stockholder). If a majority of the members of the Board of Directors or, in the case of such Business Combination involving any affiliate of TCI, a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of TCI nor directors, officers or employees of TCI's advisor, approves such Business Combination prior to the Acquisition date, such Business Combination requires only such affirmative vote, if any, as is required by applicable law or by any other provision of the Articles of Incorporation or Bylaws or by any agreement with any national securities exchange.

   The NRS imposes generally similar restrictions upon certain business combinations with interested stockholders of a Nevada corporation, but, among other differences, the NRS defines the terms "business combination" and "interested stockholder" differently and, unlike Article TENTH of the Articles of Incorporation, Nevada law subjects certain business combinations with interested stockholders to a three-year moratorium unless specified conditions are met. The NRS prohibits a Nevada corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an "interested stockholder." With certain exceptions, an "interested stockholder" is a person or group that owns 10% or more (compared to more than 20% under Article TENTH of the Articles of Incorporation) of such corporation's outstanding voting stock, or is an affiliate or associate of the corporation and was the beneficial owner of 10% or more of such voting stock at any time within the previous three years.

   However, a Nevada corporation may elect not to be governed by the Business Combination provisions of Nevada law by expressly electing not to be governed by such statutes in the original Articles of Incorporation or an amendment thereto. Because TCI's Board of Directors believes that the Business Combination Provision offers sufficient protection, Article TENTH of the Articles of Incorporation contains a provision expressly electing not to be governed by NRS statutes governing business combinations with interested stockholders (NRS Sections 78.411 through 78.444, inclusive) and acquisitions of a controlling interest (NRS Sections 78.378 through 78.3793, inclusive).

   California has adopted legislation that has certain anti-takeover implications. Although the California Corporations Code does not specifically apply to business trusts, certain of its provisions could be applied to business trusts by analogy. If the proposed Incorporation Procedure and the Merger are adopted, such legislation will not apply to TCI.

   Sections 1101 and 407 of the California General Corporation Law require that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless either (i) all of the holders of such common stock consent to the transaction or (ii) the terms and conditions of the transaction and the fairness of such terms and conditions have been approved by the appropriate state regulatory agency. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Nevada law has no comparable provision. California law also requires that shareholders be provided with a fairness opinion under certain circumstances when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party. Again, Nevada law has no comparable provision.

   THE EVALUATION PROVISION. Article TWELFTH of the Articles of Incorporation (the "Evaluation Provision") permits the Board of Directors to take into account all factors it deems relevant in evaluating, among other things, tender offers, proposals of business sales or combinations and proposals for corporate liquidation or reorganizations involving TCI, including the potential impact of any such transaction on TCI's creditors, partners, joint venturers, other constituents or TCI and the communities in which its offices, other establishments or investments are located (collectively, "Non-Stockholder Constituencies") and on TCI's continuing status as a qualified REIT under the Code.

   The Evaluation Provision does not specify the relative weight that the Board of Directors should give to the various factors. Under the Evaluation Provision, the Board of Directors might, for example, take into account whether a potential acquiror proposed to use TCI's assets to finance an acquisition of TCI and the effect that such use of TCI's assets might have on its Non-Stockholder Constituencies, if any, and its REIT status. The Trustees believe that consideration of the effect of a business combination proposal on TCI's Non-Stockholder Constituencies and REIT status help to maintain or improve the financial condition of TCI and, as a result, confer related benefits upon its stockholders. However, because the Evaluation Provision allows the Board of Directors to consider numerous judgmental or subjective factors affecting such a proposal, including certain non-financial matters, their consideration may lead the Board of Directors to oppose a transaction that, as an exclusively financial matter, may be attractive to stockholders.

   The Declaration of Trust does not contain any provision similar to the Evaluation Provision. Courts construing California law have held that the decisions of California corporate directors in evaluating takeover bids generally are protected by the "business judgment rule," under which a court will not question the directors' business judgment so long as they act in accordance with their fiduciary duties to the corporation and to all of the stockholders. The Trustees are currently unaware of any judicial precedent construing California law that addresses the question of whether corporate directors (and, by analogy, trustees of unincorporated business trusts) may consider the interests of Non-Stockholder Constituencies or whether the consideration of such interests would be protected by the "business judgment rule".

   The NRS expressly provides that directors in evaluating acquisition proposals may consider certain interests of Non-Stockholder Constituencies including (i) the interests of the corporation's employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the interests of the community and of society; and (iv) the long term as well as short term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

ESTABLISHMENT OF SUBSIDIARIES

   Under Section 3.5 of the Declaration of Trust, a vote of two-thirds of the Trustees and holders of a majority of the shares voting at a meeting called for such purpose is required for the formation of a subsidiary to hold all or part of the Trust's assets. There exists no comparable provision in the Articles of Incorporation.

AMENDMENT PROVISIONS

   The Bylaw Amendment Provision and the Articles of Incorporation Amendment Provision (each as defined below) generally require a super-majority vote for changes in the governing documents of TCI submitted to stockholders. Although those provisions may by themselves have a deterrent effect on some potential acquisitions of TCI, they are designed primarily to ensure that an acquiror cannot circumvent the acquisition safeguards contained in the governing documents. See "-- Principal Reasons for the Incorporation Procedure and Merger -- Acquisition Safeguards" and "-- Comparison of Principal Differences Between the Trust and TCI". The Trustees recognize that the amendment provisions may serve to entrench current management (see "-- Principal Reasons for the Incorporation Procedure and the Merger -- Acquisition Safeguards" and "-- Possible Negative Considerations"); however, for the same reasons the Trustees deem acquisition safeguards to be in the best interest of TCI and its stockholders, the amendment provisions are required to buttress those safeguards.

   THE BYLAW AMENDMENT PROVISION. Article SEVENTH of the Articles of Incorporation (the "Bylaw Amendment Provision") expressly authorizes TCI's Board of Directors to make, adopt, alter, amend, change or repeal TCI's Bylaws. The Bylaw Amendment Provision further states that the stockholders of TCI may not make, adopt, alter, amend, change or repeal TCI's Bylaws except upon the affirmative vote of holders of not less than 75% of the outstanding stock of TCI entitled to vote thereon. The TCI Board of Directors is currently unaware of any controlling judicial precedent under the NRS addressing the validity of this aspect of the Bylaw Amendment Provision and, therefore, the matter is not entirely free from doubt. This super-majority voting provision could enable holders of only 26% of TCI common stock to prevent holders of a substantial majority of TCI common stock who do not approve of certain provisions of the Bylaws from amending or repealing such provisions. In this regard, it should be noted that entities affiliated with certain executive officers of TCI have collective beneficial ownership of 44.9% of TCI common stock (as of November 20, 1998). Nevertheless, TCI's Board of Directors believes that the Bylaw Amendment Provision will help to ensure continuity with respect to the management of the day-to-day operations of TCI. In addition, the provision will prevent a purchaser who acquires a majority of the shares of the TCI common stock from adopting Bylaws that are not in the best interest of the minority stockholders or repealing Bylaws that are in such stockholders' interest.

   Section 3.3 of the Declaration of Trust vests in the Trustees the power to make, adopt, amend or repeal Trustees' Regulations. Nevertheless, the Trustees' Regulations provide that the Trustees' powers to make, adopt, amend or repeal the Trustees' Regulations may be revoked either by vote or written consent of two-thirds of the shareholders.

   THE ARTICLES OF INCORPORATION AMENDMENT PROVISION. Article SEVENTEENTH of the Articles of Incorporation (the "Articles of Incorporation Amendment Provision") requires the affirmative vote of at least 75% of all of the Voting Stock to alter, amend or repeal the Bylaw Amendment Provision, Consent Provision, Stockholder Meeting Provision, Business Combination Provision, Director Removal Provision, Evaluation Provision and Articles of Incorporation Amendment Provision, unless a majority of TCI's Board of Directors approves such alteration, amendment or repeal.

   In contrast, the Declaration of Trust generally may be amended (i) by shareholders holding a majority of the outstanding shares entitled to vote thereon or (ii) by the Trustees without the vote or consent of shareholders to the extent they deem it necessary to conform the Declaration of Trust to REIT requirements or other applicable federal law, unless the proposed amendment would change certain rights with respect to any outstanding securities of the Trust, in which case the Declaration of Trust requires the vote or consent of the holders of two-thirds of the outstanding shares entitled to vote thereon.

   Although the Declaration of Trust already requires a super-majority vote for certain proposed amendments, the Articles of Incorporation Amendment Provision will make it more difficult for stockholders to make changes in the Articles of Incorporation, including changes designed to enable holders of a majority of TCI common stock to obtain control over TCI. However, the Articles of Incorporation Amendment Provision may help protect minority stockholders from disadvantageous changes supported by less than a substantial majority of other stockholders.

   THE FOREGOING IS ONLY A SUMMARY OF THE SIMILARITIES AND DIFFERENCES BETWEEN TCI'S ARTICLES OF INCORPORATION AND BYLAWS, ON THE ONE HAND, AND THE TRUST'S DECLARATION OF TRUST AND TRUSTEES' REGULATIONS, ON THE OTHER. THE COMPLETE TEXTS OF THOSE DOCUMENTS MAY BE REFERRED TO BY STOCKHOLDERS AND ARE EITHER FILED OR INCORPORATED BY REFERENCE AS EXHIBITS TO THE REGISTRATION STATEMENT.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is a summary of the material U.S. federal income tax consequences of the Incorporation Procedure and the Merger to a shareholder of the Trust. The discussion is based on the Code, the Treasury Regulations promulgated thereunder (the "Treasury Regulations"), administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect).

   This discussion does not address all aspects of U.S. federal taxation that may be relevant to particular shareholders of the Trust in light of their personal investment circumstances or to shareholders of the Trust subject to special treatment under the Code (including banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, shareholders of the Trust who received their Trust shares through the exercise of employee stock options or otherwise as compensation, shareholders of the Trust who are not U.S. persons (under the Code) and shareholders of the Trust who hold their Trust shares as part of a straddle, hedge or conversion transaction). In addition, this discussion does not address any foreign, state or local tax consequences of the Incorporation Procedure or the Merger. For purposes of this discussion, a holder of depositary receipts will be treated as holding a direct interest in the underlying securities.

   Each shareholder of the Trust is urged to consult his or her own tax advisor as to the particular tax consequences to him or her of the Incorporation Procedure and the Merger, including the applicability and effect of U.S. federal, foreign, state, local and other tax laws.

   In the opinion of Andrews & Kurth L.L.P., counsel to TCI, the Incorporation Procedure and the Merger should be treated for federal income tax purposes as two separate reorganizations within the meaning of Section 368(a) of the Code. The Trust and CME Corporation should each be a party to the Incorporation Procedure reorganization within the meaning of Section 368(b) of the Code. TCI and CME Corporation should each be a party to the Merger reorganization within the meaning of Section 368(b) of the Code. In that event as a result of both the Incorporation Procedure and the Merger,

  (i) no gain or loss will be recognized by shareholders of the Trust who receive TCI common stock pursuant to the Incorporation Procedure and the Merger in exchange for Trust shares;

  (ii) the tax basis of TCI common stock received by shareholders of the Trust pursuant to the Incorporation Procedure and the Merger will be the same as the tax basis in the Trust shares exchanged therefor;

  (iii) the holding period of TCI common stock received by holders of the Trust shares pursuant to the Incorporation Procedure and the Merger will include the holding period of the Trust shares surrendered in exchange therefor; and

  (iv) no gain or loss will be recognized by the Trust, CME Corporation or TCI as a result of the Incorporation Procedure or the Merger.

   Notwithstanding the foregoing, cash received in lieu of a fractional share interest in TCI common stock will be treated as if such fractional share was actually received and then redeemed for cash, and in general, gain or loss will be recognized, measured by the difference between the amount of cash received and the basis of the Trust shares allocable to such fractional share. In general, such gain or loss will constitute capital gain or loss if the Trust shares were held as capital assets at the Effective Time. Any capital gain recognized as a result of the Merger will be taxed at rates applicable to capital gains.

   Furthermore, if the liabilities of the Trust exceeds the Trust's adjusted basis of its assets the Trust will recognize gain equal to such excess. The Trust does not expect its liabilities to exceed its assets' adjusted basis.

   If the Incorporation Procedure does not qualify as a tax-free reorganization for federal income tax purposes, the Incorporation Procedure would be treated as a liquidation of the Trust and a deemed pro rata distribution of the Trust assets to the holders of Trust shares, followed by the incorporation and contribution of such assets to CME Corporation and, accordingly,

  (i) a holder of Trust shares would recognize gain or loss, measured by the difference between the fair market value of the Trust assets deemed to have been distributed to the shareholder and the shareholder's basis in the Trust shares exchanged therefor. Such gain or loss would constitute capital gain or loss if the Trust shares were held as capital assets at the Effective Time;

  (ii) the tax basis of the CME Corporation common stock received in connection with the Incorporation Procedure by a shareholder of the Trust would be its fair market value at the Effective Time; and

  (iii) the holding period of TCI common stock received by a shareholder of CME Corporation pursuant to the Merger would commence on the day following the date of the Effective Time.

   Further, if the Incorporation Procedure did not qualify as a tax-free reorganization, the Trust would recognize gain or loss equal to the difference between the Trust's basis in its assets and the sum of the fair market value of the consideration provided by CME Corporation in the Incorporation Procedure and the liabilities assumed by CME Corporation. The consideration provided by CME Corporation would be treated as distributed by the Trust in liquidation. In computing its taxable income for its taxable year ended on the date of the Incorporation Procedure, the Trust would generally be entitled to a dividends paid deduction equal to the fair market value of the consideration provided by CME Corporation and received by the shareholders of the Trust. In addition, if the Trust would recognize built-in gain with respect to certain assets previously acquired from a C corporation in a carryover basis transaction, the gain would be subject to a corporate level tax under a Treasury Regulation announced by the Internal Revenue Service but not yet issued. However, the Trust does not believe that it has any such built-in gain. CME Corporation would succeed to any tax liability of the Trust in the Incorporation Procedure.

   If the Merger did not qualify as a tax-free reorganization for federal income tax purposes, the Merger would be treated as a taxable exchange and, accordingly,

  (i) a holder of CME Corporation common stock would recognize gain or loss, measured by the difference between the fair market value of TCI common stock and cash received and the CME Corporation shareholder's basis in the CME Corporation common stock exchanged therefor. Such gain or loss would constitute capital gain or loss if the CME common stock were held as capital assets at the Effective Time;

  (ii) the tax basis of the TCI common stock received in connection with the Merger by a shareholder of CME Corporation would be its fair market value at the Effective Time; and

  (iii) the holding period of TCI common stock received by a shareholder of CME Corporation pursuant to the Merger would commence on the day following the date of the Effective Time.

   Further, if the Merger did not qualify as a tax-free reorganization, CME Corporation would recognize gain or loss equal to the difference between CME Corporation's basis in its assets and the sum of the fair market value of the consideration provided by TCI in the Merger and the liabilities assumed by TCI. The consideration provided by TCI would be treated as distributed by CME Corporation in liquidation. In computing its taxable income for its taxable year ended on the date of the Merger, CME Corporation would generally be entitled to a dividends paid deduction equal to the fair market value of the consideration provided by TCI and received by the shareholders of CME Corporation. In addition, if CME Corporation would recognize built-in gain with respect to certain assets previously acquired from a C corporation in a carryover basis transaction, the gain would be subject to a corporate level tax under a Treasury Regulation announced by the Internal Revenue Service but not yet issued. However, CME Corporation does not believe that it have any such built-in gain. TCI would succeed to any tax liability of CME Corporation in the Merger.

CERTAIN FOREIGN, STATE AND LOCAL TAXES

   If the Incorporation Procedure and the Merger are consummated, TCI may become subject to state franchise or income taxes in addition to those which the Trust is already obligated to pay. Management of the Trust believes that the net effect on TCI of any additional state franchise or income taxes will not be material.

   No determination has been made as to how the proposed Incorporation Procedure and the Merger would be treated under the various foreign, state or local tax laws that might apply to shareholders, including without limitation ad valorem tax laws in effect in the various states. Shareholders should consult their own tax advisors as to the effect of the Incorporation Procedure and the Merger on their individual tax liability under applicable foreign, state or local tax laws.

   The Board of Trustees is not aware of any license, regulatory permit or of any approval by any domestic or foreign governmental or administrative agency that would be required to effect the Incorporation Procedure and the Merger.

                   GENERAL PROVISIONS OF THE MERGER AGREEMENT

   The Board of Directors of TCI and the Board of Trustees of the Trust have unanimously approved the Merger Agreement which provides for the Merger to occur at the Effective Time, with TCI continuing as the surviving corporation. This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Incorporation Procedure and the Merger, including certain provisions of the Merger Agreement. The description of the Merger Agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix B and which is incorporated herein by reference. All stockholders of TCI and shareholders of the Trust are urged to read carefully the Merger Agreement in its entirety.

CONDITIONS TO CONSUMMATION OF THE INCORPORATION PROCEDURE AND THE MERGER

   Each party's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include, in addition to other customary closing conditions, the following:

  (1) the stockholders of TCI and the shareholders of the Trust having approved the Merger Agreement;

  (2) the representations and warranties of TCI and the Trust contained in the Merger Agreement must be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date (except for breaches of such representations, warranties and statements which would, in aggregate, not cause a Material Adverse Effect (defined below) regarding TCI, the Trust, the Trust's business or its assets);

  (3) the Trust and TCI must have performed and complied with all agreements, obligations and conditions required by the Merger Agreement to be so performed or complied with by it at or prior to the Closing;

  (4) on the Closing Date, there cannot be any effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Incorporation Procedure and the Merger;

  (5) there cannot be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (i) restrains or prohibits the consummation of the Incorporation Procedure and the Merger or (ii) would have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, the assets of the Trust or earnings of TCI after the Closing;

  (6) all licenses, permits, approvals and authorizations of all third parties and governmental bodies and agencies (including, without limitation, SEC approval of this Joint Proxy Statement/Prospectus), must have been obtained in the reasonable determination of TCI in connection with (a) the execution and delivery by each of the parties of the Merger Agreement, (b) the consummation by each of the parties of the transactions contemplated thereby or (c) the conduct by TCI after the Merger of the business of the Trust substantially as conducted previously, except those consents and approvals which, if not obtained, would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect;

  (7) except as specifically disclosed in the Merger Agreement or by the Trust in connection with the Merger Agreement, the events occurring since December 31, 1997, and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a Material Adverse Change regarding TCI or the Trust, the business of the Trust or the assets of the Trust;

  (8) TCI and the Trust each shall have received the opinion of Andrews & Kurth L.L.P. to the effect that the Incorporation Procedure and the Merger constitute tax-free reorganizations within the meaning of
      Section 368(a) of the Code; and

  (9) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission.

   A "Material Adverse Change" or "Material Adverse Effect" means, with respect to any party, any change, occurrence or effect (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects (solely to the extent such prospects are related to events specifically involving the affected party), obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that reasonably could be expected to exceed $5,000,000. "Material" or "materially" or words of like effect shall (unless otherwise so provided) refer to items capable of producing a monetary effect of at least $5,000,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, prospects (solely to the extent such prospects are related to events specifically involving the affected party), obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the relevant party and its subsidiaries taken as a whole.

NO SOLICITATION

   The Merger Agreement provides that prior to the Closing, the Trust shall not, and shall not permit any of its officers, Trustees or other representatives to, directly or indirectly, encourage, solicit or initiate or (except as set forth below) participate in negotiations with, or (except as set forth below) provide any information or assistance to, any person (other than TCI and its representatives) concerning any merger, sale of securities, sale of the assets of the Trust or similar transaction involving the Trust or any of the assets of the Trust (a "Transaction"), other than the transactions contemplated between the parties by the Merger Agreement. In the event that the Board of Trustees of the Trust makes a reasonable determination that its fiduciary obligations require it to negotiate with or provide information to an unsolicited third party regarding a Transaction, the Trust must notify TCI promptly of the existence of such negotiations and the names of each person, other than the Trust, participating in discussions regarding such a Transaction, although the Trust may engage in such negotiations notwithstanding such prohibition.

TERMINATION

   The Merger Agreement may be terminated at any time prior to the Merger, whether before or after adoption thereof by the stockholders of the Trust or
TCI:

  (1) by mutual agreement of the Trust and TCI;

  (2) by TCI, on or after June 30, 1999, if (i) any of the conditions precedent to the Merger contained in the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by TCI prior to such date; or

  (3) by the Trust, on or after June 30, 1999, if (i) any of the conditions precedent to the Merger contained in the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by the Trust prior to such date.

   In the event of termination of the Merger Agreement by the Trust or TCI, written notice thereof shall promptly be given to the other parties and the transactions contemplated by the Merger Agreement shall be terminated, without further action by any party. The Merger Agreement does not provide the payment of any termination fees if the Merger Agreement is terminated.

CONDUCT OF THE BUSINESS PENDING THE MERGER

   Pursuant to the Merger Agreement, the Trust and TCI have each agreed to carry on their respective businesses only in the ordinary course, in accordance with prudent practice and consistent with past practices. In addition, TCI and the Trust have each agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may:

  (1) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in limited circumstances;

  (2) sell, transfer or otherwise dispose of any of their assets other than in the ordinary course of business;

  (3) grant any increase in the compensation payable to or to become payable to any Trustees, Directors or officers (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing or other plan or commitment);

  (4) enter into any employment agreement, or enter into any consulting agreement or other agreement that contains any provision for severance or termination liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions);

  (5) make aggregate capital expenditures or commitments in excess of $100,000 for additions to property or for any other purpose;

  (6) enter into any agreement or contract or commitment of the type outside the ordinary course of business; or

  (7) issue any additional shares of capital stock of or beneficial interests or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of or beneficial interests except for shares issued pursuant to a dividend reinvestment plan, or pay any dividend (or make any other distribution) to its holders of capital stock or beneficial interests except regular quarterly dividends.

AMENDMENT AND WAIVER

   The Merger Agreement may only be amended by an instrument in writing signed on behalf of each party. Prior to the Merger, the Trust or TCI may waive any obligation of the other party contained in the Merger Agreement.

EXPENSES

   Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Incorporation Procedure) will be paid by the party incurring such fees or expenses (including, without limitation, legal fees, accounting fees and investment advisor, broker and/or agent fees).

REPRESENTATIONS AND WARRANTIES

   The Merger Agreement contains customary mutual representations and warranties relating to, among other things, (i) corporate organization and similar corporate matters; (ii) subsidiaries; (iii) the capital structures of each of the Trust and TCI; (iv) authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the Merger Agreement and related matters; (v) absence of conflicts; (vi) accuracy of financial and operating statements supplied to the other party; (vii) absence of undisclosed or contingent liabilities that are not disclosed on the financial and operating statements; (viii) material assets; (ix) the absence of certain changes in 1998; (x) current material contracts and commitments;
(xi) status of accounts and notes receivable; (xii) status of pending and/or threatened litigation; (xiii) insurance coverage; (xiv) compensation of employees, officers and trustees/directors; (xv) permits applicable to their respective businesses; (xvi) environmental and tax matters; (xvii) title to assets; (xviii) absence of claims for redemption of capital stock; (xix) brokers' commissions payable in connection with the Merger Agreement; and (xx) fairness opinions received by both entities with respect to the Merger consideration.

                    MARKET PRICES OF THE SHARES; DIVIDENDS;
                       COMPARATIVE PER SHARE MARKET PRICE

   The TCI common stock is listed on the NYSE and is traded under the ticker symbol "TCI". The Trust shares are traded on the NASDAQ using the symbol "CMETS". Following the Incorporation Procedure and the Merger, the TCI common stock will continue to be listed on the NYSE and traded under the ticker symbol "TCI".

   The tables below set forth, for the calendar quarters indicated, the reported high and low sale prices of the TCI common stock and the Trust shares on the NYSE and NASDAQ, respectively, in each case based on published financial sources, and the dividends declared on such stock.

                                                          TCI COMMON     TCI COMMON
                        TRUST SHARES     TRUST SHARES       STOCK          STOCK
   QUARTER                  HIGH             LOW             HIGH           LOW
   -------              ------------     ------------     ----------     ----------
First Quarter, 1996       $10 1/2           $9 5/8         $11 1/2         $9 5/8
Second Quarter, 1996       11 3/4            9 5/8          10 1/2          9 1/4
Third Quarter, 1996        11 1/2              10           10 1/2          9 3/4
Fourth Quarter, 1996       12 1/4           10 1/2          11 1/8          9 7/8
First Quarter, 1997        15 1/2              11           14 7/8         10 3/4
Second Quarter, 1997       16 1/4              11           15 5/8         10 3/4
Third Quarter, 1997        21 1/4           11 1/2          21 1/4         14 1/2
Fourth Quarter, 1997       21 1/2           15 1/2          21 3/8         13 3/8
First Quarter, 1998           18            15 1/2          18 1/4         14 1/4
Second Quarter, 1998          23            14 3/4          17 5/16        14 3/4
Third Quarter, 1998        17 1/2              15           16 1/4         12 1/2
Fourth Quarter, 1998          16               14           14 1/2         11 1/2

   The Trust paid dividends as follows:

 DATE DECLARED            RECORD DATE                PAYABLE DATE            AMOUNT
 -------------            -----------                ------------            ------
March 1, 1996          March 15, 1996             March 31, 1996             $ 0.13
June 3, 1996           June 14, 1996              June 28, 1996              $ 0.13
August 23, 1996        September 3, 1996          September 9, 1996          $ 0.13
August 23, 1996        September 3, 1996          September 9, 1996          $ 0.37*
December 2, 1996       December 13, 1996          December 31, 1996          $ 0.13
February 26, 1997      March 14, 1997             March 31, 1997             $ 0.13
June 5, 1997           June 13, 1997              June 30, 1997              $ 0.13
September 3, 1997      September 15, 1997         September 30, 1997         $ 0.13
December 1, 1997       December 15, 1997          December 31, 1997          $ 0.13
February 16, 1998      March 13, 1998             March 31, 1998             $ 0.15
May 27, 1998           June 4, 1998               June 19, 1998              $ 0.15
August 31, 1998        September 15, 1998         September 30, 1998         $ 0.15
November 24, 1998      December 15, 1998          December 30, 1998          $ 0.15

--------
* Special dividend.

   In November 1995 the TCI Board of Directors approved the resumption of the payment of regular quarterly dividends. TCI has paid dividends as follows:

 DATE DECLARED            RECORD DATE                PAYABLE DATE            AMOUNT
 -------------         ------------------         ------------------         ------
March 1, 1996          March 15, 1996             March 31, 1996             $ 0.07
June 3, 1996           June 14, 1996              June 28, 1996              $ 0.07
August 23, 1996        September 13, 1996         September 30, 1996         $ 0.07
December 2, 1996       December 13, 1996          December 31, 1996          $ 0.07
February 26, 1997      March 14, 1997             March 31, 1997             $ 0.07
June 5, 1997           June 13, 1997              June 30, 1997              $ 0.07
September 3, 1997      September 15, 1997         September 30, 1997         $ 0.07
December 1, 1997       December 15, 1997          December 31, 1997          $ 0.07
December 24, 1997      January 2, 1998            January 8, 1998            $ 1.00*
February 16, 1998      March 13, 1998             March 31, 1998             $ 0.15
May 27, 1998           June 4, 1998               June 19, 1998              $ 0.15
August 31, 1998        September 15, 1998         September 30, 1998         $ 0.15
November 24, 1998      December 15, 1998          December 31, 1998          $ 0.15

--------
* Special dividend.

   As of November 30, 1998 there were 5,075 Trust shareholders of record.

   On December 5, 1989, the Board of Trustees approved a share repurchase program pursuant to which the Trust is authorized to repurchase a total of 1,465,000 Trust shares. The Trust completed the authorized repurchase during the first quarter of 1998. The Trust repurchased such shares at a total cost to the Trust of $7.8 million.

   In April 1998, the Trust's Board of Trustees authorized the Trust to repurchase an additional 200,000 of the Trust shares. No Trust shares have been repurchased under this authorization.

   As of the date of this Joint Proxy Statement/Prospectus, the Board of Trustees of the Trust has suspended all purchases under its share repurchase program pending approval of the Merger.

   On December 5, 1989, TCI's Board of Directors approved a share repurchase program. The Board of Directors authorized TCI to repurchase a total of 687,000 shares of TCI common stock pursuant to such program. Through September 30, 1998, TCI had repurchased 409,765 shares of TCI common stock pursuant to such program at a cost to TCI of $3.3 million. TCI repurchased 21,950 shares of TCI common stock at a cost of $330,000 during the first nine months of 1998.

   As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors of TCI has suspended all purchases under its share repurchase program pending approval of the Merger.

   On September 18, 1998, the closing price per Trust share on the NASDAQ was $16.625 and the closing price per share of TCI common stock on the NYSE was $13.0625. On September 21, 1998, the Trust and TCI publicly reported that the Board of Trustees and the Board of Directors were evaluating whether to recommend changes similar to the Incorporation Procedure and the Merger to their respective shareholders. Stockholders of TCI and shareholders of the Trust should obtain current market quotations for their respective shares.

                         BUSINESS AND PROPERTIES OF TCI

   TCI, a Nevada corporation, is the successor to a California business trust, which was organized on September 6, 1983 and commenced operations on January 31, 1984. TCI has elected to be treated as a REIT under Sections 856 through 860 of the Code. TCI has, in the opinion of TCI's management, qualified for federal taxation as a REIT for each year subsequent to December 31, 1983.

GENERAL

   The Articles of Incorporation impose no limitations on TCI's ability to invest in equity securities of, or acquire interests in, other persons engaged in real estate activities. Although TCI has no present intention of purchasing securities of other issuers for the purpose of exercising control, it reserves the right to purchase securities of other issuers in the future. TCI does not propose to engage in underwriting the securities of other issuers. Furthermore, to continue to qualify for taxation as a REIT under the Code, TCI will, among other things, be required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash items at the close of each quarter of each taxable year. See "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger".

   TCI has the authority to issue shares of TCI common stock (up to a total of 10,000,000) and preferred stock (in one or more series up to a total of 1,000,000) on terms which the TCI's Board of Directors believe to be in the best interests of TCI. As of November 30, 1998, there were 3,875,944 shares of issued and outstanding shares of TCI common stock and there were 5,829 shares of issued and outstanding preferred stock. See "Proposed Incorporation Procedure and Merger -- Comparison of the Securities of TCI and the Trust --
 Preferred Stock".

   Subject to available financing, TCI may borrow money for its day-to-day operations and to acquire additional assets or refinance existing assets. Market financing terms available at the time of any borrowings and the objective of paying dividends on the TCI common stock will place a practical limit on the nature and extent of those borrowings. Borrowing may come from banks, other institutional lenders and private lenders, including BCM and other REITs of which the Directors of TCI may serve as directors, officers or trustees, subject to the limitations set forth in the "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger -- Restrictions on Related-Party Transactions". TCI may make loans to other persons or entities. TCI may also take properties subject to, or assume, existing debt and may mortgage, pledge or otherwise obtain financing for its real properties. TCI may also establish lines of credit with banks or other lenders. Although the Articles of Incorporation impose no limitation on the aggregate amount of secured and unsecured indebtedness which TCI may incur, the Board of Directors currently intends to continue its policy of not allowing such aggregate amount to exceed 300% of TCI's net asset value (defined as all assets of TCI minus all of its liabilities). However, the Directors of TCI may alter such policy without a vote of the stockholders and may reconsider the continuation of the policy following the Merger. No assurance can be given as to the availability of credit for TCI, the amount or terms thereof or of the restrictions that may be imposed upon TCI by lenders. For a discussion of the Trust's access to credit, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources". TCI also has the authority to issue notes, debentures, convertible notes and other debt securities. TCI has the authority to repurchase or otherwise reacquire its shares of capital stock without the consent of its stockholders, except as and unless restricted by Nevada law. Nevada law does not presently restrict the repurchase of capital stock by a corporation. See "Proposed Incorporation Procedure and Merger -- Comparison of the Securities of TCI and the Trust" above. TCI provides its stockholders with annual and other reports as required by the Exchange Act and Securities Act.

   TCI's principal executive offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. In the opinion of TCI's management, TCI's offices are suitable and adequate for its present operations.

BUSINESS PLAN AND INVESTMENT POLICIES

   TCI's primary business and only industry segment is investing in equity interests in real estate through direct acquisitions and partnerships and financing real estate and real estate related activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. TCI's real estate is located throughout the continental United States. Information regarding the real estate and mortgage notes receivable portfolios of TCI is set forth below and in Schedules III and IV included in the "Index to Financial Statements" included in TCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference herein.

   TCI's business is not seasonal. TCI has determined to continue to pursue a balanced investment policy, seeking both current income and capital appreciation. With respect to new real estate investments, TCI's plan of operation is to consider all types of real estate, but in an attempt to bring balance to its real estate portfolio, TCI will focus on apartments, primarily located in the Southeast and Southwest regions of the United States. In making any new real estate investments, emphasis will be on acquiring properties generating current cash flow. TCI expects to continue to invest in and improve these assets to maximize both their immediate and longer term value.

   TCI expects to consider property sales opportunities for properties in stabilized real estate markets where TCI's properties have reached their potential. TCI may also be an opportunistic seller of properties in markets that have become overheated, i.e. an abundance of buyers.

   TCI's operating strategy with regard to its properties is to maximize each property's operating income by aggressive property management through closely monitoring expenses while at the same time making property renovations and/or improvements where appropriate. While such expenditures increase the amount of revenue required to cover operating expenses, TCI's management believes that such expenditures are necessary to maintain or enhance the value of TCI's properties.

   TCI has determined that in 1998 it will seek to fund or acquire new mortgage loans to take advantage of favorable interest rate spreads or profit participation opportunities. TCI may also originate mortgage loans in conjunction with providing purchase money financing of a property sale. TCI intends to service and hold for investment the mortgage notes in its portfolio. TCI may, however, borrow against its mortgage notes receivable using the proceeds from such borrowings to fund additional mortgage loans or for general working capital needs of TCI. TCI also intends to pursue its rights vigorously with respect to mortgage notes that are in default. TCI's Articles of Incorporation impose no limitations on TCI's investment policy with respect to mortgage loans and do not prohibit TCI from investing more than a specified percentage of its assets in any one mortgage loan.

   TCI's Board of Directors currently intends to continue its policy of prohibiting TCI from incurring aggregate secured and unsecured indebtedness in excess of 300% of TCI's net asset value (defined as the book value of all assets of TCI minus all of its liabilities); however, the Board of Directors may alter such policy at any time and may reconsider the continuation of this policy following the Merger.

TCI ASSETS

   Details of TCI's real estate and mortgage notes receivable portfolios at December 31, 1997, are set forth in Schedules III and IV, respectively, to the Consolidated Financial Statements. The discussions set forth below under the headings "Real Estate" and "Mortgage Loans" provide certain summary information concerning the TCI's real estate and mortgage notes receivable portfolios.

   TCI's real estate portfolio consists of properties held for investment, properties held for sale, primarily obtained through foreclosure of the collateral securing mortgage notes receivable and investment in partnerships. The discussion set forth below under the heading "Real Estate" provides certain summary information concerning TCI's real estate and further summary information with respect to the TCI's properties held for investment, properties held for sale and its investment in partnerships.

   At December 31, 1997 and September 30, 1998, none of TCI's properties, mortgage notes receivable or investment in partnerships exceeded 10% or more of TCI's total assets. At September 30, 1998, 86% of TCI's assets consisted of properties held for investment, 3% consisted of properties held for sale and 1% consisted of investment in partnerships. The remaining 10% of TCI's assets at September 30, 1998 were invested in cash, cash equivalents, mortgage notes and interest receivable and other assets. The percentage of TCI's assets invested in any one category is subject to change and no assurance can be given that the composition of TCI's assets in the future will approximate the percentages listed above.

   TCI's real estate is geographically diverse. At September 30, 1998, TCI held investments in apartments and commercial properties in each of the geographic regions of the continental United States, although its apartments and commercial properties are concentrated in the Southeast and Southwest regions, as shown more specifically in the table under "Real Estate" below. At September 30, 1998, TCI held mortgage notes receivable secured by apartments in the Southwest region and commercial properties in the Southeast region of the continental United States, as shown more specifically in the table under "Mortgage Loans" below.

   To continue to qualify for federal taxation as a REIT under the Code, TCI is required, among other things, to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year.

   GEOGRAPHIC LOCATION OF REAL ESTATE INVESTMENTS. TCI has divided the continental United States into the following geographic regions.

  Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont and the District of Columbia. TCI has 3 apartment complexes in this region.

  Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. TCI has 4 apartment complexes and 12 commercial properties in this region.

  Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. TCI has 25 apartment complexes and 9 commercial properties in this region.

  Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. TCI has 3 commercial properties in this region.

  Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. TCI has 2 commercial properties in this region.

  Pacific region comprised of the states of California, Oregon and Washington. TCI has 4 apartment complexes, 5 commercial properties and 1 hotel in this region.

   Excluded from the above are nine parcels of unimproved land, as described below.

   REAL ESTATE. At September 30, 1998, approximately 90% of TCI's assets were invested in real estate. TCI invests in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. TCI's real estate portfolio consists of properties held for investment, investment in partnerships and properties held for sale (which were primarily obtained through foreclosure of the collateral securing mortgage notes receivable).

   Types of Real Estate Investments. TCI's real estate consists of commercial properties (a hotel, office buildings, industrial warehouses and shopping centers) and apartments or similar properties having established income-producing capabilities. In selecting new real estate investments, the location, age and type of property, gross rentals, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. TCI may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. TCI's Board of Directors may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of stockholders.

   TCI has typically invested in developed real estate, and has no current intentions to do otherwise. TCI may, however, also invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by TCI's Board of Directors). To the extent that TCI invests in construction and development projects, TCI would be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects.

   At September 30, 1998, TCI had no properties on which significant capital improvements were in process.

   In the opinion of TCI's management, the properties owned by TCI are adequately covered by insurance.

   The following table sets forth the percentages, by property type and geographic region, of TCI's real estate (other than a hotel in the Pacific region and 9 parcels of unimproved land, as described below) at September 30, 1998.

                         COMMERCIAL
   REGION     APARTMENTS PROPERTIES
   ------     ---------- ----------
   Pacific         5%         9%
   Midwest         -         12
   Northeast      11          -
   Southwest      69         26
   Southeast      15         48
   Mountain        -          5
                 ---        ---
                 100%       100%

   The foregoing table is based solely on the number of apartment units and amount of commercial square footage owned by TCI and does not reflect the value of TCI's investment in each region. TCI also owns 9 parcels of unimproved land, 2 parcels of 4.79 acres, and 4.66 acres in the Southeast region and 7 parcels of .9250 an acre, 4.7 acres, 8.844 acres, 22.99 acres, 1.41 acres, 2.14 acres and 27 acres in the Southwest region, all of which, other than the 4.79, 4.66,
1.41 and 2.14 acre parcels, are held for sale.

   A summary of activity in TCI's owned real estate portfolio during 1997 and through September 30, 1998 is as follows:

   Owned properties in real estate portfolio at January 1, 1997      51
   Properties purchased                                              32
   Properties sold                                                   (8)
   Land parcels retained at sale                                      2
   Property foreclosed                                                1
   Property released                                                 (1)
                                                                    ---
   Owned properties in real estate portfolio at September 30, 1998   77
                                                                    ===

   Investment Properties. Set forth below are TCI's investment properties and the monthly rental rate for apartments and the average annual rental rate for commercial properties and occupancy thereof at December 31, 1997, 1996, 1995, 1994 and 1993:

                                              RENT PER SQUARE FOOT         OCCUPANCY %
-------------------------------------------------------------------------------------------------
                               UNITS/
                               SQUARE
     PROPERTY       LOCATION   FOOTAGE      1997 1996 1995 1994 1993 1997  1996  1995  1994  1993
-------------------------------------------------------------------------------------------------
  Apartments
-------------------------------------------------------------------------------------------------
  Arbor Point     Odessa, TX   195 Units/   $.41 $.37 $ *  $ *  $ *   85%   65%    *%    *%    *%
                               178,920 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Carseka         Los Angeles, 54 Units/     .97  .93   *    *    *   98   100     *     *     *
                  CA           37,068 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Country Bend    Ft. Worth,   166 Units/    .54    *   *    *    *   92     *     *     *     *
                  TX           143,366 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Coventry        Midland, TX  120 Units/    .39  .37   *    *    *   96    92     *     *     *
                               105,608 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Crescent Place  Houston, TX  120 Units/    .57    *   *    *    *   93     *     *     *     *
                               95,464 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Fairpark        Los Angeles, 49 Units/     .24    *   *    *    *   91     *     *     *     *
                  CA           43,331 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Fountain        Tucson, AZ   410 Units/    .65  .65 .65  .64  .60   93    93    93    95    97
  Village                      363,079 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Gladstell       Conroe, TX   168 Units/    .67  .65 .62    *    *   92    92    94     *     *
  Forest                       121,536 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Harper's Ferry  Lafayette,   122 Units/    .51  .48 .47  .44  .41   97    96    94    97    95
                  LA           112,500 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Heritage        Tulsa, OK    136 Units/    .64  .62 .60  .60  .56   95    95    94    93    96
                               92,464 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Mariners Point  St.          368 Units/    .51  .51 .49  .52  .51   85    89    91    89    88
                  Petersburg,  310,494 sq.
                  FL           ft.
-------------------------------------------------------------------------------------------------
  Sandstone       Mesa, AZ     238 Units/    .30    *   *    *    *   93     *     *     *     *
                               146,320 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Shadow Run      Pinellas     276 Units/    .74  .71 .70  .68  .67   97    96    98    99    97
                  Park, FL     216,400 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  South Cochran   Los Angeles, 64 Units/     .96  .93 .93  .93  .93   96    96    97    96    94
                  CA           43,100 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Southgate       Odessa, TX   180 Units/    .43  .39   *    *    *   87    63     *     *     *
                               151,656 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Spa Cove        Annapolis,   303 Units/    .77  .75 .75  .74  .74   94    93    95    96    97
                  MD           305,989 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Summerfield     Orlando, FL  224 Units/    .63  .59 .56  .54    *   93    92    89    82     *
                               203,940 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Summerstone     Houston, TX  242 Units/    .61  .59 .57  .57  .39   93    94    96    95    85
                               188,734 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Sunchase        Odessa, TX   300 Units/    .43    *   *    *    *   90     *     *     *     *
                               223,048 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Terrace Hills   El Paso, TX  310 Units/    .58    *   *    *    *   95     *     *     *     *
                               233,192 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Timbers         Tyler, TX    180 Units/    .54    *   *    *    *   92     *     *     *     *
                               101,666 sq.
                               ft.
-------------------------------------------------------------------------------------------------
  Treehouse       Irving, TX   160 Units/    .62    *   *    *    *   99     *     *     *     *
                               153,072 sq.
                               ft.

                                           RENT PER SQUARE FOOT         OCCUPANCY %
---------------------------------------------------------------------------------------------
                            UNITS/
                            SQUARE
    PROPERTY     LOCATION   FOOTAGE      1997 1996 1995 1994 1993 1997 1996  1995  1994  1993
---------------------------------------------------------------------------------------------
  Villas at    Sterling, VA 102 Units/   $.94 $ *  $ *  $ *  $ *   96%   *%    *%    *%    *%
  Countryside               92,840 sq.
                            ft.
---------------------------------------------------------------------------------------------
  Villa Piedra Los Angeles, 132 Units/    .30   *    *    *    *   89    *     *     *     *
               CA           81,700 sq.
                            ft.
---------------------------------------------------------------------------------------------
  Westgage of  Laurel, MD   218 Units/    .82 .81  .80  .79  .79   96   96    94    94    93
  Laurel                    201,704 sq.
                            ft.
---------------------------------------------------------------------------------------------
  Westwood     Odessa, TX   79 Units/     .45 .40    *         *   87   65     *     *     *
                            49,001 sq.
                            ft.
---------------------------------------------------------------------------------------------
  Woodland     San Antonio, 96 Units/     .66 .66  .64  .59  .54   86   90   94.    97    91
  Hills        TX           57,800 sq.
                            ft.
---------------------------------------------------------------------------------------------
  Woods Edge   Rockville,   162 Units/    .95 .93  .93  .91  .91   94   93    94    94    91
               MD           146,460 sq.
                            ft.

                                                    RENT PER SQUARE FOOT              OCCUPANCY %
------------------------------------------------------------------------------------------------------------
                                SQUARE
     PROPERTY        LOCATION   FOOTAGE       1997   1996   1995   1994   1993  1997  1996  1995  1994  1993
------------------------------------------------------------------------------------------------------------
  Office
  Buildings
------------------------------------------------------------------------------------------------------------
  74 New           San          114,952      $16.18 $14.88 $14.67 $14.59 $15.09  97%   92%   89%   53%   27%
  Montgomery       Francisco,   sq. ft.
                   CA
------------------------------------------------------------------------------------------------------------
  Bonita Plaza     Bonita, CA   47,777        20.81      *      *      *      *  61     *     *     *     *
                                sq. ft.
------------------------------------------------------------------------------------------------------------
  Chesapeake       San Diego,   100,484       13.86  13.28   9.76  12.84  12.48 100   100   100   100    68
  Ridge            CA           sq. ft.
------------------------------------------------------------------------------------------------------------
  Corporate        Chantilly,   65,918        13.69  13.41  13.07  12.74      * 100   100   100    81     *
  Pointe           VA           sq. ft.
------------------------------------------------------------------------------------------------------------
  Forum            Richmond, VA 80,941        14.64  14.02  13.38  11.46  12.73  96   100    98    86    75
                                sq. ft.
------------------------------------------------------------------------------------------------------------
  Hartford         Dallas, TX   174,727        8.86   9.44   9.55   9.64      *  46    46    50    56     *
                                sq. ft.
------------------------------------------------------------------------------------------------------------
  Institute Place  Chicago, IL  142,215       12.95  12.31  13.14  12.49  12.25  86    75    73    70    70
  Lofts                         sq. ft.
------------------------------------------------------------------------------------------------------------
  Lexington        Colorado     74,603         9.57      *      *      *      *  60     *     *     *     *
  Center           Springs, CO  sq. ft.
------------------------------------------------------------------------------------------------------------
  One              Sterling, VA 103,376       15.24  14.75  14.32  13.91  13.50 100   100   100   100   100
  Steeplechase                  sq. ft.
------------------------------------------------------------------------------------------------------------
  Plaza Towers     St.          188,218       12.77  12.15  11.84  11.85  11.70  96    88    82    75    58
                   Petersburg,  sq. ft.
                   FL
------------------------------------------------------------------------------------------------------------
  Savings of       Houston, TX  68,634        11.16      *      *      *      *  90     *     *     *     *
  America                       sq. ft.
------------------------------------------------------------------------------------------------------------
  Town and         Houston, TX  64,089         4.80   4.47   4.18   3.69   3.78  76    67    62    76    76
  Country                       sq. ft.
------------------------------------------------------------------------------------------------------------
  Venture Center   Atlanta, GA  38,271        13.07  12.67  12.10  11.65  11.29 100    94    89   100    86
                                sq. ft.
------------------------------------------------------------------------------------------------------------
  Waterstreet      Boulder, CO  106,211       16.73  15.60  14.70  14.30  14.26  99    96    99    98    90
                                sq. ft.
------------------------------------------------------------------------------------------------------------
  Industrial
  Warehouses
------------------------------------------------------------------------------------------------------------
  Corporate        Ashburn, VA  178,492        5.93   5.64   5.19   5.96      *  98    80    51    71     *
  Center at                     sq. ft.
  Beaumeade
------------------------------------------------------------------------------------------------------------
  Denton Drive     Dallas, TX   123,800        2.01   1.34   1.34   1.34   1.34  75   100   100   100   100
                                sq. ft.
------------------------------------------------------------------------------------------------------------
  Encon            Fort Worth,  279,290        1.66      *      *      *      * 100     *     *     *     *
  Warehouse        TX           sq. ft.
------------------------------------------------------------------------------------------------------------
  Parke Long       Chantilly,   222,197        6.15   5.32   5.61   5.55      *  87    80    71    71     *
                   VA           sq. ft.

---
 * Property was purchased in either 1994, 1995, 1996 or 1997.

                                             RENT PER SQUARE FOOT                 OCCUPANCY %
----------------------------------------------------------------------------------------------------------
                           SQUARE
   PROPERTY  LOCATION      FOOTAGE     1997   1996   1995   1994   1993   1997   1996   1995   1994   1993
----------------------------------------------------------------------------------------------------------
  Technology Sterling,     199,582    $ 5.10 $ 5.26 $ 4.83 $ 4.69 $ 3.29   70%    78%    77%    74%    74%
  Trading    VA            sq. ft.
  Center
----------------------------------------------------------------------------------------------------------
  Texstar    Arlington,    97,846       2.11   1.86   1.86   1.86   1.86  100    100    100    100    100
             TX            sq. ft.
----------------------------------------------------------------------------------------------------------
  Tricon     Atlanta,      570,808      3.44   3.29   3.05   3.17   2.84   91     93     98     92     87
  Warehouses GA            sq. ft.
----------------------------------------------------------------------------------------------------------
  Shopping
  Centers
----------------------------------------------------------------------------------------------------------
  Dunes      Michigan      223,938      4.58   4.49   4.40   4.31   4.05   77     82     85     77     87
  Plaza      City, IN      sq. ft.
----------------------------------------------------------------------------------------------------------
  Northtown  Dallas,       354,174      2.92   3.13   3.85   3.07   3.05   78     82     81     83     85
  Mall       TX            sq. ft.
----------------------------------------------------------------------------------------------------------
  Parkway    Dallas,       28,228      13.00  12.01  11.24  11.09  10.91  100     94     94     95     84
  Center     TX            sq. ft.
----------------------------------------------------------------------------------------------------------
  Sadler     Amelia        73,396       6.76   6.54   6.14   5.90   5.89   96     95     92     96     96
  Square     Island,       sq. ft.
             FL
----------------------------------------------------------------------------------------------------------
  Sheboygan  Sheboygan,    74,532       1.99   1.99   1.99   1.99   1.99  100    100    100    100    100
             WI            sq. ft.
----------------------------------------------------------------------------------------------------------
  Hotel                    Rooms
----------------------------------------------------------------------------------------------------------
  Majestic   San           60 rooms   136.08 117.45 106.79 107.15 107.00   73     70     56     58     64
  Inn        Francisco,
             CA
----------------------------------------------------------------------------------------------------------
  Land                     Acres
----------------------------------------------------------------------------------------------------------
  Las        Las           4.79
  Colinas    Colinas,      Acres
             TX
----------------------------------------------------------------------------------------------------------
  West End   Dallas,       8.844
             TX            Acres


   Occupancy presented here is without reference to whether leases in effect are at, below or above market rates.

   In 1994, TCI borrowed a total of $3.3 million from a Northtown Mall tenant, secured by the 354,174 sq. ft. shopping center in Dallas, Texas. The mortgage matured December 31, 1995. In August 1996, TCI modified and extended the matured loan by making $450,000 in principal paydowns to extend the loan to March 31, 1997. TCI did not payoff the loan at maturity. In October 1997, TCI made a $200,000 principal paydown to extend the loan to December 31, 1997. In December 1997, TCI made an additional $100,000 principal paydown to extend the loan to March 31, 1998. The loan had a principal balance of $2.5 million at June 30, 1998.

   In 1997, Montgomery Ward ("Ward"), a tenant at the Northtown Mall, filed for bankruptcy protection. In an attempt to keep the Ward lease from being sold, Northtown Mall was placed in administrative bankruptcy. The Ward lease, however, was sold for the benefit of the Ward bankruptcy estate. In September 1998, TCI bought back the lease concurrent with the $15.6 million sale of Northtown Mall. TCI received net cash of $12.2 million after paying off $2.5 million of existing mortgage debt, $900,000 for the Ward lease and the payment of various closing costs. In conjunction with the sale, the Northtown Mall bankruptcy proceeding was dismissed. TCI paid a real estate brokerage commission of $135,000 to Carmel Realty. A gain of $3.3 million was recognized.

   In January 1997, TCI refinanced the matured mortgage debt secured by 74 New Montgomery, a 114,952 sq. ft. office building in San Francisco, California, in the amount of $6.3 million. TCI received net cash of $1.0 million after paying off $5.2 million in existing mortgage debt, funding escrows and the payment of various closing costs. The new mortgage bears interest at a variable rate, currently 9.25% per annum, requires monthly payments of principal and interest of $53,996 and matures in January 2004. TCI paid a mortgage brokerage and equity refinancing fee of $63,000 to BCM.

   Also in January 1997, TCI refinanced the matured mortgage debt secured by the 162 unit Woods Edge Apartments in Rockville, Maryland in the amount of $6.2 million. TCI received no net cash. The refinancing proceeds were used to payoff $5.9 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 8.125% per annum, requires monthly payments of principal and interest of $46,035 and matures in February 2007. TCI paid a mortgage brokerage and equity refinancing fee of $62,000 to BCM.

   In February 1997, TCI refinanced the matured mortgage debt secured by the 303 unit Spa Cove Apartments in Annapolis, Maryland in the amount of $12.2 million. TCI received net cash of $245,000 after paying off $11.6 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 8.015% per annum, requires monthly payments of principal and interest of $89,529 and matures in March 2007. TCI paid a mortgage brokerage and equity refinancing fee of $122,000 to BCM.

   In March 1997, TCI purchased the Terrace Hills Apartments, a 310 unit apartment complex in El Paso, Texas, for $6.2 million. TCI paid $1.4 million in cash and obtained new mortgage financing of $4.8 million. The mortgage bears interest at 8.07% per annum, requires monthly payments of principal and interest of $35,086 and matures in April 2007. TCI paid a real estate brokerage commission of $193,000 to Carmel Realty and a real estate acquisition fee of $62,000 to BCM.

   Also in March 1997, TCI purchased the Crescent Place Apartments, a 120 unit apartment complex in Houston, Texas, for $2.3 million. TCI paid $500,000 in cash and obtained new mortgage financing of $1.8 million. The mortgage bears interest at 8.5% per annum, requires monthly payments of principal and interest of $13,552 and matures in April 2004. TCI paid a real estate brokerage commission of $91,000 to Carmel Realty and a real estate acquisition fee of $24,000 to BCM.

   Further in March 1997, TCI purchased the Savings of America Building, a 68,634 sq. ft. office building in Houston, Texas, for $1.6 million in cash. TCI paid a real estate brokerage commission of $64,000 to Carmel Realty and a real estate acquisition fee of $16,000 to BCM. In August 1997, TCI obtained mortgage financing in the amount of $1.3 million secured by the unencumbered Savings of America Building. TCI received net cash of $1.2 million after funding a required tax escrow and the payment of various closing costs. The mortgage bears interest at 8.49% per annum, requires monthly payments of principal and interest of $10,371 and matures in September 2007. TCI paid a mortgage brokerage and equity refinancing fee of $13,000 to BCM.

   In March 1997, TCI refinanced the mortgage debt scheduled to mature in December 1997, secured by the 46,509 sq. ft. President's Square Shopping Center in San Antonio, Texas, in the amount of $1.9 million. TCI received net cash of $600,000 after paying off $1.2 million in existing mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.44% per annum, requires monthly payments of principal and interest of $16,521 and matures in March 2009. TCI paid a mortgage brokerage and equity refinancing fee of $19,000 to BCM. In November 1997, TCI sold the shopping center for $2.6 million in cash. TCI received net cash of $470,000 after paying off $1.9 million in existing mortgage debt and the payment of various closing costs. TCI paid a real estate brokerage commission of $85,000 to Carmel Realty. A gain of $554,000 was recognized.

   In May 1997, TCI purchased the Treehouse Apartments, a 160 unit apartment complex in Irving, Texas, for $3.4 million in cash. TCI paid a real estate brokerage commission of $122,000 to Carmel Realty and a real estate acquisition fee of $34,000 to BCM. In June 1997, TCI obtained mortgage financing in the amount of $2.8 million secured by the unencumbered Treehouse Apartments. TCI received net cash of $2.3 million after funding required escrows and the payment of various closing costs. The mortgage bears interest at 8.28% per annum, requires monthly payments of principal and interest of $21,994 and matures in July 2007. TCI paid a mortgage brokerage and equity refinancing fee of $28,000 to BCM.

   Also in May 1997, TCI purchased the Villas at Countryside Apartments, a 102 unit apartment complex in Sterling, Virginia, for $6.3 million. TCI paid $1.1 million in cash and assumed the existing mortgage of $5.2 million. The mortgage bore interest at a variable rate and was scheduled to mature in December 1997. In December 1997, the mortgage was modified and the maturity date was extended to June 30, 1998. TCI paid a real estate brokerage commission of $183,000 to Carmel Realty and a real estate acquisition fee of $63,000 to BCM. In July 1998, TCI refinanced the matured mortgage debt in the amount of $5.4 million. TCI received net cash of $400,000 after paying off $5.0 million in existing mortgage debt, funding of escrows and the payment of various closing costs. The new mortgage bears interest at 6.85% per annum, requires monthly payments of principal and interest of $35,692 and matures in August 2005. TCI paid a mortgage brokerage and equity refinancing fee of $54,000 to BCM.

   In August 1997, TCI purchased a 8.844 acre parcel of undeveloped land in downtown Dallas, Texas, for $11.0 million. TCI paid $2.2 million in cash with the seller providing purchase money financing of the remaining $8.8 million of the purchase price. The financing bears interest at 8.5% per annum, requires monthly payments of principal and interest of $67,664 and matures in September 2002. TCI paid a real estate brokerage commission of $285,000 to Carmel Realty and a real estate acquisition fee of $110,000 to BCM.

   In September 1997, TCI purchased Bonita Plaza, a 47,777 sq. ft. office building in Bonita, California, for $5.7 million. TCI paid $1.7 million in cash and obtained new mortgage financing of $4.0 million. The mortgage bore interest at a variable rate, required monthly payments of interest only and matured in September 1998. TCI paid a real estate brokerage commission of $183,000 to Carmel Realty and a real estate acquisition fee of $57,000 to BCM. In November 1998, TCI refinanced the matured mortgage debt in the amount of $5.2 million. TCI received net cash of $1.2 million after paying off $4.0 million in existing mortgage debt, funding of escrows and the payment of various closing costs. The new mortgage bears interest at a variable rate, currently, 7.4% per annum, requires monthly payments of principal and interest of $37,722 and matures in November 2001. TCI paid a mortgage brokerage and equity refinancing fee of $52,000 to BCM.

   Also in September 1997, TCI purchased the Country Bend Apartments, a 166 unit apartment complex in Fort Worth, Texas, for $3.4 million. TCI paid $743,000 in cash and assumed the existing mortgage of $2.6 million. The mortgage bears interest at 8.82% per annum, requires monthly payments of principal and interest of $21,913 and matures in May 2005. TCI paid a real estate brokerage commission of $121,000 to Carmel Realty and a real estate acquisition fee of $34,000 to BCM.

   Further in September 1997, TCI obtained mortgage financing in the amount of $1.5 million secured by the unencumbered 54 unit Carseka Apartments in Los Angeles, California. TCI received net cash of $1.5 million after funding of escrows and the payment of various closing costs. The mortgage bears interest at 7.6% per annum, requires monthly payments of principal and interest of $10,768 and matures in October 2007. TCI paid a mortgage brokerage and equity refinancing fee of $15,000 to BCM.

   In October 1997, TCI purchased the Sandstone Apartments, a 238 unit apartment complex in Mesa, Arizona, for $7.9 million. TCI paid $2.0 million in cash and assumed the existing mortgage of $5.9 million. The mortgage bears interest at a variable rate, currently 8.25% per annum, requires monthly payments of principal and interest of $45,087 for the first sixty months and thereafter requires monthly payments of principal and interest of $49,962 and matures in August 2004. TCI paid a real estate brokerage commission of $228,000 to Carmel Realty and an acquisition fee of $79,000 to BCM.

   Also in October 1997, TCI purchased the Encon Warehouse, a 279,290 sq. ft. industrial warehouse facility in Fort Worth, Texas, for $4.7 million. TCI paid $1.2 million in cash and obtained new mortgage financing of $3.5 million. The mortgage bears interest at 8.5% per annum, requires monthly payments of interest only for the first thirty-six months and thereafter requires monthly payments of principal and interest of $26,912 and matures in October 2007. TCI paid a real estate brokerage commission of $161,000 to Carmel Realty and a real estate acquisition fee of $47,000 to BCM.

   Further in October 1997, TCI purchased the Sunchase Apartments, a 300 unit apartment complex in Odessa, Texas, for $3.6 million. TCI paid $1.5 million in cash and assumed the existing mortgage of $2.1 million. The mortgage bears interest at 9.0% per annum, requires monthly payments of principal and interest of $17,621 and matures in June 2001. TCI paid a real estate brokerage commission of $127,000 to Carmel Realty and an acquisition fee of $36,000 to BCM.

   In October 1997, TCI refinanced the mortgage debt secured by the 64 unit South Cochran Apartments in Los Angeles, California in the amount of $2.0 million. TCI received net cash of $921,000 after paying off $902,000 in existing mortgage debt, funding escrows and the payment of various closing costs associated with the financing. The new mortgage bears interest at 7.62% per annum, requires monthly payments of principal and interest of $13,795 and matures in November 2007. TCI paid a mortgage brokerage and equity refinancing fee of $20,000 to BCM.

   In December 1997, TCI purchased the Fairpark Apartments, a 49 unit apartment complex in Los Angeles, California, for $2.0 million. TCI paid $500,000 in cash and obtained new mortgage financing of $1.5 million. The mortgage bears interest at 8.45% per annum, requires monthly payments of principal and interest of $11,628 and matures in January 2003. TCI paid a real estate brokerage commission of $81,000 to Carmel Realty and a real estate acquisition fee of $20,000 to BCM.

   Also in December 1997, TCI purchased the Villa Piedra Apartments, a 132 unit apartment complex in Los Angeles, California, for $4.7 million. TCI paid $1.2 million in cash and obtained new mortgage financing of $3.5 million. The mortgage bears interest at 8.45% per annum, requires monthly payments of principal and interest of $26,833 and matures in January 2003. TCI paid a real estate brokerage commission of $160,000 to Carmel Realty and a real estate acquisition fee of $47,000 to BCM.

   Further in December 1997, TCI purchased the Timbers Apartments, a 180 unit apartment complex in Tyler, Texas, for $2.3 million. TCI paid $500,000 in cash and obtained new mortgage financing of $1.8 million. The mortgage bears interest at a variable rate, currently 9.2% per annum, requires monthly payments of principal and interest of $16,763 and matures in December 2017. TCI paid a real estate brokerage commission of $90,000 to Carmel Realty and a real estate acquisition fee of $23,000 to BCM.

   In December 1997, TCI purchased the Lexington Center, a 74,603 sq. ft. office building in Colorado Springs, Colorado, for $5.3 million. TCI paid $1.3 million in cash with the seller providing purchase money financing of the remaining $4.0 million of the purchase price. The financing bears interest at 9% per annum, requires monthly payments of principal and interest of $30,000 and matures in December 1998. TCI paid a real estate brokerage commission of $176,000 to Carmel Realty and a real estate acquisition fee of $53,000 to BCM.

   Also in December 1997, TCI refinanced the matured mortgage debt secured by the 60 room Majestic Inn in San Francisco, California in the amount of $5.7 million. TCI received net cash of $4.5 million after paying off $950,000 in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 8.31% per annum, requires monthly payments of principal and interest of $46,376 and matures in January 2005. TCI paid a mortgage brokerage equity and refinancing fee of $57,000 to BCM.

   Further in December 1997, TCI refinanced the mortgage debt secured by Corporate Center at Beaumeade, a 178,492 sq. ft. industrial warehouse facility in Ashburn, Virginia in the amount of $7.0 million. TCI received net cash of $2.1 million after paying off $4.6 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 7.4% per annum, requires monthly payments of principal and interest of $51,275 and matures in January 2008. TCI paid a mortgage brokerage equity and refinancing fee of $70,000 to BCM.

   In December 1997, TCI refinanced the mortgage debt secured by 65,918 sq. ft. Corporate Point Office Building in Chantilly, Virginia in the amount of $4.0 million. TCI received net cash of $944,000 after paying off $2.8 million in existing mortgage debt, the funding of escrows and the payment of various closing costs associated with the financing. The new mortgage bears interest at 7.75% per annum, requires monthly payments of principal and interest of $30,364 and matures in January 2008. TCI paid a mortgage brokerage and equity refinancing fee of $40,000 to BCM.

   In January 1998, TCI purchased the Mountain Plaza Apartments, a 188 unit apartment complex in El Paso, Texas, for $4.0 million. TCI paid $1.0 million in cash and obtained new mortgage financing of $3.0 million. The mortgage bears interest at 8.2% per annum, requires monthly payments of interest only and matures in January 2000. TCI paid a real estate brokerage commission of $139,000 to Carmel Realty and a real estate acquisition fee of $39,000 to BCM.

   Also in January 1998, TCI purchased the Hunters Glen Apartments, a 212 unit apartment complex in Midland, Texas, for $2.5 million. TCI paid $600,000 in cash and obtained seller financing of the remaining $1.9 million of the purchase price. The financing bears interest at a variable rate, currently 8.0% per annum, requires monthly payments of interest only for the first twenty-four months and thereafter requires monthly payments of principal and interest of $14,302 and matures in January 2003. TCI paid a real estate brokerage commission of $94,000 to Carmel Realty and a real estate acquisition fee of $25,000 to BCM.

   Further in January 1998, TCI purchased the Laws Street land, a 1.41 acre parcel of land in Dallas, Texas, for $1.9 million in cash. TCI paid a real estate brokerage commission of $39,000 to Carmel Realty and a real estate acquisition fee of $19,000 to BCM.

   In January 1998, TCI purchased the Bent Tree Apartments, a 204 unit apartment complex in Addison, Texas, for $8.1 million. TCI paid $1.7 million in cash and obtained new mortgage financing of $6.4 million. The mortgage bears interest at 7.2% per annum, requires monthly payments of principal and interest of $46,054 and matures in February 2008. TCI paid a real estate brokerage commission of $232,000 to Carmel Realty and a real estate acquisition fee of $81,000 to BCM.

   In February 1998, TCI purchased Parkway North, a 71,041 square foot office building in Dallas, Texas, for $5.4 million. TCI paid $1.5 million in cash and obtained new mortgage financing of $3.9 million. The mortgage bears interest at a variable rate, currently 8.75% per annum, requires monthly payments of interest only and matures in March 2000. TCI paid a real estate brokerage commission of $179,000 to Carmel Realty and a real estate acquisition fee of $54,000 to BCM.

   Also in February 1998, TCI purchased the Lemmon Carlisle land, a 2.14 acre parcel of land in Dallas, Texas, for $3.4 million in cash. TCI paid a real estate brokerage commission of $54,000 to Carmel Realty and a real estate acquisition fee of $34,000 to BCM. In May 1998, TCI obtained mortgage financing of $2.2 million secured by the unencumbered Lemmon Carlisle land. TCI received net cash of $2.1 million after the payment of various closing costs. The mortgage bears interest at 9.25% per annum, requires monthly payments of interest only and matures in May 2000. TCI paid a mortgage brokerage and equity refinancing fee of $22,000 to BCM.

   In March 1998, TCI purchased the Plaza on Bachman Creek, a 80,278 sq. ft. retail/office complex in Dallas, Texas, for $3.5 million. TCI paid $1.1 million in cash and obtained new mortgage financing of $2.4 million. The mortgage bears interest at a variable rate, currently 9% per annum, requires monthly payments of principal and interest of $21,593 and matures in March 2018. TCI paid a real estate brokerage commission of $124,000 to Carmel Realty and a real estate acquisition fee of $35,000 to BCM.

   Also in March 1998, TCI refinanced the mortgage debt secured by the 570,808 sq. ft. Tricon Warehouses in Atlanta, Georgia in the amount of $10.2 million. TCI received net cash of $5.4 million after paying off $4.8 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at a variable rate, currently 7.53% per annum, requires monthly payments of principal and interest of $75,576 and matures in April 2008. TCI paid a brokerage and equity refinancing fee of $102,000 to BCM.

   In April 1998, TCI purchased in a single transaction, Ashton Way, a 178 unit apartment complex in Midland, Texas, and the 4400 Apartments, a 92 unit apartment complex also in Midland, Texas, and in May 1998, TCI purchased Woodview, a 232 unit apartment complex in Odessa, Texas, for a total of $6.8 million. TCI paid a total of $1.5 million in cash and obtained new mortgage financing totaling $5.3 million. The first mortgage of $4.5 million bears interest at 7.2% per annum and the second mortgage of $845,000 bears interest at a variable rate, currently 8.2% per annum. The mortgages require monthly payments of principal and interest totaling $38,003 and mature in October 1999 and May 2008, respectively. TCI paid a real estate brokerage commission of $244,000 to Carmel Realty and a real estate acquisition fee of $68,000 to BCM.

   In May 1998, TCI purchased the Eagle Crest land, a 22.99 acre parcel of land in Farmers Branch, Texas, for $2.5 million in cash. TCI paid a real estate brokerage commission of $95,000 to Carmel Realty and a real estate acquisition fee of $25,000 to BCM.

   Also in May 1998, TCI purchased Emerald Terrace, a 172 unit apartment complex in Midland, Texas, for $1.5 million. TCI paid $425,000 in cash, assumed the existing mortgage of $584,000 and obtained seller financing of the remaining $491,000 of the purchase price. The mortgages bear interest at a variable and a fixed rate, currently 9.5% and 7.5% per annum, respectively, require monthly payments of principal and interest totaling $10,643 and mature in November 1999 and June 2008. TCI paid a real estate brokerage commission of $59,000 to Carmel Realty and a real estate acquisition fee of $15,000 to BCM.

   Further in May 1998, TCI purchased, in a single transaction, the Daley Plaza, a 62,425 sq. ft. office building in San Diego, California and the View Ridge Building, a 25,062 sq. ft. office building, also in San Diego, California, for a total of $6.5 million. TCI paid $1.7 million in cash and obtained new mortgage financing totaling $4.8 million. The mortgages bear interest at a variable rate, currently 9.5% per annum, require monthly payments of principal and interest totaling $42,416 and mature in May 2005. TCI paid a real estate brokerage commission of $200,000 to Carmel Realty and a real estate acquisition fee of $65,000 to BCM.

   In May 1998, TCI refinanced the mortgage debt secured by the 188,218 sq. ft. Plaza Towers Office Building in St. Petersburg, Florida, in the amount of $7.4 million. TCI received net cash of $2.6 million after paying off $4.8 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at a variable rate, currently 7.57% per annum, requires monthly payments of principal and interest of $55,023 and matures in June 2008. TCI paid a mortgage brokerage and equity refinancing fee of $74,000 to BCM.

   In June 1998, TCI purchased the Atrium, a 74,603 sq. ft. office building in Palm Beach, Florida, for $5.4 million. TCI paid $1.3 million in cash and obtained new mortgage financing of $4.1 million. The mortgage bears interest at a variable rate, currently 7.93% per annum, requires monthly payments of principal and interest of $31,455 and matures in July 2001. TCI paid a real estate brokerage commission of $179,000 to Carmel Realty and a real estate acquisition fee of $54,000 to BCM.

   In July 1998, TCI purchased the Valley Rim building, a 54,194 sq. ft. office building in San Diego, California, for $5.1 million. TCI paid $1.4 million in cash and obtained new mortgage financing of $3.7 million. The mortgage bears interest at a variable rate, currently 9.5% per annum, requires monthly payments of principal and interest of $32,576 and matures in June 2005. TCI paid a real estate brokerage commission of $172,000 to Carmel Realty and an acquisition fee of $51,000 to BCM.

   Also in July 1998, TCI purchased the Limestone Canyon land, a 27 acre parcel of land in Austin, Texas, for $1.8 million in cash. In conjunction with the purchase, TCI obtained a mortgage financing commitment of $13.0 million for the construction of a 260 unit apartment complex on the site. The mortgage bears interest at a variable rate, currently 7.75% per annum, requires monthly payments of interest only and matures in July 2000. TCI paid a real estate brokerage commission of $70,000 to Carmel Realty and an acquisition fee of $18,000 to BCM.

   In August 1998, TCI obtained second lien financing of $1.8 million secured by the 310 unit Terrace Hills Apartments in El Paso, Texas. TCI received net cash of $1.7 million after the payment of various closing costs. The mortgage bears interest at 7.275% per annum, requires monthly payments of principal and interest of $11,968 and matures in September 2009. TCI paid a mortgage brokerage and equity refinancing fee of $18,000 to BCM.

   In September 1998, TCI sold Chesapeake Ridge, a 100,484 sq. ft. office building in San Diego, California, sold for $13.2 million in cash. TCI received net cash of $7.9 million after paying off $5.3 million of existing mortgage debt and the payment of various closing costs. TCI paid a real estate brokerage commission of $317,000 to Carmel Realty. A gain of $5.9 million was recognized.

   In October 1998, TCI purchased the Cliffs of Eldorado, a 208 unit apartment complex in McKinney, Texas, for $12.8 million. TCI paid $1.6 million in cash, assumed the existing mortgage of $10.6 million and, in December 1998, issued 5,829 shares of Series A Cumulative Convertible Preferred Stock with a total liquidation value of $583,000. The assumed mortgage bears interest at 8.125% per annum, requires monthly payments of principal and interest of $75,197 and matures in November 2037. TCI paid a real estate brokerage commission of $312,000 to Carmel Realty and a real estate acquisition fee of $128,000 to BCM.

   Also in October 1998, TCI sold the Denton Drive Warehouse, a 123,800 sq. ft. industrial warehouse in Dallas, Texas, for $1.2 million in cash. TCI received net cash of $891,000 after paying off $309,000 in existing mortgage debt and the payment of various closing costs. TCI paid a real estate brokerage commission of $46,000 to Carmel Realty. A gain of approximately $200,000 will be recognized.

   Properties Held for Sale. Set forth below are TCI's properties held for sale, primarily obtained through foreclosure, and the average rental rate for a commercial property and occupancy thereof at December 31, 1997, 1996, 1995, 1994 and 1993.

                                               RENT PER SQUARE FOOT            OCCUPANCY %
-----------------------------------------------------------------------------------------------------
    PROPERTY       LOCATION                1997  1996  1995  1994  1993  1997 1996 1995 1994 1993
-----------------------------------------------------------------------------------------------------
  Shopping                    Square
  Center                      Footage
-----------------------------------------------------------------------------------------------------
  Shaws Plaza    Sharon, MA   103,482 sq.  $5.47 $5.67 $5.79 $5.80 $5.69 87%  87%  87%  85%  88%
                              ft.
-----------------------------------------------------------------------------------------------------
  Land                        Acres
-----------------------------------------------------------------------------------------------------
  Moss Creek     Greensboro,  80 Acres
                 NC
-----------------------------------------------------------------------------------------------------
  Moss Creek     Greensboro,  4.79 Acres
                 NC
-----------------------------------------------------------------------------------------------------
  Fruitland      Fruitland    4.66 Acres
                 Park, FL
-----------------------------------------------------------------------------------------------------
  Republic land  Dallas, TX   .9250 Acres

   In February 1997, TCI completed the sale of the Fiesta Mart, a 29,000 sq. ft. shopping center in San Angelo, Texas, which was under contract for sale at December 31, 1996, for $544,000 in cash. TCI received net cash of $403,000 after paying off $90,000 in existing mortgage debt and the payment of various closing costs. TCI paid a real estate brokerage commission of $22,000 to Carmel Realty. No gain or loss was recognized.

   Also in February 1997, TCI completed the sale of a .9976 acre parcel of land in Dallas, Texas, which was also under contract for sale at December 31, 1996, for $2.7 million in cash. TCI received net cash of $2.6 million after the payment of various closing costs. TCI paid a real estate brokerage commission of $103,000 to Carmel Realty. A gain of $1.4 million was recognized.

   In April 1997, TCI sold a foreclosed single family residence in Scottsdale, Arizona, for $778,000 in cash. TCI paid a real estate brokerage commission of $31,000 to Carmel Realty. A gain of $55,000 was recognized.

   In November 1997, TCI sold President's Square, a 46,509 sq. ft. shopping center in San Antonio, Texas, for $2.6 million in cash. TCI received net cash of $470,000 after paying off $1.9 million in existing mortgage debt and the payment of various closing costs. TCI paid a real estate brokerage commission of $85,000 to Carmel Realty. A gain of $554,000 was recognized.

   In December 1997, TCI sold Republic Towers, a three building, 1,324,624 sq. ft. office facility in Dallas, Texas, for $24.0 million in cash. TCI received net cash of $23.5 million after the payment of various closing costs. TCI paid a real estate brokerage commission of $480,000 to Carmel Realty. A gain of $19.4 million was recognized.

   In December 1997, TCI entered into a contract to sell Shaws Plaza, a 103,482 square foot shopping center in Sharon, Massachusetts, for $3.8 million. The agreed sales price was $1.4 million less than the property's carrying value. Accordingly, at December 31, 1997, TCI recognized a provision for loss of $1.4 million to reduce the property's carrying value to its sales price less estimated costs of sale. In March 1998, TCI completed the sale receiving net cash of $1.2 million after paying off $2.6 million in existing mortgage debt and the payment of various closing costs. TCI paid a real estate brokerage commission of $134,000 to Carmel Realty. TCI incurred no gain or loss on the sale.

   In October 1998, TCI sold approximately 19 acres of foreclosed land held for sale in Greensboro, North Carolina for $375,000 in cash. TCI received net cash of $371,000 after the payment of various closing costs. TCI paid a real estate brokerage commission of $15,000 to Carmel Realty. A gain of approximately $350,000 will be recognized.

   Partnership Properties. TCI is not limited in the proportion of its assets which may be invested in any type of partnership interest and has no stated criteria for purchasing interests in such partnerships.

   Set forth below are the properties owned by partnerships which TCI accounts for using the equity method and the monthly rental rate for apartments and the average annual rental rate for commercial properties and occupancy thereof at December 31, 1997, 1996, 1995, 1994 and 1993:

                                                  RENT PER SQUARE FOOT         OCCUPANCY %
-----------------------------------------------------------------------------------------------------
                                    UNITS/
                                    SQUARE
      PROPERTY        LOCATION      FOOTAGE     1997 1996 1995 1994 1993 1997  1996  1995  1994  1993
-----------------------------------------------------------------------------------------------------
  Apartments
-----------------------------------------------------------------------------------------------------
  Inwood Green      Houston, TX  126 Units      $.46 $.45 $.44 $.43 $.42  94%   93%   93%   91%   94%
                                 /105,960 sq.
                                 ft.
-----------------------------------------------------------------------------------------------------
  Lincoln Court     Dallas, TX   55             1.04  .99  .96  .94  .94  99    98    94    98    95
                                 Units/40,063
                                 sq. ft.
-----------------------------------------------------------------------------------------------------
  Oaks of Inwood    Houston, TX  198             .45  .44  .43  .43  .41  94    93    91    90    87
                                 Units/167,872
                                 sq. ft.
-----------------------------------------------------------------------------------------------------
  Office Building
-----------------------------------------------------------------------------------------------------
  MacArthur Mills   Carrollton,  53,472 sq.     9.35 8.38 7.80 6.99 9.04  97    94    95    88    99
                    TX           ft.
-----------------------------------------------------------------------------------------------------
  Shopping Centers
-----------------------------------------------------------------------------------------------------
  Chelsea Square    Houston, TX  70,275 sq.     9.21 9.32 9.14 8.67 8.38  49    69    77    78    69
                                 ft.
-----------------------------------------------------------------------------------------------------
  Summit at         Fort Worth,  48,696 sq.     9.48 8.67 9.23 8.92 9.93  65    62    63    62    68
  Bridgewood        TX           ft.

   TCI owns a combined 55% limited and general partnership interest in Jor-Trans Investors Limited Partnership which owns the Lincoln Court Apartments.

   TCI owns a combined 63.7% limited and general partner interest and IORI owns a 36.3% general partner interest in Tri-City Limited Partnership ("Tri-City") which owned the five other properties in the table above. In May 1998, Tri-City sold 198 unit Oaks of Inwood and 126 unit Inwood Green Apartments for a total of $3.3 million in cash. Tri-City received net cash of $1.4 million after paying off $1.9 million in existing mortgage debt and the payment of various closing costs. TCI received a distribution of $701,000 of such net cash. Tri-City recognized a gain of $496,000 on the sale of which TCI's equity share was $316,000. Tri-City paid a real estate brokerage commission of $119,000 to Carmel Realty.

   MORTGAGE LOANS. In addition to investments in real estate, a portion of TCI's assets are invested in mortgage notes receivable, principally secured by income-producing real estate. TCI intends to service and hold for investment the mortgage notes in its portfolio. TCI's mortgage notes receivable consist of first, wraparound and junior mortgage loans. TCI has not limited the amount of mortgages which may be placed on any one piece of property, nor does TCI have any policy as to the amount or percentage of assets which can be invested in any specific property. Similarly, TCI is not limited in the proportion of assets which may be invested in each type of mortgage or in any single mortgage.

   Types of Mortgage Activity. TCI may originate its own mortgage loans, as well as acquire existing mortgage notes either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM, in its capacity as a mortgage servicer, services TCI's mortgage notes.

   Types of Properties Securing Mortgage Notes. The properties securing TCI's mortgage notes receivable portfolio at September 30, 1998, consisted of an apartment complex, a hotel, seven developed residential lots and a 34,847 sq. ft. parcel of unimproved land. TCI's Board of Directors may alter the types of properties securing or collateralizing mortgage loans in which TCI invests without a vote of stockholders. TCI's Articles of Incorporation impose certain restrictions on transactions with related parties.

   At September 30, 1998, TCI's mortgage notes receivable portfolio included 3 mortgage loans with an aggregate outstanding balance of $1.7 million secured by income-producing real estate located in the Southeast and Southwest regions of the continental United States and 14 loans with an aggregate outstanding balance of $691,000 which are secured by collateral other than income-producing real estate. At September 30, 1998, less than 1% of TCI's assets were invested in notes and interest receivable.

   Based on the outstanding mortgage note balance, at September 30, 1998, 100% of the properties (other than a hotel and unimproved land) that serve as collateral for TCI's outstanding mortgage notes receivables at September 30, 1998 are apartments located in the Southwest region.

   A summary of the activity in TCI's mortgage notes receivable portfolio during 1997 and the nine months ending September 30, 1998 is as follows:

   Loans in mortgage notes receivable portfolio at January 1, 1997      24
   Loans funded                                                          2
   Loan foreclosed                                                      (1)
   Loans paid off                                                       (6)
                                                                       ---
   Loans in mortgage notes receivable portfolio at September 30, 1998   19
                                                                       ===

   During 1997, $4.9 million was collected in settlement of four mortgage notes receivable and $82,000 in mortgage principal payments were received. In the first nine months of 1998, $2.1 million was collected in settlement of two mortgage notes receivable and $664,000 in mortgage principal payments were received.

   At September 30, 1998, less than 1% of TCI's assets were invested in mortgage notes secured by non-income-producing real estate, comprised of a first mortgage note secured by 34,847 sq. ft. of unimproved land in Milwaukee, Wisconsin and seven first mortgage notes secured by developed residential lots in Greensboro, North Carolina.

   First Mortgage Loans. TCI invests in first mortgage notes, with short, medium or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate amortization of principal and a "balloon" principal payment at maturity. With respect to first mortgage loans, TCI's general policy is to require that the borrower provide a mortgagee's title policy or an acceptable legal title opinion as to the validity and the priority of the mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. TCI may grant to other lenders, participations in first mortgage loans originated by TCI.

   The following discussion briefly describes first mortgage loans funded and the events that affected previously funded first mortgage loans during 1997 and the first nine months of 1998.

   In February 1994, TCI provided $6.7 million of purchase money financing in conjunction with the sale of 1,406 acres of land in 16 developed residential and commercial subdivisions located in Maumelle, Arkansas, secured by a first mortgage on the properties sold. The borrower did not make the scheduled February 1995 principal and interest payments. In September 1995, TCI reached a settlement with the borrower that provided the following: (1) the payment by the borrower of $2.5 million in cash; (2) TCI's release of all land securing the note; (3) TCI's acceptance of a new $1.4 million note secured by 36.3 acres of commercial land, such note bore interest at 9.0% and matured in January 1996; and (4) TCI's receipt of 700,000 shares of the borrower's capital stock, which the borrower had the option to repurchase at $5.00 per share for two years from closing. The $1.4 million note matured in January 1996. In April 1998, TCI received $2.1 million in full settlement of its note and accrued but unpaid interest. The original sale had been recorded under the cost recovery method with gain being deferred until the note was collected. Accordingly, TCI recognized the previously deferred gain of $2.1 million on collection of its note receivable.

   In May and September 1997, TCI accepted discounted payoffs of $2.1 million and $2.8 million in settlement of two first mortgage notes receivable with principal balances of $2.1 million and $2.9 million, respectively. TCI recorded no loss on the note settlements in excess of the reserves previously established.

   In July 1998, a mortgage note receivable which had been written off in a prior year was collected. A gain of $671,000 was recognized.

   Wraparound Mortgage Loans. A wraparound mortgage loan, sometimes called an all-inclusive loan, is a mortgage loan having an original principal balance equal to the outstanding balance under the prior existing mortgage loan(s) plus the amount actually advanced under the wraparound mortgage loan. Wraparound mortgage loans may provide for full, partial or no amortization of principal. TCI's policy is to make wraparound mortgage loans in amounts and on properties as to which it would otherwise make first mortgage loans.

   The following discussion briefly describes the events that affected previously funded wraparound mortgage loans in 1997 and the first nine months of 1998.

   At June 30, 1998, TCI held a wraparound mortgage note secured by a K-Mart in Wake County, North Carolina, with a principal balance of $2.5 million. In February 1998, TCI was informed that the first lien mortgage in the amount of $2.0 million was in default. In order to protect its interest, TCI foreclosed on the property in August 1998 and refinanced the first lien mortgage in the amount of $2.0 million. TCI paid $265,000 in cash to complete the refinancing. The new mortgage bears interest at 7.51% per annum, requires monthly payments of principal and interest of $15,721 and matures in September 2008. A mortgage brokerage and equity refinancing fee of $19,500 was paid to BCM. No loss was recognized on the foreclosure as the fair value of the property exceeded the carrying value of the note receivable.

   Junior Mortgage Loans. TCI may invest in junior mortgage loans. Such loans are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on such loans ordinarily includes the real estate on which the loan is made, other collateral and personal guarantees by the borrower. TCI's Board of Directors restricts investment in junior mortgage loans, excluding wraparound mortgage loans, to not more than 10% of TCI's assets. At September 30, 1998, less than 1% of TCI's assets were invested in junior mortgage loans.

   The following discussion briefly describes the events that affected previously funded junior mortgage loans in 1997 and the first none months of 1998.

   In August 1998, a mortgage note receivable with a principal balance of $2.0 million and a carrying value of $207,000 secured by a second lien on a hotel in Lake Charles, Louisiana became delinquent. To protect its interest, TCI purchased the first lien mortgage for $154,000. Foreclosure proceedings have commenced and title to the property is expected to be received in the first quarter of 1999. No loss is expected to be incurred on the foreclosure, as the estimated fair value of the property exceeds the carrying value of the mortgage notes receivable.

   Loans Secured by Collateral Other than Real Estate. In June 1992, TCI received ten notes receivable secured by collateral other than real estate in satisfaction of a $622,000 obligation to TCI. At December 31,

1997, five of the notes with a combined principal balance of $374,000 remained outstanding. TCI's investment policy precludes the origination of loans secured by collateral other than real estate.

   Partnership Mortgage Loans. TCI owns a 60% general partner interest and IORI owns a 40% general partner interest in Nakash Income Associates ("NIA"). NIA in turn owns a wraparound mortgage note receivable, secured by a shopping center in Maulden, Missouri. In August 1997, Mountain Home Associates ("MHA"), the owner of the shopping center, refinanced the matured mortgage debt in the amount of $850,000. TCI contributed $271,000 to the partnership to payoff the existing $1.0 million mortgage. The new mortgage bears interest at a variable rate, currently 9.5% per annum, requires monthly payments of principal and interest of $13,000 and matures in May 2005.

CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

   TCI is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and the availability of permanent mortgage financing which may render the acquisition, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of TCI's management or advisor. The illiquidity of real estate investments may also impair the ability of TCI to respond promptly to changing circumstances. TCI's management believes that such risks are partially mitigated by the diversification by geographic region and property type of TCI's real estate and mortgage notes receivable portfolios. However, to the extent new property investments or mortgage lending is concentrated in any particular region or property type, the advantages of diversification may be mitigated.

METHOD OF OPERATING AND FINANCING

   TCI's Articles of Incorporation impose no limitations on TCI's investment policy with respect to mortgage loans and do not prohibit TCI from investing more than a specified percentage of its assets in any one mortgage loan. TCI may originate mortgage loans in conjunction with providing purchase money financing of a property sale. TCI intends to service and hold for investment the mortgage notes in its portfolio. TCI may, however, borrow against its mortgage notes receivable using the proceeds from such borrowings to fund additional mortgage loans or for general working capital needs of TCI. TCI also intends to pursue its rights vigorously with respect to mortgage notes that are in default. TCI's Board of Directors currently intends to continue its policy of prohibiting TCI from incurring aggregate secured and unsecured indebtedness in excess of 300% of TCI's net asset value (defined as the book value of all assets of TCI minus all of its liabilities); however, the Board of Directors may alter such policy at any time and may reconsider the continuation of this policy following the Merger.

OFFICERS

   The following persons currently serve as executive officers of TCI and also serve as the executive officers of the Trust: Randall M. Paulson, President; Karl L. Blaha, Executive Vice President -- Commercial Asset Management; Bruce
A. Endendyk, Executive Vice President; Steven K. Johnson, Executive Vice President --Residential Asset Management; and Thomas A. Holland, Executive Vice President and Chief Financial Officer. Their positions with TCI are not subject to a vote of stockholders.

   Although not executive officers of TCI, the following persons currently serve as officers of TCI and also serve as officers of the Trust: Robert A. Waldman, Senior Vice President and General Counsel, and Drew D. Potera, Vice President and Treasurer. Their positions with TCI are not subject to a vote of stockholders.

THE TCI ADVISOR

   Although the Board of Directors is directly responsible for managing the affairs of TCI and for setting the policies which guide it, the day-to-day operations of TCI are performed by BCM, a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities as well as financing and refinancing sources to TCI. The advisor also serves as a consultant to the Board of Directors in connection with the business plan and investment policy decisions.

   BCM has served as TCI's advisor since March 1989. BCM is a corporation of which Messrs. Paulson, Blaha, Endendyk, Johnson and Holland serve as executive officers. BCM is owned by a trust for the benefit of the children of Gene E. Phillips. Prior to December 22, 1989, Mr. Phillips served as a director of BCM, and until September 1, 1992, Mr. Phillips served as Chief Executive Officer of BCM. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to TCI.

   At TCI's annual meeting of stockholders held on May 8, 1997, TCI's stockholders approved the renewal of the TCI Advisory Agreement through the next annual meeting of TCI's stockholders. The current TCI Advisory Agreement was executed on October 15, 1998. Subsequent renewals of the TCI Advisory Agreement with BCM do not require the approval of TCI's stockholders but do require the approval of TCI's Board of Directors. BCM also serves as advisor to IORI and the Trust. The members of TCI's Board of Directors also serve as Directors of IORI and Trustees of the Trust, and the executive officers of TCI are also executive officers of IORI and the Trust. Mr. Phillips serves as a general partner of SAMLP, which, until December 18, 1998, served as the general partner of NRLP and NOLP, the operating partnership of NRLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as a director and Chairman of the Board of ART and President and sole director of SAMI, which is the managing general partner of SAMLP. The executive officers of TCI are also officers of ART, NMC and SAMI.

   As of November 30, 1998, ART owned approximately 31.0% and BCM owned approximately 10.9% of TCI's outstanding common stock, and BCM owned approximately 53.1% and TCI owned no shares of ART's common stock.

PROPERTY MANAGEMENT

   Since February 1, 1990, affiliates of BCM have provided property management services to TCI. Currently, Carmel Ltd. provides such property management services. Carmel Ltd. subcontracts with other entities for the provision of property-level management services to TCI. The general partner of Carmel Ltd. is BCM. The limited partners of Carmel Ltd. are (i) First Equity, which is 50% owned by BCM, (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel Ltd. subcontracts the property-level management and leasing of 26 of TCI's commercial properties and its hotel and the commercial properties owned by a real estate partnership in which TCI and IORI are partners to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel Ltd.

REAL ESTATE BROKERAGE

   Since December 1, 1992, Carmel Realty has been engaged, on a non-exclusive basis, to provide brokerage services for TCI. Carmel Realty is entitled to receive a commission for property acquisitions and sales in accordance with the following sliding scale of total fees to be paid: (i) maximum fee of 5% on the first $2.0 million of any purchase or sale transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million and $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million and $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1 1/2% would be paid to Carmel Realty or affiliates.

THE TCI ADVISORY AGREEMENT

   BCM has served as advisor to TCI since March 1989. The current TCI Advisory Agreement was entered into effective October 15, 1998. Renewals of the TCI Advisory Agreement do not require the approval of TCI's stockholders but do require the approval of TCI's Board of Directors.

   Under the TCI Advisory Agreement, BCM is required to formulate and submit annually for approval by the Board of Directors a budget and business plan for TCI containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and acquisitions, lending, foreclosure and borrowing activity, and other investments. BCM is required to report quarterly to the Board of Directors on TCI's performance against the business plan. In addition, all transactions or investments by TCI require prior approval by the Board of Directors unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board of Directors.

   The TCI Advisory Agreement also requires prior approval of the Board of Directors for the retention of all consultants and third party professionals, other than legal counsel. The TCI Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to TCI's stockholders, contains a broad standard governing BCM's liability for losses by TCI, and contains guidelines for BCM's allocation of investment opportunities as among itself, TCI and other entities it advises.

   The TCI Advisory Agreement provides for BCM to be responsible for the day-to-day operations of TCI and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of TCI (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of TCI's net income.

   The TCI Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during such fiscal year exceeds the sum of: (1) the cost of each such property as originally recorded in TCI's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (2) capital improvements made to such assets during the period owned by TCI and (3) all closing costs (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on TCI's net investment including capital improvements, calculated over TCI's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned by TCI for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

   Additionally, pursuant to the TCI Advisory Agreement, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate for TCI equal to the lesser of (1) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (2) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition fees and all real estate brokerage commissions) may not exceed such property's appraised value at acquisition.

   The TCI Advisory Agreement requires BCM or any affiliate of BCM to pay to TCI one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by TCI, provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (1) 2% of the amount of the loan committed by TCI or
(2) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

   The TCI Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by TCI equal to the lesser of (1) 1% of the amount of the mortgage or loan purchased or (2) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by TCI of any mortgage loan.

   Under the TCI Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to TCI or refinancing on TCI properties equal to the lesser of (1) 1% of the amount of the loan or the amount refinanced or (2) a brokerage or refinancing fee that is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Board of Directors. No fee shall be paid on loan extensions.

   Under the TCI Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to TCI.

   Under the TCI Advisory Agreement, all or a portion of the annual advisory fee must be refunded by the advisor to TCI if the Operating Expenses of TCI (as defined in the TCI Advisory Agreement) exceed certain limits specified in the TCI Advisory Agreement based on the book value, net asset value and net income of TCI during such fiscal year. The effect of this limitation was to require that BCM refund $206,000 of the annual advisory fee for 1997.

   Additionally, if TCI were to request that BCM render services to TCI other than those required by the TCI Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. TCI has hired Carmel Ltd., an affiliate of BCM, to provide property management for TCI's properties, and TCI has engaged Carmel Realty, also an affiliate of BCM, on a non-exclusive basis, to provide brokerage services for TCI.

   BCM may only assign the TCI Advisory Agreement with the prior consent of TCI.

   The directors and principal officers of BCM are set forth below.

     Mickey N. Phillips               Director
     Ryan T. Phillips                 Director
     Randall M. Paulson               President
     Karl L. Blaha                    Executive Vice President -- Commercial
                                      Asset Management
     Bruce A. Endendyk                Executive Vice President
     Thomas A. Holland                Executive Vice President and Chief
                                      Financial Officer
     Steven K. Johnson                Executive Vice President -- Residential
                                      Asset Management
     Cooper B. Stuart                 Executive Vice President
     A. Cal Rossi, Jr.                Executive Vice President
     Clifford C. Towns, Jr.           Executive Vice President -- Finance
     Dan S. Allred                    Senior Vice President -- Land Division
     Robert A. Waldman                Senior Vice President, General Counsel
                                      and Secretary
     Drew D. Potera                   Vice President, Treasurer and Securities
                                      Manager

   Mickey N. Phillips is Gene E. Phillips' brother, and Ryan T. Phillips is Gene E. Phillips' son. Gene E. Phillips serves as a representative of the trust established for the benefit of his children, which trust owns BCM. In such capacity, Gene E. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services to TCI.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

   In February 1990, TCI, together with IORI, NIRT and the Trust, three real estate entities with, at the time, the same officers, directors or trustees and advisor as TCI, entered into a settlement of the Olive Litigation, which was pending before the United States District Court for the Northern District of California, relating to the operation and management of each of the entities. On April 23, 1990, the court granted final approval of the terms of the settlement.

   On May 4, 1994, the parties entered into the Olive Modification that settled subsequent claims of breaches of the settlement that were asserted by the plaintiffs and that modified certain provisions of the April 1990 settlement. The Olive Modification was preliminarily approved by the court on July 1, 1994, and final court approval was entered on December 12, 1994. The effective date of the Olive Modification was January 11, 1995. Pursuant to the Olive Modification, certain related party transactions which TCI may enter into prior to April 28, 1999, require the unanimous approval of TCI's Board of Directors. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Directors that the transaction is in the best interests of TCI and that no other opportunity exists that is as good as the opportunity presented by such transaction.

   The Olive Modification requirements for related party transactions do not apply to direct contractual agreements for services between TCI and the advisor
(BCM) or one of its affiliates (including the TCI

Advisory Agreement, the brokerage agreement with Carmel Realty and the property management contracts). These agreements, pursuant to the specific terms of the Olive Modification, require the prior approval by two-thirds of the Directors of TCI, and if required, approval by a majority of TCI's stockholders. The Olive Modification requirements for related party transactions also do not apply to joint ventures between or among TCI and IORI, NIRT or the Trust or any of their affiliates or subsidiaries and a third party having no prior or intended future business of financial relationship with Gene E. Phillips, William S. Friedman, the advisor (BCM), or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Directors of TCI.

   The Court retained jurisdiction to enforce the Olive Modification, and during August and September 1996, the Court held evidentiary hearings to assess compliance with the terms of the Olive Modification by the various parties. The Court issued no ruling or order with respect to the matters addressed at the hearings.

   Separately, in 1996, legal counsel for the plaintiffs notified the Board of Directors that he intended to assert that certain actions taken by the Board of Directors breached the terms of the Olive Modification. On January 27, 1997, the parties entered into the Olive Amendment to the Olive Modification, which was submitted to the Court for approval on January 29, 1997. The Olive Amendment provides for the settlement of all matters raised at the evidentiary hearings and by plaintiffs' counsel in his notices to the Board of Directors of TCI. On May 2, 1997, a hearing was held for the Court to consider approval of the Olive Amendment. As a result of the hearing, the parties entered into a revised Olive Amendment. The Court issued an order approving the Olive Amendment on July 3, 1997.

   The Olive Amendment provided for the addition of four new unaffiliated members to TCI's Board of Directors and set forth new requirements for the approval of any transactions with affiliates until April 28, 1999. In addition, TCI, IORI, the Trust and their shareholders released the defendants from any claims relating to the plaintiffs' allegations and matters which were the subject of the evidentiary hearings. The plaintiffs' allegations of any breaches of the Olive Modification shall be settled by mutual agreement of the parties or, lacking such agreement, by an arbitration proceeding.

   Under the Olive Amendment, all shares of TCI owned by Gene E. Phillips or any of his affiliates shall be voted at all stockholder meetings of TCI held until April 29, 1999, in favor of all new members of the Board of Directors added under the Olive Amendment. The Olive Amendment also requires that, until April, 28, 1999, all shares of TCI owned by Mr. Phillips or his affiliates in excess of forty percent (40%) of TCI's outstanding shares shall be voted in proportion to the votes cast by all non-affiliated stockholders of TCI.

   In accordance with the Olive Amendment, Richard W. Douglas, Larry E. Harley and R. Douglas Leonhard were added to the Board of Directors of TCI in January 1998 and Murray Shaw was added to the Board of Directors of TCI in February 1998.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   CERTAIN BUSINESS RELATIONSHIPS. In February 1989, the Board of Trustees voted to retain BCM as TCI's advisor. TCI's executive officers serve also as executive officers of BCM.

   Since February 1990, affiliates of BCM have provided property management services to TCI. Currently, Carmel Ltd. provides such property management services. The general partner of Carmel Ltd. is BCM. The limited partners of Carmel Ltd. are (1) First Equity, which is 50% owned by BCM, (2) Mr. Phillips and (3) a trust for the benefit of the children of Mr. Phillips. Carmel Ltd. subcontracts the property-level management and leasing of 26 of TCI's commercial properties and its hotel and the commercial properties owned by a real estate partnership in which TCI and IORI are partners to Carmel Realty, which is a company owned by First Equity.

   Prior to December 1, 1992, affiliates of BCM provided brokerage services to TCI and received brokerage commissions in accordance with the TCI Advisory Agreement. Since December 1, 1992, TCI has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services for TCI. Carmel Realty is a company owned by First Equity.

   The Directors and executive officers of TCI also serve as Trustees or directors and executive officers of IORI and the Trust. The Directors owe fiduciary duties to such entities as well as to TCI under applicable law. IORI and the Trust have the same relationship with BCM as TCI. TCI owned approximately 22.7% of the outstanding shares of common stock of IORI at November 30, 1998. Gene E. Phillips serves as a general partner of SAMLP, which served, until December 18, 1998, as the general partner of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as Chairman of the Board and director of ART until November 16, 1992. Messrs. Paulson, Blaha, Endendyk, Holland and Johnson serve as executive officers of ART.

   From April 1992 to December 31, 1992, Ted P. Stokely was employed as a paid consultant and since January 1, 1993 as a part-time unpaid consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from Syntek West, Inc. ("SWI"), of which Gene E. Phillips is the sole shareholder. Eldercare filed for bankruptcy protection in July 1993 and was dismissed from bankruptcy in October 1994. Eldercare filed again for bankruptcy protection in May 1995, and was reorganized in bankruptcy in February 1996.

   RELATED PARTY TRANSACTIONS. Historically, TCI has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. TCI's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to TCI as investments that could have been obtained from unrelated third parties.

   TCI is a partner with IORI in the Tri-City Limited Partnership and Nakash Income Associates. TCI owns 345,728 shares of the common stock of IORI, an approximate 22.7% interest.

   In 1997, TCI paid BCM and its affiliates $2.8 million in advisory and net income fees, $517,000 in mortgage brokerage and equity refinancing fees, $3.0 million in property acquisition fees, $738,000 in real estate brokerage commission and $2.3 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the TCI Advisory Agreement, BCM received cost reimbursements from TCI of $1.2 million in 1997.

   On December 5, 1989, TCI's Board of Directors approved a share repurchase program. The Board of Directors authorized TCI to repurchase a total of 687,000 shares of TCI common stock pursuant to such program. Through November 30, 1998, TCI had repurchased 409,765 shares of TCI common stock pursuant to such program at a cost of TCI of $3.3 million. In 1998, TCI repurchased 21,950 shares at a cost of $336,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth the ownership of TCI common stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by TCI to be beneficial owners of more than 5% of TCI common stock as of the close of business on November 30, 1998.

                                         AMOUNT AND NATURE
   NAME AND ADDRESS OF                     OF BENEFICIAL     PERCENT OF
   BENEFICIAL OWNER                          OWNERSHIP       CLASS (1)
   -------------------                   -----------------   ----------
   American Realty Trust, Inc.               1,201,810          31.0%
    10670 N. Central Expressway
    Suite 300
    Dallas, Texas 75231

   Basic Capital Management, Inc.              422,057          10.9%
    10670 N. Central Expressway
    Suite 600
    Dallas, Texas 75231

   Maurice A. Halperin                         326,450           8.4%
    2500 North Military Trail
    Suite 225
    Boca Raton, Florida 33431
--------
(1) Percentages are based upon 3,875,944 shares of TCI common stock outstanding at November 30, 1998.

   SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the ownership of TCI common stock, both beneficially and of record, both individually and in the aggregate, for the Directors and executive officers of TCI as of the close of business on November 30, 1998.

                                         AMOUNT AND NATURE
                                           OF BENEFICIAL     PERCENT OF
   NAME OF BENEFICIAL OWNER                  OWNERSHIP        CLASS(1)
   ------------------------              -----------------   ----------
   All Directors and Executive Officers      1,731,610(2)(3)    44.7%
   as a group (12 individuals)

--------
(1) Percentage is based upon 3,875,944 shares of TCI common stock outstanding at November 30, 1998.
(2) Includes 80,268 shares owned by the Trust of which TCI's Directors may be deemed to be beneficial owners by virtue of their positions as Trustees of the Trust. The Directors of TCI disclaim beneficial ownership of such shares. Also includes 1,000 shares owned directly by Ted P. Stokely.
(3) Includes 26,475 shares owned by SAMLP, 422,057 shares owned by BCM and 1,201,810 shares owned by ART, of which the executive officers of TCI may be deemed to be beneficial owners by virtue of their position as executive officers or directors of SAMI, BCM and ART. The executive officers of TCI disclaim beneficial ownership of such shares. Each of the directors of ART may be deemed to be beneficial owners of the shares owned by ART by virtue of their positions as directors of ART. Each of the directors of BCM may be deemed to be beneficial owners by virtue of their positions as directors of BCM. The directors of ART and BCM disclaim such beneficial ownership.

                      BUSINESS AND PROPERTIES OF THE TRUST

GENERAL

   The Trust is a California business trust organized pursuant to a declaration of trust dated August 27, 1980, and amended and restated as of May 27, 1987, as amended pursuant to (1) Amendment No. 1 to the Second Amended and Restated Declaration of Trust of Consolidated Capital Special Trust, (2) Amendment Number 2 to the Second Amended and Restated Declaration of Trust of Continental Mortgage and Equity Trust (formerly Consolidated Capital Special Trust), (3) Amendment Number 3 to the Second Amended and Restated Declaration of Trust of Continental Mortgage and Equity Trust (formerly Consolidated Capital Special Trust), and (4) Amendment No. 4 to the Second Amended and Restated Declaration of Trust of Continental Mortgage and Equity Trust (as amended, the "Declaration of Trust"). The Trust commenced operations on December 3, 1980. The Trust has elected to be treated as a REIT under Sections 856 through 860 of the Code. The Trust has, in the opinion of the Trust's management, qualified for federal taxation as a REIT for each year subsequent to December 31, 1980. See "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger".

   The Trust's Shares are traded on the NASDAQ under the symbol "CMETS." The Trust's real estate portfolio at September 30, 1998, consisted of 65 properties held for investment, five properties held for sale, primarily obtained through foreclosure, and one equity method real estate partnership (owning two office buildings). 24 of the properties held for investment were purchased during 1997 or 1998. The Trust's mortgage notes receivable portfolio at September 30, 1998 consisted of six mortgage loans. The Trust's real estate and mortgage note receivable portfolios are more fully discussed below.

   The Trust's principal executive offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. In the opinion of the Trust's management, the Trust's offices are suitable and adequate for its present operations.

BUSINESS PLAN AND INVESTMENT POLICIES

   The Trust's primary business and only industry segment is investing in equity interests in real estate through direct acquisitions and partnerships and financing real estate and real estate related activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. The Trust's real estate is located throughout the continental United States. Information regarding the real estate and mortgage notes receivable portfolios of the Trust is set forth below and in Schedules III and IV, respectively, to the Consolidated Financial Statements included in the "Index to Financial Statements" included in the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference herein.

   The business of the Trust is not seasonal. The Trust has determined to continue to pursue a balanced investment policy, seeking both current income and capital appreciation. With respect to new investments, the Trust's plan of operation is to continue to make equity investments in real estate and to continue its program of investing in capital improvements and emphasizing high maintenance standards with respect to its existing real estate portfolio. The Trust has determined that it will no longer actively seek to fund or purchase mortgage loans. It may, however, in selected instances, originate mortgage loans or it may provide purchase money financing in connection with a property sale. The Trust does intend to service and may either hold for investment or sell any or all of the mortgage notes currently in its portfolio. The Trust also intends to pursue its rights vigorously with respect to mortgage notes that are in default.

TRUST ASSETS

   Details of the Trust's real estate and mortgage notes receivable portfolios at December 31, 1997 are set forth in Schedules III and IV, respectively, to the Consolidated Financial Statements included under the "Index to Financial Statements" included in the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference herein. The discussion set forth below under the headings "Business and Properties of the Trust -- Trust Assets -- Real Estate" and "-- Trust Assets -- Mortgage Loans" provide certain summary information concerning the Trust's real estate and mortgage notes receivable portfolios.

   The Trust's real estate portfolio consists of properties held for investment, properties held for sale, which were primarily acquired through foreclosure of the collateral securing mortgage notes receivable, and an investment in a partnership. The Trust holds a fee simple title to all of the properties in its real estate portfolio. The discussion set forth below under the heading "-- Real Estate" provides certain summary information concerning the Trust's properties held for investment, properties held for sale and its partnership investment.

   The Trust's real estate is geographically diversified. At September 30, 1998, the Trust held investments in apartments and/or commercial properties in each geographic region of the continental United States. The Trust's apartments and commercial properties are concentrated in the Southeast and Southwest regions, as shown more specifically in the table under "-- Real Estate" below. At September 30, 1998, the Trust held mortgage notes receivable secured by real estate located in the Southeast, Southwest and Midwest regions of the continental United States with a concentration in the Southeast and Southwest regions, as shown more specifically in the table under "-- Mortgage Loans" below.

   At September 30, 1998, none of the Trust's properties, its partnership investment or a mortgage note receivable exceeded 10% of the Trust's total assets. At September 30, 1998, 87% of the Trust's assets consisted of properties held for investment, 2% consisted of properties held for sale, less than 1% consisted of an investment in a partnership and 1% consisted of mortgage notes and interest receivable. The remaining 10% of the Trust's assets were cash, cash equivalents, marketable equity securities and other assets. The percentage of the Trust's assets invested in any one category is subject to change and that no assurance can be given that the composition of the Trust's assets in the future will approximate the percentages listed herein.

   To continue to qualify for federal taxation as a REIT under the Code, the Trust is required, among other things, to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. See "Proposed Incorporation Procedure and Merger -- Business Activities after Incorporation Procedure and Merger".

   GEOGRAPHIC LOCATION OF REAL ESTATE INVESTMENTS. The Trust has divided the continental United States into the following geographic regions.

    Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont and the District of Columbia. The Trust has 1 commercial property in this region.

    Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. The Trust has 6 apartment complexes and 8 commercial properties in this region.

    Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. The Trust has 21 apartment complexes and 12 commercial properties in this region.

    Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. The Trust has 2 apartment complexes in this region.

    Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. The Trust has 3 apartment complexes and 2 commercial properties in this region.

    Pacific region comprised of the states of California, Oregon and Washington. The Trust has 2 apartment complexes in this region.

   REAL ESTATE. At September 30, 1998, approximately 90% of the Trust's assets were invested in real estate. The Trust invests in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. The Trust's real estate portfolio consists of properties held for investment, properties held for sale, which were primarily obtained through foreclosure of the collateral securing mortgage notes receivable, an investment in a partnership and investments in the equity securities of real estate entities.

   Types of Real Estate Investments. The Trust's real estate consists of commercial properties (office buildings, industrial facilities and shopping centers) and apartments or similar properties having established income-producing capabilities. In selecting new real estate investments, the location, age and type of property, gross rentals, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. The Trust may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The Trust's Board of Trustees may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of shareholders to the extent such policies are not governed by the Trust's Declaration of Trust.

   Although the Trust has typically invested in developed real estate, the Trust may also invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by the Trust's Board of Trustees). To the extent that the Trust invests in construction and development projects, the Trust would be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects.

   As of September 30, 1998, the Trust did not have any properties on which significant capital improvements were in process.

   In the opinion of the Trust's management, the properties owned by the Trust are adequately covered by insurance.

   The following table sets forth the percentages, by property type and geographic region, of the Trust's real estate (other than unimproved land as described below) at September 30, 1998:

                                                                                        COMMERCIAL
         REGION                      APARTMENTS                                         PROPERTIES
         ------                      ----------                                         ----------
     Northeast                             -%                                               1.9%
     Southeast                          18.6                                               27.1
     Southwest                          59.6                                               64.5
     Midwest                            12.2                                                  -
     Mountain                            5.1                                                6.5
     Pacific                             4.5                                                  -
                                       -----                                              -----
                                       100.0%                                             100.0%
                                       =====                                              =====

   The foregoing table is based solely on the number of apartment units and amount of commercial square footage owned by the Trust and does not reflect the value of the Trust's investment in each region. The Trust also owns 11 parcels of unimproved land, 1 parcel of 5 acres in the Southeast region and 11 parcels of 4.9 acres, 163 acres, 140 acres, 156 acres, 103 acres, 128 acres, 236 acres,
16.8 acres, 55.7 acres, 100.2 acres and 36.4 acres in the Southwest region. The Trust also owns a 18,000 sq. ft. parcel of developed land in the Southwest region. See Schedule III to the Consolidated Financial Statements included in the "Index to Financial Statements" included in the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference herein, for a more detailed description of the Trust's real estate portfolio.

   A summary of the activity in the Trust's owned real estate portfolio during 1997 and for the first nine months of 1998 is as follows:

   Owned properties in real estate portfolio at January 1, 1997.............  54
   Properties purchased.....................................................  24
   Properties sold..........................................................  (8)
                                                                             ---
   Owned properties in real estate portfolio at September 30, 1998..........  70
                                                                             ===

   Properties Held for Investment. Set forth below are the Trust's properties held for investment and the monthly rental rate for apartments and the average annual rental rate for commercial properties and occupancy thereof at December 31, 1997, 1996, 1995, 1994 and 1993:

                               RENT PER SQUARE FOOT          OCCUPANCY %
--------------------------------------------------------------------------------

                          UNITS/
                          SQUARE
  PROPERTY     LOCATION   FOOTAGE    1997  1996  1995  1994  1993  1997   1996   1995   1994   1993
-----------------------------------------------------------------------------------------------------
  Apartments
-----------------------------------------------------------------------------------------------------
  4242         Dallas,    76 units/   $.79  $.75  $.72  $.71  $.71    98%    96%    95%    96%    95%
  Cedar        TX         60,600
  Springs                 sq. ft.
-----------------------------------------------------------------------------------------------------
  Applecreek   Dallas,    216          .53   .52   .50   .48   .48    92     90     90     88     83
               TX         units/
                          225,952
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Camelot      Largo, FL  120          .50   .48   .48   .46   .44    98     94     93     98     97
                          units/
                          141,024
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Country      Tampa, FL  227          .53   .51   .51   .48   .46    91     93     91     91     96
  Crossing                units/
                          199,952
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Cypresstree  Houston,   168          .57     *     *     *     *    83      *      *      *      *
               TX         units/
                          133,104
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Eagle        Los        99 units/    .93     *     *     *     *    92      *      *      *      *
   Rock        Angeles,   68,614
               CA         sq. ft.
-----------------------------------------------------------------------------------------------------
  El           San        190          .64   .64   .63   .61   .56    95     89     92     93    100
   Chapparal   Antonio,   units/
               TX         174,220
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Fairways     Longview,  152          .51   .51   .50   .48   .37    91     91     90     91     89
               TX         units/
                          134,176
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Forest       Denton,    56 units/    .61   .59   .57   .53   .64    90     98     95     96     95
   Ridge       TX         65,480
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Fountain     Texas      166          .53   .52   .52   .50     *    95     90     90     95      *
  Lake         City, TX   units/
                          161,220
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Glenwood     Addison,   168          .70   .66     *     *     *    97     96      *      *      *
               TX         units/
                          134,432
                          sq. ft.
-----------------------------------------------------------------------------------------------------
  Grove        Plano, TX  188          .69   .65     *     *     *    93     95      *      *      *
   Park                   units/
                          143,556
                          sq. ft.


                               RENT PER SQUARE FOOT          OCCUPANCY %
--------------------------------------------------------------------------------

                              UNITS/
                              SQUARE
  PROPERTY    LOCATION        FOOTAGE    1997  1996  1995  1994  1993  1997   1996   1995   1994   1993
----------------------------------------------------------------------------------------------------------
  Apartments
----------------------------------------------------------------------------------------------------------
  Heritage     Jacksonville,  301        $ .60  $.58  $.55  $  *  $  *    92%    92%    94%     *%      *%
  on the       FL             units/
  River                       289,490
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  In the       Gainesville,   242          .50   .48   .48   .44     *    97     92     98     96      *
   Pines       FL             units/
                              294,860
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Madison      Houston, TX    180          .58     *     *     *     *    90      *      *      *      *
  at Bear                     units/
  Creek                       138,448
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  McCallum     Dallas, TX     322          .88   .84   .81   .76     *    96     98     98     98      *
  Crossing                    units/
                              172,796
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  McCallum     Dallas, TX     275          .83   .80   .76     *     *    96     97     95      *      *
  Glen                        units/
                              159,850
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Oak Park     Clute, TX      108          .50   .49   .50   .48     *    94     79     73     81      *
   IV                         units/
                              78,708
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Oak Run      Pasadena, TX   160          .69   .68     *     *     *    92     96      *      *      *
                              units/
                              128,016
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Park at      San Antonio,   211          .53   .52     *     *     *    91     96      *      *      *
  Colonnade    TX             units/
                              188,000
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Park Lane    Dallas, TX     97 units/    .58   .55   .53   .51   .48    91     93     92     93     89
                              87,260
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Parkwood     San            178          .65   .64   .62   .61     *    96     95     98     93      *
  Knoll        Bernardino,    units/
               CA             149,802
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Pierce       Denver, CO     57 units/   1.01   .93   .91   .88     *    97     97     97     98      *
  Tower                       45,120
                              sq. ft.
----------------------------------------------------------------------------------------------------------
  Quail        Balch          131          .65   .63   .58   .53   .52    95     99     99     98     90
   Oaks        Springs, TX    units/
                              72,848
                              sq. ft.


                               RENT PER SQUARE FOOT          OCCUPANCY %
--------------------------------------------------------------------------------

                            UNITS/
                            SQUARE
   PROPERTY   LOCATION      FOOTAGE    1997  1996  1995  1994  1993  1997   1996   1995   1994   1993
-------------------------------------------------------------------------------------------------------
  Apartments
-------------------------------------------------------------------------------------------------------
  Somerset     Texas City,  200        $ .60 $ .59 $ .60 $ .52 $ .49    92%    89%    91%    91%    94%
               TX           units/
                            163,368
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Stone Oak    San Antonio, 252          .60   .60   .58   .55   .51    92     88     93     93     97
               TX           units/
                            187,686
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Sunset       Waukegan, IL 414          .80   .79   .76   .73     *    90     88     95     91      *
   Lake                     units/
                            302,640
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Trails at    Houston, TX  240          .61     *     *     *     *    95      *      *      *      *
  Windfern                  units/
                            173,376
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Willow       El Paso, TX  112          .47   .47   .52   .51     *    93     87     80     94      *
  Creek                     units/
                            103,140
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Willo-       Pensacola,   152          .52   .51   .46     *     *    89     96     66      *      *
  Wick         FL           units/
  Gardens                   153,360
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Willow       North        104          .50   .50   .47     *     *    98     93     99      *      *
  Wick         Augusta, SC  units/
                            94,128
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Woodbridge   Westminster, 194          .88   .83   .82   .72     *    96     97     97     79      *
               CO           units/
                            104,500
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Office
  Buildings
-------------------------------------------------------------------------------------------------------
  3400         Dallas, TX   74,000     13.42 10.50     *     *     *    95     98      *      *      *
  Carlisle                  sq. ft.
-------------------------------------------------------------------------------------------------------
  Amoco        New Orleans, 378,244    12.25  9.93     *     *     *    66     33      *      *      *
               LA           sq. ft.
-------------------------------------------------------------------------------------------------------
  Bay Plaza    Tampa, FL    75,780     12.30     *     *     *     *    95      *      *      *      *
                            sq. ft.
-------------------------------------------------------------------------------------------------------
  Durham       Durham, NC   207,171    15.33     *     *     *     *    88      *      *      *      *
  Centre                    sq. ft.
-------------------------------------------------------------------------------------------------------
  Hampton      Dallas, TX   104,001    15.18 12.80     *     *     *    79     92      *      *      *
  Court                     sq. ft.


                               RENT PER SQUARE FOOT          OCCUPANCY %
--------------------------------------------------------------------------------

                           SQUARE
  PROPERTY    LOCATION     FOOTAGE     1997  1996   1995  1994   1993   1997   1996   1995    1994  1993
--------------------------------------------------------------------------------------------------------
  Office
  Buildings
--------------------------------------------------------------------------------------------------------
  Jefferson   Washington,  71,877     $27.71 $   * $    * $   * $    *   87%     *%     *%      *%    *%
              D.C.         sq. ft.
--------------------------------------------------------------------------------------------------------
  NASA        Clear Lake,  78,159      10.27 10.46  10.00  9.74  10.68   76     64     55      63    66
  Office      TX           sq. ft.
  Park
--------------------------------------------------------------------------------------------------------
  Westgrove   Addison, TX  78,326       7.33     *      *     *      *   67      *      *       *     *
  Air Plaza                sq. ft.
--------------------------------------------------------------------------------------------------------
  Windsor     Windcrest,   80,522      13.32 11.38  10.22  9.56   9.01   58     84     87      78    77
  Plaza       TX           sq. ft.
--------------------------------------------------------------------------------------------------------
  Industrial
  Warehouses
--------------------------------------------------------------------------------------------------------
  4050        Memphis, TN  112,382      2.18  1.92   2.06  2.19   2.04  100     37     67      91    79
  Getwell                  sq. ft.
--------------------------------------------------------------------------------------------------------
  5360        Atlanta, GA  30,000       2.45  2.19   2.26  2.14   1.92  100     32     32      99    96
  Tulane                   sq. ft.
--------------------------------------------------------------------------------------------------------
  Brookfield  Chantilly,   63,504       6.26  6.19   6.00     *      *  100    100     85       *     *
  Corporate   VA           sq. ft.
  Center
--------------------------------------------------------------------------------------------------------
  Central     Dallas, TX   216,035      1.48   .99      *     *      *  100    100      *       *     *
  Storage                  sq. ft.
--------------------------------------------------------------------------------------------------------
  Kelly       Dallas, TX   330,334      2.96  2.43   2.20     *      *   95     93     88       *     *
  Warehouses               sq. ft.
--------------------------------------------------------------------------------------------------------
  McLeod      Orlando, FL  110,914      6.69  6.38   6.09  6.08      *   96     80     83      73     *
  Commerce                 sq. ft.
  Center


                               RENT PER SQUARE FOOT          OCCUPANCY %
--------------------------------------------------------------------------------

                           SQUARE
  PROPERTY      LOCATION   FOOTAGE    1997  1996  1995  1994  1993   1997  1996   1995    1994   1993
-----------------------------------------------------------------------------------------------------
  Northgate     Marietta,  208,386    $4.02 $3.91 $3.82 $3.70 $3.33  100%   100%    89%   100%    76%
  Distribution  GA         sq. ft.
-----------------------------------------------------------------------------------------------------
  Shady         Dallas, TX 42,900      3.18  2.25     *     *     *   66      *      *      *      *
   Trail                   sq. ft.
-----------------------------------------------------------------------------------------------------
  Space         San        101,500     2.04  1.93  2.12     *     *   72     77    100      *      *
  Center        Antonio,   sq. ft.
                TX
-----------------------------------------------------------------------------------------------------
  Sullyfield    Chantilly, 243,813     5.96  5.23  5.17     *     *   96     90     84      *      *
  Commerce      VA         sq. ft.
  Center
-----------------------------------------------------------------------------------------------------
  Shopping
  Centers
-----------------------------------------------------------------------------------------------------
  Promenade     Highland   133,558     9.56  9.35     *     *     *   96     80      *      *      *
                Ranch, CO  sq. ft.
-----------------------------------------------------------------------------------------------------
  Rio Pinar     Orlando,   113,638     8.54  8.33  8.26  8.31  8.08   91     88     89     85     88
                FL         sq. ft.
-----------------------------------------------------------------------------------------------------
  Land                     Acres
-----------------------------------------------------------------------------------------------------
  5700          Atlanta,   3.8 Acres
   Tulane       GA
-----------------------------------------------------------------------------------------------------
  McKinney      McKinney,  140 Acres
  140           TX
-----------------------------------------------------------------------------------------------------
  OPUBCO        Collin     156 Acres
                County, TX
-----------------------------------------------------------------------------------------------------
  Stacy         Allen, TX  163 Acres
   Road
-----------------------------------------------------------------------------------------------------
  State         Collin     236 Acres
  Highway       County, TX
  121
-----------------------------------------------------------------------------------------------------
  Watters       Collin     103 Acres
  Road          County, TX


--------
* Property was purchased in 1997, 1996, 1995 or 1994.

   Occupancy presented above is without reference to whether leases in effect are at, below or above market rates.

   In January 1997, the Trust purchased the Madison at Bear Creek Apartments, a 180 unit apartment complex in Houston, Texas, for $3.5 million. The Trust paid $800,000 in cash and assumed the existing mortgage of $2.7 million. The mortgage bears interest at a variable rate, currently 9.6875% per annum, adjusted semi-annually, requires monthly payments of principal and interest of $22,704, also adjusted annually, and matures in June 1999. The Trust paid a real estate brokerage commission of $125,000 to Carmel Realty and a $35,000 acquisition fee to BCM.

   In February 1997, the Trust purchased the Watters Road land, 103 acres of undeveloped land on State Highway 121 in Collin County, Texas, for $1.7 million in cash. The Trust paid a real estate brokerage commission of $68,000 to Carmel Realty and a $17,000 acquisition fee to BCM.

   Also in February 1997, the Trust purchased the Jefferson Building, a 71,877 sq. ft. office building in Washington, D.C., for $13.2 million. The Trust paid $4.1 million in cash and obtained new mortgage financing of $9.1 million. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of interest only and matures in March 1999. The Trust paid a real estate brokerage commission of $319,000 to Carmel Realty and a $132,000 acquisition fee to BCM.

   In March 1997, the Trust obtained mortgage financing in the amount of $4.0 million secured by the unencumbered 378,244 sq. ft. AMOCO Office Building, in New Orleans, Louisiana and by ten mortgage notes receivable, with a combined principal balance, at the time, of $2.8 million. The Trust received net cash of $3.8 million after payment of various closing costs. The mortgage bore interest at 9.0% per annum, required monthly payments of principal and interest of $35,989 and was scheduled to mature in March 1999. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $40,000. As discussed below, under "Mortgage Loans," three of the mortgage notes receivable pledged as additional collateral on the AMOCO mortgage, with a combined principal balance of $1.3 million, were paid in full in June, August and November 1997. Such payments were remitted to the lender as a paydown of the AMOCO mortgage. In March 1998, the Trust refinanced the AMOCO mortgage in the amount of $15.0 million. The Trust received net cash of $10.9 million after paying off $3.8 million in existing mortgage debt and the payment of various closing costs. The lender has committed to fund an additional $1.0 million in tenant improvements. The new mortgage bears interest at 8.7% per annum, requires monthly payments of interest only and matures in April 2001. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $150,000.

   In April 1997, the Trust purchased the OPUBCO land, 156 acres of undeveloped land in Collin County, Texas, for $3.0 million. In conjunction with the purchase, the Trust obtained mortgage financing secured by the land and by two other parcels of land in the amount of $4.2 million. The Trust received net cash of $1.2 million. The mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000. The Trust paid a real estate brokerage commission of $109,000 to Carmel Realty and an acquisition fee of $30,000 to BCM.

   Also in April 1997, the Trust refinanced the mortgage debt secured by the 152 unit Willo-Wick Gardens Apartments in Pensacola, Florida in the amount of $3.3 million. The Trust received net cash of $311,000 after paying off $2.8 million in existing mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.13% per annum, requires monthly payments of principal and interest of $27,988 and matures in May 2007. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $33,000.

   In May 1997, the Trust purchased the Trails at Windfern, a 240 unit apartment complex in Houston, Texas, for $4.2 million. The Trust paid $769,000 in cash, assumed the existing mortgage of $3.2 million with the seller providing purchase money financing of an additional $150,000. The $3.2 million mortgage bears interest at a variable rate, currently 9.0% per annum, adjusted annually, requires monthly payments of principal and interest of $26,674 and matures in January 1999. The $150,000 purchase money financing bears interest at 8.0% per annum, requires monthly payments of interest only and matures in May 2000. The Trust paid a real estate brokerage commission of $144,000 to Carmel Realty and an acquisition fee of $42,000 to BCM.

   Also in May 1997, the Trust modified and extended the mortgage secured by the 113,638 sq. ft. Rio Pinar Shopping Center in Orlando, Florida. In conjunction with the modification, the Trust made a principal reduction payment of $500,000. The modified and extended mortgage bears interest at 9.0% per annum, requires monthly payments of principal and interest of $49,465 and has an extended maturity of March 1999. $1.0 million of the mortgage is recourse to the Trust.

   In June 1997, the Trust purchased Bay Plaza, a 75,780 square foot office building in Tampa, Florida, for $4.3 million. The Trust paid $1.2 million in cash, assumed the existing mortgage of $2.1 million with the seller providing purchase money financing of an additional $1.0 million. The $2.1 million mortgage bears interest at 8.3% per annum, requires monthly payments of principal and interest of $23,354 and matures in June 2009. The $1.0 million purchase money financing bears interest at 8.3% per annum, requires monthly payments of principal and interest of $9,731 and matures in June 2002. The Trust paid a real estate brokerage commission of $148,000 to Carmel Realty and an acquisition fee of $43,000 to BCM.

   Also in June 1997, the Trust purchased the Stacy Road land, 163 acres of undeveloped land in Allen, Texas, for $2.5 million. The Trust paid $800,000 in cash and obtained new mortgage financing of $1.7 million. The mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000. The Trust paid a real estate brokerage commission of $96,000 to Carmel Realty and an acquisition fee of $25,000 to BCM.

   Further in June 1997, the Trust refinanced the mortgage debt secured by the 208,386 sq. ft. Northgate Distribution Center in Marietta, Georgia in the amount of $4.7 million. The Trust received net cash of $1.4 million after paying off $3.0 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 8.82% per annum, requires monthly payments of principal and interest of $38,947 and matures in July 2007. The Trust paid BCM a mortgage brokerage and equity financing fee of $47,000.

   In July 1997, the Trust purchased Durham Centre, a 207,171 sq. ft. office building in Durham, North Carolina, for $20.5 million. The Trust paid $5.7 million in cash and obtained new mortgage financing of $14.8 million. The mortgage bears interest at 9.8% per annum, requires monthly payments of principal and interest of $132,407 and matures in July 2000. The Trust paid a real estate brokerage commission of $428,000 to Carmel Realty and a $205,000 acquisition fee to BCM. The loan is recourse to the Trust.

   Also in July 1997, the Trust refinanced the mortgage debt secured by the 301 unit Heritage on the River Apartments in Jacksonville, Florida in the amount of $8.0 million. The Trust received net cash of $1.0 million after paying off $6.5 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 8.125% per annum, requires monthly payments of principal and interest of $59,400 and matures in August 2007. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $80,000.

   In August 1997, the Trust purchased the McKinney 140 land, 140 acres of undeveloped land in McKinney, Texas, for $2.6 million. The Trust paid $898,000 in cash and obtained new mortgage financing of $1.7 million. The mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000. The Trust paid a real estate brokerage commission of $98,000 to Carmel Realty and a $26,000 acquisition fee to BCM.

   Also in August 1997, the Trust purchased the Eagle Rock Apartments, a 99 unit apartment complex in Los Angeles, California, for $4.4 million. The Trust paid $1.1 million in cash with the seller providing purchase money financing of $3.3 million. The purchase money financing bears interest at 10.5% per annum, requires monthly payments of interest only and matures November 30, 1998. The Trust paid a real estate brokerage commission of $51,000 to Carmel Realty and an acquisition fee of $44,000 to BCM.

   In October 1997, the Trust purchased the Westgrove Air Plaza, a 78,326 sq. ft. combination aircraft hangar and office building in Addison, Texas, for $2.4 million. The Trust paid $1.2 million in cash with the seller providing $1.2 million of purchase money financing. The purchase money financing bears interest at a variable rate, currently 10.5% per annum, requires monthly payments of interest only and matures in February 1999. The Trust paid a real estate brokerage commission of $91,000 to Carmel Realty and a $24,000 acquisition fee to BCM.

   Also in October 1997, the Trust purchased the Cypresstree Apartments, a 168 unit apartment complex in Houston, Texas, for $3.2 million. The Trust paid $550,000 in cash with the seller providing $2.6 million of purchase money financing. The purchase money financing bears interest at 10.0% per annum, requires monthly payments of interest only and matures in December 1998. The Trust paid a real estate brokerage commission of $114,500 to Carmel Realty and a $32,000 acquisition fee to BCM.

   In October 1997, the Trust purchased NIRT's 40% interest in a partnership that at the time owned four industrial warehouses, for $1.6 million in cash. In conjunction with the purchase, the Trust obtained mortgage financing of $1.8 million secured by three of the purchased properties. The Trust received net cash of $45,000 after the payment of various closing costs associated with the purchase and financing. The mortgage bears interest at a variable rate, currently 9.5% per annum, requires monthly payments of principal and interest of $16,295 and matures in April 1999.

   In December 1997, the Trust refinanced the mortgage debt secured by the 188 unit Grove Park Apartments in Plano, Texas in the amount of $4.8 million. The Trust received net cash of $1.3 million after paying off $3.2 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 7.32% per annum, requires monthly payments of principal and interest of $32,600 and matures in January 2008. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $48,000.

   Also in December 1997, the Trust refinanced the mortgage debt secured by the 211 unit Park at Colonnade Apartments in San Antonio, Texas in the amount of $4.2 million. The Trust received net cash of $502,000 after paying off $3.5 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 7.32% per annum, requires monthly payments of principal and interest of $28,900 and matures in January 2008. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $42,000.

   In January 1998, the Trust refinanced the mortgage debt secured by the 133,558 sq. ft. Promenade Shopping Center in Highlands Ranch, Colorado in the amount of $7.7 million. The Trust received net cash of $2.1 million after paying off $5.4 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bears interest at 7.42% per annum, requires monthly payments of principal and interest of $56,502 and matures in January 2008. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $77,000.

   Also in January 1998, the Trust purchased the McKinney 36 land, 36.4 acres of undeveloped land in Collin County, Texas, for $2.1 million in cash. The Trust paid a real estate brokerage commission of $82,000 to Carmel Realty and a $21,000 acquisition fee to BCM. In April 1998, the Trust obtained mortgage financing secured by the unencumbered McKinney 36 land in the amount of $2.1 million. The Trust received net cash of $2.0 million after the payment of various closing costs. The mortgage bears interest at 9.25% per annum, requires monthly payments of interest only and matures in April 2000. The Trust paid a mortgage brokerage and equity refinancing fee of $21,000 to BCM.

   In March 1998, the Trust purchased the 1010 Common Building, a 494,579 square foot office building in New Orleans, Louisiana, for $14.5 million. The building was acquired subject to ground leases that expire from November 2029 to April 2069. The Trust paid $6.3 million in cash and obtained new mortgage financing of $8.2 million. The lender has committed to fund an additional $3.8 million for tenant improvements. The mortgage bears interest at 9.7% per annum, requires monthly payments of interest only and matures in April 2001. The Trust paid a real estate brokerage commission of $337,500 to Carmel Realty and an acquisition fee of $145,000 to BCM. In April 1998, the Trust purchased four of the ground leases for $200,000 in cash.

   Also in March 1998, the Trust purchased the 225 Baronne Building, a 416,834 square foot office building in New Orleans, Louisiana, for $11.2 million. The Trust paid $3.8 million in cash and obtained new mortgage financing of $7.4 million. The lender has committed to fund an additional $1.6 million for tenant improvements. The mortgage bears interest at 9.7% per annum, requires monthly payments of interest only and matures in April 2001. The Trust paid a real estate brokerage commission of $288,000 to Carmel Realty and an acquisition fee of $112,000 to BCM.

   The mortgages secured by the AMOCO, 1010 Common and 225 Baronne Office Buildings in New Orleans, Louisiana are cross-collateralized and cross defaulted. Both the Trust and BCM have guaranteed the debt. Also, the Trust has committed to borrow an additional $163.0 million during the period ending March 2000 from the lender. In exchange for this commitment, the lender may record second lien mortgages on the New Orleans properties of up to $2.0 million. $1.0 million of this lien will be released upon the lender funding an additional $63.0 million in new loans to the Trust or BCM affiliated entities, with the remaining $1.0 million released pro rata as the remaining $100.0 million in new loans are funded. At September 30, 1998, $156.2 million of the borrowing commitment remained to be satisfied.

   Further in March 1998, the Trust refinanced the mortgage debt secured by the 322 unit McCallum Crossing Apartments in Dallas, Texas in the amount of $8.4 million. The Trust received net cash of $1.8 million after paying off $6.3 million in existing mortgage debt and the payment of various closing costs. The new mortgage bears interest at 7.19% per annum, requires monthly payments of principal and interest of $56,961 and matures in April 2008. The Trust paid a mortgage brokerage and equity refinancing fee of $84,000 to BCM.

   In March 1998, the Trust sold 4050 Getwell, a 112,382 square foot industrial warehouse in Memphis, Tennessee, for $2.1 million in cash. The Trust received net cash of $1.2 million after paying off $793,000 in existing mortgage debt and the payment of various closing costs. The Trust paid a real estate brokerage commission of $81,500 to Carmel Realty. No gain or loss was recognized.

   In April 1998, the Trust purchased Fontenelle Hills, a 338 unit apartment complex in Bellevue, Nebraska, for $12.8 million. The Trust paid $2.0 million in cash and obtained new mortgage financing of $10.8 million. The mortgage bears interest at 7.16% per annum, requires monthly payments of principal and interest of $73,017 and matures in April 2008. The Trust paid a real estate brokerage commission of $311,000 to Carmel Realty and a property acquisition fee of $128,000 to BCM.

   Also in April 1998, the Trust purchased the Whisenant land, 16.802 acres of undeveloped land in Collin County, Texas, for $600,000 in cash. The Trust paid a real estate brokerage commission of $24,000 to Carmel Realty and an acquisition fee of $6,000 to BCM.

   In May 1998, the Trust refinanced the mortgage debt secured by the 104 unit Willow Wick Apartments in North Augusta, South Carolina in the amount of $2.1 million. The Trust received net cash of $1.1 million after paying off $854,000 in existing mortgage debt and the payment of various closing costs. The new mortgage bears interest at 7.205% per annum, requires monthly payments of principal and interest of $13,990 and matures in June 2008. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $21,000.

   In July 1998, the Trust purchased the Solco Allen land, 55.725 acres of undeveloped land in Collin County, Texas, for $1.3 million in cash. The Trust paid a real estate brokerage commission of $53,000 to Carmel Realty and an acquisition fee of $13,000 to BCM.

   Also in July 1998, the Trust purchased the Sandison land, 100.171 acres of undeveloped land in Collin County, Texas, for $4.7 million in cash. The Trust paid a real estate brokerage commission of $95,000 to Carmel Realty and an acquisition fee of $47,000 to BCM.

   In conjunction with the Solco Allen and Sandison land purchases, the Trust obtained mortgage financing in the amount of $5.2 million secured by the Solco Allen, Sandison and the unencumbered Whisenant land, all in Collin County, Texas. The mortgage bears interest at 9.25% per annum, requires monthly payments of interest only and matures in April 2000.

   In August 1998, the Trust purchased the 1013 Common land, 18,000 sq. ft. of developed land in New Orleans, Louisiana, for $582,000 in cash. The Trust paid a real estate brokerage commission of $23,000 to Carmel Realty and an acquisition fee of $6,000 to BCM.

   In September 1998, the Trust sold the 113,638 sq. ft. Rio Pinar Shopping Center in Orlando, Florida, for $8.8 million in cash. The Trust received $3.1 million in cash after paying off $5.1 million in existing mortgage debt and the payment of various closing costs. The Trust paid a real estate brokerage commission of $246,000 to Carmel Realty. A gain of $478,000 was recognized.

   During 1998, the Trust expended $636,000 to rebuild an industrial warehouse in Atlanta, Georgia that had been destroyed by fire in 1996. Construction was completed in the third quarter of 1998.

   Properties Held for Sale. Set forth below are the Trust's properties held for sale, which were primarily obtained through foreclosure, and the monthly rental rate for apartments and the average annual rental rate for commercial properties and occupancy thereof at December 31, 1997, 1996, 1995, 1994 and 1993:

                               RENT PER SQUARE FOOT          OCCUPANCY %
--------------------------------------------------------------------------------

                             UNITS/
                             SQUARE
  PROPERTY     LOCATION      FOOTAGE    1997  1996  1995  1994   1993   1997   1996   1995  1994    1993
--------------------------------------------------------------------------------------------------------
  Apartments
--------------------------------------------------------------------------------------------------------
  Edgewood      Lansing, IL  353        $ .74 $ .72 $ .71 $ .68 $ .66    92%    91%    94%   94%     93%
                             units/
                             320,638
                             sq. ft.
--------------------------------------------------------------------------------------------------------
  Shadowridge   Rocksprings, 64 units/    .54   .57   .59   .57   .56    99     87     92    95     100
                WY           52,700
                             sq. ft.
--------------------------------------------------------------------------------------------------------
  Office
  Building
--------------------------------------------------------------------------------------------------------
  Pinemont      Houston, TX  19,685      9.51  9.36  9.82  9.79  9.77    40     69     80   100     100
                             sq. ft.
--------------------------------------------------------------------------------------------------------
  Industrial
  Warehouse
--------------------------------------------------------------------------------------------------------
  Ogden         Ogden, UT    107,112     3.56  2.80  2.76  2.64  2.55   100    100    100   100      97
  Industrial                 sq. ft.
--------------------------------------------------------------------------------------------------------
  Land                       Acres
--------------------------------------------------------------------------------------------------------
  Del Ray       Delray       5 Acres
  Forum         Beach, FL
--------------------------------------------------------------------------------------------------------
  Northwest     Houston, TX  4.9 Acres
  Crossings
--------------------------------------------------------------------------------------------------------
  Round         Austin, TX   128 Acres
  Mountain



   In April 1997, the Trust sold Tollhill West, a 159,546 square foot office building in Dallas, Texas, for $14.8 million in cash. The Trust received net cash of $9.0 million after paying off $5.0 million in existing mortgage debt and the payment of various closing costs. The Trust paid Carmel Realty a real estate brokerage commission of $244,000. A gain of $5.4 million was recognized.

   In May 1997, the Trust sold 2626 Cole, a 119,632 square foot office building in Dallas, Texas, for $11.0 million in cash. The Trust received net cash of $4.2 million after paying off $6.5 million in existing mortgage debt and the payment of various closing costs. The Trust paid Carmel Realty a real estate brokerage commission of $280,000. A gain of $1.4 million was recognized.

   In August 1997, the Trust sold Builders Square, a 115,492 square foot shopping center in St. Paul, Minnesota, for $2.4 million in cash. The Trust received net cash of $1.5 million after paying off $873,000 in existing mortgage debt and the payment of various closing costs. The Trust paid a real estate brokerage commission of $92,000 to Carmel Realty. A loss of $245,000 was recognized.

   In October 1997, the Trust sold Northpoint Central, a 176,043 square foot office building in Houston, Texas, for $11.0 million in cash. The Trust received net cash of $4.7 million after paying off $5.8 million in existing mortgage debt and the payment of various closing costs. The Trust paid a real estate brokerage commission of $285,000 to Carmel Realty. A gain of $1.4 million was recognized.

   In December 1997, the Trust sold .2 acres of the Northwest Crossing land parcel in Houston, Texas, for $72,000 in cash. No gain or loss was recognized.

   In June 1997, the Trust refinanced the mortgage debt secured by the 353 unit Edgewood Apartments in Lansing, Illinois in the amount of $9.4 million. The Trust received net cash of $858,000 after paying off $8.0 million in existing mortgage debt, the funding of escrows and the payment of various closing costs. The new mortgage bore interest at 7.96% per annum, required monthly payments of principal and interest of $68,529 and matured in July 2007. The Trust paid BCM a mortgage brokerage and equity refinancing fee of $94,000. In January 1998, the Trust sold the apartment complex, for $12.1 million in cash. The Trust received net cash of $2.3 million after paying off $9.3 million in existing mortgage debt and the payment of various closing costs. The Trust paid a real estate brokerage commission of $302,000 to Carmel Realty. A gain of $5.6 million was recognized.

   In May 1998, the Trust sold the Pinemont Building, a 19,685 square foot office building in Houston, Texas, for $570,000. The Trust received net cash of $57,000 and provided $467,000 of seller financing in the form of a wraparound mortgage note. The note bears interest at 10.4% per annum, requires monthly payments of principal and interest of $6,281 and matures in July 2008. A loss of $154,000 was recognized.

   The parcels of unimproved land listed above were each obtained through foreclosure. Two were obtained through foreclosure of a mortgage note secured primarily by office buildings. The third and largest, the Round Mountain parcel, was intended to be developed in 1983 when the Trust funded the mortgage loan secured by the land.

   The Trust intends to hold these parcels of unimproved land until the market conditions in the areas in which the properties are located improve, at which time the Trust intends to offer the properties for sale.

   Partnership Properties. The Trust, in partnership with NIRT, owns Sacramento Nine ("SAC 9") which in turn owns two office buildings. The Trust has a 30% general partner interest in the partnership. The Trust accounts for its investment in the partnership using the equity method. Set forth below are the properties owned by SAC 9 and the average annual rental rate and occupancy thereof at December 31, 1997, 1996 and 1995:

                               RENT PER SQUARE FOOT          OCCUPANCY %
--------------------------------------------------------------------------------

                        SQUARE
  PROPERTY   LOCATION   FOOTAGE     1997   1996   1995   1994   1993  1997   1996   1995   1994   1993
-------------------------------------------------------------------------------------------------------
  Prospect   Rancho     40,807     $16.97 $11.06 $12.30 $10.70 $10.46  100%   100%   100%   100%   100%
  Park #29   Cordova,   sq. ft.
             CA
-------------------------------------------------------------------------------------------------------
  U.S.       Rancho     62,957      10.68  10.56  10.52 $10.70 $10.46  100    100    100    100    100
   Sprint    Cordova,   sq. ft.
             CA


   The Trust and NIRT were, until October 1997, the partners in a joint venture partnership in which the Trust had a 60% partnership interest. At December 31, 1996, the partnership owned 5 industrial warehouses. In August 1997, the partnership sold one of the industrial warehouses for $60,000 in cash, of which the Trust's equity share was $36,000. The partnership recognized a loss of $82,000 on the sale, of which the Trust's equity share was $49,000.

   MORTGAGE LOANS. In addition to real estate, a portion of the Trust's assets are invested in mortgage notes receivable, principally those secured by income-producing real estate. The Trust expects that the percentage of its assets invested in mortgage loans will continue to decrease, as it is not actively seeking to fund or acquire mortgage loans. It may, however, in selective instances, originate mortgage loans or it may provide purchase money financing in conjunction with a property sale. The Trust intends to service and may either hold for investment or sell any or all of the mortgage notes currently in its portfolio. The Trust's mortgage notes receivable consist of first mortgage, wraparound and junior mortgage loans.

   Types of Mortgage Activity. The Trust has originated its own mortgage loans as well as acquired existing mortgage notes either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. The Trust is generally not considering new mortgage lending, except in special circumstances or in connection with purchase money financing offered to facilitate the sale of Trust properties. BCM, in its capacity as a mortgage servicer, services the Trust's mortgage notes.

   Types of Properties Subject to Mortgages. The properties securing the Trust's mortgage notes receivable portfolio at September 30, 1998, consisted of office buildings, apartments and a building housing a health club. To the extent that the Declaration of Trust does not control such matters, the Trust's Board of Trustees may alter the types of properties subject to mortgage loans in which the Trust invests without a vote of the Trust's shareholders. In addition to restricting the types of collateral and priority of mortgage loans in which the Trust may invest, the Declaration of Trust imposes certain restrictions on transactions with related parties.

   At September 30, 1998, the Trust's mortgage notes receivable portfolio included six mortgage loans with an aggregate outstanding balance of $4.9 million secured by income-producing real estate located in the Midwest, Southeast and Southwest regions. At September 30, 1998, less than 1% of the Trust's assets were invested in mortgage notes receivable.

   The following table sets forth the percentages (based on the outstanding mortgage note receivable balance), by both property type and geographic region, of the properties that serve as collateral for the Trust's outstanding mortgage notes receivable portfolio at September 30, 1998. The table does not include the mortgage notes secured by single-family residences discussed in the preceding paragraph. See Schedule IV to the Consolidated Financial Statements for further details of the Trust's mortgage notes receivable portfolio.

                         COMMERCIAL
    REGION    APARTMENTS PROPERTIES TOTAL
    ------    ---------- ---------- -----
   Southeast     10.8%      47.6%    58.7%
   Southwest        -       36.4     36.4
   Midwest        4.5          -      4.9
                 ----       ----    -----
                 15.3%      84.0%   100.0%

   A summary of the activity in the Trust's mortgage notes receivable portfolio during 1997 and first nine months of 1998 is as follows:

   Loans in mortgage notes receivable portfolio at January 1, 1997      16
   Loan from sale of property                                            1
   Loans paid in full                                                   (6)
   Loans sold                                                           (5)
                                                                       ---
   Loans in mortgage notes receivable portfolio at September 30, 1998    6
                                                                       ===

   First Mortgage Loans. The Trust has invested in first mortgage notes, with either short, medium or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate amortization of principal and a "balloon" principal payment at maturity. With respect to first mortgage loans, the Trust's policy is to require that the borrower provide a mortgagee's title policy or an acceptable legal title opinion as to the validity and the priority of the mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. The Trust may grant to other lenders participations in first mortgage loans originated by the Trust.

   The following discussion briefly describes the events that affected previously funded first mortgage loans during 1997 and the first nine months of 1998.

   At December 31, 1997, one of the Trust's mortgage notes receivable with a principal balance of $700,000 was in default. The note matured in July 1993. The Trust has ceased to receive partial interest payments from the borrower. The Trust is evaluating its options with respect to foreclosure of the collateral property and the Trust does not anticipate incurring a loss beyond the established reserve.

   One of the Trust's mortgage notes receivable with a principal balance of $1.4 million, matured in November 1995. In February 1997, the Trust received a payment of $470,000 from the borrower, $305,000 being applied against accrued but unpaid interest and $165,000 being applied to reduce the principal balance of the note. In September 1997, the Trust received $1.4 million in full payment of principal and all accrued but unpaid interest.

   As discussed above in "Real Estate," ten of the Trust's mortgage notes receivable, with a combined principal balance, at the time, of $2.8 million were pledged as additional collateral on a $4.0 million loan, primarily secured by the AMOCO Building. In June, August and November 1997, three of the mortgage notes receivable, with a combined principal balance of $1.3 million, were paid in full. Such payments were remitted to the lender as a paydown of the AMOCO mortgage. In March 1998, the AMOCO mortgage was refinanced and the collateral loans were released.

   In June 1997, the Trust obtained financing in the amount of $1.4 million secured by the mortgage note receivable secured by the Cypress Creek Office Building in Fort Lauderdale, Florida. The financing bears interest at a variable rate, currently 9.0% per annum, requires monthly principal and interest payments of $14,126 and matures in June 2009. The Trust paid a mortgage brokerage and equity refinancing fee of $14,000 to BCM.

   In April 1998, the Trust sold five mortgage notes secured by single-family residences in Arizona and Hawaii for $319,000 in cash. The Trust received net cash of $304,000 after the payment of various closing costs. No gain or loss was recognized.

   Wraparound Mortgage Loans. The Trust has invested in wraparound mortgage loans, sometimes called all-inclusive loans, made on real estate subject to prior mortgage indebtedness. A wraparound mortgage loan is a mortgage loan having an original principal amount equal to the outstanding balance under the prior existing mortgage loan(s) plus the amount actually advanced under the wraparound mortgage loan.

   Wraparound mortgage loans may provide for full, partial or no amortization of principal. The Trust's policy is to make wraparound mortgage loans in amounts and on properties as to which it would otherwise make first mortgage loans.

   The following discussion describes a wraparound mortgage loan funded in 1998.

   As discussed above in "Real Estate," in May 1998, the Trust sold the Pinemont Building for $570,000. The Trust received net cash of $57,000 and provided $467,000 of seller financing in the form of a wraparound mortgage note. The note bears interest at 10.4% per annum, requires monthly payments of principal and interest of $6,281 and matures in July 2008.

   Junior Mortgage Loans. The Trust has invested in junior mortgage loans. Such loans are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on such loans ordinarily includes the real estate on which the loan is made, other collateral and personal guarantees by the borrower. The Trust's Declaration of Trust restricts investment in junior mortgage loans, excluding wraparound mortgage loans, to not more than 10% of the Trust's assets. At September 30, 1998, less than 1% of the Trust's assets were invested in junior mortgage loans.

   Other. In July 1996, the Trust agreed to fund up to $500,000 on a promissory note secured by a contract to purchase land in Frisco, Texas. At December 31, 1996, the Trust had funded the entire $500,000. The note bore interest at 13% per annum and all accrued interest and principal were due at the note's December 31, 1996 maturity date. The note's maturity date was subsequently extended. The note and all accrued but unpaid interest was paid in full in June 1997.

   EQUITY INVESTMENTS IN REAL ESTATE ENTITIES. In September 1990, the Trust's Board of Trustees authorized the purchase of up to $2.0 million of the common stock of ART through negotiated or open market transactions. The executive officers of the Trust also serve as executive officers of ART and BCM. BCM, the Trust's advisor, also serves as advisor to ART. At November 30, 1998, ART owned approximately 40.9% of the Trust's outstanding shares of beneficial interest. At November 30, 1998, the Trust owned 820,850 shares of ART's common stock, approximately 7.6% of ART's outstanding common shares, which the Trust purchased in open market transactions in 1990 and 1991, at a total cost to the Trust of $1.6 million. The ART common stock owned by the Trust is considered to be available for sale and accordingly, is carried at fair value defined as the period end closing market value. At November 30, 1998, the market value of the ART common stock was $12.9 million.

   In December 1990, the Trust's Board of Trustees authorized the purchase of up to $1.0 million of the shares of common stock of TCI through negotiated or open market transactions. The Trustees of the Trust serve as Directors of TCI and the executive officers of the Trust also serve as executive officers of TCI. BCM, the Trust's advisor, also serves as advisor to TCI. At November 30, 1998, the Trust owned 80,261 shares of TCI common stock, approximately 2.1% of the outstanding shares of TCI common stock, which the Trust purchased in open market transactions in 1990 and 1991 at a total cost of to the Trust of $235,000. The Trust's investment in TCI is considered to be available for sale and is carried at fair value. At November 30, 1998, the market value of the Trust's investment in TCI common stock was $978,000.

CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

   The Trust is subject to all the risks incident to ownership of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and availability of permanent mortgage financing that may render the acquisition, sale or refinancing of a property difficult or unattractive and that may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of the Trust's management of the advisor. Also, the illiquidity of real estate investments may impair the ability of the Trust to respond promptly to changed circumstances. The Trust's management believes that such risks are partially mitigated by the diversification by geographical location and property type of the Trust's real estate and mortgage notes receivable portfolios. However, to the extent property acquisitions are concentrated in any particular geographic region or property type, the advantages of diversification may be mitigated.

METHOD OF OPERATING AND FINANCING

   The Declaration of Trust has permitted the Trust to acquire real estate investments for cash, for other property, through issuing shares, notes, debentures, bonds or other obligations of the Trust, including borrowing money, subject to the following restrictions. Under the Declaration of Trust, upon and after giving effect to any proposed borrowing, the amount of outstanding indebtedness of the Trust may not exceed 300% of the net asset value of the Trust. The Declaration of Trust does not limit the number or amount of mortgages which can be placed on any one of the Trust's real estate investments. Apart from the aforementioned restrictions, the Trustees may alter the Trust's method of operating and financing without a vote of shareholders. TCI's Articles of Incorporation impose no limitations either on borrowing or on the number or amount of mortgages which can be placed on any one of TCI's real estate investments. See "Proposed Incorporation Procedure and Merger --
 Business Activities after Incorporation Procedure and Merger".

OFFICERS

   The following persons currently serve as executive officers of the Trust and also serve as executive officers of TCI: Randall M. Paulson, President, Karl L. Blaha, Executive Vice President -- Commercial Asset Management; Bruce A. Endendyk, Executive Vice President; Steven K. Johnson, Executive Vice
President -- Residential Asset Management; and Thomas A. Holland, Executive Vice President and Chief Financial Officer. Their positions with the Trust are not subject to a vote of shareholders.

   Although not executive officers of the Trust, the following persons currently serve as officers of the Trust and also serve as officers of TCI:
Robert A. Waldman, Senior Vice President and General Counsel, and Drew D. Potera, Vice President and Treasurer. Their positions with the Trust are not subject to a vote of shareholders.

THE TRUST ADVISOR

   Although the Board of Trustees is directly responsible for managing the affairs of the Trust and for setting the policies which guide the Trust, the day-to-day operations of the Trust are performed by BCM, a contractual advisor under the supervision of the Board of Trustees. The stated duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities for the Trust as well as financing and refinancing sources for the Trust. The advisor also serves as a consultant to the Board of Trustees in connection with the business plan and investment policy decisions.

   BCM has served as the Trust's advisor since March 1989. BCM is a corporation of which Messrs. Paulson, Blaha, Endendyk, Johnson and Holland serve as executive officers. BCM is owned by a trust for the benefit of the children of Gene E. Phillips. Prior to December 22, 1989, Mr. Phillips served as a director of BCM, and until September 1, 1992, as Chief Executive Officer of BCM. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

   BCM has been providing advisory services to the Trust since March 29, 1989. Renewal of the Trust Advisory Agreement was approved at the annual meeting of the Trust's shareholders held on May 8, 1997. The current Trust Advisory Agreement was executed on October 15, 1998. BCM also serves as advisor to IORI and TCI. The Trustees of the Trust are also Directors of IORI and TCI and the executive officers of the Trust are also executive officers of IORI and TCI. Mr. Phillips serves as a general partner of SAMLP, which, until December 18, 1998, served as the general partner of NRLP and NOLP, the operating partnership of NRLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as a director and Chairman of the Board of ART and President and sole director of SAMI, which is the managing general partner of SAMLP. The executive officers of the Trust are also executive officers of ART, NMC and SAMI.

   As of November 30, 1998, ART owned approximately 40.9% and BCM owned approximately 15.1% of the Trust's outstanding shares of beneficial interest, and BCM owned approximately 53.1% and the Trust owned approximately 7.6% of ART's outstanding shares of common stock.

PROPERTY MANAGEMENT

   Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently, Carmel Ltd. provides such property management services. Carmel Ltd. subcontracts with other entities for the provision of the property-level management services to the Trust. The general partner of Carmel Ltd. is BCM. The limited partners of Carmel Ltd. are (1) First Equity, which is 50% owned by BCM, (2) Gene E. Phillips and (3) a trust for the benefit of the children of Mr. Phillips. Carmel Ltd. subcontracts the property-level management and leasing of eighteen of the Trust's commercial properties to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel Ltd.

REAL ESTATE BROKERAGE

   Since December 1, 1992, Carmel Realty has been engaged, on a non-exclusive basis, to provide brokerage services for the Trust. Carmel Realty is entitled to receive a commission for property acquisitions and sales by the Trust in accordance with the following sliding scale of total fees to be paid by the
Trust: (1) maximum fee of 5% on the first $2.0 million of any purchase or sale transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (2) maximum fee of 4% on transaction amounts between $2.0 million and $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (3) maximum fee of 3% on transaction amounts between $5.0 million and $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (4) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1 1/2% would be paid to Carmel Realty or affiliates.

   If the Incorporation Procedure and the Merger are approved, the brokerage agreement between Carmel Realty and the Trust will not be amended and will continue in full force and effect with TCI, as successor to the Trust, being substituted for the Trust.

THE TRUST ADVISORY AGREEMENT

   BCM has served as advisor to the Trust since March 28, 1989. The current Trust Advisory Agreement was entered into effective October 15, 1998. Renewals of the Trust Advisory Agreement require the approval of the Trust's shareholders.

   Under the Trust Advisory Agreement, BCM is required to formulate and submit annually for approval by the Board of Trustees a budget and business plan for the Trust containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and acquisitions, lending, foreclosure and borrowing activity, and other investments. BCM is required to report quarterly to the Board of Trustees on the Trust's performance against the business plan. In addition, all transactions or investments by the Trust require prior approval by the Board of Trustees unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board of Trustees.

   The Trust Advisory Agreement also requires prior approval of the Board of Trustees for the retention of all consultants and third party professionals, other than legal counsel. The Trust Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to the Trust's shareholders; contains a broad standard governing BCM's liability for losses by the Trust; and contains guidelines for BCM's allocation of investment opportunities as among itself, the Trust and other entities it advises.

   The Trust Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Trust and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Trust (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Trust's net income.

   The Trust Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Trust during such fiscal year exceeds the sum of: (1) the cost of each such property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (2) capital improvements made to such assets during the period owned by the Trust and (3) all closing costs (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned by the Trust for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

   Additionally, pursuant to the Trust Advisory Agreement, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate for the Trust equal to the lesser of
(1) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (2) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition fees and all real estate brokerage commissions) may not exceed such property's appraised value at acquisition.

   The Trust Advisory Agreement requires BCM or any affiliate of BCM to pay to the Trust one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (1) 2% of the amount of the loan committed by the Trust or (2) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

   The Trust Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan from an unaffiliated party by the Trust equal to the lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.

   Under the Trust Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Trust or refinancing on Trust properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee that is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Board of Trustees. No fee shall be paid on loan extensions.

   Under the Trust Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to the Trust.

   Under the Trust Advisory Agreement (as required by the Declaration of Trust), all or a portion of the annual advisory fee must be refunded by the advisor to the Trust if the Operating Expenses of the Trust (as defined in the Declaration of Trust) exceed certain limits specified in the Declaration of Trust based on the book value, net asset value and net income of the Trust during such fiscal year. The effect of this limitation was to require that BCM refund $606,000 of the annual advisory fee for 1997.

   Additionally, if the Trust were to request that BCM render services to the Trust other than those required by the Trust Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Trust has hired Carmel Ltd., an affiliate of BCM, to provide property management for the Trust's properties, and the Trust has engaged Carmel Realty, also an affiliate of BCM, on a non-exclusive basis, to provide brokerage services for the Trust.

   BCM may only assign the Trust Advisory Agreement with the prior consent of the Trust.

   As discussed above and as mandated by the Declaration of Trust, the current Trust Advisory Agreement requires that a portion of the annual advisory fee be refunded to the Trust if operating expenses exceed certain limits. Although TCI's Articles of Incorporation do not require such a limitation, such a provision is included in the TCI Advisory Agreement.

   The directors and principal officers of BCM are set forth above under "Business and Properties of TCI -- The TCI Advisory Agreement".

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

   The Trust is involved in the Olive Litigation, described more fully above under "Business and Properties of TCI -- Involvement in Certain Legal Proceedings". The terms and conditions of the Olive Modification and the Olive Amendment apply equally to the Trust and require, among other things, the following: (1) the unanimous approval of the Board of Trustees to related party transactions (which are, generally, to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Trustees that the transaction is in the best interests of the Trust and that no other opportunity exists that is as good as the opportunity presented by such transaction), but does not apply to direct contractual agreements for services between the Trust, BCM or one of its affiliates (including the Trust Advisory Agreement); and (2) the addition of four new unaffiliated members to the Trust's Board of Trustees.

   As described more fully above under "Business and Properties of TCI -- Involvement in Certain Legal Proceedings", all shares of the Trust owned by
Gene E. Phillips or any of his affiliates shall be voted at all shareholder meetings of the Trust held until April 29, 1999 in favor of all new members of the Board of Trustees added under the Olive Amendment. The Olive Amendment also requires that, until April, 28, 1999, all shares of the Trust owned by Mr. Phillips or his affiliates in excess of forty percent (40%) of the Trust's outstanding shares shall be voted in proportion to the votes cast by all non-affiliated shareholders of the Trust.

   In accordance with the Olive Amendment, Richard W. Douglas, Larry E. Harley and R. Douglas Leonhard were added to the Board of Trustees in January 1998 and Murray Shaw was added to the Board of Trustees in February 1998.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   CERTAIN BUSINESS RELATIONSHIPS. In February 1989, the Board of Trustees voted to retain BCM as the Trust's advisor. The Trust's President and Executive Vice Presidents serve also as executive officers of BCM.

   Since February 1, 1991, affiliates of BCM have provided property management services to the Trust. Currently, Carmel Ltd. provides such property management services. The general partner of Carmel Ltd. is BCM. The limited partners of Carmel Ltd. are (1) First Equity, which is 50% owned by BCM, (2) Mr. Phillips and (3) a trust for the benefit of the children of Mr. Phillips. Carmel Ltd. subcontracts the property-level management and leasing of eighteen of the Trust's commercial properties to Carmel Realty, which is a company owned by First Equity.

   Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Trust and received brokerage commissions in accordance with the Trust Advisory Agreement. Since December 1, 1992, the Trust has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services to the Trust. Carmel Realty is a company owned by First Equity.

   The Trustees and executive officers of the Trust also serve as directors and executive officers of IORI and TCI. The Trustees owe fiduciary duties to such entities as well as to the Trust under applicable law. IORI and TCI have the same relationship with BCM as the Trust. Mr. Phillips is a general partner of SAMLP, which, until December 18, 1998, served as the general partner of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as Chairman of the Board and director of ART until November 16, 1992. Messrs. Paulson, Blaha, Endendyk, Johnson and Holland serve as executive officers of ART, NMC and SAMI.

   From April 1992 to December 31, 1992, Ted P. Stokely, a Trustee of the Trust, was employed as a paid consultant and since January 1, 1993 as a part-time unpaid consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from SWI, of which Mr. Phillips is the sole shareholder. Eldercare filed for bankruptcy protection in July 1993 and was dismissed from bankruptcy on October 12, 1994. Eldercare filed again for bankruptcy protection in May 1995, and was reorganized in bankruptcy in February 1996.

   RELATED PARTY TRANSACTIONS. Historically, the Trust has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Trust's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Trust as investments that could have been obtained from unrelated third parties.

   The Trust is engaged with NIRT in the Sacramento Nine partnership and, until October 1997, was engaged with NIRT in the Indcon, L.P. partnership.

   In September 1990, the Board of Trustees authorized the purchase of up to $2.0 million of the common shares of ART through negotiated or open market transactions. The officers of the Trust also serve as officers of ART. BCM, the Trust's advisor, also serves as advisor to ART and at November 30, 1998, ART owned approximately 40.9% of the Trust's outstanding shares of beneficial interest. At November 30, 1998, the Trust owned 820,850 shares of ART common stock which the Trust had purchased in open market transactions in 1990 and 1991 at a total cost to the Trust of $1.6 million. At November 30, 1998, the market value of the ART shares was $12.9 million.

   In December 1990, the Board of Trustees authorized the purchase of up to $1.0 million of the shares of TCI common stock through negotiated or open market transactions. The Trustees of the Trust also serve as Directors of TCI. The officers of the Trust also serve as officers of TCI. BCM, the Trust's advisor, also serves as advisor to TCI. At November 30, 1998, the Trust owned 80,261 shares of TCI common stock which the Trust had purchased in open market transactions in 1990 and 1991 at a total cost to the Trust of $235,000. At December 31, 1997, the market value of the TCI common stock was $978,000.

   In 1997, the Trust paid BCM and its affiliates $2.5 million in advisory, net income and incentive sales fees, $3.3 million in real estate brokerage commissions, $383,000 in mortgage brokerage and equity refinancing fees and $1.8 million in property and construction management fees and leasing commissions (net of property management fees paid to subcontractors, other than Carmel Realty). In addition, also as provided in the Trust Advisory Agreement, BCM received cost reimbursements from the Trust of $1.1 million in 1997. Under the Trust Advisory Agreement (as required by the Trust's Declaration of Trust), all or a portion of the annual advisory fee must be refunded by the advisor to the Trust if the Operating Expenses of the Trust (as defined in the Trust's Declaration of Trust) exceed certain limits specified in the Declaration of Trust. The effect of this limitation was to require that BCM refund $606,000 of the annual advisory fee for 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Trust to be beneficial owners of more than 5% of the Trust shares of beneficial interest as of the close of business on November 30, 1998.

                                   AMOUNT OF NATURE OF
   NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP PERCENT OF CLASS(1)
   ------------------------        -------------------- -------------------
   American Realty Trust, Inc.          1,642,695              40.9%
     10670 N. Central Expressway
     Suite 300
     Dallas, Texas 75231
   Basic Capital Management, Inc.         606,040              15.1%
     10670 N. Central Expressway
     Suite 600
     Dallas, Texas 75231
--------
(1) Percentages are based upon 4,017,150 shares of beneficial interest outstanding at November 30, 1998.

   SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate, for the Trustees and executive officers of the Trust as of the close of business on November 30, 1998.

                                   AMOUNT OF NATURE OF
   NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP PERCENT OF CLASS(1)
   ------------------------        -------------------- -------------------
   All Trustees and Executive           2,248,735(2)           56.0%
   Officers as a group
   (12 individuals)

--------
(1) Percentage is based upon 4,017,150 shares of beneficial interest outstanding at November 30, 1998.
(2) Includes 1,642,695 shares owned by ART and 606,040 shares owned by BCM, of which the executive officers of the Trust may be deemed to be beneficial owners by virtue of their positions as executive officers of ART and BCM. The Trust's executive officers disclaim beneficial ownership of such shares. Each of the directors of ART may be deemed to be beneficial owners of the shares owned by ART by virtue of their position as directors of ART. Each of the directors of BCM may be deemed to be beneficial owners of the shares owned by BCM by virtue of their positions as directors of BCM. The directors of ART and BCM disclaim such beneficial ownership.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

   The following table summarizes selected historical consolidated financial information of the Trust and for TCI for the nine months ended September 30, 1998 and 1997 and the last five years ended December 31, 1993 through 1997.

   The historical consolidated financial information is not necessarily indicative of TCI's future results of operations or financial condition following the Incorporation Procedure and the Merger. The information set forth below should be read in conjunction with "Trust Management's Discussion and Analysis of Financial Condition and Results of Operations", the Trust's Consolidated Financial Statements and notes thereto appearing under "Index to Financial Statements" included in the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference herein, "TCI Management's Discussion and Analysis of Financial Condition and Results of Operations", and TCI's Consolidated Financial Statements and notes thereto appearing under "Index to Financial Statements" included in the TCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which is incorporated by reference herein. Results for the interim periods are not necessarily indicative of the results for a full year.

                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                            SELECTED FINANCIAL DATA

                                  FOR THE YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------
                            1997       1996       1995       1994       1993
                          ---------  ---------  ---------  ---------  ---------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
EARNINGS DATA
Revenues                  $  56,475  $  45,363  $  38,309  $  29,741  $  24,288
Expenses                     60,647     47,799     39,982     31,803     23,460
                          ---------  ---------  ---------  ---------  ---------
Income (loss) from oper-
 ations                      (4,172)    (2,436)    (1,673)    (2,062)       828
Equity in income (loss)
 of partnerships                 99        228        230         98       (213)
Gain on sale of real es-
 tate and marketable eq-
 uity securities              8,249     10,122          -      1,131          -
Extraordinary gain                -        812          -          -          -
                          ---------  ---------  ---------  ---------  ---------
Net income (loss)         $   4,176  $   8,726  $  (1,443) $    (833) $     615
                          =========  =========  =========  =========  =========
EARNINGS PER SHARE DATA
Income (loss) before ex-
 traordinary gain         $    1.04  $    1.89  $    (.33) $    (.19) $     .13
Extraordinary gain                -        .19          -          -          -
                          ---------  ---------  ---------  ---------  ---------
Net income (loss)         $    1.04  $    2.08  $    (.33) $    (.19) $     .13
                          =========  =========  =========  =========  =========
Distributions per share   $     .52  $     .89  $     .40  $     .40  $     .33
Weighted average shares
 outstanding              4,025,794  4,199,147  4,377,165  4,379,722  4,521,384
                                            DECEMBER 31,
                          -----------------------------------------------------
                            1997       1996       1995       1994       1993
                          ---------  ---------  ---------  ---------  ---------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
BALANCE SHEET DATA
Notes and interest
 receivable, net          $   3,629  $   7,074  $   5,351  $   7,117  $  32,129
Real estate held for
 sale, net
 Foreclosed                   5,670      5,738      6,436     19,533     10,486
 Other                        5,940          -      1,268          -          -
Real estate held for
 investment, net            250,084    214,460    174,713    124,706     94,440
Investment in
 partnerships                   144      2,293     12,970     13,805     14,079
Total assets                299,370    250,010    218,568    182,839    160,462
Notes and interest
 payable                    199,712    160,554    135,590     98,252     74,786
Shareholders' equity         88,043     79,183     75,985     78,767     81,139
Book value per share      $   21.89  $   19.67  $   17.36  $   17.99  $   18.53

--------
Shares and per share dates have been restated for the three-for-two forward share split effected February 15, 1996.

                                                 FOR THE NINE MONTHS ENDED
                                                ---------------------------
                                                SEPTEMBER 30, SEPTEMBER 30,
                                                    1998          1997
                                                ------------- -------------
                                                  (DOLLARS IN THOUSANDS,
                                                     EXCEPT PER SHARE)
EARNINGS DATA
Revenues                                          $  47,826     $  41,359
Expenses                                             53,183        44,442
                                                  ---------     ---------
(Loss) from operations                               (5,357)       (3,083)
Equity in income of partnerships                        108            56
Gain on sale of real estate                           5,916         6,565
                                                  ---------     ---------
Net Income                                        $     667     $   3,538
                                                  ---------     ---------
PER SHARE DATA
Net income                                        $     .17     $     .88
                                                  ---------     ---------
Weighted average shares of beneficial interest
 used in computing earnings per share             4,011,072     4,026,061
                                                  =========     =========

                                        SEPTEMBER 30, 1998
                                      ----------------------
                                      (DOLLARS IN THOUSANDS,
                                        EXCEPT PER SHARE)
BALANCE SHEET DATA
Notes and interest receivable, net           $  3,443
Real Estate held for sale, net
Foreclosed                                      5,022
Other                                               -
Real estate held for investment, net          288,814
Total assets                                  331,025
Notes and interest payable                    234,744
Shareholders' equity                           87,315
Book value per share                         $  21.74

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                            SELECTED FINANCIAL DATA

                                    FOR THE YEARS ENDED DECEMBER 31,
                         ----------------------------------------------------------
                            1997        1996        1995        1994        1993
                         ----------  ----------  ----------  ----------  ----------
                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
EARNINGS DATA
Revenues                 $   55,961  $   46,878  $   48,272  $   37,983  $   32,242
Expenses                     65,578      56,499      58,174      47,154      42,168
                         ----------  ----------  ----------  ----------  ----------
(Loss) from operations       (9,617)     (9,621)     (9,902)     (9,171)     (9,926)
Equity in income (loss)
 of investees                   812         (20)     (1,083)        (90)       (262)
Gain on sale of
 partnership interests            -           -           -       2,514           -
Gain on sale of real
 estate                      21,404       1,579       5,822       2,153          24
Extraordinary gain                -         256       1,437       1,189       1,594
                         ----------  ----------  ----------  ----------  ----------
Net income (loss)        $   12,599  $   (7,806) $   (3,726) $   (3,405) $   (8,570)
                         ==========  ==========  ==========  ==========  ==========
PER SHARE DATA
Income (loss) before
 extraordinary gain      $     3.22  $    (2.02) $    (1.29) $    (1.15) $    (2.52)
Extraordinary gain                -         .06         .36         .30         .40
                         ==========  ==========  ==========  ==========  ==========
Net income (loss)        $     3.22  $    (1.96) $     (.93) $     (.85) $    (2.12)
                         ==========  ==========  ==========  ==========  ==========
Dividends per share      $      .28  $      .28  $      .07  $        -  $        -
Weighted average common
 shares outstanding       3,907,221   3,994,687   4,012,275   4,012,275   4,033,332
                                              DECEMBER 31,
                         ----------------------------------------------------------
                            1997        1996        1995        1994        1993
                         ----------  ----------  ----------  ----------  ----------
                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
BALANCE SHEET DATA
Notes and interest
 receivable, net         $    3,947  $    8,606  $   10,017  $   11,201  $   12,447
Real estate held for
 sale, net
  Foreclosed                  1,356         910       2,460       8,032      11,277
  Other                       3,630       2,089       3,415         341         596
Real estate held for
 investment, net            270,245     217,410     220,249     213,445     178,857
Total assets                319,535     245,371     260,180     247,964     221,095
Notes and interest
 payable                    222,029     158,692     159,889     145,514     116,024
Stockholders' equity         86,533      79,359      89,184      93,177      96,582
Book value per share     $    22.25  $    19.87  $    22.23  $    23.22  $    23.95

--------
Shares and per share data have been restated for the three-for-two common stock split effected February 15, 1996.

                                         FOR THE NINE MONTHS ENDED
                                        ---------------------------
                                        SEPTEMBER 30, SEPTEMBER 30,
                                            1998          1997
                                        ------------- -------------
                                          (DOLLARS IN THOUSANDS,
                                             EXCEPT PER SHARE)
EARNINGS DATA
Revenues                                  $  52,007     $  40,488
Expenses                                     56,329        45,891
                                          ---------     ---------
(Loss) from operations                       (4,322)       (5,403)
Equity in income of investees                   342           680
Gain on sale of real estate                  12,015         1,455
                                          ---------     ---------
Net income (loss)                         $   8,035     $  (3,268)
                                          =========     =========
PER SHARE DATA
Net income (loss)                         $    2.07     $    (.83)
                                          ---------     ---------
Weighted average common shares used in
 computing earnings per share             3,876,505     3,910,991
                                          =========     =========

                                        SEPTEMBER 30, 1998
                                      ----------------------
                                      (DOLLARS IN THOUSANDS,
                                        EXCEPT PER SHARE)
BALANCE SHEET DATA
Notes and interest receivable, net           $ 1,525
Real Estate held for sale, net
  Foreclosed                                   3,867
  Other                                        6,524
Real estate held for investment, net         309,039
Total assets                                 360,103
Notes and interest payable                   258,782
Stockholders' equity                          92,583
Book value per share                         $ 23.91

            TRUST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

   The Trust was formed to invest in real estate through acquisitions, leases and partnerships and in mortgage loans, including wraparound, first, and junior mortgage loans. The Trust was organized on August 27, 1980 and commenced operations on December 3, 1980.

LIQUIDITY AND CAPITAL RESOURCES

   Cash and cash equivalents aggregated $4.4 million at September 30, 1998, compared with $3.1 million at December 31, 1997. The principal reasons for the increase in cash are discussed in the paragraphs below.

   The Trust's principal sources of cash have been and will continue to be property operations, proceeds from property sales, principal payments on mortgage notes receivable and borrowings. The Trust expects the net cash provided by its operations and from external sources, such as property sales, financings and refinancings, will be sufficient to meet the Trust's various cash needs, including, but not limited to, debt service obligations, shareholders distributions and property maintenance and improvements.

   The Trust's cash flow from property operations (rents collected less payments for expenses applicable to rental income) increased from $18.9 million in the first nine months of 1997 to $19.4 million in the first nine months of 1998. Of this net increase, $1.1 million is the result of the Trust having acquired five apartment complexes and six commercial properties during 1997 and 1998 and an additional $1.7 million due to increased rental and occupancy rates primarily at the Trust's commercial properties. These increases were partially offset by a decrease of $2.1 million due to the sale of four commercial properties in 1997 and one apartment complex and three commercial properties in 1998. The Trust's management believes that the Trust's cash flow from property operations will continue to increase as the Trust continues to benefit from the properties acquired in the last three months of 1997 and first nine months of 1998.

   In January 1998, the Trust sold the 353 unit Edgewood Apartments in Lansing, Illinois, for $12.1 million in cash. The Trust received net cash of $2.3 million after paying off the then existing mortgage debt and the payment of various closing costs.

   Also in January 1998, the Trust refinanced the mortgage debt secured by the Promenade Shopping Center in Highlands Ranch, Colorado, in the amount of $7.7 million. The Trust received net cash of $2.1 million after paying off the then existing mortgage debt.

   Further in January 1998, the Trust purchased the McKinney 36 land, 36.4 acres of undeveloped land in Collin County, Texas, for $2.1 million in cash. In April 1998, the Trust obtained mortgage financing secured by such land in the amount of $2.1 million. The Trust received net cash from the financing of $2.0 million.

   In March 1998, the Trust purchased the 494,579 sq. ft. 1010 Common Office Building in New Orleans, Louisiana, for $14.5 million consisting of $6.3 million in cash and mortgage financing of $8.2 million.

   In March 1998, the Trust purchased the 416,834 sq. ft. 225 Baronne Office Building in New Orleans, Louisiana, for $11.2 million consisting of $3.8 million in cash and mortgage financing of $7.4 million.

   In March 1998, the Trust refinanced the mortgage debt in the amount of $15.0 million secured by the AMOCO Office Building in New Orleans, Louisiana, and by seven mortgage notes receivable. The Trust received net cash of $10.9 million after paying off the then existing mortgage debt.

   The mortgage debt secured by the above three New Orleans Office Buildings is cross-collateralized and cross defaulted. Both the Trust and BCM have guaranteed repayment of the debt. The Trust committed to borrow an additional $163.0 million from the lender during the period ending March 2000, of which $156.2 million of the borrowing commitment at September 30, 1998, remained to be satisfied. In exchange for this commitment, the lender may record a second lien mortgage on the New Orleans office buildings of up to $2.0 million. $1.0 million of this lien will be released upon the lender funding an additional $63.0 million in new loans to the Trust or BCM affiliated entities, with the remaining $1.0 million released pro rata as the remaining $100 million in new loans is funded.

   Also in March 1998, the Trust sold the 112,382 sq. ft. 4050 Getwell Industrial Warehouse in Memphis, Tennessee, for $2.1 million in cash. The Trust received net cash of $1.2 million after paying off the then existing mortgage debt and the payment of various closing costs.

   Further in March 1998, the Trust refinanced the mortgage debt secured by the McCallum Crossing Apartments in Dallas, Texas, in the amount of $8.4 million. The Trust received net cash of $1.8 million after paying off the then existing mortgage debt.

   In April 1998, the Trust purchased the 338 units Fontenelle Hills Apartments in Bellevue, Nebraska, for $12.8 million, consisting of $2.0 million in cash and mortgage financing of $10.8 million.

   Also in April 1998, the Trust purchased the Whisenant land, 16.082 acres of undeveloped land in Collin County, Texas, for $600,000 in cash.

   In May 1998, the Trust refinanced the mortgage debt secured by the Willow Wick Apartments in North Augusta, South Carolina in the amount of $2.1 million. The Trust received net cash of $1.1 million after paying off the then existing mortgage debt.

   In July 1998, the Trust purchased the Solco Allen land, 55.725 acres of undeveloped land in Collin County, Texas, for $1.3 million in cash.

   Also in July 1998, the Trust purchased the Sandison land, 100.171 acres of undeveloped land in Collin County, Texas, for $4.7 million in cash.

   Subsequent to these purchases, the Trust obtained mortgage refinancing in the amount of $5.2 million secured by the Solco Allen, Sandison and Whisenant land, all in Collin County, Texas. The Trust received net cash of $4.9 million after the payment of closing costs.

   In August 1998, the Trust purchased the 1013 Common land, 18,000 sq. ft. of developed land in New Orleans, Louisiana, for $582,000 in cash.

   In September 1998, the Trust sold the 113,638 sq. ft. Rio Pinar Shopping Center in Orlando, Florida, for $8.8 million in cash. The Trust received $3.1 million in cash after paying off the existing mortgage debt and the payment of various closing costs.

   In December 1989, the Trust's Board of Trustees authorized the Trust to repurchase a total of 1,465,000 of its shares of beneficial interest. The Trust completed the authorized repurchases during the first quarter of 1998. The Trust repurchased such shares at a total cost to the Trust of $7.8 million. In April 1998, the Trust's Board of Trustees authorized the Trust to repurchase an additional 200,000 of its shares of beneficial interest. No shares have been repurchased under this authorization.

   In the first nine months of 1998, the Trust paid quarterly distributions of $.45 per share or a total of $1.8 million and sold 10,902 shares of beneficial interest through its dividend reinvestment plan for a total of $172,000.

   Management reviews the carrying values of the Trust's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable, impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. In those instances where impairment is found to exist, a provision for loss is recorded by a charge against earnings. The mortgage note receivable review includes an evaluation of the collateral property securing such note. The property review generally includes selective property inspections, discussions with the manager of the property and visits to selected properties in the surrounding area and a review of the following: (1) the property's current rents compared to market rents; (2) the property's expenses; (3) the property's maintenance requirements; and, (4) the property's cash flow.

RESULTS OF OPERATIONS

   THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998. The Trust reported a net loss of $1.8 million and net income of $667,000 for the three and nine months ended September 30, 1998, which includes gains on sale of real estate of $454,000 and $5.9 million. For the three months ended September 30, 1997, the Trust reported a net loss of $1.2 million including a $245,000 loss on the sale of real estate. The Trust reported net income of $3.5 million for the nine months ended September 30, 1997, which included gains on sale of real estate of $6.8 million. Fluctuations in these and other components of the Trust's revenues and expenses between the 1997 and 1998 periods are discussed below.

   Rents increased from $14.4 million and $40.6 million for the three and nine months ended September 30, 1997, to $16.5 million and $47.3 million for the three and nine months ended September 30, 1998. Of these increases, $692,000 and $4.6 million is attributable to the acquisition of four apartment complexes and eight commercial properties in 1997, and $1.5 million and $3.2 million is attributable to the acquisition of one apartment complex and two commercial properties in 1998. Increases of $883,000 and $3.4 million are due to increased rental and occupancy rates at the Trust's apartment complexes and commercial properties. These increases are partially offset by decreases of $429,000 and $2.7 million due to the sale of four commercial properties in 1997 and decreases of $743,000 and $2.0 million due to the sale of an apartment complex and three commercial properties during 1998. Rents are expected to continue to increase due to revenues from properties acquired in 1988 and higher rental and occupancy rates.

   Interest income was $263,000 and $729,000 for the three and nine months ended September 30, 1997, compared to $168,000 and $539,000 for the three and nine months ended September 30, 1998. These decreases are due to the sale of five mortgage notes receivable in 1998 and the payoff of five mortgage notes receivable in 1997, partially offset by an increase in short-term investment income. Interest income in the fourth quarter of 1998 is expected to approximate that of the third quarter of 1998.

   Property operating expenses increased from $8.4 million and $23.6 million for the three and nine months ended September 30, 1997, to $10.0 million and $27.4 million for the three and nine months ended September 30, 1998. Of these increases, $632,000 and $2.7 million is due to the acquisition of four apartment complexes and eight commercial properties in 1997 and $1.4 million and $2.7 million is due to the acquisitions of one apartment complex and two commercial properties in 1998. These increases are partially offset by decreases of $308,000 and $1.7 million due to the sale of four commercial properties in 1997 and decreases of $482,000 and $1.0 million due to the sale of an apartment complex and three commercial properties during 1998. Property operating expenses are expected to continue to increase due to properties acquired in 1998.

   Interest expense increased from $4.4 million and $12.2 million for the three and nine months ended September 30, 1997 to $6.0 million and $16.1 million for the three and nine months ended September 30, 1998. Of these increases, $1.1 million and $3.8 million is due to interest expense recorded on mortgages secured by 15 properties, encumbered by debt, acquired in 1997 and six properties, encumbered by debt, acquired in 1998. An additional $740,000 and $1.1 million is due to interest expense recorded on borrowings in 1997 and 1998, secured by mortgages on one previously unencumbered commercial property and a note receivable in 1997 and three parcels of undeveloped land in 1998 and the refinancing of six existing mortgages in 1997 and four existing mortgages in 1998 where the loan balance was increased. These increases are partially offset by decreases of $294,000 and $1.5 million due to the sale of four commercial properties in 1997 and an apartment complex and three commercial properties in 1998. Interest expense in the fourth quarter of 1998 is expected to approximate that of the third quarter of 1998.

   Depreciation expense increased from $1.6 million and $4.6 million for the three and nine months ended September 30, 1997 to $2.0 million and $6.1 million for the three and nine months ended September 30, 1998. These increases are due to the acquisition of four apartment complexes and eight commercial properties in 1997 and one apartment complex and two commercial properties in 1998, partially offset by the sale of four commercial properties in 1997 and an apartment complex and three commercial properties in 1998. Depreciation is expected to increase during the fourth quarter of 1998, as a result of depreciation on the properties acquired in the fourth quarter of 1997 and the properties acquired in the first nine months of 1998.

   Advisory fee to BCM increased from $548,000 and $1.6 million for the three and nine months ended September 30, 1997 to $632,000 and $1.8 million for the three and nine months ended September 30, 1998. This increase is due to an increase in the Trust's gross assets, the basis for the advisory fee, as a result of property acquisitions in 1997 and in 1998 partially offset by the sale of four commercial properties in 1997 and an apartment complex and three commercial properties in 1998. The advisory fee is expected to continue to increase as the Trust makes additional property acquisitions.

   For the three months ended September 30, 1998, the Trust recorded a net income fee credit of $140,000 and for the nine months ended September 30, 1998, the Trust recorded a net income fee of $58,000. A net income fee credit of $99,000 and a net income fee of $287,000 were recorded for the three and nine months ended September 30, 1997. The net income fee is 7.5% of the Trust's net income.

   General and administrative expenses decreased from $817,000 and $2.2 million for the three and nine months ended September 30, 1997, to $504,000 and $1.6 million for the three and nine months ended September 30, 1998. These decreases are primarily attributable to a decrease in legal fees related to the Olive Litigation, partially offset by an increase in advisor cost reimbursements.

   The Trust's equity in earnings of partnerships was a loss of $17,000 and income of $56,000 for the three and nine months ended September 30, 1997, as compared to income of $38,000 and $108,000 for the three and nine months ended September 30, 1998. The increase is due primarily to a loss recorded in 1997 on the sale of an industrial property by one of the equity partnerships.

   For the nine months ended September 30, 1998, the Trust recognized a net gain on the sale of real estate of $5.9 million, $5.6 million of such gain being from the sale of the Edgewood Apartments in January 1998, a loss of $154,000 on the sale of the Pinemont Professional Building in May 1998 and a gain of $454,000 on the sale of the Rio Pinar Shopping Center in September 1998. For the three months ended September 30, 1997, the Trust recognized a loss of $245,000 on the sale of Builders Square Shopping Center. For the nine months ended September 30, 1997, the Trust also recognized gains on the sale of real estate totaling $6.8 million, $5.4 million on the sale of Tollhill West Office Building in April 1997 and $1.4 million on the sale of 2626 Cole Office Building in May 1997.

   1997 COMPARED TO 1996. For the year 1997, the Trust had net income of $4.2 million, as compared to net income of $8.7 million for the year 1996. The Trust's 1997 net income includes gains on sale of real estate of $8.2 million and its 1996 net income includes gains on the sale of real estate and marketable equity securities of $10.1 million and an extraordinary gain of $812,000. The primary factors contributing to the decrease in the Trust's net income are discussed in the following paragraphs.

   Rents increased from $44.2 million in 1996 to $55.2 million in 1997. Of this increase, $8.3 million is due to the acquisition of four apartment complexes and eight commercial properties in 1996 and $6.0 million is due to the acquisition of four apartment complexes and seven commercial properties in 1997. An additional increase of $1.7 million is attributable to generally higher rents and occupancy at the Trust's apartment complexes and commercial properties. These increases are offset in part by a decrease of $3.8 million due to the sale of five apartment complexes in 1996 and four commercial properties in 1997 and a decrease of $1.4 million due to the loss of a commercial property to foreclosure in 1996. Rents are expected to increase in 1998 due to a full year of operations for properties acquired in 1997.

   Interest income increased from $1.1 million in 1996 to $1.3 million in 1997. This increase is due to the receipt of unpaid interest on the collection of a matured mortgage note receivable. Interest income is expected to decrease in 1998 due to note maturities, payoffs and notes placed on non-accrual status during 1997.

   Property operating expenses increased from $26.7 million in 1996 to $32.0 million in 1997. An increase of $5.2 million is due to the acquisition of four apartment complexes and eight commercial properties during 1996 and an additional $3.1 million is due to the acquisition of four apartment complexes and seven commercial properties in 1997. The remainder of the increase is primarily due to increased repair and maintenance and personnel expenses incurred in an effort to maintain and increase the Trust's rental and occupancy rates. These increases are partially offset by a decrease of $2.3 million due to the sale of five apartment complexes in 1996 and four commercial properties in 1997 and a decrease of $808,000 is due to the loss of a property to foreclosure in 1996. Property operating expenses are expected to increase in 1998 due to a full year of operations of the properties acquired in 1997.

   Interest expense increased from $12.8 million in 1996 to $17.1 million in 1997. Of this increase, $4.5 million is due to interest expense recognized on mortgages secured by properties acquired in 1996 and 1997. An additional $825,000 is due to interest expense on six borrowings in 1996 and 1997, secured by mortgages on previously unencumbered apartment complexes, an office building and eleven notes receivable and refinancing of seven existing mortgages. These increases are partially offset by a decrease of $978,000 due to the sale of three apartment complexes encumbered by debt in 1996 and four commercial properties encumbered by debt in 1997 and a decrease of $495,000 due to the loss of a property to foreclosure in 1996. Interest expense is expected to increase in 1998, as a result of a full year of interest expense on properties acquired or refinanced in 1997.

   Depreciation expense increased from $4.8 million in 1996 to $6.2 million in 1997. This increase is due to the acquisition of four apartment complexes and eight commercial properties in 1996 and four apartment complexes and seven commercial properties in 1997, partially offset by the sale of four commercial properties in 1997 and five apartment complexes in 1996. Depreciation is expected to increase in 1998, as a result of a full year of depreciation on the properties acquired in 1997.

   A negative provision for losses of $884,000 was recognized in 1996. Such negative provision represents accrued interest recorded on a mortgage between February 1995, the date the Trust stopped making payments on the mortgage, and September 1996 when the collateral property was transferred to the lender.

   Advisory fee to BCM increased from $1.1 million in 1996 to $1.5 million in 1997, due to the increase in the Trust's gross assets, the basis for such fee. The Trust's Declaration of Trust requires a portion of the advisory fee to be refunded if certain operating expenses, as defined, exceed limits specified in the Declaration of Trust. The effect of this limitation is to require the Trust's advisor to refund $606,000 of the annual advisory fee for 1997 and $589,000 of the annual advisory fee for 1996. Such fee is expected to continue to increase as the Trust's assets increase.

   Net income and incentive sales fees of $1.0 million were earned by BCM in 1996 and 1997. Such fees are the result of the Trust recognizing gains totaling $9.4 million from the sale of three apartment complexes in 1996 and gains totaling $8.2 million on the sale of four commercial properties in 1997.

   General and administrative expenses increased from $2.2 million in 1996 to $2.7 million in 1997. Of this increase, $235,000 is due to an increase in cost reimbursements to BCM, $129,000 is due to increased professional fees and $127,000 is due to trustees and officers insurance premiums and other fees.

   The Trust's equity in earnings of partnerships was $228,00 in 1996 as compared to $99,000 in 1997. Included in equity earnings of partnerships in 1997 is a $49,000 loss on sale of real estate, the Trust's equity share of the loss recognized by Indcon, L.P. ("Indcon"), a joint venture partnership at the time, on the sale of one of its industrial warehouses. In October 1997, the Trust purchased the remaining 40% interest in Indcon. Included in the 1996 equity in earnings of partnerships is a $370,000 gain on sale of real estate, the Trust's equity share of the gain recognized by Indcon on the sale of 27 of its industrial warehouses. Excluding such gain and loss, the Trust's equity in earnings of partnerships would have been a loss of $143,000 in 1996 and income of $148,000 in 1997. Equity in earnings of partnerships is expected to be minimal in 1998 as a result of the Trust's purchase of the remaining 40% interest in Indcon.

   In 1997, the Trust recognized gains on the sale of real estate consisting of $5.4 million on the sale of Tollhill West Office Building in April 1997, $1.4 million on the sale of 2626 Cole Office Building in May 1997, $1.5 million on the sale of Northpoint Central Office Building in October 1997, a loss of $245,000 on the sale of the Builders Square Shopping Center in September 1997 and recognized a deferred gain of $141,000 on the payoff of a mortgage note receivable. In 1996, the Trust recognized gains on the sale of real estate consisting of $378,000 on the sale of Rivertree Apartments in February 1996, $5.4 million on the sale of Sunset Towers Apartments in May 1996 and $3.6 million on the sale of Southgate Apartments in August 1996. In 1996, the Trust also recognized a gain of $725,000 on the sale of equity securities.

   The Trust recognized no extraordinary gains in 1997. In 1996, the Trust recognized an extraordinary gain of $149,000 representing an insurance settlement for a fire loss at an apartment complex received subsequent to its sale. Also in 1996, the Trust recognized an extraordinary gain of $663,000, its equity share of an insurance settlement for a fire loss to an industrial warehouse owned by Indcon that was not expected to be rebuilt.

   1996 COMPARED TO 1995. For the year 1996, the Trust had net income of $8.7 million, compared to a net loss of $1.4 million for the year 1995. The Trust's 1996 net income includes gains on the sale of real estate and marketable equity securities of $10.1 million and an extraordinary gain of $812,000. The Trust recognized no such gain in 1995. The primary factors contributing to the Trust's net income in 1996 are discussed in the following paragraphs.

   Rents increased from $37.6 million in 1995 to $44.2 million in 1996. Of this increase, $8.5 million is attributable to the acquisition of eight apartment complexes and eleven commercial properties during 1995 and 1996. This increase is partially offset by a decrease of $3.0 million attributable to the five apartment complexes sold in 1996. The remaining increase is due primarily to increases in rental and occupancy rates, primarily at the Trust's apartment properties.

   Interest income was $723,000 in 1995 compared to $1.1 million in 1996. Of this increase, $114,000 is due to the funding of two mortgage loans for a total of $2.0 million and a $750,000 purchase money note accepted by the Trust in February 1996 in conjunction with the sale of the Rivertree Apartments which was paid in full in August 1996. An additional increase of $366,000 is due to increased short-term investment income.

   Property operating expenses increased from $22.7 million in 1995 to $26.7 million in 1996. An increase of $4.9 million is due to the acquisition of eight apartment complexes and eleven commercial properties during 1995 and 1996. The remainder of the increase is primarily due to increased repair and maintenance and personnel expenses in an effort to maintain and increase the Trust's rental and occupancy rates. These increases are partially offset by a decrease of $1.5 million due to properties sold in 1996.

   Interest expense increased from $10.0 million in 1995 to $12.8 million in 1996. Of this increase, $2.9 million is due to interest expense recorded on mortgages secured by twelve properties, encumbered by debt, acquired during 1996 and 1995. An additional $805,000 is due to interest expense recorded on borrowings during 1996 and 1995, secured by mortgages on three previously unencumbered apartment complexes and one industrial warehouse and the refinancing of six mortgages where the loan balance was increased. This increase is partially offset by a decrease of $1.0 million due to the sale of five apartment complexes and the return of one property to the lender in 1996.

   Depreciation expense increased from $4.3 million in 1995 to $4.8 million in 1996. Of this increase, $1.9 million is due to the acquisition of eight apartment complexes and eleven commercial properties during 1996 and 1995. This increase is partially offset by a decrease of $496,000 due to the sale of five apartment complexes in 1996.

   A provision for losses of $541,000 was recognized in 1995 to provide for the loss on the discounted payoff of the mortgage note receivable secured by an apartment complex. A negative provision for losses of $884,000 was recognized in 1996. Such negative provision represents accrued interest recorded on a mortgage between February 1995, the date the Trust stopped making payments on the mortgage, and September 1996 when the collateral property was transferred to the lender.

   Advisory fee to BCM was comparable at $1.1 million in 1996 and $1.3 million in 1995, due to the increase in the Trust's gross assets, the basis for such fee. The Trust's Declaration of Trust requires a portion of the advisory fee be refunded if certain operating expenses, as defined, exceed limits specified in the Declaration of Trust. The effect of this limitation was to require BCM to refund $589,000 of the annual advisory fee for 1996 and $250,000 of the annual advisory fee for 1995.

   Net income and incentive sales fees of $1.0 million were earned by BCM in 1996. Such fees are the result of the Trust recognizing gains totaling $9.4 million from the sale of three apartment complexes, as discussed below. No such fees were earned by BCM in 1995.

   General and administrative expenses increased from $1.2 million in 1995 to $2.2 million in 1996. This increase is primarily attributable to an increase in legal fees related to the Olive Litigation and BCM cost reimbursements.

   The Trust's equity in earnings of partnerships was $228,000 in 1996 compared to $230,000 in 1995. Included in equity earnings of partnerships in 1996 is a gain on sale of real estate of $370,000, the Trust's equity share of the gain recognized by Indcon, a joint venture partnership, on the sale of 27 of its industrial warehouses. Without such gain, the Trust's equity in earnings of partnerships would have been a loss of $143,000. Such decrease is primarily due to the sale of the 27 industrial warehouses in the first quarter of 1996. In addition, interest expense for Sacramento Nine, also a joint venture partnership, increased as a result of mortgage financing secured in August 1995, on a previously unencumbered office building.

   In 1996, the Trust recognized gains on the sale of real estate consisting of $378,000 on the sale of Rivertree Apartments in February 1996, $5.4 million on the sale of Sunset Towers Apartments in May 1996 and $3.6 million on the sale of Southgate Apartments in August 1996. In 1996, the Trust also recognized a gain of $725,000 on the sale of its equity investment in NIRT. The Trust had no such gains in 1995.

   In 1996, the Trust recognized an extraordinary gain of $149,000 representing an insurance settlement for a fire loss at an apartment complex received subsequent to its sale. Also in 1996, the Trust recognized an extraordinary gain of $663,000, its equity share of an insurance settlement for a fire loss to an industrial warehouse owned by Indcon that was not expected to be rebuilt. The Trust recognized no extraordinary gains in 1995.

ENVIRONMENTAL MATTERS

   Under various federal, state and local environmental laws, ordinances and regulations, the Trust may be potentially liable for removal or remediation costs, as well as certain other potential costs, relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from the Trust for personal injury associated with such materials. The Trust's management is not aware of any environmental liability relating to the above matters that would have a materially adverse effect on the Trust's business, assets or results of operations.

INFLATION

   The effects of inflation on the Trust's operations are not quantifiable. Gross revenues from property operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales value of properties and, correspondingly, the ultimate gains to be realized by the Trust from property sales. To the extent that inflation affects interest rates, the Trust's earnings from short term investments and the cost of new borrowings as well as existing variable rate debt will be affected.

TAX MATTERS

   For the years ended December 31, 1997, 1996 and 1995, the Trust elected and, in management's opinion, qualified to be treated as a REIT under Sections 856 through 860 of the Code. To continue to qualify for federal taxation as a REIT under the Code, the Trust is required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. The Code also requires a REIT to distribute at least 95% of its REIT taxable income plus 95% of its net income from foreclosure property, all as defined in Section 857 of the Code, on an annual basis to shareholders.

YEAR 2000

   BCM, the Trust's advisor, has informed the Trust that its computer hardware operating system and computer software have been certified as year 2000 compliant.

   Further, Carmel Ltd., an affiliate of BCM, that performs property management services for the Trust's properties, has informed the Trust that it is currently testing year 2000 compliant property management computer software for the Trust's commercial properties. Carmel Ltd. expects to begin utilizing such software January 1, 1999. With regards to the Trust's apartment properties, Carmel Ltd. has informed the Trust that its subcontractors either have in place or will have in place in the first quarter of 1999, year 2000 compliant property management computer software.

   The Trust has not incurred, nor does it expect to incur, any costs related to its accounting and property management computer software being modified, upgraded or replaced in order to make it year 2000 compliant. Such costs have been or will be borne by either BCM, Carmel Ltd. or the property management subcontractors of Carmel Ltd.

   Management has not completed its evaluation of the Trust's computer controlled building systems, such as security, elevators, heating and cooling, etc., to determine what systems are not year 2000 compliant. Management does not believe that any necessary modifications to such systems will require significant expenditures or cause interruptions in operations, as such enhanced operating systems are readily available.

   The Trust has or will have in place the year 2000 compliant systems that will allow it to operate. The risks the Trust faces are that certain of its vendors will not be able to supply goods or services and that financial institutions and taxing authorities will not be able to accurately apply payments made to them. Management believes that other vendors are readily available and that financial institutions and taxing authorities will, if necessary, apply monies received manually. The likelihood of the above having significant impact on the Trust's operations is negligible.

             TCI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

   TCI invests in real estate through direct ownership and partnerships and invests in mortgage loans, including first, wraparound and junior mortgage loans. TCI is the successor to a business trust which was organized on September 6, 1983, and commenced operations on January 31, 1984.

LIQUIDITY AND CAPITAL RESOURCES

   Cash and cash equivalents aggregated $19.7 million at September 30, 1998 compared with $24.7 million at December 31, 1997. TCI's principal sources of cash have been and will continue to be from property operations, proceeds from property sales, the collection of mortgage notes receivable and borrowings. TCI anticipates that its cash on hand, as well as cash generated from the collection of mortgage notes receivable, sales of properties, borrowings against certain of TCI's unencumbered properties and refinancing or extensions of certain of its mortgage debt will be sufficient to meet all of TCI's cash requirements including debt service obligations and expenditures for property maintenance and improvements.

   TCI's cash flow from property operations (rents collected less payments for expenses applicable to rental income) increased from $12.0 million in the first nine months of September 30, 1997 to $23.1 million in the first nine months of 1998. Of this increase $4.9 million is the result of TCI having acquired 32 properties during 1997 and 1998, $1.6 million is due to an increase in rental rates and common area maintenance income at TCI's commercial properties and $1.7 million is due to the sale of Republic Towers in 1997. These increases were partially offset by a decrease of $615,000 due to properties sold during 1997 and 1998.

   In January 1998, TCI purchased (1) the Mountain Plaza Apartments in El Paso, Texas, for $4.0 million, consisting of $1.0 million in cash and mortgage financing of $3.0 million, (2) the Hunters Glen Apartments in Midland, Texas, for $2.5 million, consisting of $600,000 in cash and seller financing of $1.9 million, (3) a 1.41 acre parcel of land in Dallas, Texas, for $1.9 million in cash, and (4) the Bent Tree Garden Apartments in Addison, Texas, for $8.1 million, consisting of $1.7 million in cash and mortgage financing of $6.4 million.

   In February 1998, TCI purchased (1) the Parkway North Office Building in Dallas, Texas, for $5.4 million, consisting of $1.5 million in cash and mortgage financing of $3.9 million, and (2) a 2.14 acre parcel of land in Dallas, Texas, for $3.4 million in cash.

   In March 1998, TCI refinanced the mortgage debt secured by the Tricon Warehouses in Atlanta, Georgia. The Company received net cash of $5.4 million after paying off $4.8 million in mortgage debt.

   Also in March 1998, TCI completed the sale of the Shaws Plaza Shopping Center in Sharon, Massachusetts. TCI received net cash of $1.2 million after paying off $2.6 million in mortgage debt.

   Further in March 1998, TCI purchased the Plaza on Bachman Creek, a retail/office complex in Dallas, Texas, for $3.5 million, consisting of $1.1 million in cash and mortgage financing of $2.4 million.

   In April 1998, TCI purchased, in a single transaction, the Ashton Way and 4,400 Apartments in Midland, Texas, for $3.4 million, consisting of $700,000 in cash and mortgage financing of $2.7 million.

   Also in April 1998, TCI received $2.1 million in cash in settlement of a mortgage note receivable which had been in default.

   In May 1998, TCI purchased (i) the Woodview Apartments in Odessa, Texas, for $3.4 million, consisting of $800,000 in cash and mortgage financing of $2.6 million, (ii) a 22.99 acre parcel of land in Farmers Branch, Texas, for $2.5 million in cash, (iii) the Emerald Terrace Apartments in Midland, Texas, for $1.5 million, consisting of $425,000 in cash and mortgage financing of $1.1 million, (iv) Daley Plaza Office Building in San Diego, California, for $4.6 million, consisting of $1.1 million in cash and $3.5 million in mortgage financing, and
(v) the View Ridge Office Building in San Diego, California, for $1.9 million, consisting of $600,000 in cash and $1.3 million in mortgage financing.

   Also in May 1998, TCI obtained mortgage financing on its previously unencumbered Lemmon Carlisle land. TCI received net cash of $2.1 million.

   Further in May 1998, TCI refinanced the mortgage debt secured by the Plaza Office Building in St. Petersburg, Florida. TCI received net cash of $2.6 million after paying off $4.8 million in mortgage debt.

   In June 1998, TCI purchased the Atrium Office Building in Palm Beach, Florida, for $5.4 million, consisting of $1.3 million in cash and mortgage financing of $4.1 million.

   In July 1998, TCI purchased the Valley Rim Office Building in San Diego, California, for $5.1 million, consisting of $1.4 million in cash and mortgage financing of $3.7 million.

   Also in July 1998, TCI purchased the Limestone Canyon land in Austin, Texas, for $1.8 million in cash.

   Further in July 1998, TCI refinanced the matured mortgage debt secured by the Villas at Countryside Apartments in Sterling, Virginia. The Company received net cash of $400,000 after paying off $5.0 million in mortgage debt.

   In July 1998, TCI received $671,000 in settlement of a mortgage note receivable which had been written off as uncollectible in a prior year.

   In August 1998, TCI obtained second lien financing secured by the Terrace Hills Apartments in El Paso, Texas. TCI received net cash of $1.7 million.

   Also in August 1998, TCI sold the Chesapeake Ridge Office Building in San Diego, California, for $13.2 million in cash. TCI received net cash of $7.9 million after paying off $5.3 million in mortgage debt.

   In September 1998, TCI purchased a first lien mortgage secured by a hotel in Lake Charles, Indiana for $154,000 in order to protect its second lien secured by such property.

   Also in September 1998, TCI sold the Northtown Mall Shopping Center in Dallas, Texas, for $15.6 million. TCI received net cash of $12.2 million after paying off $2.5 million in mortgage debt and paying $900,000 to buyout a tenant's lease.

   In October 1998, TCI purchased the Cliffs of Eldorado Apartments in McKinney, Texas, for $12.8 million, consisting of $1.6 million in cash, assumed mortgage debt of $10.6 million and the issuance, in December 1998, of 5,829 share of Class A Cumulative Convertible Preferred Stock with a total liquidation value of $583,000.

   Also in October 1998, TCI sold the Denton Drive Warehouse in Dallas, Texas, for $1.2 million in cash. TCI received net cash of $891,000 after paying off $309,000 in mortgage debt.

   Further in October 1998, TCI refinanced the matured mortgage debt secured by the Bonita Plaza in Bonita, California. TCI received net cash of $1.2 million after paying off $4.0 million in mortgage debt.

   In October 1998, TCI sold approximately 19 acres of foreclosed land held for sale in Greensboro, North Carolina, for $375,000. TCI received net cash of $371,000.

   In the first nine months of 1998, TCI paid quarterly dividends of $.45 per share, or a total of $1.7 million. In January 1998, a special dividend of $1.00 per share which had been declared in December 1997, was also paid.

   TCI's Board of Directors has approved the repurchase of a total of 687,000 shares of TCI common stock. Through September 30, 1998, a total of 409,765 shares had been repurchased at a total cost of $3.3 million. During the first nine months of 1998, 21,950 shares had been repurchased at a total cost of $336,000.

   During the first nine months of 1998, TCI sold 5,255 shares of its common stock, through its dividend reinvestment plan for a total of $79,000.

   Management reviews the carrying values of properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable, impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. In those instances where impairment is found to exist, a provision for loss is recorded by a charge against earnings. The mortgage note receivable review includes an evaluation of the collateral property securing each note. The property review generally includes selective property inspections, discussions with the manager of the property and visits to selected properties in the surrounding area and a review of the following: (1) the property's current rents compared to market rents; (2) the property's expenses; (3) maintenance requirements, and (4) the property's cash flow.

RESULTS OF OPERATIONS

   THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998. TCI had net income for the three and nine months ended September 30, 1998, of $7.4 million and $8.0 million as compared to a net loss of $2.1 million and $3.3 million in the corresponding periods in 1997. The net income for the three and nine months ended September 30, 1998, includes $9.9 million and $12.0 million of gains on the sale of real estate. The net loss for the three and nine months ended September 30, 1997, includes gains on sale of real estate of $1.5 million. Fluctuations in this and other components of revenues and expenses between the 1997 and 1998 periods are discussed below.

   Rents in the three and nine months ended September 30, 1998, were $18.0 million and $51.4 million compared to $13.8 million and $39.2 million in the corresponding periods in 1997. Of these increases, $405,000 and $1.6 million was due to an increase in rental rates and common area maintenance income at TCI's commercial properties and $4.3 million and $11.6 million was due to the acquisition of 32 properties in 1997 and 1998. These increases were partially offset by decreases of $815,000 and $1.7 million due to the sale of seven properties in 1997 and 1998. Rents are expected to continue to increase due to properties acquired in 1997 and 1998.

   Interest income decreased to $200,000 and $593,000 in the three and nine months ended September 30, 1998, compared to $510,000 and $1.3 million in the corresponding periods in 1997. These decreases were due to four mortgage notes receivable being paid in full in 1997 and 1998. Interest income for the fourth quarter of 1998 is expected to approximate that of the third quarter of 1998.

   Property operations expense in the three and nine months ended September 30, 1998 was $10.1 million and $27.4 million compared to $8.4 million and $23.4 million in the corresponding periods in 1997. Of these increases, $2.7 million and $6.7 million for the three and nine months ended September 30, 1998, was due to the acquisition of 32 properties in 1997 and 1998. These increases were partially offset by decreases of $979,000 and $2.8 million for the three and nine months ended September 30, 1998, due to the sale of seven properties during 1997 and 1998 and $20,000 and $97,000 due to a decrease in property replacements at TCI's commercial properties. Property operating expenses are expected to continue due to properties acquired in 1997 and 1998.

   Interest expense increased to $5.9 million and $16.9 million in the three and nine months ended September 30, 1998, compared to $4.2 million and $12.0 million in the corresponding periods in 1997. Of these increases,

$1.4 million and $4.3 million for the three and nine months ended September 30, 1998 is due to the debt incurred or assumed on 25 of the 32 properties acquired in 1997 and 1998 and $371,000 and $873,000 is due to refinancings where the debt balance was increased and financing obtained on unencumbered properties. These increases were partially offset by decreases of $85,000 and $430,000 for the three and nine months ended September 30, 1998, due to the sale of seven properties in 1997 and 1998. Interest expense for the fourth quarter of 1998 is expected to be comparable to that of the third quarter of 1998.

   Depreciation expense increased to $2.8 million and $7.9 million for the three and nine months ended September 30, 1998, compared to $2.4 million and $7.0 million in the corresponding periods in 1997. Of these increases, $561,000 and $1.5 million for the three and nine months ended September 30, 1998 is due to the acquisition of 32 properties in 1997 and 1998, with 17 of the properties being acquired in the first nine months of 1998, and $151,000 and $458,000 due to capital improvements. These increases were partially offset by a decrease of $371,000 and $978,000 for the three and nine months ended September 30, 1998 due to seven properties being sold during 1997 and 1998. Depreciation is expected to continue to increase during the remainder of 1998 as a result of depreciation on the properties acquired in 1998.

   Advisory fee increased to $671,000 and $1.9 million for the three and nine months ended September 30, 1998, compared to $503,000 and $1.5 million in the corresponding periods in 1997. These increases were due to an increase in gross assets, the basis for such fee. Advisory fees are expected to continue to increase with increases in TCI's gross assets, the basis for such fee.

   Net income fee was $604,000 and $651,000 for the three and nine months ended September 30, 1998. The net income fee is payable to BCM based on 7.5% of TCI's net income. No such fee was incurred for the corresponding periods in 1997.

   General and administrative expenses decreased to $584,000 and $1.6 million for three and nine months ended September 30, 1998, compared to $713,000 and
2.0 million in the corresponding periods in 1997. The decrease of the three and nine months ended September 30, 1998 was mainly due to a decrease in legal fees relating to the Republic Towers and Olive Litigation.

   Equity in earnings of investees was a loss of $90,000 and income of $342,000 for the three and nine months ended September 30, 1998, compared to a loss of $97,000 and income of $680,000 for the corresponding periods in 1997. Included in equity earnings of investees for the nine months ended September 30, 1998, is a gain on the sale of real estate of $316,000 which is TCI's equity share of the gain recognized by Tri-City on the sale of two apartment complexes. Included in equity earnings of investees for the nine months ended September 30, 1997, is a gain on sale of real estate of $747,000, which is TCI's equity share of the gain recognized by IORI on the sale of two apartment complexes. At October 30, 1998, TCI owned approximately 22.8% of IORI's outstanding shares of common stock.

   In the three and nine months ended September 30, 1998, TCI recognized net gains from the sale of real estate totaling $9.9 million and $12.0 million. In the three months, gains totaling $9.3 million were recognized on the sale of the Chesapeake Ridge Office Building and Northtown Mall Shopping Center, both of which were held for sale at June 30, 1998. In addition, gains in the nine months, includes $671,000 from the collection of a mortgage note receivable written off as uncollectible in a prior year and the recognition of a $2.1 million deferred gain on the collection of a mortgage note receivable. In the nine months ended September 30, 1997, TCI recognized gains totaling $1.5 million on the sale of the following: (1) the Fiesta Mart, a shopping center;
(2) a parcel of land in the Dallas central business district; and, (3) a foreclosed single family residence.

   1997 COMPARED TO 1996. TCI's net income for 1997 was $12.6 million compared to a net loss of $7.8 million in 1996. TCI's 1997 net income includes gains on sale of real estate of $21.4 million. TCI's 1996 net loss includes gains on sale of real estate of $1.6 million and extraordinary gains of $256,000. Fluctuations in the components of TCI's revenues and expenses between the 1997 and 1996 are described below.

   Rents increased $9.1 million in 1997 to $54.5 million compared to $45.4 million in 1996. An increase of $6.9 million in rents is due to property acquisitions in 1996 and 1997; and $3.1 million is due to increases in occupancy and rental rates at TCI's residential and commercial properties, primarily: Plaza Tower Office Building, a 1% increase; Waterstreet Office Building, a 2% increase; Institute Place Office Building, a 10% increase; 74 New Montgomery Office Building, a 2% increase; Corporate Center at Beaumeade Office Building, a 2% increase; and Majestic Inn, a 3% increase. These increases are partially offset by a decrease of $865,000 due to properties sold in 1996 and 1997.

   Property operating expenses increased $3.9 million in 1997 to $32.4 million as compared to $28.5 million in 1996. Of this increase, $4.3 million is due to properties acquired in 1996 and 1997. This increase is partially offset by a decrease of $504,000 due to properties sold in 1996 and 1997.

   Rents and property operations expenses both are expected to increase in 1998 due to anticipated increases in rents at TCI's apartments and increased occupancy of its commercial properties as a result of a full year of operations of the properties acquired during 1997 and in the first quarter of 1998.

   Interest income for 1997 of $1.5 million approximated that of 1996.

   Interest expense increased to $16.8 million in 1997 as compared to $15.0 million in 1996. Of this increase $1.6 million is attributable to properties acquired in 1997 and $316,000 is attributable to property financings and refinancings during 1997. These increases are partially offset by decreases of $73,000 due to properties sold and mortgages paid off and $71,000 due to a decrease in interest rates on variable interest rate debt. Interest expense is expected to increase in 1998 due to anticipated property refinancings and the properties acquired in the first quarter of 1998.

   Depreciation expense increased to $9.6 million in 1997 as compared to $8.5 million in 1996. An increase of $752,000 is attributable to property acquisitions and an increase of $515,000 is due to increased depreciation from property additions and tenant improvements. These increases were partially offset by decreases of $63,000 due to properties sold and $88,000 due to assets becoming fully depreciated. Depreciation expense is expected to increase in 1998 due to a full year of depreciation of properties acquired in 1997 and the properties acquired in the first quarter of 1998.

   Advisory fee expense of $1.8 million in 1997 approximated that of 1996.

   General and administrative expenses decreased from $2.7 million in 1996 to $2.6 million in 1997. The decrease is due to a decrease in legal fees related to the Olive Litigation and other litigation partially offset by an increase in BCM cost and reimbursements and other professional fees.

   In 1997 TCI received an insurance settlement of $9.6 million. In 1996, TCI received a litigation settlement of $1.5 million.

   In the fourth quarter of 1997, TCI recognized a provision for loss of $1.3 million to reduce the carrying value of a shopping center to its agreed sales price less estimated costs of sale. Sale of the property is anticipated in March 1998. In the second quarter of 1996, TCI recognized a provision for loss of $1.6 million to reduce the carrying value of an office building to its agreed sales price less estimated costs of sale. Sale of the property was completed in July 1996.

   Equity in earnings of investees was $812,000 in 1997 compared to a loss of $20,000 in 1996. Included in equity earnings of investees in 1997 are gains on the sale of real estate of $890,000 which is TCI's share of the gain recognized on the sale of three of its apartment complexes.

   In 1996, TCI recognized extraordinary gains totaling $256,000 on the modification of the mortgage debt secured by the Dunes Plaza Shopping Center. No such gain was recognized in 1997.

   In 1997, TCI recognized gains totaling $21.4 million, $1.4 million from the sale of a .9976 acre parcel of land and $19.4 million from the sale of an office building, both located in Dallas, Texas, $55,000 from the sale of a foreclosed single family residence in Scottsdale, Arizona and $554,000 from the sale of a shopping center in San Antonio, Texas.

   In 1996, TCI recognized gains of $218,000, $1.4 million and $56,000 from the sales of Cheyenne Mountain land, Park Forest Apartments and Moss Creek land. In September 1996, TCI recognized a loss of $63,000 from the sale of Byron land.

   1996 COMPARED TO 1995. TCI's net loss for 1996 was $7.8 million compared to a net loss of $3.7 million in 1995. TCI's 1996 net loss includes gains of sale of real estate of $1.6 million and extraordinary gains of $256,000. TCI's 1995 net loss includes gains on sale of real estate of $5.8 million and extraordinary gains of $1.4 million. Fluctuations in the components of TCI's revenues and expenses between the 1996 and 1995 are described below.

   Rents decreased $1.4 million in 1996 to $45.4 million compared to $46.8 million in 1995. A decreased of $5.3 million in rents is due to properties sold in 1995 and 1996. Offsetting this decrease in rents is an increase of $538,000 due to the acquisition of the remaining partnership interest in three partnerships in 1995; $926,000 is due to property acquisitions in late 1995 and 1996; and $2.4 million is due to increases in occupancy at several of TCI's commercial properties, primarily: Corporate Center at Beaumeade Industrial Warehouse, a 29% increase; Park Long Industrial Warehouse, a 9% increase; Plaza Towers Office Building, a 6% increase; and 74 New Montgomery Office Building, a 3% increase.

   Property operating expenses decreased $1.7 million in 1996 to $28.5 million as compared to $30.2 million in 1995. Of this decrease, $3.1 million is due to properties sold. This decrease is partially offset by increases of $935,000 due to property acquisitions and $544,000 due to the acquisition of the remaining partnership interest in three partnerships in 1995.

   Interest income for 1996 of $1.5 million approximated the $1.5 million in 1995.

   Interest expense decreased to $15.0 million in 1996 as compared to $16.1 million in 1995. Of this decrease, $1.7 million due to properties sold and mortgages paid off. This decrease is partially offset by increases of $180,000 attributable to the acquisition of the remaining partnership interests in three partnerships during 1995, $107,000 attributable to properties acquired in 1996, $488,000 attributable to property financings and refinancings during 1996, and $107,000 attributable to increases in the interest rates on variable rate mortgage debt.

   Depreciation expense decreased to $8.5 million in 1996 as compared to $8.6 million in 1995. An increase of $36,000 is attributable to the acquisition of the remaining partnership interests in three partnerships during 1995, an increase of $57,000 is attributable to property acquisitions and an increase of $570,000 is due to increased depreciation from property additions and tenant improvements. These increases were more than offset by a decreases of $645,000 due to properties sold and $179,000 due to assets becoming fully depreciated.

   The advisory fee of $1.8 million in 1996 was comparable to the $1.8 million in 1995.

   General and administrative expenses increased to $2.7 million in 1996 form $2.0 million in 1995. The increase is due to an increase in legal fees related to the Olive Litigation.

   In 1996 and 1995 TCI received litigation settlements of $1.5 million and $500,000, respectively.

   In the second quarter of 1996, TCI recognized a provision for loss of $1.6 million to reduce the carrying value of an office building to its agreed sales price less estimated costs of sale. Sale of the property was completed in July 1996. No provision for loss was recognized in 1995.

   Equity in losses in investees was $20,000 in 1996 compared to $1.1 million in 1995. The decreased equity loss is primarily due to the 1995 modification of a wraparound mortgage note receivable and underlying note payable by NIA, a partnership in which TCI has a 60% general partner interest, and the writedown of a wraparound mortgage note receivable to the balance of an underlying first lien mortgage also by NIA. TCI's equity share of the loss on the note modification was $127,000 and its equity share of the note writedown was $901,000.

   TCI recognized extraordinary gains totaling $256,000 in 1996 on the modification of the mortgage debt secured by the Dunes Plaza Shopping Center. In 1995, TCI recognized extraordinary gains totaling $1.4 million on the payoff of the mortgage debt secured by the Fountain Village Apartments and a principal pay down and modification of the mortgage debt secured by the Dunes Plaza Shopping Center.

   In 1996, TCI recognized gains of $218,000, $1.4 million and $56,000 from the sales of Cheyenne Mountain land, Park Forest Apartments and Moss Creek land. In September 1996, the Company recognized a loss of $63,000 from the sale of Byron land. In 1995, the Company recognized a gain of $1.6 million on the collection of the note receivable secured by the Maumelle land and a gain of $4.1 million on the sale of the Summerchase Apartments.

ENVIRONMENTAL MATTERS

   Under various federal, state and local environmental laws, ordinances and regulations, TCI may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from TCI for personal injury associated with the materials.

   Management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on TCI's business, assets or results of operations.

INFLATION

   The effects of inflation on TCI's operations are not quantifiable. Revenues from property operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect sale values of properties, and correspondingly, the ultimate realizable value of TCI's real estate and notes receivable portfolios. Inflation also has an effect on TCI's earnings from short-term investments.

TAX MATTERS

   For the years 1997, 1996 and 1995, TCI elected and in the opinion of management, qualified to be taxed as a REIT as defined under Sections 856 through 860 of the Code. To continue to qualify for federal taxation as a REIT under the Code, TCI is required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. The Code also requires a REIT to distribute at least 95% of its REIT taxable income, plus 95% of its net income from foreclosure property, all as defined in Section 857 of the Code, on a annual basis to stockholders.

YEAR 2000

   TCI's advisor has informed TCI that its computer hardware operating system and computer software have been certified as year 2000 compliant.

   Further, Carmel Ltd., an affiliate of BCM that performs property management services for TCI's properties, has informed TCI that it is currently testing year 2000 compliant property management computer software for TCI's commercial properties. Carmel Ltd. expects to begin utilizing such software January 1, 1999. With regards to TCI's apartment properties, Carmel Ltd. has informed TCI that its subcontractors either have in place or will have in place in the first quarter of 1999, year 2000 compliant property management computer software.

   TCI has not incurred, nor does it expect to incur, any costs related to its accounting and property management computer software being modified, upgraded or replaced in order to make it year 2000 compliant. Such costs have been or will be borne by either BCM, Carmel Ltd. or the property management subcontractors of Carmel Ltd.

   Management has not completed its evaluation of TCI's computer controlled building systems, such as security, elevators, heating and cooling, etc., to determine what systems are not year 2000 compliant. Management does not believe that any necessary modifications to such systems will require significant expenditures or cause interruptions in operations, as such enhanced operating systems are readily tavailable.

   TCI has or will have in place the year 2000 compliant systems that will allow it to operate. The risks TCI faces are that certain of its vendors will not be able to supply goods or services and that financial institutions and taxing authorities will not be able to accurately apply payments made to them. Management believes that other vendors are readily available and that financial institutions and taxing authorities will, if necessary, apply monies received manually. The likelihood of the above having significant impact on TCI's operations is negligible.

                                 LEGAL MATTERS

   The validity of the shares of the TCI common stock to be issued by TCI pursuant to the Incorporation Procedure and the Merger have been passed upon by Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada.

   The federal income tax consequences of the Incorporation Procedure and the Merger have been passed upon by Andrews & Kurth L.L.P., Dallas, Texas.

                                    EXPERTS

   The financial statements and schedules of TCI and the Trust incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference and such reports are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

   The Trust and TCI are subject to the informational requirements of the Exchange Act, and in accordance therewith are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Trust and TCI may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and the following regional offices of the SEC: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Trust's shares are listed on the NASDAQ and such material relating to the Trust can also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. TCI's shares are listed on the NYSE and such material relating to TCI can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents, filed with the Commission by the Trust under the Exchange Act (File No. 0-10503), are incorporated in and made a part of this Joint Proxy Statement/Prospectus by reference:

  1. the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission on March 20, 1998;

  2. the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as filed with the Commission on May 14, 1998;

  3. the Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed with the Commission on August 11, 1998;

  4. the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed with the Commission on November 12, 1998;

  5. the Trust's Current Report on Form 8-K dated April 3, 1998, as filed with the Commission on June 25, 1998; and

  6. the Trust's Current Report on Form 8-K dated September 21, 1998, as filed with the Commission on September 28, 1998;

   THESE DOCUMENTS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE FROM CONTINENTAL MORTGAGE AND EQUITY TRUST, 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231, PHONE (214) 692-4800 (INVESTOR RELATIONS). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE TRUST SPECIAL MEETING, ANY
REQUEST SHOULD BE RECEIVED BY     , 199 .

   In addition, the following documents, filed with the Commission by TCI under the Exchange Act (File No. 1-9240), are incorporated in and made a part of this Joint Proxy Statement/Prospectus by reference:

  1. TCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission on March 20, 1998;

  2. TCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as filed with the Commission on May 4, 1998;

  3. TCI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed with the Commission on August 5, 1998;

  4. TCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed with the Commission on November 9,1998;

  5. TCI's Current Report on Form 8-K dated May 29, 1998, as filed with the Commission on May 29, 1998;

  6. TCI's Current Report on Form 8-K dated January 9, 1998, as filed with the Commission on January 9, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on June 29, 1998;

  7. TCI's Current Report on Form 8-K dated May 29, 1998, as filed with the Commission on July 2, 1998, as amended by TCI's Current Report on Form 8K/A, as filed with the Commission on September 23, 1998;

  8. TCI's Current Report on Form 8-K dated June 26, 1998, as filed with the Commission on July 21, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on October 16, 1998;

  9. TCI's Current Report on Form 8-K dated September 21, 1998, as filed with the Commission on September 28, 1998; and

  10. TCI's Current Report on Form 8-K dated October 20, 1998, as filed with the Commission on December 4, 1998.

   THESE DOCUMENTS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE FROM
TRANSCONTINENTAL REALTY INVESTORS, INC., 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231, PHONE (214) 692-4800 (INVESTOR RELATIONS). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE TCI SPECIAL MEETING,
ANY REQUEST SHOULD BE RECEIVED BY     , 199 .

   Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Joint Proxy Statement/Prospectus, or in any other subsequently filed document which is also, or is deemed to be, incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Joint Proxy Statement/Prospectus, except as so modified or superseded.

   TCI has filed a registration statement on Form S-4, No. 333-    (the
"Registration Statement"), pursuant to the Securities Act of 1933, as amended, with respect to the shares of TCI common stock to be issued in connection with the Merger. This Joint Proxy Statement/Prospectus constitutes the prospectus of TCI filed as part of the Registration Statement.

   All information contained in this Joint Proxy Statement/Prospectus with respect to TCI has been supplied by TCI, and all information with respect to the Trust has been supplied by the Trust.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR TCI. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR TCI SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            SOLICITATION OF PROXIES

   THIS JOINT PROXY STATEMENT/PROSPECTUS IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE TRUSTEES OF THE TRUST. The cost of soliciting proxies will be borne by the Trust. Trustees and officers of the Trust may, without additional compensation, solicit proxies by mail, in person or by telecommunication. In addition, the Trust has retained Shareholder Communication Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that SCC will distribute materials relating to the solicitation of proxies, contact stockholders to confirm receipt of such materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against all liability incurred as a result of any material omission or misstatement in any of the materials so distributed.

By Order of the Board of Trustees

By: _______________________
   Randall M. Paulson,
   President

   THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCORPORATION PROCEDURE AND THE MERGER AND RATIFICATION OF CERTAIN COMPONENTS THEREOF BY VOTING FOR THE INCORPORATION PROCEDURE AND MERGER ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF TRUSTEES URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                            SOLICITATION OF PROXIES

   THIS JOINT PROXY STATEMENT/PROSPECTUS IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF TCI. The cost of soliciting proxies will be borne by TCI. Board members and officers of TCI may, without additional compensation, solicit proxies by mail, in person or by telecommunication. In addition, TCI has retained SCC to assist in the solicitation of proxies. An agreement with SCC provides that SCC will distribute materials relating to the solicitation of proxies, contact stockholders to confirm receipt of such materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against all liability incurred as a result of any material omission or misstatement in any of the materials so distributed.

By Order of the Board of Directors

By: _______________________
   Randall M. Paulson,
   President

   THE BOARD OF DIRECTORS OF TCI RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AND RATIFICATION OF CERTAIN COMPONENTS THEREOF BY VOTING FOR THE MERGER ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                                   APPENDIX A

                        INDEX OF PRINCIPAL DEFINED TERMS

Acquisition Date............................................................  62
Affiliate...................................................................  43
Articles of Incorporation Amendment Provision...............................  65
ART.........................................................................  40
BCM.........................................................................   4
Beneficial Owner............................................................  62
Brokerage Agreement.........................................................  27
Business Combination Provision..............................................  62
Business Combination........................................................  62
Bylaw Amendment Provision...................................................  65
Carmel Ltd..................................................................  27
Carmel Realty...............................................................  27
CCEC........................................................................  43
CGCL........................................................................  58
CME Corporation.............................................................   2
CMOs........................................................................  51
Code........................................................................  19
Commission.................................................................. 144
Conversion..................................................................  42
Declaration of Trust........................................................ 100
Director Removal Provision..................................................  47
Effective Time..............................................................  25
Eldercare...................................................................  44
Evaluation Provision........................................................  64
Exchange Act................................................................  54
Exchange Ratio..............................................................  19
First Equity................................................................  45
Incorporation Procedure.....................................................   2
Indcon...................................................................... 133
Independent.................................................................  44
Interested Stockholder......................................................  62
IORI........................................................................  44
Marshall & Stevens..........................................................  34
Material Adverse Change.....................................................  69
Material Adverse Effect.....................................................  69
Merger Agreement............................................................   2
Merger......................................................................   2

MHA.......................................................................    92
NASDAQ....................................................................     5
NIA.......................................................................    92
NIRT......................................................................    44
NMC.......................................................................    45
NOLP......................................................................    45
Nomination Provision......................................................    61
Non-Stockholder Constituencies............................................    64
NRLP......................................................................    45
NRS.......................................................................    33
NYSE......................................................................     6
Olive Amendment...........................................................    18
Olive Litigation..........................................................    18
Olive Modification........................................................    18
Person....................................................................    43
Registration Statement....................................................   146
REIT......................................................................     2
REMICS....................................................................    51
SAMI......................................................................    45
SAMLP.....................................................................    45
SCC.......................................................................   146
SEC....................................................................... Cover
Series A Preferred Stock..................................................    57
Southmark.................................................................    45
Stockholder Proposal Provision............................................    61
SWI.......................................................................    98
TCI Advisory Agreement....................................................    16
TCI Financial Advisor.....................................................    34
TCI Record Date...........................................................    23
TCI....................................................................... Cover
Treasury Regulations......................................................    66
Trust Advisory Agreement..................................................    16
Trust Financial Advisor...................................................    38
Trust Record Date.........................................................    22
Trust..................................................................... Cover
Voting Stock..............................................................    62
VPT.......................................................................    45
Ward......................................................................    82

                                   APPENDIX B

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                    TRANSCONTINENTAL REALTY INVESTORS, INC.,

                                      AND

                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                         DATED AS OF NOVEMBER 18, 1998

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE I -- THE INCORPORATION AND THE MERGER............................  B-1
    SECTION 1.01. The Incorporation......................................   B-1
    SECTION 1.02. The Merger.............................................   B-1
    SECTION 1.03. Effective Time.........................................   B-1
    SECTION 1.04. Effect of the Merger...................................   B-1
    SECTION 1.05. Articles of Incorporation; Bylaws......................   B-2
    SECTION 1.06. Directors and Officers.................................   B-2
    SECTION 1.07. Additional Actions.....................................   B-2
    SECTION 1.08. Conversion of Common Shares............................   B-2
    SECTION 1.09. Exchange Procedure.....................................   B-3
    SECTION 1.10. Dissenting Shares......................................   B-4
 ARTICLE II -- CLOSING....................................................  B-5
    SECTION 2.01. Closing................................................   B-5
    SECTION 2.02. Deliveries by CMET to TCI..............................   B-5
    SECTION 2.03. Deliveries by TCI to CMET (and/or CME Corporation).....   B-5
 ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF CMET....................  B-6
    SECTION 3.01. Organization and Qualification of CMET.................   B-6
    SECTION 3.02. Power and Capacity; Charter Documents of CMET..........   B-6
    SECTION 3.03. Subsidiaries...........................................   B-6
    SECTION 3.04. Capitalization and Ownership of CMET...................   B-6
    SECTION 3.05. No Conflicts...........................................   B-7
    SECTION 3.06. Consents and Approvals.................................   B-7
    SECTION 3.07. Financial and Operating Statements.....................   B-7
    SECTION 3.08. No Material Undisclosed or Contingent Liabilities......   B-8
    SECTION 3.09. Assets of CMET.........................................   B-8
    SECTION 3.10. Absence of Certain Changes.............................   B-9
    SECTION 3.11. Real Property..........................................  B-10
    SECTION 3.12. CMET Equipment.........................................  B-11
    SECTION 3.13. Contracts and Commitments..............................  B-11
    SECTION 3.14. Litigation.............................................  B-12
    SECTION 3.15. Insurance..............................................  B-12
    SECTION 3.16. Employees; Officer and Trustee Compensation............  B-13
    SECTION 3.17. Compliance with Law....................................  B-13
    SECTION 3.18. Material Permits.......................................  B-13
    SECTION 3.19. Environmental Matters..................................  B-14
    SECTION 3.20. Tax Matters............................................  B-14
    SECTION 3.21. Title to Assets........................................  B-15
    SECTION 3.22. Redemptions of Capital Stock by CMET...................  B-15
    SECTION 3.23. Bank Accounts..........................................  B-15
    SECTION 3.24. Brokers................................................  B-15
    SECTION 3.25. Fairness Opinion.......................................  B-16
 ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF TCI...................... B-16
    SECTION 4.01. Organization and Qualification of TCI..................  B-16
    SECTION 4.02. Power and Capacity; Charter Documents of TCI...........  B-16
    SECTION 4.03. Subsidiaries...........................................  B-16
    SECTION 4.04. Capitalization and Ownership of TCI....................  B-16
    SECTION 4.05. No Conflicts...........................................  B-17

                               TABLE OF CONTENTS
                                  (Continued)

                                                                          PAGE
                                                                          ----
    SECTION 4.06. Consents and Approvals................................  B-17
    SECTION 4.07. Financial and Operating Statements....................  B-17
    SECTION 4.08. No Material Undisclosed or Contingent Liabilities.....  B-18
    SECTION 4.09. Assets of TCI.........................................  B-18
    SECTION 4.10. Absence of Certain Changes............................  B-18
    SECTION 4.11. Real Property.........................................  B-20
    SECTION 4.12. TCI Equipment.........................................  B-20
    SECTION 4.13. Contracts and Commitments.............................  B-21
    SECTION 4.14. Litigation............................................  B-22
    SECTION 4.15. Insurance.............................................  B-22
    SECTION 4.16. Employees; Officer and Director Compensation..........  B-22
    SECTION 4.17. Compliance with Law...................................  B-23
    SECTION 4.18. Material Permits......................................  B-23
    SECTION 4.19. Environmental Matters.................................  B-23
    SECTION 4.20. Tax Matters...........................................  B-24
    SECTION 4.21. Title to Assets.......................................  B-25
    SECTION 4.22. Redemptions of Capital Stock by TCI...................  B-25
    SECTION 4.23. Brokers...............................................  B-25
    SECTION 4.24. Fairness Opinion......................................  B-25
 ARTICLE V -- OTHER OBLIGATIONS OF THE PARTIES........................... B-25
    SECTION 5.01. Conduct of CMET Business..............................  B-25
    SECTION 5.02. Conduct of TCI Business...............................  B-27
    SECTION 5.03. Access to Books and Records...........................  B-28
    SECTION 5.04. Consents..............................................  B-28
    SECTION 5.05. Other Transactions....................................  B-28
    SECTION 5.06. Supplemental Disclosure by CMET.......................  B-29
    SECTION 5.07. Supplemental Disclosure by TCI........................  B-29
    SECTION 5.08. Governmental Filings..................................  B-30
    SECTION 5.09. Covenants Relating to TCI Common Stock................  B-30
    SECTION 5.10. Covenant to Satisfy Conditions........................  B-30
    SECTION 5.11. Shareholder Approvals.................................  B-30
    SECTION 5.12. Information Delivered to Shareholders.................  B-30
    SECTION 5.13. Non-Public Information................................  B-31
    SECTION 5.14. Confidentiality.......................................  B-31
 ARTICLE VI -- CONDITIONS PRECEDENT...................................... B-31
    SECTION 6.01. Conditions Precedent to Obligations of TCI............  B-31
    SECTION 6.02. Conditions Precedent to Obligations of CMET...........  B-32
 ARTICLE VII -- TERMINATION OF AGREEMENT................................. B-34
    SECTION 7.01. Termination of Agreement..............................  B-34
    SECTION 7.02. Procedure Upon Termination............................  B-34
    SECTION 7.03. Effect of Termination.................................  B-34
 ARTICLE VIII -- MISCELLANEOUS........................................... B-34
    SECTION 8.01. Survival of Representations and Warranties............  B-34
    SECTION 8.02. Definition of Knowledge...............................  B-34
                  Definition of Material Adverse Effect and Material
    SECTION 8.03. Adverse Change........................................  B-34

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
    SECTION 8.04. Expenses, Taxes, Etc. ..................................  B-35
    SECTION 8.05. Successors and Assigns..................................  B-35
    SECTION 8.06. No Third-Party Benefit..................................  B-35
    SECTION 8.07. Entire Agreement; Amendment.............................  B-35
    SECTION 8.08. Reformation and Severability............................  B-35
    SECTION 8.09. Notices.................................................  B-36
    SECTION 8.10. Number and Gender.......................................  B-36
    SECTION 8.11. Governing Law...........................................  B-36
    SECTION 8.12. Counterparts............................................  B-36

                                    EXHIBITS

   Appendix ICMET 1997 Balance Sheet (as of 12/31/97)
   Appendix IICMET 1998 Financial Statements (for the 6 months ended 6/30/98) Appendix IIITCI 1997 Balance Sheet (as of 12/31/97)
   Appendix IVTCI 1998 Financial Statements (for the 6 months ended 6/30/98)

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 18, 1998, is by and between Transcontinental Realty Investors, Inc., a Nevada corporation ("TCI"and sometimes the "Surviving Corporation"), and Continental Mortgage and Equity Trust, a California business trust ("CMET").

                            INTRODUCTORY STATEMENTS

   CMET desires to incorporate as a California corporation to be named Continental Mortgage and Equity Corporation ("CME Corporation") under the General Corporation Law of the State of California (the "California Law") (the "Incorporation").

   TCI and CMET desire to effect, immediately following the Incorporation, the merger of CME Corporation with TCI, with TCI as the surviving corporation, pursuant to the terms hereof (the "Merger").

   Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                        THE INCORPORATION AND THE MERGER

   SECTION 1.01. The Incorporation. Upon the terms and subject to the conditions hereof, the Incorporation shall be consummated in accordance with the Second Amended and Restated Declaration of Trust of CMET (the "Declaration of Trust") as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof and immediately before the Merger. Immediately before the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Declaration of Trust, CMET shall file Articles of Incorporation pursuant to Section 200.5 of the California Law, pursuant to which each outstanding share of beneficial interest, no par value, (the "CMET Common Stock") of CMET shall become, without any additional action of any shareholder of CMET, one fully paid, non-assessable share of the common stock of CME Corporation (the "Common Shares").

   SECTION 1.02. The Merger. Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with the law of the State of Nevada (the "Nevada Law") and the California Law as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof and immediately following the Incorporation. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Nevada Law and the California Law, CME Corporation shall be merged with and into TCI, the separate corporate existence of CME Corporation shall cease, and TCI shall continue as the Surviving Corporation.

   SECTION 1.03. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Nevada and the documents required by Section 1108 of the California Law with the Secretary of State of the State of California, in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Law and California Law. The Merger shall become effective upon the later of the date and time at which the articles of merger are successfully filed with the Secretary of State of the State of Nevada and the filing of the documents required by Section 1108 of the California Law with the Secretary of State of the State of California (the "Effective Time").

   SECTION 1.04. Effect of the Merger. At the Effective Time, the effect of the Merger in Nevada shall be as provided in Section 92A.250 of the Nevada Law.

   SECTION 1.05. Articles of Incorporation; Bylaws.

   (a) At the Effective Time, the Articles of Incorporation of TCI shall become the Articles of Incorporation of the Surviving Corporation.

   (b) The Bylaws of TCI shall become the Bylaws of the Surviving Corporation.

   SECTION 1.06. Directors and Officers.

   (a) The directors of TCI at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their sooner death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws.

   (b) The officers of TCI at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

   SECTION 1.07. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the Trust Estate which is to become the assets and property of the Surviving Corporation as a result of, or in connection with, the Incorporation or the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of CMET and/or CME Corporation, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of CMET and/or CME Corporation, or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

   SECTION 1.08. Conversion of Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of TCI, CMET, CME Corporation or any holders of any of the securities of either of these entities:

     (a) Each Common Share shall be canceled and converted into the right to receive 1.181 (the "Merger Consideration") shares of common stock, par value $0.01 per share, of TCI ("TCI Common Stock"). The number of shares of TCI Common Stock to be issued in the Merger shall be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or other like change with respect to the TCI Common Stock, CMET Common Stock or Common Shares occurring after the date hereof and prior to the Effective Time.

     (b) Each Common Share, if any, held in the treasury of CME Corporation shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

     (c) From and after the Effective Time, all Common Shares (or CMET Common Stock, the certificates of which have not been exchanged for certificates representing Common Shares) outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any Common Share (or CMET Common Stock) shall thereafter cease to have any rights with respect to such Common Share, except the right to receive, without interest, the TCI Common Stock into which such Common Shares were converted and cash in lieu of fractional shares of TCI Common Stock upon the surrender of such Certificate, except as provided otherwise by Law (as defined in Section 3.18, below). Each share of TCI Common Stock issued in connection with the Merger will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     (d) At the Effective Time, the stock transfer books of CMET and CME Corporation shall be closed and there shall be no further registration of transfers of the CMET Common Stock or the Common Shares issued prior to the Merger on the records of the Surviving Corporation. If, after the Effective Time, certificates for Common Shares (or CMET Common Stock) are presented to the Surviving Corporation, they shall be entitled only to be exchanged for the number of shares of TCI Common Stock (and cash in lieu of fractional shares of TCI Common Stock) into which such Common Shares were converted pursuant to Section 1.08(a).

     (e) For federal income tax purposes, it is intended that the Incorporation and the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

   SECTION 1.09. Exchange Procedure.

   (a) As of the Effective Time, TCI shall deposit, or shall cause to be deposited, with an exchange agent selected by TCI, which shall be reasonably satisfactory to CMET (the "Exchange Agent"), for the benefit of the holders of Common Shares, for exchange in accordance with this Article I, certificates representing the Merger Consideration (other than fractional shares), cash in lieu of fractional shares of the Merger Consideration to be issued pursuant to
Section 1.08 and paid pursuant to this Section 1.09 in exchange for outstanding Common Shares, and dividends and other distributions on the Merger Consideration contemplated by Section 1.09(c).

   (b) Promptly after the Effective Time, TCI shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TCI may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration (other than fractional shares), cash in lieu of fractional shares of the Merger Consideration, and dividends and other distributions on the Merger Consideration contemplated by Section 1.09(c). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates representing the number of whole shares of the Merger Consideration and (y) a check representing the amount of cash in lieu of fractional shares of the Merger Consideration, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares of the Merger Consideration and dividends and distributions on the Merger Consideration contemplated by Section 1.09(c) hereto payable to holders of Certificates. In the event of a transfer of ownership of CMET Common Stock or Common Shares which is not registered in the transfer records of CMET or CME Corporation, respectively, certificates representing the proper number of shares of the Merger Consideration, together with a check for the cash to be paid in lieu of fractional shares of the Merger Consideration and dividends and distributions on the Merger Consideration contemplated by Section 1.09(c) hereof, may be issued to such a transferee if the Certificate representing such CMET Common Stock or Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to above will, at CMET's election, provide for the ability of a holder of one or more Certificates to elect that shares of TCI Common Stock to be received in exchange for the CMET Common Stock or Common Shares formerly represented by such surrendered Certificates be credited to an appropriate book entry account or, as applicable, an account established for the holder under the dividend reinvestment plan of TCI.

   (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on the Merger Consideration with a record date after the Effective Time shall be paid with respect to any Common Shares represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of the Merger Consideration issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of the Merger Consideration, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of the Merger Consideration, less the amount of any withholding taxes which may be required thereon.

   (d) If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for the Merger Consideration and cash in lieu of fractional shares, if any, of the Merger Consideration, and unpaid dividends and distributions on the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article I. Appropriate procedures shall be established by TCI and the Exchange Agent so that each holder of a Certificate at the Effective Time shall be entitled to vote on all matters subject to the vote of holders of TCI Common Stock with a record date on or after the date of the Effective Time, whether or not such Certificate holder shall have surrendered Certificates in accordance with the provisions of this Agreement. For purposes of the immediate foregoing sentence, TCI may rely conclusively on the shareholder records of CMET (and CME Corporation) in determining the identity of and the number of CMET Common Stock or Common Shares held by each holder of a Certificate at the Effective Time.

   (e) No fractional shares of the Merger Consideration shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of the Merger Consideration pursuant to Section 1.09(b), cash adjustments will be paid to holders in respect of any fractional shares of the Merger Consideration that would otherwise be issuable (after taking into account all shares held by each record or beneficial owner of the Merger Consideration), and the amount of such cash adjustment shall be equal to such fractional proportion of the closing sale prices of the TCI Common Stock on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal, or, if not reported thereby, by another authoritative source, on the trading day on which the Effective Time occurs.

   (f) Any portion of the Merger Consideration held by the Exchange Agent (together with any cash in lieu of fractional shares of the Merger Consideration and the proceeds of any investments thereof) that remains unclaimed by the former shareholders of CME Corporation one year after the Effective Time shall be delivered to TCI. Any former shareholders of CME Corporation who have not theretofore complied with this Section 1.09 shall thereafter look only to TCI for payment of their shares constituting the Merger Consideration, cash in lieu of fractional shares of the Merger Consideration and dividends and other distributions on the Merger Consideration contemplated by Section 1.09(c), in each case, without any interest thereon.

   (g) None of TCI, CMET, CME Corporation, the Exchange Agent or any other person shall be liable to any former holder of CMET Common Stock or Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by TCI, the posting by such person of a bond in such reasonable amount as TCI may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or TCI will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and cash in lieu of fractional shares and unpaid dividends and distributions on shares of the Merger Consideration as provided in this Section 1.09, deliverable in respect thereof pursuant to this Agreement.

   SECTION 1.10. Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, but solely if required by Section 1300 of the California Law or other applicable Law (if any), shares of CMET Common Stock outstanding immediately prior to the Effective Time which are held by shareholders (i) who shall have not voted in favor of the Merger or consented thereto in writing and (ii) who shall have demanded properly an appraisal for such shares in accordance with California Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares of CMET Common Stock held by them in accordance with the provisions of California Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares of CMET Common Stock under California Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 1.09, of the Certificate or Certificates that immediately prior to the Effective Time, evidenced such shares of CMET Common Stock.

                                   ARTICLE II

                                    CLOSING

   SECTION 2.01. Closing. On the terms and subject to the conditions of this Agreement, and provided that this Agreement has not been terminated under
Article VII hereof, the closing of the Merger (the "Closing") shall take place
(a) at the offices of Andrews & Kurth L.L.P. in Dallas, Texas, at 10:00 a.m., local time, on the third business day immediately following the day on which the condition set forth in Section 6.01(j) has been satisfied, provided that if all the other conditions set forth in Article VI are not then fulfilled or waived on such third business day, the Closing shall be automatically extended from time to time until the first subsequent business day on which all such conditions are so fulfilled or waived, subject however, to Article VII hereof, or (b) at such other time, date or place as CMET and TCI may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." As used herein, "business day" shall mean a day on which banks are not required or authorized to close in Dallas, Texas.

   SECTION 2.02. Deliveries by CMET to TCI. At the Closing, CMET shall deliver, or cause to be delivered, to TCI (unless delivered previously) the following:

     (a) the Officers' certificates referred to in Section 6.01(e) hereof;

     (b) the Certificates of the Secretary of CMET and CME Corporation referred to in Section 6.01(f) hereof;

     (c) executed counterparts of any consents required to be obtained by CMET pursuant to Section 5.04 hereof; and

     (d) all other previously undelivered documents, instruments and writings required to be delivered by CMET (and/or CME Corporation) to TCI at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

   SECTION 2.03. Deliveries by TCI to CMET (and/or CME Corporation). At the Closing, TCI shall deliver, or cause to be delivered, to CMET (unless delivered previously) and/or CME Corporation the following:

     (a) the Officers' Certificate referred to in Section 6.02(e) hereof;

     (b) the Secretary's Certificate referred to in Section 6.02(f) hereof;

     (c) executed counterparts of any consents required to be obtained by TCI pursuant to Section 5.04 hereof; and

     (d) all other previously undelivered documents, instruments and writings required to be delivered by TCI to CMET and/or CME Corporation at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CMET

   CMET hereby represents and warrants to TCI as follows, except as otherwise set forth in the relevant section of the disclosure schedule of CMET (the "CMET Disclosure Schedule"):

   SECTION 3.01. Organization and Qualification of CMET. CMET is (a) a business trust duly organized, validly existing and in good standing under the laws of the State of California and (b) duly qualified to do business as a foreign business trust and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined herein) upon CMET or the consummation of the transactions contemplated hereby. Each jurisdiction in which CMET is qualified to do business is listed in Section 3.01 of the CMET Disclosure Schedule. No jurisdiction in which CMET is not qualified or licensed has claimed, in writing or otherwise, that CMET is required to qualify or be licensed therein.

   SECTION 3.02. Power and Capacity; Charter Documents of CMET.

   (a) CMET has all requisite power and authority to enter into, execute and deliver this Agreement and, upon requisite approval of the Incorporation and the Merger by the shareholders of CMET, to perform its obligations hereunder. CMET has the power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by CMET and is a valid and binding obligation of CMET, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

   (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by CMET will not result in a violation or breach of or constitute a default under any term or provision of the Declaration of Trust or the Restated Trustees' Regulations of CMET (the "Trust Regulations"). CMET has made available to TCI true and complete copies of the Declaration of Trust and Trust Regulations, as in effect on the date hereof, and the minute books of CMET for the last five years. Such minute books are accurate and complete in all material respects and contain the minutes of all meetings (and written consents in lieu thereof) of the shareholders and the board of trustees (and all committees thereof) of CMET held during the five years immediately preceding the date of this Agreement. All actions taken at such meetings were appropriately passed or ratified.

   SECTION 3.03. Subsidiaries. Section 3.03 of the CMET Disclosure Schedule lists all other corporations, partnerships and other entities in which CMET owns, beneficially or of record, shares or interests, and identifies all joint ventures, corporate alliance agreements or corporate partnering agreements to which CMET is a party. CMET does not have an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (collectively, a "Person").

   SECTION 3.04. Capitalization and Ownership of CMET. Section 3.04 of the CMET Disclosure Schedule lists, for CMET, its authorized capitalization, the number of shares of beneficial interest of CMET (or other equity interests) issued and outstanding, and, to the knowledge of CMET, the number of shares of beneficial interest (or other equity interests) owned of record by each shareholder owning more than five percent of the issued and outstanding shares of beneficial interest as of the date set forth in the CMET Disclosure Schedule. All of the outstanding shares of CMET Common Stock are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All shares of CMET Common Stock are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by CMET. There are no outstanding options, warrants or other rights to acquire any shares of CMET

Common Stock, and there are no outstanding securities authorized, granted or issued by CMET that are convertible into or exchangeable for shares of CMET Common Stock, and there are no phantom stock rights, stock appreciation rights or similar rights regarding CMET. There are no rights of any Person to have CMET repurchase any shares of CMET Common Stock.

   SECTION 3.05. No Conflicts. The execution, delivery and performance of this Agreement by CMET and the consummation of the transactions contemplated hereby will not:

     (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the Trust Estate, with or without the giving of notice and/or the passage of time, or

     (b) violate, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which CMET is a party or by which CMET or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which CMET is a party or by which CMET may be bound or affected, or to which any of the Trust Estate may be subject, or

     (c) violate any Law,

which violation, acceleration, requirement, termination, modification or default described in (a), (b), or (c), above, could reasonably be expected to result in a Material Adverse Effect on CMET or the transactions contemplated by this Agreement.

   SECTION 3.06. Consents and Approvals. Except for (i) the filing with the Securities and Exchange Commission (the "Commission") of proxy material regarding the Incorporation and the Merger and the related vote of CMET's shareholders, (ii) the filing of Articles of Incorporation of CME Corporation to effect the Incorporation, and (iii) any required filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), CMET is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (x) the execution and delivery by CMET of this Agreement, (y) the consummation of the Incorporation, the Merger and the other transactions contemplated hereby or (z) the conduct by the Surviving Corporation of the business of CMET (the "CMET Business").

   SECTION 3.07. Financial and Operating Statements.

   (a) CMET 1997 Financial Statements. Attached hereto as Appendix I is a true and complete copy of the audited balance sheet of CMET as of December 31, 1997 (the "CMET 1997 Balance Sheet"), together with related statements of operations, equity and cash flow of CMET (and notes thereto) for such period (collectively, the "CMET 1997 Financial Statements"). The CMET 1997 Financial Statements fairly present the consolidated financial position and the results of operations of CMET for the period therein identified in conformity with generally accepted accounting principles ("GAAP") consistently applied.

   (b) CMET 1998 Financial Statements. Attached hereto as Appendix II is a true and complete copy of the unaudited consolidated financial statements of CMET for the six months ended June 30, 1998 (the "CMET 1998 Financial Statements", which CMET 1998 Financial Statements include an unaudited consolidated balance sheet of CMET as of June 30,1998 (the "CMET 1998 Balance Sheet")). The CMET 1998 Financial Statements fairly present the financial position and results of operations of CMET for the period therein identified, except that the CMET 1998 Financial Statements do not include notes or normal year end adjustments.

   (c) Accounting Records. CMET (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions, dispositions and assets of CMET and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and (C) access to such books, records and accounts is permitted only in accordance with management's general or specific authorizations.

   SECTION 3.08. No Material Undisclosed or Contingent Liabilities. Except for
(a) liabilities or obligations incurred by CMET in the ordinary course of business and not required by GAAP to be set forth on the CMET 1998 Balance Sheet (all of which items, to the extent material (individually or in aggregate), are described in Section 3.08 of the CMET Disclosure Schedule), and
(b) liabilities and obligations incurred by CMET in the ordinary course of business since the date of the CMET 1998 Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on CMET), to the best knowledge of CMET, there is no basis for the assertion against CMET of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) that may materially encumber or affect CMET or the transactions contemplated hereby which is not fully reflected or reserved against on the CMET 1998 Balance Sheet.

   SECTION 3.09. Assets of CMET. The material assets of CMET (collectively, the "Trust Estate") include the assets referenced below (for purposes of this
Section 3.09, Section 3.10, Section 3.11, Section 3.13 and Section 3.14, "material" shall refer to items capable of producing a monetary effect of at least $1,000,000 on the business, operations, properties, condition, assets, obligations or liabilities of CMET and its subsidiaries taken as a whole; the fact that any asset is listed or otherwise described below or in the CMET Disclosure Schedule is not, and shall not be interpreted to be, evidence that such asset is a "material" asset of CMET):

     (a) Receivables. All material accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to CMET including, without limitation, those items listed in
  Section 3.09(a) of the CMET Disclosure Schedule;

     (b) Company Equipment. All material furniture, fixtures and equipment of CMET (the "CMET Equipment") including, without limitation, those items listed in Section 3.09(b) of the CMET Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

     (c) Contracts. All material leases (other than residential leases on apartment properties), contracts, agreements, arrangements, commitments and understandings (whether written or oral), including, without limitation, all mortgages, leases, security deposits and options under leases, acquisition agreements, confidentiality agreements and deferred compensation agreements (collectively, "Contracts"), to which CMET is a party, including, without limitation, all such contracts listed or referred to in Section 3.09(c) of the CMET Disclosure Schedule;

     (d) Insurance. All insurance policies covering CMET, its properties or equipment, and its trustees, officers and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Trust Estate), including, without limitation, those items listed in Section 3.09(d) of the CMET Disclosure Schedule;

     (e) Permits. All material licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the "Permits") relating to CMET, the Trust Estate or the conduct of the CMET Business, including, without limitation, those items listed in Section 3.09(e) of the CMET Disclosure Schedule;

     (f) Real Property. Any and all fee and leasehold interests of CMET as lessee regarding any of its real property (collectively, the "CMET Properties") described and listed in Section 3.09(f) of the CMET Disclosure Schedule; and

     (g) Miscellaneous. Any and all other material property, real, personal, or otherwise, tangible or intangible, which is owned or held by the CMET or the trustees of CMET, including, but not limited to, property which is transferred, conveyed, or paid to CMET or the trustees of CMET, and all rents, income, profits, and gains therefrom.

   SECTION 3.10. Absence of Certain Changes. Since December 31, 1997, except as set forth in the CMET Disclosure Schedule or the CMET SEC Reports (as defined in Section 3.17, below), CMET has not:

     (a) suffered any Material Adverse Effect and there has not been any event, whether occurring before or after December 31, 1997, that could reasonably be expected to have a Material Adverse Effect on CMET; or

     (b) experienced any material decrease in the book value of the Trust Estate from the amounts reflected on the CMET 1997 Balance Sheet, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 1997; or

     (c) incurred any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under the CMET Leases (as defined herein), (ii) liabilities or obligations for other items incurred in the ordinary course of business of CMET and consistent with past practice, none of which other items exceeds $1,000,000, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the CMET Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability, and
  (iii) loans in connection with acquisitions of assets in the ordinary course of business or refinancing of existing loans; or

     (d) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

     (e) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the CMET 1997 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

     (f) permitted, allowed or suffered any of the Trust Estate, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing or in connection with any refinancing in the ordinary course of business; or

     (g) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice in accordance with GAAP consistently applied; or

     (h) canceled any amount of indebtedness or waived any claims or rights;
  or

     (i) sold, transferred or otherwise disposed of any of the Trust Estate except in the ordinary course of business and consistent with past practice; or

     (j) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by CMET to any officer or trustee of CMET (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing or other plan or commitment or any grant of severance, change of control or other "golden parachute" benefits), except in the ordinary course of business and consistent with past practice; or

     (k) paid, loaned or advanced any amount to any officer, trustee or shareholder of CMET except for amounts advanced to trustees or officers of CMET in the ordinary course of business consistent with past practice for out-of-pocket expenses in connection with travel; or

     (l) sold, transferred or leased any of the Trust Estate to, or entered into any agreement or arrangement with, any officer, trustee or shareholder of CMET; or

     (m) made aggregate capital expenditures or commitments in excess of $1,000,000 for additions to property, plant, equipment or for any other purpose, other than the acquisition of real property or interests in real property in the ordinary course of business; or

     (n) made any change in any method of accounting or accounting practice or policy; or

     (o) suffered aggregate casualty losses in excess of $1,000,000 (whether or not insured against); or

     (p) issued any additional shares of CMET Common Stock or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of CMET Common Stock; or

     (q) paid dividends on or made other distributions or payments in respect of the shares of CMET Common Stock, other than regular quarterly dividends; or

     (r) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

     (s) paid any advisory, consulting or similar fees to any Person except in the ordinary course of business and pursuant to the Advisory Agreement between CMET and Basic Capital Management, Inc. ("Basic"); or

     (t) agreed (other than with respect to the transactions contemplated by this Agreement), whether in writing or otherwise, to take any of the actions set forth in this Section 3.10.

   SECTION 3.11. Real Property.

   (a) Set forth in Section 3.11 of the CMET Disclosure Schedule is a complete list of all real property that CMET currently owns. CMET has good and indefeasible title in fee simple to such currently owned real property and to all buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever ("Encumbrances"), other than those Encumbrances described in the CMET SEC Reports.

   (b) To the best knowledge of CMET, with respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to CMET title to or an interest in or otherwise affecting any such real property, (i) no material breach or event of default on the part of CMET,
(ii) no material breach or event of default, on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such material breach or event of default on the part of CMET or on the part of any other party thereto, has occurred and is continuing.

   (c) Section 3.11 of the CMET Disclosure Schedule contains a complete and accurate list of all of CMET's material leasehold interests as lessee in real property (collectively, "CMET Leases") (including all amendments thereof and modifications thereto). CMET's interests in and to all CMET Leases are free and clear of all material mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever. CMET has not received notice of any default by CMET under any of the CMET Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by CMET under any of the CMET Leases. To the best knowledge of CMET, none of the landlords under any of the CMET Leases is in default.

   (d) The buildings and improvements owned or leased by CMET on any real property owned by CMET and on any CMET Lease, and the operation and maintenance thereof as operated and maintained, do not materially (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. All of the plants, buildings and structures located on any real property owned by CMET or on any CMET Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all material respects for the operation of the CMET Business.

   (e) There is no material pending or, to the best knowledge of CMET, threatened condemnation, eminent domain or similar proceeding with respect to, or that could reasonably be expected to affect, any real property owned by CMET or any CMET Lease.

   SECTION 3.12. CMET Equipment. CMET has good and valid title to each piece of CMET Equipment, except for those pieces of CMET Equipment that have been disposed of in the ordinary course of business since December 31, 1997 without violation of the terms of Section 6.01 hereof. Taken as a whole, the CMET Equipment is (and, to the knowledge of CMET, all pieces of the CMET Equipment are) in good and normal operating condition and repair (ordinary wear and tear excepted) and adequate for the uses to which it is being put by CMET. CMET has not received any notification from any governmental or regulatory authority that CMET is in current violation of any health, sanitation, fire, safety, zoning, building or other Law (provided that this Section does not cover Environmental Laws, which are addressed more particularly in Section 3.20), ordinance or regulation in respect of the CMET Equipment or operations, which violation has not been or is not in the process of being appropriately resolved.

   SECTION 3.13. Contracts and Commitments.

   (a) All material contracts, agreements and commitments to which CMET is a party or is bound (and which provide for payment by CMET or receipt by CMET of more than $1,000,000 over the life of the contract, agreement or commitment or which are otherwise material to CMET) are listed in Section 3.13(a) of the CMET Disclosure Schedule.

   (b) CMET is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any material preferential rights to purchase or lease any of the Trust Estate, except as described in
Section 3.13(b) of the CMET Disclosure Schedule.

   (c) CMET has delivered or made available to TCI true and complete copies of each written agreement, contract or commitment listed in Section 3.13(a) of the CMET Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

   (d) The enforceability of the material agreements, contracts and commitments referred to in this Section 3.13 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

   (e) CMET is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, shareholders, trustees, agents, consultants or advisors (or any affiliates of such Persons) that
(i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable payment by CMET of over $1,000,000, or (iii) provide for any bonus or other payment based on the sale of CMET or the Trust Estate or any portion thereof.

   (f) CMET is not a party to or bound by any agreement that contains any provision for severance or termination pay liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions).

   (g) CMET is not a party to or bound by:

     (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by CMET, other than as described in the CMET SEC Reports or the CMET Disclosure Schedule;

     (ii) any guaranty, direct or indirect, by CMET of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business, other than guaranties of obligations of subsidiaries of CMET described in Section 3.03 of the CMET Disclosure Schedule;

     (iii) any obligation to make payments, contingent or otherwise, of over $1,000,000 in the aggregate arising out of any prior acquisition of the business, assets or stock of other persons, other than in the ordinary course of business;

     (iv) any agreement containing noncompetition or other limitations restricting the conduct of the CMET Business; and

     (v) any partnership, joint venture or similar agreement, other than in connection with any ownership of any real property described in Section
  3.09 of the CMET Disclosure Schedule by any entity described in Section
  3.01 of the CMET Disclosure Schedule.

   (h) Neither CMET nor any of its officers or trustees is a party to or bound by any agreement or arrangement for the sale of any of the Trust Estate or shares of CMET Common Stock or for the grant of any preferential rights to purchase any of the Trust Estate or shares of CMET Common Stock, other than in the ordinary course of business.

   (i) CMET is not bound by any agreement to redeem shares of CMET Common Stock held by any shareholder, which agreement will not be effectively and properly terminated by the consummation of the Incorporation and the Merger.

   (j) With respect to each material contract and agreement listed in Section
3.13 of the CMET Disclosure Schedule, except as set forth therein, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by CMET in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither CMET nor, to the best knowledge of CMET, any other party is in breach of any material provision thereof; and (iv) there does not exist any material default under, or any event or condition which with the giving of notice or passage of time or both would become a material breach or default under, the terms of any such contract or agreement on the part of CMET or, to the best knowledge of CMET, on the part of any other party thereto.

   SECTION 3.14. Litigation. There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against CMET or, to the best knowledge of CMET, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority; and no other such claim, action, suit, proceeding, inquiry or investigation could be brought against CMET for which valid defenses are not available. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 3.14 of the CMET Disclosure Schedule would, if adversely decided, have a Material Adverse Effect on CMET or the transactions contemplated hereby. CMET is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on CMET or on its ability to acquire any property or conduct its business in any way.

   SECTION 3.15. Insurance.

   (a) All policies of fire, liability, product liability and all other forms of insurance relating to the CMET Business (the "CMET Insurance Policies") are in full force and effect.

   (b) All billed premiums with respect to the CMET Insurance Policies covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date.

   (c) No notice of cancellation or termination has been received with respect to any of the CMET Insurance Policies.

   (d) The CMET Insurance Policies are sufficient for compliance with all requirements of Law and of all agreements with respect to the operation of the CMET Business and are valid, outstanding and enforceable policies (subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity).

   (e) The coverage provided by the CMET Insurance Policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated hereby.

   SECTION 3.16. Employees; Officer and Trustee Compensation.

   (a) CMET does not have any employees. CMET does not have any plans or intentions to hire any employees, nor is CMET currently engaged in any discussions to hire any employees.

   (b) Section 3.16 of the CMET Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers and trustees of CMET and of all consultants to CMET that received annual base compensation and cash bonus payable by CMET totaling in excess of $75,000 for the fiscal year ended December 31, 1997.

   SECTION 3.17. Compliance with Law.

   (a) To the best knowledge of CMET, CMET is in compliance in all material respects with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "Laws") applicable to the CMET Business.

   (b) Since December 31, 1997, filings required to be made by CMET under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") have been filed with the SEC as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and CMET has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

   (c) CMET has made available to TCI a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CMET with the SEC since December 31, 1997 and through the date hereof (such documents as filed, and any and all amendments thereto (the "CMET SEC Reports").

   (d) The CMET SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by CMET with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (e) CMET has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply with Laws, which failure has not been appropriately and completely resolved.

   (f) CMET has not been notified by any governmental or regulatory authority that CMET is in violation or alleged violation of any Law applicable to the CMET Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved.

   SECTION 3.18. Material Permits. CMET has all material Permits necessary for the ownership or leasing of its properties and the conduct of the CMET Business as now being conducted. All such material Permits are in full force and effect. No violations exist or, to the best knowledge of CMET, have been reported in respect of such material Permits. No notice of any proceeding has been served or otherwise given to CMET or, to the best knowledge of CMET, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such material Permits. Section 3.09(e) of the CMET Disclosure Schedule contains a complete list of all material Permits of CMET.

   SECTION 3.19. Environmental Matters. Except as set forth in the CMET SEC Reports or in Section 3.19 of the CMET Disclosure Schedule and any environmental assessment or report listed therein, to the actual knowledge of the executive officers of CMET: none of CMET, any of its subsidiaries or any other person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the CMET Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the CMET Properties, which presence or occurrence would, individually or in the aggregate, have a Material Adverse Effect; CMET and its subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials or environmental matters or contamination ("Environmental Laws"), except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; and CMET, its assets and businesses and all operations related thereto are now in compliance with all Environmental Laws and not subject to any liability, or, with respect to any required remediation, corrective action or prophylactic or other like action, obligation under any Environmental Law, except where the failure to comply with any such Environmental Law would not reasonably be expected to have a Material Adverse Effect.

   SECTION 3.20. Tax Matters.

   (a) For purposes of this Agreement, (i) "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes and (ii) "Tax" or "Taxes" means any United States or foreign federal, state, or local tax, including, without limitation, income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

   (b) All Tax Returns required to be filed on or before the Closing Date by CMET have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of CMET and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

   (c) CMET has timely paid or has made adequate provision in the CMET 1997 Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the CMET 1997 Balance Sheet.

   (d) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to CMET, or, to the best knowledge of CMET, pending or proposed against or with respect to CMET in respect of any Tax. There are no material liens for Taxes upon any of the Trust Estate.

   (e) CMET has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any creditor, independent contractor, or other Person.

   (f) CMET has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

   (g) CMET does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

   (h) CMET has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

   (i) There has never been a Tax sharing or allocation agreement in place between CMET and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

   (j) CMET is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included CMET.

   (k) CMET has delivered or made available to TCI correct and complete copies of all Tax Returns filed by CMET for 1995, 1996 and 1997, all examination reports, and any statements of deficiencies assessed against or agreed to by CMET.

   (l) Since December 31, 1997, CMET has incurred no liability for Taxes under Sections 857(b) (other than 857(b)(1) or (3)), 860(c) or 4981 of the Code, including without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and CMET has not incurred any liability for Taxes other than in the ordinary course of business.

   (m) CMET (i) has elected to be taxed as a REIT commencing December 3, 1980,
(ii) has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing December 3, 1980, through its taxable year ended December 31, 1997, (iii) has operated since December 31, 1997 to the date of this representation, and intends to continue to operate, in such a manner so as to qualify as a REIT for its taxable year ending immediately after the Closing Date, and (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the knowledge of the executive officers of CMET, no such challenge is pending or threatened. CMET represents that each of its corporate subsidiaries is, and at all times since its affiliation with CMET has qualified as, a qualified REIT subsidiary as defined in Section 856(i) of the Code, and that each partnership, limited liability company, joint venture or other legal entity (other than a corporation) in which CMET (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as an association taxable as a corporation. CMET has no net unrealized built-in gain within the meaning of Section 1374(d)(1) of the Code that would be subject to an election under IRS Notice 88-19 or has any earning and profits accumulated in any non-REIT year within the meaning of Section 857 of the Code.

   SECTION 3.21. Title to Assets. CMET has good, valid and indefeasible title to the Trust Estate, including, without limitation, those assets set forth on the CMET 1997 Balance Sheet.

   SECTION 3.22. Redemptions of Capital Stock by CMET. There exists no continuing claim by any former or current shareholder, for money or otherwise, against CMET regarding any redemptions of its capital stock, and no basis for any such claim exists.

   SECTION 3.23. Bank Accounts. Section 3.23 of the CMET Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, stock brokerages and other financial institutions at which CMET maintains accounts of any nature and the name of all persons authorized to draw thereon or make withdrawals therefrom.

   SECTION 3.24. Brokers. CMET has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, except that CMET has retained Sutro & Co. to render a fairness opinion with respect to the Merger. Other than the foregoing arrangement, CMET is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations by CMET leading to this Agreement or the consummation of the transactions contemplated hereby.

   SECTION 3.25. Fairness Opinion. CMET has received the opinion of Sutro & Co. to the effect that, as of September 21, 1998, the Merger Consideration is fair from a financial point of view to the holders of CMET Common Stock.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF TCI

   TCI hereby represents and warrants to CMET and, upon its formation, CME Corporation as follows, except as otherwise set forth in the relevant section of the disclosure schedule of TCI (the "TCI Disclosure Schedule"):

   SECTION 4.01. Organization and Qualification of TCI. TCI is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined herein) upon TCI or the consummation of the transactions contemplated hereby. Each jurisdiction in which TCI is qualified to do business is listed in Section 4.01 of the TCI Disclosure Schedule. No jurisdiction in which TCI is not qualified or licensed has claimed, in writing or otherwise, that TCI is required to qualify or be licensed therein.

   SECTION 4.02. Power and Capacity; Charter Documents of TCI.

   (a) TCI has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and, upon requisite approval of the Merger by the shareholders of TCI, to perform its obligations hereunder. TCI has the power and authority (corporate and otherwise) to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by TCI and is a valid and binding obligation of TCI, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

   (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by TCI will not result in a violation or breach of or constitute a default under any term or provision of the articles of incorporation of TCI or the bylaws of TCI. TCI has made available to CMET true and complete copies of the minute books of TCI for the last five years. Such minute books are accurate and complete in all material respects and contain the minutes of all meetings (and written consents in lieu thereof) of the shareholders and the board of directors (and all committees thereof) of TCI held during the five years immediately preceding the date of this Agreement. All actions taken at such meetings were appropriately passed or ratified.

   SECTION 4.03. Subsidiaries. Section 4.03 of the TCI Disclosure Schedule lists all other corporations, partnerships and other entities in which TCI owns, beneficially or of record, shares or interests, and identifies all joint ventures, corporate alliance agreements or corporate partnering agreements to which TCI is a party. TCI does not have an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person.

   SECTION 4.04. Capitalization and Ownership of TCI. Section 4.04 of the TCI Disclosure Schedule lists, for TCI, its authorized capitalization, the number of shares of capital stock of TCI (or other equity interests) issued and outstanding, and, to the knowledge of TCI, the number of shares of capital stock (or other equity interests) owned of record by each shareholder owning more than five percent of the issued and outstanding shares of common stock as of the date set forth in the TCI Disclosure Schedule. All of the outstanding shares of capital stock of TCI are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All shares of capital stock of TCI are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by TCI. There are no outstanding options, warrants or other rights to acquire any shares of capital stock of TCI, and there are no outstanding securities authorized, granted or issued by TCI that are convertible into or exchangeable for capital stock of TCI and there are no phantom stock rights, stock appreciation rights or similar rights regarding TCI. There are no rights of any Person to have TCI repurchase any capital stock of TCI.

   SECTION 4.05 Conflicts. The execution, delivery and performance of this Agreement by TCI and the consummation of the transactions contemplated hereby will not

     (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the TCI Assets (as defined herein), with or without the giving of notice and/or the passage of time, or

     (b) violate, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which TCI is a party or by which TCI or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which TCI is a party or by which TCI may be bound or affected, or to which any of the TCI Assets may be subject, or

     (c) violate any Law,

which violation, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could reasonably be expected to result in a Material Adverse Effect on TCI or the transactions contemplated by this Agreement.

   SECTION 4.06. Consents and Approvals. Except for (i) the filing with the Commission of proxy material regarding the Merger and the related vote of TCI's shareholders and (ii) any required filing pursuant to the HSR Act, TCI is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (x) the execution and delivery by TCI of this Agreement, (y) the consummation of the Merger and the other transactions contemplated hereby or (z) the conduct by the Surviving Corporation of the CMET Business.

   SECTION 4.07. Financial and Operating Statements.

   (a) TCI 1997 Financial Statements. Attached hereto as Appendix III is a true and complete copy of the audited balance sheet of TCI as of December 31, 1997 (the "TCI 1997 Balance Sheet"), together with related statements of operations, equity and cash flow of TCI (and notes thereto) for such period (collectively, the "TCI 1997 Financial Statements"). The TCI 1997 Financial Statements fairly present the consolidated financial position and the results of operations of TCI for the period therein identified in conformity with GAAP consistently applied.

   (b) TCI 1998 Financial Statements. Attached hereto as Appendix IV is a true and complete copy of the unaudited consolidated financial statements of TCI for the six months ended June 30, 1998 (the "TCI 1998 Financial Statements"). The TCI 1998 Financial Statements fairly present the financial position and results of operations of TCI for the period therein identified, except that the TCI 1998 Financial Statements do not include notes or normal year end adjustments.

   (c) Accounting Records. TCI (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions, dispositions and assets of TCI and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and (C) access to such books, records and accounts is permitted only in accordance with management's general or specific authorizations.

   SECTION 4.08. No Material Undisclosed or Contingent Liabilities. Except for
(a) liabilities or obligations incurred by TCI in the ordinary course of business and not required by GAAP to be set forth on the TCI 1997 Balance Sheet (all of which items, to the extent material (individually or in aggregate), are described in Section 4.08 of the TCI Disclosure Schedule), and (b) liabilities and obligations incurred by TCI in the ordinary course of business since the date of the TCI 1997 Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on TCI), to the best knowledge of TCI, there is no basis for the assertion against TCI of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) that may materially encumber or affect TCI or the transactions contemplated hereby which is not fully reflected or reserved against on the TCI 1997 Balance Sheet.

   SECTION 4.09. Assets of TCI. The material assets of TCI (collectively, the "TCI Assets") include the assets referenced below (for purposes of this Section 4.09, Section 4.10, Section 4.11, Section 4.13 and Section 4.14, "material" shall refer to items capable of producing a monetary effect of at least $1,000,000 on the business, operations, properties, condition, assets, obligations or liabilities of TCI and its subsidiaries taken as a whole; the fact that any asset is listed or otherwise described below or in the TCI Disclosure Schedule is not, and shall not be interpreted to be, evidence that such asset is a "material" asset of TCI):

     (a) Receivables. All material accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to TCI including, without limitation, those items listed in
  Section 4.09(a) of the TCI Disclosure Schedule;

     (b) Company Equipment. All material furniture, fixtures and equipment of TCI (the "TCI Equipment") including, without limitation, those items listed in Section 4.09(b) of the TCI Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

     (c) Contracts. All material leases (other than residential leases on apartment properties), contracts, agreements, arrangements, commitments and understandings (whether written or oral), including, without limitation, all mortgages, leases, security deposits and options under leases, acquisition agreements, confidentiality agreements and deferred compensation agreements (collectively, "Contracts"), to which TCI is a party, including, without limitation, all such contracts listed or referred to in Section 4.09(c) of the TCI Disclosure Schedule;

     (d) Insurance. All insurance policies covering TCI, its properties or equipment, and its trustees, officers and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the TCI Assets), including, without limitation, those items listed in Section 4.09(d) of the TCI Disclosure Schedule;

     (e) Permits. All material licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the "Permits") relating to TCI, the TCI Assets or the conduct of the business of TCI (the "TCI Business"), including, without limitation, those items listed in
  Section 4.09(e) of the TCI Disclosure Schedule;

     (f) Real Property. Any and all fee and leasehold interests of TCI as lessee regarding any of its real property (collectively, the "TCI Properties") described and listed in Section 4.09(f) of the TCI Disclosure Schedule; and

     (g) Miscellaneous. Any and all other material property, real, personal, or otherwise, tangible or intangible, which is owned or held by the TCI or the trustees of TCI, including, but not limited to, property which is transferred, conveyed, or paid to TCI or the trustees of TCI, and all rents, income, profits, and gains therefrom.

   SECTION 4.10. Absence of Certain Changes. Since December 31, 1997, except as set forth in the TCI Disclosure Schedule or the TCI SEC Reports (as defined in Section 4.17, below), TCI has not:

     (a) suffered any Material Adverse Effect and there has not been any event, whether occurring before or after December 31, 1997, that could reasonably be expected to have a Material Adverse Effect on TCI; or

     (b) experienced any material decrease in the book value of the TCI Assets from the amounts reflected on the TCI 1997 Balance Sheet, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 1997; or

     (c) incurred any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under the TCI Leases (as defined herein), (ii) liabilities or obligations for other items incurred in the ordinary course of business of TCI and consistent with past practice, none of which other items exceeds $1,000,000, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the TCI Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability, and (iii) loans in connection with acquisitions of assets in the ordinary course of business or refinancing of existing loans; or

     (d) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

     (e) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the TCI 1997 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

     (f) permitted, allowed or suffered any of the TCI Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes not yet owing or in connection with any refinancing in the ordinary course of business; or

     (g) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice in accordance with GAAP consistently applied; or

     (h) canceled any amount of indebtedness or waived any claims or rights;
  or

     (i) sold, transferred or otherwise disposed of any of the TCI Assets except in the ordinary course of business and consistent with past practice; or

     (j) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by TCI to any officer or director of TCI (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing or other plan or commitment or any grant of severance, change of control or other "golden parachute" benefits), except in the ordinary course of business and consistent with past practice; or

     (k) paid, loaned or advanced any amount to any officer, director or shareholder of TCI except for amounts advanced to trustees or officers of TCI in the ordinary course of business consistent with past practice for out-of-pocket expenses in connection with travel; or

     (l) sold, transferred or leased any of the TCI Assets to, or entered into any agreement or arrangement with, any officer, director or shareholder of TCI; or

     (m) made aggregate capital expenditures or commitments in excess of $1,000,000 for additions to property, plant, equipment or for any other purpose, other than the acquisition of real property or interests in real property in the ordinary course of business; or

     (n) made any change in any method of accounting or accounting practice or policy; or

     (o) suffered aggregate casualty losses in excess of $1,000,000 (whether or not insured against); or

     (p) issued any additional shares of TCI Common Stock or any option, warrant, right or other security exercisable for, convertible into or exchangeable for TCI Common Stock; or

     (q) paid dividends on or made other distributions or payments in respect of TCI Common Stock, other than regular quarterly dividends; or

     (r) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

     (s) paid any advisory, consulting or similar fees to any Person except in the ordinary course of business and pursuant to the Advisory Agreement between TCI and Basic; or

     (t) agreed (other than with respect to the transactions contemplated by this Agreement), whether in writing or otherwise, to take any of the actions set forth in this Section 4.10.

   SECTION 4.11. Real Property.

   (a) Set forth in Section 4.11 of the TCI Disclosure Schedule is a complete list of all real property that TCI currently owns. TCI has good and indefeasible title in fee simple to such currently owned real property and to all buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever ("Encumbrances"), other than those Encumbrances described in the CMET SEC Reports.

   (b) To the best knowledge of TCI, with respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to TCI title to or an interest in or otherwise affecting any such real property, (i) no material breach or event of default on the part of TCI, (ii) no material breach or event of default on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such material breach or event of default on the part of TCI or on the part of any other party thereto, has occurred and is continuing.

   (c) Section 4.11 of the TCI Disclosure Schedule contains a complete and accurate list of all of TCI's material leasehold interests as lessee in real property (collectively, "TCI Leases") (including all amendments thereof and modifications thereto). TCI's interests in and to all TCI Leases are free and clear of all material mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever. TCI has not received notice of any default by TCI under any of the TCI Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by TCI under any of the TCI Leases. To the best knowledge of TCI, none of the landlords under any of the TCI Leases is in default.

   (d) The buildings and improvements owned or leased by TCI on any real property owned by TCI and on any TCI Lease, and the operation and maintenance thereof as operated and maintained, do not materially (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. All of the plants, buildings and structures located on any real property owned by TCI or on any TCI Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all material respects for the operation of the TCI Business.

   (e) There is no material pending or, to the best knowledge of TCI, threatened condemnation, eminent domain or similar proceeding with respect to, or that could reasonably be expected to affect, any real property owned by TCI or any TCI Lease.

   SECTION 4.12. TCI Equipment. TCI has good and valid title to each piece of TCI Equipment, except for those pieces of equipment that have been disposed of in the ordinary course of business since December 31, 1997 without violation of
Section 6.02 hereof. Taken as a whole, the TCI Equipment is (and, to the knowledge of TCI, all pieces of TCI Equipment are) in good and normal operating condition and repair (ordinary wear and tear excepted) and adequate for the uses to which it is being put by TCI. TCI has not received any notification from any governmental or regulatory authority within the last five years that TCI is in current violation of any health, sanitation, fire, safety, zoning, building or other Law (provided that this Section does not cover Environmental Laws, which are addressed more particularly in Section 4.20), ordinance or regulation in respect of the TCI Equipment or operations, which violation has not been appropriately and completely resolved.

   SECTION 4.13. Contracts and Commitments.

   (a) All material contracts, agreements and commitments to which TCI is a party or is bound (and which provide for payment by TCI or receipt by TCI of more than $1,000,000 over the life of the contract, agreement or commitment or which are otherwise material to TCI) are listed in Section 4.13(a) of the TCI Disclosure Schedule.

   (b) TCI is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any material preferential rights to purchase or lease any of the TCI Assets, except as described in
Section 4.13(b) of the TCI Disclosure Schedule.

   (c) TCI has delivered or made available to CMET true and complete copies of each written agreement, contract or commitment listed in Section 4.13(a) of the TCI Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

   (d) The enforceability of the material agreements, contracts and commitments referred to in this Section 4.13 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

   (e) TCI is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, shareholders, directors, agents, consultants or advisors (or any affiliates of such Persons) that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium or (ii) require non-cancelable payment by TCI of over $1,000,000.

   (f) TCI is not a party to or bound by any agreement that contains any provision for severance or termination pay liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions).

   (g) TCI is not a party to or bound by:

     (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by TCI, other than as described in the TCI SEC Reports or the TCI Disclosure Schedule;

     (ii) any guaranty, direct or indirect, by TCI of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business, other than guaranties of obligations of subsidiaries of TCI described in Section 4.03 of the TCI Disclosure Schedule;

     (iii) any obligation to make payments, contingent or otherwise, of over $1,000,000 in the aggregate arising out of any prior acquisition of the business, assets or stock of other persons, other than in the ordinary course of business;

     (iv) any agreement containing noncompetition or other limitations restricting the conduct of the TCI Business; and

     (v) any partnership, joint venture or similar agreement, other than in connection with any ownership of any real property described in Section
  4.09 of the TCI Disclosure Schedule by any entity described in Section 4.01 of the TCI Disclosure Schedule.

   (h) Neither TCI nor any of its officers or directors is a party to or bound by any agreement or arrangement for the sale of any of the TCI Assets or TCI Common Stock or for the grant of any preferential rights to purchase any of the TCI Assets or TCI Common Stock, other than in the ordinary course of business.

   (i) With respect to each material contract and agreement listed in Section
4.13 of the TCI Disclosure Schedule, except as set forth therein, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by TCI in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither TCI, nor, to the best knowledge of TCI, any other party is in breach of any material provision thereof; and (iv) there does not exist any material default under, or any event or condition which with the giving of notice or passage of time or both would become a material breach or default under, the terms of any such contract or agreement on the part of TCI or, to the best knowledge of TCI, on the part of any other party thereto.

   SECTION 4.14. Litigation. There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against TCI or, to the best knowledge of TCI, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority; and no other such claim, action, suit, proceeding, inquiry or investigation could be brought against TCI for which valid defenses are not available. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 4.14 of the TCI Disclosure Schedule would, if adversely decided, have a Material Adverse Effect on TCI or the transactions contemplated hereby. TCI is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on TCI or on its ability to acquire any property or conduct its business in any way.

   SECTION 4.15. Insurance.

   (a) All policies of fire, liability, product liability and all other forms of insurance relating to the TCI Business (the "TCI Insurance Policies") are in full force and effect.

   (b) All billed premiums with respect to the TCI Insurance Policies covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date.

   (c) No notice of cancellation or termination has been received with respect to any of the TCI Insurance Policies.

   (d) The TCI Insurance Policies are sufficient for compliance with all requirements of Law and of all agreements with respect to the operation of the TCI Business and are valid, outstanding and enforceable policies (subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity).

   (e) The coverage provided by the TCI Insurance Policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated hereby.

   SECTION 4.16. Employees; Officer and Director Compensation.

   (a) TCI does not have any employees. TCI does not have any plans or intentions to hire any employees, nor is TCI currently engaged in any discussions to hire any employees.

   (b) Section 4.16 of the TCI Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers and directors of TCI and of all consultants to TCI that received annual base compensation and cash bonus payable by TCI totaling in excess of $75,000 for the fiscal year ended December 31, 1997.

   SECTION 4.17. Compliance with Law.

   (a) To the best knowledge of TCI, TCI is in compliance in all material respects with all Laws applicable to the TCI Business.

   (b) Since December 31, 1997, filings required to be made by TCI under the Securities Act or the Exchange Act have been filed with the SEC as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and TCI has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

   (c) TCI has made available to CMET a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by TCI with the SEC since December 31, 1997 and through the date hereof (such documents as filed, and any and all amendments thereto (the "TCI SEC Reports").

   (d) The TCI SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by TCI with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (e) TCI has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply with Laws, which failure has not been appropriately and completely resolved.

   (f) TCI has not been notified by any governmental or regulatory authority that TCI is in violation or alleged violation of any Law applicable to the TCI Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved.

   SECTION 4.18. Material Permits. TCI has all material Permits necessary for the ownership or leasing of its properties and the conduct of the TCI Business as now being conducted. All such material Permits are in full force and effect. No violations exist or, to the best knowledge of TCI, have been reported in respect of such material Permits. No notice of any proceeding has been served or otherwise given to TCI or, to the best knowledge of TCI, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such material Permits. Section 4.09(e) of the TCI Disclosure Schedule contains a complete list of all material Permits of TCI.

   SECTION 4.19. Environmental Matters. Except as set forth in the TCI SEC Reports or in Section 4.19 of the TCI Disclosure Schedule and any environmental assessment or report listed therein, to the actual knowledge of the executive officers of TCI: none of TCI, any of its subsidiaries or any other person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the TCI Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the TCI Properties, which presence or occurrence would, individually or in the aggregate, have a Material Adverse Effect; TCI and its subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials or environmental matters or contamination ("Environmental Laws"), except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; and TCI, its assets and businesses and all operations related thereto are now in compliance with all Environmental Laws and not subject to any liability, or, with respect to any required remediation, corrective action or prophylactic or other like action, obligation under any Environmental Law, except where the failure to comply with any such Environmental Law would not reasonably be expected to have a Material Adverse Effect.

   SECTION 4.20. Tax Matters.

   (a) All Tax Returns required to be filed on or before the Closing Date by TCI have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of TCI and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

   (b) TCI has timely paid or has made adequate provision in the TCI 1997 Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the TCI 1997 Balance Sheet.

   (c) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to TCI, or, to the best knowledge of TCI, pending or proposed against or with respect to TCI in respect of any Tax. There are no material liens for Taxes upon any of the TCI Assets.

   (d) TCI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any creditor, independent contractor, or other Person.

   (e) TCI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

   (f) TCI does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

   (g) TCI has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

   (h) There has never been a Tax sharing or allocation agreement in place between TCI and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

   (i) TCI is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included TCI.

   (j) TCI has delivered or made available to CMET correct and complete copies of all Tax Returns filed by TCI for 1995, 1996 and 1997, all examination reports, and any statements of deficiencies assessed against or agreed to by TCI.

   (k) Since December 31, 1997, TCI has incurred no liability for Taxes under Sections 857(b) (other than 857(b)(1) or (3)), 860(c) or 4981 of the Code, including without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and TCI has not incurred any liability for Taxes other than in the ordinary course of business.

   (l) TCI (i) has elected to be taxed as a REIT commencing January 31, 1984,
(ii) has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all taxable years commencing December 31, 1984, through its taxable year ended December 31, 1997, (iii) has operated since December 31, 1997 to the date of this representation, and intends to continue to operate, in such a manner so as to qualify as a REIT for its taxable year ending immediately after the Closing Date, and (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the knowledge of the executive officers of TCI, no such challenge is pending or threatened. TCI represents that each of its corporate subsidiaries is, and at all times since its affiliation with TCI has qualified as, a qualified REIT subsidiary as defined in Section 856(i) of the Code, and that each partnership, limited liability company, joint venture or other legal entity (other than a corporation) in which TCI (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as an association taxable as a corporation. TCI has no net unrealized built-in gain within the meaning of Section 1374(d)(1) of the Code that would be subject to an election under IRS Notice 88-19 or has any earning and profits accumulated in any non-REIT year within the meaning of Section 857 of the Code.

   SECTION 4.21. Title to Assets. TCI has good, valid and indefeasible title to the TCI Assets, including, without limitation, those assets set forth on the TCI 1997 Balance Sheet.

   SECTION 4.22. Redemptions of Capital Stock by TCI. There exists no continuing claim by any former or current shareholder, for money or otherwise, against TCI regarding any redemptions of its capital stock, and no basis for any such claim exists.

   SECTION 4.23. Brokers. TCI has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, except that TCI has retained Wedbush Morgan Securities to render a fairness opinion with respect to the Merger. Other than the foregoing arrangement, TCI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations by TCI leading to this Agreement or the consummation of the transactions contemplated hereby.

   SECTION 4.24. Fairness Opinion. TCI has received the opinion of Wedbush Morgan Securities to the effect that, as of September 21, 1998, the Merger Consideration is fair from a financial point of view to the holders of TCI Common Stock.

                                   ARTICLE V

                        OTHER OBLIGATIONS OF THE PARTIES

   SECTION 5.01. Conduct of CMET Business. From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, CMET shall conduct its business, operations, activities and practices only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof until the Closing, without the prior consent of TCI, CMET shall not:

     (a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the CMET Leases (provided, that CMET shall not enter into any new, modified or extended leases for real property without the consent of TCI), (ii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $100,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the CMET Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability) and
  (iii) loans in connection with acquisitions of assets in the ordinary course of business or refinancing of existing loans;

     (b) increase (other than an increase resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice) or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

     (c) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the CMET 1997 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

     (d) permit, allow or suffer any of the Trust Estate to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing and loans in connection with acquisitions of assets in the ordinary course of business or refinancing of existing loans);

     (e) determine as collectible any notes or accounts receivable or any portion thereof which was previously considered uncollectible or write off as uncollectible any notes or accounts receivable or any portion thereof other than in the ordinary course of business and consistent with past practice;

     (f) cancel any aggregate amount of indebtedness in excess of $100,000 or waive any claims or rights of value in excess of $100,000 and in no case other than in the ordinary course of business and consistent with past practice;

     (g) sell, transfer or otherwise dispose of any of the Trust Estate other than in the ordinary course of business;

     (h) grant any increase in the compensation payable to or to become payable to any trustees, directors or officers (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing or other plan or commitment);

     (i) pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice for out-of-pocket expenses in connection with travel that do not in the aggregate exceed $25,000) to any officers, directors, trustees or shareholders;

     (j) enter into any employment agreement, or enter into any consulting agreement or other agreement that contains any provision for severance or termination liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions);

     (k) sell, transfer or lease any of the Trust Estate to, or enter into any agreement or arrangements with, any officers, directors, trustees or shareholders;

     (l) enter into any collective bargaining or labor agreement;

     (m) make aggregate capital expenditures or commitments in excess of $100,000 for additions to property or for any other purpose;

     (n) make any change in any method of accounting or accounting practice or policy;

     (o) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 3.10 hereof or outside the ordinary course of business;

     (p) terminate or amend in any material respect any contract, lease, license, or other agreement to which it is a party that is required to be set forth in Section 3.13(a) of the CMET Disclosure Schedule;

     (q) exercise, or permit the expiration of, any CMET Lease option or option to purchase any property;

     (r) issue any additional shares of capital stock of or beneficial interests or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of or beneficial interests except for shares issued pursuant to a dividend reinvestment plan, or pay any dividend (or make any other distribution) to its holders of capital stock or beneficial interests except regular quarterly dividends;

     (s) omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by such party herein;

     (t) take any other action not in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

     (u) agree, whether in writing or otherwise, to do any of the foregoing.

Notwithstanding anything to the contrary in this Section 5.01, CMET may consummate the Incorporation pursuant to Article I hereof.

   SECTION 5.02. Conduct of TCI Business. From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, TCI shall conduct its business, operations, activities and practices only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof until the Closing, without the prior consent of CMET, TCI shall not:

     (a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the TCI Leases (provided, that TCI shall not enter into any new, modified or extended leases for real property without the consent of CMET), (ii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $100,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the TCI Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability) and (iii) loans in connection with acquisitions of assets in the ordinary course of business or refinancing of existing loans;

     (b) increase (other than an increase resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice) or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

     (c) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the TCI 1997 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

     (d) permit, allow or suffer any of the TCI Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing and loans in connection with acquisitions of assets in the ordinary course of business or refinancing of existing loans);

     (e) determine as collectible any notes or accounts receivable or any portion thereof which was previously considered uncollectible or write off as uncollectible any notes or accounts receivable or any portion thereof other than in the ordinary course of business and consistent with past practice;

     (f) cancel any aggregate amount of indebtedness in excess of $100,000 or waive any claims or rights of value in excess of $100,000 and in no case other than in the ordinary course of business and consistent with past practice;

     (g) sell, transfer or otherwise dispose of any of the TCI Assets other than in the ordinary course of business;

     (h) grant any increase in the compensation payable to or to become payable to any directors or officers (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing or other plan or commitment);

     (i) pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice for out-of-pocket expenses in connection with travel that do not in the aggregate exceed $25,000) to any officers, directors or shareholders;

     (j) enter into any employment agreement, or enter into any consulting agreement or other agreement that contains any provision for severance or termination liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions);

     (k) sell, transfer or lease any of the TCI Assets to, or enter into any agreement or arrangements with, any officers, directors or shareholders;

     (l) enter into any collective bargaining or labor agreement;

     (m) make aggregate capital expenditures or commitments in excess of $100,000 for additions to property or for any other purpose;

     (n) make any change in any method of accounting or accounting practice or policy;

     (o) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 4.10 hereof or outside the ordinary course of business;

     (p) terminate or amend in any material respect any contract, lease, license, or other agreement to which it is a party that is required to be set forth in Section 4.13(a) of the TCI Disclosure Schedule;

     (q) exercise, or permit the expiration of, any TCI Lease option or option to purchase any property;

     (r) issue any additional shares of capital stock or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock except for shares issued pursuant to a dividend reinvestment plan, or pay any dividend (or make any other distribution) to its holders of capital stock except regular quarterly dividends;

     (s) omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by TCI herein;

     (t) take any other action not in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

     (u) agree, whether in writing or otherwise, to do any of the foregoing.

   SECTION 5.03. Access to Books and Records. In order that each of TCI and CMET may have full opportunity to make investigations of each other in connection with the actions contemplated by this Agreement, CMET shall permit TCI, TCI shall permit CMET, and each shall permit the other's counsel, accountants, auditors, lenders, environmental consultants and other representatives, reasonable access, upon reasonable notice, to all of the offices, properties, books and records, contracts and commitments of CMET and TCI, respectively, from the date hereof through the Closing Date.

   SECTION 5.04. Consents. CMET agrees to use commercially reasonable best efforts to obtain prior to the Closing all consents and approvals necessary, in the reasonable determination of TCI, to consummate the transactions contemplated hereby, including, without limitation, the approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 3.06 of the CMET Disclosure Schedule. TCI agrees to use commercially reasonable best efforts to obtain prior to the Closing all consents and approvals necessary, in the reasonable determination of CMET, to consummate the transactions contemplated hereby, including, without limitation, the approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 4.06 of the TCI Disclosure Schedule. All such consents shall be in writing and in form and substance mutually satisfactory to the parties.

   SECTION 5.05. Other Transactions.

   (a) CMET Transactions. Prior to the Closing, CMET shall not, and shall not permit any of its officers, trustees or other representatives to, directly or indirectly, encourage, solicit or initiate or (except as set forth below) participate in negotiations with, or (except as set forth below) provide any information or assistance to, any Person (other than TCI and its representatives) concerning any merger, sale of securities, sale of the Trust Estate or similar transaction involving CMET or any of the Trust Estate (a "CMET Transaction"), other than the transactions contemplated between the parties by this Agreement. In the event that the Board of Trustees of CMET makes a reasonable determination that its fiduciary obligations require it to negotiate with or provide information to an unsolicited third party regarding a CMET Transaction, CMET shall notify TCI promptly of the existence of such negotiations and the names of each Person, other than CMET, participating in discussions regarding such a Transaction, although CMET may engage in such negotiations and provide such information notwithstanding the other provisions of this Section 5.05.

   (b) TCI Transactions. Prior to the Closing, TCI shall not, and shall not permit any of its officers, directors or other representatives to, directly or indirectly, encourage, solicit or initiate or (except as set forth below) participate in negotiations with, or (except as set forth below) provide any information or assistance to, any Person (other than CMET and its representatives) concerning any merger, sale of securities, sale of the TCI Assets or similar transaction involving TCI or any of the TCI Assets (a "TCI Transaction"), other than the transactions contemplated between the parties by this Agreement. In the event that the Board of Directors of TCI makes a reasonable determination that its fiduciary obligations require it to negotiate with or provide information to an unsolicited third party regarding a TCI Transaction, TCI shall notify CMET promptly of the existence of such negotiations and the names of each Person, other than TCI, participating in discussions regarding such a TCI Transaction, although TCI may engage in such negotiations and provide such information notwithstanding the other provisions of this Section 5.05.

   SECTION 5.06. Supplemental Disclosure by CMET.

   (a) The CMET Disclosure Schedule shall be considered to be part of the representations and warranties of CMET.

   (b) Until the Closing, each of CMET and CME Corporation shall have the continuing obligation to promptly supplement or amend its disclosure schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Sections of its disclosure schedule ("Supplemental Disclosures").

   (c) CMET acknowledges that its disclosure schedule is an important and integral part of this Agreement and that TCI shall be entitled to treat any such supplementation or amendment as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such supplementation or amendment occurred on or prior to the date hereof except to the extent that such supplementation or amendment is a result of any of the activities not prohibited by Section 5.01 ("Section 5.01 Items"), which supplementation or amendment shall not be deemed a breach by CMET of any obligation hereunder or be deemed the non-fulfillment of a condition hereunder; provided, that as a result of the occurrence of the Closing despite such supplementation or amendment of their disclosure schedules, TCI shall be deemed to have waived any breach arising from such supplementation or amendment.

   SECTION 5.07. Supplemental Disclosure by TCI.

   (a) The TCI Disclosure Schedule shall be considered to be part of the representations and warranties of TCI.

   (b) Until the Closing, TCI shall have the continuing obligation to promptly supplement or amend the TCI Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the TCI Disclosure Schedule ("TCI Supplemental Disclosures").

   (c) TCI acknowledges that the TCI Disclosure Schedule is an important and integral part of this Agreement and that CMET and CME Corporation shall be entitled to treat any such supplementation or amendment as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such supplementation or amendment occurred on or prior to the date hereof except to the extent that such supplementation or amendment is a result of any of the activities not prohibited by Section 5.02 ("Section 5.02 Items"), which supplementation or amendment shall not be deemed a breach by TCI of any obligation hereunder or be deemed the non-fulfillment of a condition hereunder; provided, that as a result of the occurrence of the Closing despite such supplementation or amendment of the TCI Disclosure Schedule, CMET shall be deemed to have waived any breach arising from such supplementation or amendment.

   SECTION 5.08. Governmental Filings. As soon as practicable, CMET and TCI shall make any and all filings and submissions to any governmental agency (including, without limitation, any filings required with the Commission) that are required to be made in connection with the transactions contemplated hereby. CMET shall furnish to TCI, and TCI shall furnish to CMET, such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

   SECTION 5.09. Covenants Relating to TCI Common Stock.

   (a) TCI shall, as soon as practicable following execution of this Agreement, reserve for issuance to the shareholders of CME Corporation in accordance with
Section 1.08, 4,731,641 shares of TCI Common Stock, which shares of TCI Common Stock shall be, upon the conversion provided for in Section 1.08, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights or any applicable Law. Such shares of TCI Common Stock shall be, when delivered to the shareholders of CME Corporation, owned by the shareholders of CME Corporation free and clear of any lien, claim or encumbrance of any type whatsoever imposed by TCI.

   (b) TCI shall, as soon as practicable following execution of this Agreement, file a registration statement on Form S-4 (or similar or successor form) with the Commission covering the 4,731,641 shares of TCI Common Stock into which the Common Shares is to be converted in accordance with Section 1.08 (the "Registration Statement"). CMET shall cooperate with TCI in working toward causing the Registration Statement to be declared effective by the Commission as soon as possible.

   (c) TCI shall, as soon as practicable following execution of this Agreement, exercise all reasonable efforts to cause such 4,731,641 shares of TCI Common Stock to be listed on any exchange on which similar securities issued by TCI are then listed.

   SECTION 5.10. Covenant to Satisfy Conditions. CMET and TCI shall each use their commercially reasonable best efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control.

   SECTION 5.11. Shareholder Approvals.

    (a) Subject to the provisions of Section 5.13, below, CMET shall, as soon as practicable following execution of this Agreement, prepare, file with the Commission and deliver to its shareholders a proxy statement submitting this Agreement and the consummation of the Incorporation and the Merger to a vote of its shareholders in accordance with the California Law.

    (b) TCI shall, as soon as practicable following execution of this Agreement, prepare, file with the Commission and deliver to its shareholders a proxy statement submitting this Agreement and the consummation of the Merger to a vote of its shareholders in accordance with the Nevada Law.

   SECTION 5.12. Information Delivered to Shareholders.

   (a) CMET shall submit all shareholder notices, any proxy solicitation material required in connection with a meeting of shareholders, written consents and other shareholder information (to the extent that such information pertains to the transactions contemplated by this Agreement) to TCI for approval (which approval shall not be unreasonable withheld) at least five days prior to delivering such materials to its shareholders. All such materials shall comply with the California Law and the Nevada Law and all applicable state and federal securities Laws (including, without limitation, the anti-fraud provisions thereof).

   (b) TCI shall submit all shareholder notices, any proxy solicitation material required in connection with a meeting of shareholders, written consents and other shareholder information (to the extent that such information pertains to the transactions contemplated by this Agreement) to CMET for approval (which approval shall not be unreasonable withheld) at least five days prior to delivering such materials to its shareholders. All such materials shall comply with the Nevada Law and all applicable state and federal securities Laws (including, without limitation, the anti-fraud provisions thereof).

   SECTION 5.13. Non-Public Information. As recipients of what may be deemed to be non-public information regarding each of TCI and CMET, each of TCI and CMET agree not to trade in the CMET Common Stock or TCI Common Stock from the date hereof until the earlier of the Closing or the termination of this Agreement.

   SECTION 5.14. Confidentiality. Each party hereto shall hold, and cause its respective officers, directors, trustees, employees, consultants and advisors (collectively, "party representatives") to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other parties furnished to it by any other party or its party representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and neither party shall release or disclose to any other Person (or otherwise use) such information except in connection with the transactions contemplated hereby. No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

   SECTION 6.01. Conditions Precedent to Obligations of TCI. The obligations of TCI under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by TCI, at or before the Closing, of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of CMET contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date (except for breaches of such representations, warranties and statements which would, in aggregate, not cause a Material Adverse Effect regarding CMET, the CMET Business, or the Trust Estate); provided, however, that the representations and warranties contained herein shall be deemed as of the date hereof to include any Section 5.01 Items specifically referenced in the CMET Supplemental Disclosures.

     (b) Performance. CMET shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

     (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

     (d) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that
  (i) restrains or prohibits the consummation of the transactions contemplated hereby or (ii) would have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, Trust Estate or earnings of the Surviving Corporation.

     (e) Officers' Certificates. Each of CMET and CME Corporation shall have delivered to TCI a certificate, dated the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer, certifying the fulfillment of the conditions specified in Section 6.01(a) and (b) hereof.

     (f) Secretary's Certificates. Each of CMET and CME Corporation shall have delivered to TCI a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its organizational documents, enabling resolutions, incumbency of officers and other reasonably related matters.

     (g) Consents and Approvals. All licenses, permits, approvals and authorizations of all third parties and governmental bodies and agencies (including, without limitation, the Commission) (the "CMET Consents and Approvals") shall have been obtained in accordance with the terms of
  Section 5.04 hereof which are necessary in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Surviving Corporation of the CMET Business substantially as conducted on the date hereof, except those CMET Consents and Approvals which, if not obtained, would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

     (h) No Material Adverse Change. Except as specifically disclosed herein or in the CMET Disclosure Schedule, the events occurring since December 31, 1997, and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a Material Adverse Change regarding CMET, the CMET Business, or the Trust Estate.

     (i) Non-Foreign Status. At or prior to Closing, CME Corporation shall have delivered to TCI a statement certifying that it is not a foreign person, which statement shall comply with the requirements of Treasury regulation Section 1.1445-2(b).

     (j) Shareholder Approval. The shareholders of each of CMET and TCI shall have duly approved, as appropriate, the Incorporation, the Merger and the other transactions contemplated hereby.

     (k) Documents. All documents to be delivered by CMET and/or CME Corporation at the Closing shall be duly executed and in form and substance reasonably satisfactory to TCI.

     (l) Other. TCI shall have received such other documents or certificates as TCI may reasonably have requested, including, without limitation, certificates of good standing with respect to CMET from the appropriate authority in its jurisdiction of formation and certificates of good standing with respect to CMET from the appropriate authority in each jurisdiction in which it is qualified to do business.

     (m) Legal Opinion. TCI shall have received the opinion of Andrews & Kurth L.L.P. to the effect that the Incorporation and the Merger constitute tax-free reorganizations within the meaning of Section 368(a) of the Code.

     (n) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

   SECTION 6.02. Conditions Precedent to Obligations of CMET. The obligations of CMET under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by CMET at or before the Closing, of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of TCI contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for breaches of such representations, warranties and statements which would, in aggregate, not cause a Material Adverse Effect regarding TCI); provided, however, that the representations and warranties contained herein shall be deemed as of the date hereof to include any Section 5.02 Items specifically referenced in the TCI Supplemental Disclosures.

     (b) Performance. TCI shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

     (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

     (d) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that
  (i) restrains or prohibits the consummation of the transactions contemplated hereby or (ii) would have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, Trust Estate or earnings of the Surviving Corporation.

     (e) Officers' Certificate. TCI shall have delivered to CMET and CME Corporation a certificate, dated the Closing Date and executed by its respective duly authorized representative, certifying its fulfillment of the conditions specified in Sections 6.02(a) and (b) hereof.

     (f) Secretary's Certificate. TCI shall have delivered to CMET and CME Corporation a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its organizational documents, enabling resolutions, incumbency of signatories and other related matters.

     (g) Consents and Approvals. All licenses, permits, approvals and authorizations of all third parties and governmental bodies and agencies (including, without limitation, the Commission) (the "TCI Consents and Approvals") shall have been obtained in accordance with the terms of
  Section 5.04 hereof which are necessary in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Surviving Corporation of the CMET Business substantially as conducted on the date hereof, except those TCI Consents and Approvals which, if not obtained, would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect.

     (h) No Material Adverse Change. Except as specifically disclosed herein or in the TCI Disclosure Schedule, the events occurring since December 31, 1997, and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a Material Adverse Change regarding TCI.

     (i) Shareholder Approval. The shareholders of each of CMET and TCI shall have duly approved, as appropriate, the Incorporation, the Merger and the other transactions contemplated hereby.

     (j) Documents. All documents to be delivered by TCI to CMET and/or CME Corporation at the Closing shall be duly executed and in form and substance reasonably satisfactory to CMET and/or CME corporation, as the case may be.

     (k) Other. CMET shall have received such other documents or certificates as CMET may have reasonably requested, including, without limitation, certificates of good standing with respect to TCI from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to TCI from the appropriate authority in each jurisdiction in which they are qualified to do business.

     (l) Legal Opinion. CMET shall have received the opinion of Andrews & Kurth L.L.P. to the effect that the Incorporation and the Merger constitute tax-free reorganizations within the meaning of Section 368(a) of the Code.

     (m) Securities Exchange Listing. The 4,731,641 shares of TCI Common Stock referred to in Section 5.09 hereof shall have been approved for listing on any exchange on which similar securities issued by TCI are listed as of the Closing.

     (n) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

   SECTION 7.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual agreement of CMET or TCI;

     (b) by TCI, on or after June 30, 1999, if (i) any of the conditions provided in Section 6.01 hereof of this Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by TCI prior to such date; or

     (c) by CMET, on or after June 30, 1999, if (i) any of the conditions provided in Section 6.02 hereof of this Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by CMET prior to such date.

   SECTION 7.02. Procedure Upon Termination. In the event of termination by CMET or TCI pursuant to Section 7.01 hereof, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein CMET or TCI shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

   SECTION 7.03. Effect of Termination. Except as provided in Section 8.01, in the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of CMET or TCI or any of their respective officers, trustees or directors and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of, any willful breach by the other party of its willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

   SECTION 8.01. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive any investigation made by or on behalf of any party hereto, but shall not survive the Closing hereunder.

   SECTION 8.02. Definition of Knowledge. For the purpose of this Agreement, the Exhibits and Appendices to this Agreement, and the CMET Disclosure Schedule and the TCI Disclosure Schedule, the phrases "to the best knowledge" of any party and "known" and words of like effect shall mean to the knowledge of such party and any officer, director, trustee or manager of any such party, as such knowledge has been, or should have been obtained in the performance of their duties in the ordinary course of business in a prudent and diligent manner, which knowledge shall also include information existing in the records and files of such party.

   SECTION 8.03. Definition of Material Adverse Effect and Material Adverse Change. "Material Adverse Effect" or "Material Adverse Change" means, with respect to any party, any change, occurrence or effect (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects (solely to the extent such prospects are related to events specifically involving the affected party), obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that reasonably could be expected to exceed $5,000,000. "Material" or "materially" or words of like effect shall (unless otherwise so provided) refer to items capable of producing a monetary effect of at least $5,000,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, prospects (solely to the extent such prospects are related to events specifically involving the affected party), obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the relevant party and its subsidiaries taken as a whole.

   SECTION 8.04. Expenses, Taxes, Etc. Each of the parties hereto shall pay all fees and expenses (including, without limitation, legal fees, accounting fees and investment advisor, broker and/or agent fees) incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

   SECTION 8.05. Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

   SECTION 8.06. No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

   SECTION 8.07. Entire Agreement; Amendment. This Agreement, the Exhibits, the Appendices, the CMET Disclosure Schedule and the TCI Disclosure Schedule hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

   SECTION 8.08. Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then;

     (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

     (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

   SECTION 8.09. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed (registered or certified mail, postage prepaid, return receipt requested) or sent by facsimile transmission as follows:

     If to:

       CMET
       10670 N. Central Expressway
       Suite 600
       Dallas, Texas 75231
       Attention: Robert A. Waldman
       Fax: (214) 750-0779

     If to:

       TCI
       10670 N. Central Expressway
       Suite 600
       Dallas, Texas 75231
       Attention: Robert A. Waldman
       Fax: (214) 750-0779

     with a copy to:

       Andrews & Kurth L.L.P.
       1717 Main Street
       Suite 3700
       Dallas, Texas 75201
       Attention: Thomas R. Popplewell
       Fax: (214) 659-4401

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

   SECTION 8.10. Number and Gender. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

   SECTION 8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

   SECTION 8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                          TCI:

                                          TRANSCONTINENTAL REALTY INVESTORS,
                                           INC.

                                                   /s/ Randall M. Paulson
                                          By: _________________________________
                                               Randall M. Paulson, President

                                                  /s/ Thomas A. Holland
                                          By: _________________________________
                                              Thomas A. Holland, Secretary

                                          CMET:

                                          CONTINENTAL MORTGAGE AND EQUITY
                                           TRUST

                                                   /s/ Randall M. Paulson
                                          By: _________________________________
                                               Randall M. Paulson, President

                                                  /s/ Thomas A. Holland
                                          By: _________________________________
                                              Thomas A. Holland, Secretary

                                   APPENDIX I

                            CMET 1997 BALANCE SHEET

                               DECEMBER 31, 1997

                         [Incorporated by reference to
                     Continental Mortgage and Equity Trust
                   Report on Form 10-K for December 31, 1997]

                                  APPENDIX II

                         CMET 1998 FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                         [Incorporated by reference to
                     Continental Mortgage and Equity Trust
                     Report on Form 10-Q for June 30, 1998]

                                  APPENDIX III

                             TCI 1997 BALANCE SHEET

                               DECEMBER 31, 1997

                         [Incorporated by reference to
                    Transcontinental Realty Investors, Inc.
                   Report on Form 10-K for December 31, 1997]

                                  APPENDIX VI

                         TCI 1998 FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                         [Incorporated by reference to
                    Transcontinental Realty Investors, Inc.
                     Report on Form 10-Q for June 30, 1998]

                                   APPENDIX C

                   [LETTERHEAD OF WEDBUSH MORGAN SECURITIES]

                                September 21, 1998

Board of Directors
Transcontinental Realty Investors, Inc.
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

Members of the Board:

   We understand that Transcontinental Realty Investors, Inc. ("TCI") and Continental Mortgage and Equity Trust ("CMET") have entered into an agreement as of September 21, 1998 pursuant to which CMET will be merged with and into TCI, in a transaction (the "Merger") in which each outstanding share of CMET common stock will be converted into the right to receive 1.181 shares (the "Exchange Ratio") of the common stock of TCI. The terms and conditions of the Merger are set forth in more detail in an agreement and Plan of Merger ("Agreement") by and among TCI and CMET.

   You have asked us to recommend to TCI an exchange ratio for purposes of this Merger and based upon the Exchange Ratio agreed to by the parties and contained in the Agreement to deliver our opinion as to the fairness, from a financial point of view (the "Opinion"), to the stockholders of TCI of the consideration to be paid by TCI pursuant to the terms and subject to the conditions set forth in the Agreement. The Opinion shall not address TCI's underlying business decision to effect the Transaction. Other than recommending the Exchange Ratio for the Transaction and rendering the Opinion, Wedbush Morgan Securities shall not be responsible for any other services in connection with the Transaction.

   Wedbush Morgan Securities is an investment banking firm and member of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes.

   In arriving at our Opinion, we have reviewed and analyzed, among other things: (1) A preliminary agreement and specific terms of the Merger, (2) certain publicly available business and financial information relating to TCI and CMET which we deemed to be relevant, (3) certain historical and projected financial and operating information with respect to the business and operations of TCI and CMET furnished to us by the Management Board of TCI and CMET, (4) Appraisals of real estate assets of both TCI and CMET as prepared by the firm of Marshall & Stevens, (5) the market prices, trading history, and valuation multiples for the TCI Shares and CMET Shares and compared them relative to each other, as well as with those of certain publicly traded companies that we deemed to be relevant, (6) the proposed financial terms of the Merger and compared them with the financial terms of certain other transactions which we deemed to be relevant, and (7) other such financial studies and analyses and took into account such other financial, economic and market criteria as we deemed appropriate in arriving at our Opinion. In addition, we have had discussions with the management of TCI and CMET concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects, and their assessment of the potential cost savings, operating synergies, revenue enhancements and strategic benefits.

   With respect to the Marshall & Stevens appraisals, we have accepted without independent investigation supplemental information and suggested adjustments recommended by TCI and CMET. We understand that while Marshall & Stevens has not reissued its appraisal it has been informed of this information and the suggested adjustments and has raised no objections.

   In arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information and data used by us without assuming any responsibility for independent investigation and verification of such information. With respect to the financial projections of TCI and CMET, we have been advised by management of TCI and CMET that such projections have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the respective management of TCI and CMET regarding, among other items, management's assessment regarding the lack of projected cost savings, operating synergies, and revenue enhancements expected to result from a combination of the businesses, and that TCI, CMET and the combined company will perform substantially in accordance with such projections. We further assumed that all conditions of the Agreement will be satisfied and not waived.

   Our Opinion, as set forth herein, related to the relative values of TCI and CMET. We are not expressing any opinion as to what the prices of TCI common stock will trade or otherwise be transferable subject to the Merger. We have not made any physical inspection of the properties or assets of TCI or CMET. We were not requested to consider, and our Opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for TCI of the effect of any other transaction in which TCI might engage. We express no opinion regarding the tax accounting consequences of the Merger to TCI or the stockholders of TCI.

   Our Opinion is based upon financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion. We have not undertaken to update, reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

   We have acted as TCI's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the delivery of the Opinion. In the ordinary course of our business, we and our affiliates may hold or actively trade the common stock of TCI and/or CMET for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in TCI and/or CMET common stock.

   It is understood that this letter is for the information of the Board of Directors of Transcontinental Realty Investors, Inc. in its evaluation of the Merger and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this Opinion as an exhibit to any proxy statement distributed in connection to the Merger. Our Opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the proposed Merger.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and such other matters as we consider relevant, it is our Opinion that, as the date hereof, the Exchange Ratio is fair, from a financial point of view, to TCI.

                                          Very truly yours,

                                          /s/ Michael G. Gardner

                                          WEDBUSH MORGAN SECURITIES
                                          By: Michael G. Gardner, CFA
                                              Managing Director
                                              Capital Markets

                                   APPENDIX D

                          [LETTERHEAD OF SUTRO & CO.]

                               September 21, 1998

Board of Trustees of Continental Mortgage and Equity Trust
10670 North Central Expressway, Suite 300
Dallas, Texas 75231

Gentlemen:

   You have requested Sutro & Co., Inc.'s ("Sutro & Co.") opinion as investment bankers as to the fairness, from a financial point of view, of the exchange ratio (the "Exchange Ratio") of shares of common stock of Transcontinental Realty Investors, Inc. ("Transcontinental") to be received by the shareholders of shares of beneficial interest of Continental Mortgage and Equity Trust ("Continental" or the "Company") in connection with the proposed merger (the "Transaction") of Continental with and into Transcontinental.

   Sutro & Co. has been advised by the Board of Trustees of the Company that in connection with the proposed Transaction shareholders of Continental will receive 1.181 shares of Transcontinental's $0.01 par value common stock per share of Continental's no par value shares of beneficial interest.

   Sutro & Co., in conducting its review and arriving at its opinion, noted that the Exchange Ratio in the Transaction is based on, in part, appraisals of the real estate properties of both the Company and Transcontinental prepared by Marshall & Stevens Incorporated dated August 13th, 1998 with a valuation date of July 1, 1998 (the "Appraisals"). Sutro noted that the information provided by Marshall and Stevens Incorporated in the Appraisals included a combination of complete summary appraisals, desktop analysis relying solely on the income capitalization approach and third party appraisals that were recently completed by disinterested third parties. Additionally, Sutro noted that the management of both the Company and Transcontinental did not project any overhead expense or other expense savings as a result of the Transaction. As a result, Sutro has assumed no overhead expense or other expense savings as a result of the Transaction.

   Based upon and subject to the foregoing and following, Sutro & Co. is of the opinion, as investment bankers, that, as of the date hereof, the Exchange Ratio of shares of common stock of Transcontinental to be received by the shareholders of shares of beneficial interest of Continental in connection with the Transaction is fair, from a financial point of view, to the shareholders of the Company.

   Sutro & Co., as part of its investment banking business, is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, firm commitment underwritings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Sutro & Co. is currently acting as a fairness opinion provider to the Board of Trustees of Continental in connection with the proposed Transaction and will receive a fee for delivering this opinion. The Company has agreed to indemnify Sutro & Co. against certain liabilities arising out of or in connection with the services rendered by Sutro & Co. under such engagement. Sutro & Co., in the ordinary course of business, may in the future trade securities of the Company or Transcontinental for its own account or for the accounts of its customers, and accordingly, may at any time hold a long or short position in those securities.

   Sutro & Co., in arriving at its opinion, reviewed and analyzed, among other things, the following:

     (i) Annual Reports and Reports on Form 10-K for the years ended December 31, 1996 and December 31, 1997 for the Company and Transcontinental,

     (ii) Quarterly Reports on Form 10-Q for the six month period ended June 30, 1998 for the Company and Transcontinental,

     (iii) certain internal information, primarily financial in nature (including analytical models, projections, forecasts, estimates and analyses) prepared by or on behalf of the management of the

  Company and Transcontinental, including financial projections covering the years 1998 through 2002 for both the Company and Transcontinental,

     (iv) the Appraisals,

     (v) certain other publicly available business, financial and other information concerning the Company and Transcontinental, and

     (vi) such other information which Sutro & Co. deemed to be relevant to provide the fairness opinion.

   In the course of Sutro & Co.'s engagement, Sutro & Co. held discussions with the senior management of the Company and Transcontinental concerning the historical, current and projected future operations, business plans, financial conditions and results, and prospects of the both the Company and Transcontinental. Sutro & Co. has not, however, independently verified the accuracy or completeness of the Appraisals or independently appraised any particular assets or conducted any inspections of the properties of the Company or Transcontinental.

   In conducting its review, Sutro & Co. has relied upon and assumed the accuracy and completeness of the financial and other information, including the Appraisals, provided to Sutro & Co. or which were publicly available and have not attempted to verify the same. Sutro & Co. has relied upon the statements and information provided by the management of the Company and Transcontinental as to the reasonableness and achievability of the financial and operating forecasts and projections that project future results of the Company and Transcontinental (and the assumptions and bases therefor) provided to Sutro & Co. The financial models and the financial projections that were provided by the management of the Company and Transcontinental are inherently subject to uncertainty; however, Sutro & Co. has assumed that such forecasts and projections were prepared in good faith, upon reasonable estimates and represent the best judgment of the management of the Company and Transcontinental as to the future performance of the Company and Transcontinental.

   In rendering its opinion, Sutro & Co. notes that the consummation of the proposed Transaction is conditioned upon, among other things, the approval of the majority of the shareholders of both Company and Transcontinental. Sutro & Co. is not recommending or disapproving of any action that may be taken by the Company, its Trustees, its shareholders or any other person in regard to the Transaction. This opinion does not constitute a recommendation of the proposed Transaction over any alternative transactions which may be possible for the Company and does not address the Company's underlying business decision to effect the proposed Transaction. Furthermore, our analysis in this matter has not considered any other aspect of the proposed Transaction or any agreement or other matters, which include, but are not limited to, the terms of all external service agreements with affiliates of the Company and Transcontinental. Sutro & Co. was not asked to opine on and is not expressing an opinion as to: (i) the terms of the Transaction other than the Exchange Ratio, (ii) the tax consequences of the Transaction to the shareholders of the Company, and (iii) the prices at which the Company's or Transcontinental's securities may trade at in the future.

   In connection with this opinion, Sutro has assumed that the Board of Trustees of the Company has completed all of the appropriate and necessary procedures and actions relating to recommending to the shareholders of the Company the proposed Transaction and we have assumed that the documents to be prepared and used to effect the Transaction will reflect substantially the terms set forth in the Agreement and Plan of Merger between the Company and Transcontinental and that all parties to such agreement are duly authorized to execute such agreement. Sutro has not participated in the negotiation of the Transaction or provided any legal or other advice with respect to the Transaction.

   Sutro & Co.'s opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof and the information made available to Sutro & Co. as of the dates that such information was prepared and based upon.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Accordingly, Sutro & Co. has advised the Company that its entire analysis must be considered as a whole and that the review of selected portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

   It is understood and agreed that this opinion is provided solely for the use of the Board of Trustees of the Company as one element of their consideration of the Transaction, and may not be used for any other purpose or any other party, or otherwise referred to, relied upon, quoted, summarized or circulated, except with Sutro & Co.'s prior written consent. This opinion may be reproduced in full in the Company's Prospectus/Consent Solicitation Statement pertaining to the Transaction.

                                          /s/ Sutro & Co., Inc.

                                             Sutro & Co., Inc.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS CONSTITUTES NEITHER AN OFFER TO SELL, NOR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, NOR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   2
Risk Factors.............................................................  15
General Shareholder Information..........................................  22
Proposed Incorporation Procedure and Merger..............................  25
General Provisions of the Merger Agreement...............................  68
Market Prices of the Shares; Dividends; Comparative Per Share Market
 Price...................................................................  72
Business and Properties of TCI...........................................  74
Business and Properties of the Trust..................................... 100
Selected Historical Consolidated Financial Information................... 123
Trust Management's Discussion and Analysis of Financial Condition and
 Results of Operations................................................... 128
TCI Management's Discussion and Analysis of Financial Condition and
 Results of Operations................................................... 136
Legal Matters............................................................ 144
Experts.................................................................. 144
Available Information.................................................... 144
Incorporation of Certain Documents by Reference.......................... 144
Solicitation of Proxies.................................................. 146

   DURING THE 25-DAY PERIOD FOLLOWING THE EFFECTIVE TIME OF THE MERGER, ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF COMMON STOCK OF TCI, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

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                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                                      AND

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                               ----------------

                             JOINT PROXY STATEMENT

                               ----------------

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                               ----------------

                                  PROSPECTUS

                               ----------------

                               4,744,254 SHARES

                                OF COMMON STOCK

                          (PAR VALUE $0.01 PER SHARE)


                                       , 1999

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Articles of Incorporation and By-Laws of TCI provide, in substance, that TCI shall indemnify its directors, officers, and employees to the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and other applicable law. Section 78.751 of the Nevada Revised Statutes permits indemnification of officers, directors, employees and agents under certain conditions and subject to certain limitations. Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

   The Trust maintains liability insurance for each of its officers and Trustees.

   Currently, each of the Trustees of the Trust has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits:

   The following exhibits are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER                         DESCRIPTION OF DOCUMENT
 -------                        -----------------------
 * 2.1   Agreement and Plan of Merger by and between Continental Mortgage and
         Equity Trust and Transcontinental Realty Investors, Inc. dated
         November 18, 1998 (included herewith as Appendix B)
  3.1    Articles of Incorporation of Transcontinental Realty Investors, Inc.,
         as filed on December 20, 1991 (incorporated by reference to Exhibit
         No. 3.1 to Transcontinental Realty Investors, Inc.'s Annual Report on
         Form 10-K for the year ended December 31, 1991)
  3.2    Certificate of Amendment to the Articles of Incorporation of
         Transcontinental Realty Investors, Inc., as filed on June 3, 1996
         (incorporated by reference to Transcontinental Realty Investors,
         Inc.'s report on Form 8-K, dated June 3, 1996)
 * 3.3   Certificate of Designation of Transcontinental Realty Investors, Inc.
         Setting Forth the Voting Powers, Designations, Preferences,
         Limitations, Restrictions and Relative Rights of Series A Cumulative
         Convertible Preferred Stock, dated October 30, 1998
  3.4    By-Laws of Transcontinental Realty Investors, Inc. (incorporated by reference to Exhibit No. 3.2 to Transcontinental Realty Investors,
         Inc.'s Annual Report on Form 10-K for the year ended December 31,
         1991)
 * 3.5   Second Amended and Restated Declaration of Trust of Continental
         Mortgage and Equity Trust (as amended to date)

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 * 3.6   Restated Trustees' Regulations of Continental Mortgage and Equity
         Trust (as amended to date)
 * 3.7   Form of Articles of Incorporation of Continental Mortgage and Equity
         Corporation
 * 3.8   Form of By-Laws of Continental Mortgage and Equity Corporation
 * 5.1   Opinion of Kummer Kaempfer Bonner & Renshaw regarding legality of the shares of Transcontinental Realty Investors, Inc. common stock being offered
 * 8.1   Opinion of Andrews & Kurth L.L.P. regarding tax matters
 10.1    Advisory Agreement dated as of October 15, 1998 between Continental
         Mortgage and Equity Trust and Basic Capital Management, Inc.
         (incorporated by reference as Exhibit No. 10.0 to Continental Mortgage and Equity Trust's Report on Form 10-Q for the quarter ended September
         30, 1998)
 *10.2   Brokerage Agreement dated as of February 11, 1997 between Continental
         Mortgage and Equity Trust and Carmel Realty, Inc.
 *10.3   Property Management Agreement (Residential) dated as of February 1,
         1998, between Continental Mortgage and Equity Trust and Carmel Realty,
         Inc.
 *10.4   Property Management Agreement (Commercial) dated as of February 1,
         1998, between Continental Mortgage and Equity Trust and Carmel Realty,
         Inc.
 10.5    Advisory Agreement dated as of October 15, 1998 between
         Transcontinental Realty Investors, Inc. and Basic Capital Management,
         Inc. (incorporated by reference as Exhibit No. 10 to Transcontinental
         Realty Investors, Inc.'s Report on Form 10-Q for the quarter ended
         September 30, 1998)
 *10.6   Brokerage Agreement dated as of February 11, 1997 between
         Transcontinental Realty Investors, Inc. and Carmel Realty, Inc.
 *10.7   Property Management Agreement (Residential) dated as of February 1,
         1998, between Transcontinental Realty Investors, Inc. and Carmel
         Realty, Inc.
 *10.8   Property Management Agreement (Commercial) dated as of February 1,
         1998, between Transcontinental Realty Investors, Inc. and Carmel
         Realty, Inc.
 *23.1   Consent of BDO Seidman, LLP, independent certified public accountants
         (for Transcontinental Realty Investors, Inc. financial statements)
 *23.2   Consent of BDO Seidman, LLP, independent certified public accountants
         (for Continental Mortgage and Equity Trust financial statements)
 *23.3   Consent of Farmer, Fuqua, Hunt & Munselle, P.C., independent accountants
 *23.4   Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 8.1)
 *23.5   Consent of Kummer Kaemper Bonner & Renshaw (included as part of
         Exhibit 5.1)
 *24.1   Power of Attorney (set forth on the signature page to the Registration
         Statement)
 *99.1   Form of Proxy Card--Transcontinental Realty Investors, Inc.
 *99.2   Form of Proxy Card--Continental Mortgage and Equity Trust
 *99.3   Fairness Opinion of Wedbush Morgan Securities (included herewith as
         Appendix C)
 *99.4   Fairness Opinion of Sutro & Co. (included herewith as Appendix D)

--------
*  Filed herewith.

ITEM 22. UNDERTAKINGS

   The undersigned registrants hereby undertake:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (in the event the Incorporation Procedure and the Merger are not approved by the shareholders of the Trust or the shareholders of TCI);

   (d) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

   (e) that every Prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (f) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable; in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

   (g) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

   (h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANTS HAVE DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON JANUARY 12, 1999.

                                          Continental Mortgage and Equity
                                          Trust

                                                   /s/ Randall M. Paulson
                                          By: _________________________________
                                               RANDALL M. PAULSON, PRESIDENT

                                          Transcontinental Realty Investors,
                                          Inc.

                                                   /s/ Randall M. Paulson
                                          By: _________________________________
                                               RANDALL M. PAULSON, PRESIDENT

                               POWER OF ATTORNEY

   EACH PERSON WHOSE SIGNATURE APPEARS BELOW DOES HEREBY MAKE, CONSTITUTE AND APPOINT RANDALL M. PAULSON AND ROBERT A. WALDMAN AND EACH OF THEM HIS TRUE AND LAWFUL ATTORNEY WITH FULL POWER OF SUBSTITUTION TO EXECUTE, DELIVER AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR AND ON HIS BEHALF, AND IN HIS CAPACITY OR CAPACITIES AS STATED BELOW, ANY AMENDMENT (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THE REGISTRATION STATEMENT WITH ALL EXHIBITS THERETO, MAKING SUCH CHANGES IN THE REGISTRATION STATEMENT AS CONTINENTAL MORTGAGE AND EQUITY TRUST DEEMS APPROPRIATE.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

CONTINENTAL MORTGAGE AND EQUITY TRUST

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----


        /s/ Randall M. Paulson         President (Principal        January 12, 1999
______________________________________  Executive Officer)
          RANDALL M. PAULSON

        /s/ Thomas A. Holland          Executive Vice President    January 12, 1999
______________________________________  and Chief Financial
          THOMAS A. HOLLAND             Officer (Principal
                                        Financial and Accounting
                                        Officer)

          /s/ Ted P. Stokely           Trustee                     January 12, 1999
______________________________________
            TED P. STOKELY

         /s/ Martin L. White           Trustee                     January 12, 1999
______________________________________
           MARTIN L. WHITE


              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----


        /s/ Richard W. Douglas         Trustee                     January 12, 1999
______________________________________
          RICHARD W. DOUGLAS

         /s/ Edward G. Zampa           Trustee                     January 12, 1999
______________________________________
           EDWARD G. ZAMPA

         /s/ Larry E. Harley           Trustee                     January 12, 1999
______________________________________
           LARRY E. HARLEY

       /s/ R. Douglas Leonhard         Trustee                     January 12, 1999
______________________________________
         R. DOUGLAS LEONHARD

           /s/ Murray Shaw             Trustee                     January 12, 1999
______________________________________
             MURRAY SHAW

                               POWER OF ATTORNEY

   EACH PERSON WHOSE SIGNATURE APPEARS BELOW DOES HEREBY MAKE, CONSTITUTE AND APPOINT RANDALL M. PAULSON AND ROBERT A. WALDMAN AND EACH OF THEM HIS TRUE AND LAWFUL ATTORNEY WITH FULL POWER OF SUBSTITUTION TO EXECUTE, DELIVER AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR AND ON HIS BEHALF, AND IN HIS CAPACITY OR CAPACITIES AS STATED BELOW, ANY AMENDMENT (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THE REGISTRATION STATEMENT WITH ALL EXHIBITS THERETO, MAKING SUCH CHANGES IN THE REGISTRATION STATEMENT AS TRANSCONTINENTAL REALTY INVESTORS, INC.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

TRANSCONTINENTAL REALTY INVESTORS, INC.

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----


        /s/ Randall M. Paulson         President (Principal        January 12, 1999
______________________________________  Executive Officer)
          RANDALL M. PAULSON

        /s/ Thomas A. Holland          Executive Vice President    January 12, 1999
______________________________________  and Chief Financial
          THOMAS A. HOLLAND             Officer (Principal
                                        Financial and Accounting
                                        Officer)

          /s/ Ted P. Stokely           Director                    January 12, 1999
______________________________________
            TED P. STOKELY

         /s/ Martin L. White           Director                    January 12, 1999
______________________________________
           MARTIN L. WHITE

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

        /s/ Richard W. Douglas         Director                    January 12, 1999
______________________________________
          RICHARD W. DOUGLAS

         /s/ Edward G. Zampa           Director                    January 12, 1999
______________________________________
           EDWARD G. ZAMPA

         /s/ Larry E. Harley           Director                    January 12, 1999
______________________________________
           LARRY E. HARLEY

       /s/ R. Douglas Leonhard         Director                    January 12, 1999
______________________________________
         R. DOUGLAS LEONHARD

           /s/ Murray Shaw             Director                    January 12, 1999
______________________________________
             MURRAY SHAW

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 * 2.1   Agreement and Plan of Merger by and between Continental Mortgage and
         Equity Trust and Transcontinental Realty Investors, Inc. dated
         November 18, 1998 (included herewith as Appendix B)
   3.1   Articles of Incorporation of Transcontinental Realty Investors, Inc.,
         as filed on December 20, 1991 (incorporated by reference to Exhibit
         No. 3.1 to Transcontinental Realty Investors, Inc.'s Annual Report on
         Form 10-K for the year ended December 31, 1991)
   3.2   Certificate of Amendment to the Articles of Incorporation of
         Transcontinental Realty Investors, Inc., as filed on June 3, 1996
         (incorporated by reference to Transcontinental Realty Investors,
         Inc.'s report on Form 8-K, dated June 3, 1996)
 * 3.3   Certificate of Designation of Transcontinental Realty Investors, Inc.
         Setting Forth the Voting Powers, Designations, Preferences,
         Limitations, Restrictions and Relative Rights of Series A Cumulative
         Convertible Preferred Stock, dated October 30, 1998
   3.4   By-Laws of Transcontinental Realty Investors, Inc. (incorporated by reference to Exhibit No. 3.2 to Transcontinental Realty Investors,
         Inc.'s Annual Report on Form 10-K for the year ended December 31,
         1991)
 * 3.5   Second Amended and Restated Declaration of Trust of Continental
         Mortgage and Equity Trust (as amended to date)
 * 3.6   Restated Trustees' Regulations of Continental Mortgage and Equity
         Trust (as amended to date)
 * 3.7   Form of Articles of Incorporation of Continental Mortgage and Equity
         Corporation
 * 3.8   Form of By-Laws of Continental Mortgage and Equity Corporation
 * 5.1   Opinion of Kummer Kaempfer Bonner & Renshaw regarding legality of the shares of Transcontinental Realty Investors, Inc. common stock being offered
 * 8.1   Opinion of Andrews & Kurth L.L.P. regarding tax matters
  10.1   Advisory Agreement dated as of October 15, 1998 between Continental
         Mortgage and Equity Trust and Basic Capital Management, Inc.
         (incorporated by reference as Exhibit No. 10.0 to Continental Mortgage and Equity Trust's Report on Form 10-Q for the quarter ended September
         30, 1998)
 *10.2   Brokerage Agreement dated as of February 11, 1997 between Continental
         Mortgage and Equity Trust and Carmel Realty, Inc.
 *10.3   Property Management Agreement (Residential) dated as of February 1,
         1998, between Continental Mortgage and Equity Trust and Carmel Realty,
         Inc.
 *10.4   Property Management Agreement (Commercial) dated as of February 1,
         1998, between Continental Mortgage and Equity Trust and Carmel Realty,
         Inc.
  10.5   Advisory Agreement dated as of October 15, 1998 between
         Transcontinental Realty Investors, Inc. and Basic Capital Management,
         Inc. (incorporated by reference as Exhibit No. 10 to Transcontinental
         Realty Investors, Inc.'s Report on Form 10-Q for the quarter ended
         September 30, 1998)
 *10.6   Brokerage Agreement dated as of February 11, 1997 between
         Transcontinental Realty Investors, Inc. and Carmel Realty, Inc.
 *10.7   Property Management Agreement (Residential) dated as of February 1,
         1998, between Transcontinental Realty Investors, Inc. and Carmel
         Realty, Inc.
 *10.8   Property Management Agreement (Commercial) dated as of February 1,
         1998, between Transcontinental Realty Investors, Inc. and Carmel
         Realty, Inc.
 *23.1   Consent of BDO Seidman, LLP, independent certified public accountants
         (for Transcontinental Realty Investors, Inc. financial statements)
 *23.2   Consent of BDO Seidman, LLP, independent certified public accountants
         (for Continental Mortgage and Equity Trust financial statements)
 *23.3   Consent of Farmer, Fuqua, Hunt & Munselle, P.C., independent accountants
 *23.4   Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 8.1)
 *23.5   Consent of Kummer Kaemper Bonner & Renshaw (included as part of
         Exhibit 5.1)
 *24.1   Power of Attorney (set forth on the signature page to the Registration
         Statement)

 EXHIBIT
 NUMBER                        DESCRIPTION OF DOCUMENT
 -------                       -----------------------
 *99.1   Form of Proxy Card--Transcontinental Realty Investors, Inc.
 *99.2   Form of Proxy Card--Continental Mortgage and Equity Trust
 *99.3   Fairness Opinion of Wedbush Morgan Securities (included herewith as
         Appendix C)
 *99.4   Fairness Opinion of Sutro & Co. (included herewith as Appendix D)

--------
*  Filed herewith.